   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 28, 2001


                                                      REGISTRATION NO. 333-72658
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                        ADVANTICA RESTAURANT GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                                     5812                                    13-3487402
     (State or Other Jurisdiction of              (Primary Standard Industrial         (I.R.S. Employer Identification Number)
      Incorporation or Organization)              Classification Code Number)

                             ---------------------
                             DENNY'S HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 NEW YORK                                     5812                                    22-3004358
     (State or Other Jurisdiction of              (Primary Standard Industrial         (I.R.S. Employer Identification Number)
      Incorporation or Organization)              Classification Code Number)

                              203 EAST MAIN STREET
                       SPARTANBURG, SOUTH CAROLINA 29319
                                 (864) 597-8000
         (Address, Including Zip Code, and Telephone Number, Including
             Area Code of Registrant's Principal Executive Offices)

                             RHONDA J. PARISH, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                        ADVANTICA RESTAURANT GROUP, INC.
                              203 EAST MAIN STREET
                     SPARTANBURG, SOUTH CAROLINA 29319-9966
                                 (864) 597-8000
  (Address, Including Zip Code, and Telephone Number, Including Area Codes of
                               Agent For Service)
                             ---------------------
                                WITH COPIES TO:

               GARY C. IVEY, ESQ.                                             NICHOLAS P. SAGGESE, ESQ.
               ALSTON & BIRD LLP                                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
       BANK OF AMERICA PLAZA, SUITE 4000                                  300 SOUTH GRAND AVENUE, SUITE 3400
              101 S. TRYON STREET                                           LOS ANGELES, CALIFORNIA 90071
        CHARLOTTE, NORTH CAROLINA 28202                                             (213) 687-5000
                 (704) 444-1000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the effective date of this Registration Statement.
    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE



---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED             PROPOSED
                                                     AMOUNT               MAXIMUM              MAXIMUM             AMOUNT OF
      TITLE OF EACH CLASS OF SECURITIES               TO BE           OFFERING PRICE          AGGREGATE          REGISTRATION
              TO BE REGISTERED                    REGISTERED(1)          PER UNIT         OFFERING PRICE(2)           FEE
---------------------------------------------------------------------------------------------------------------------------------
12 3/4% Senior Notes due 2007................     $204,050,000              (2)             $161,484,375          $40,372(3)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------



(1)Maximum principal amount of 12 3/4% Senior Notes due 2007 issuable pursuant to the exchange offer described herein. This amount has been amended from the initial filing of this Registration Statement on November 1, 2001 to reflect the pricing information included in the prospectus.


(2)Pursuant to Rule 457(f)(1) of the Securities Act of 1933, as amended, the registration fee has been calculated based on the market value of the securities to be received by Advantica Restaurant Group, Inc. in the exchange offer described herein. The market value of the maximum amount of 11 1/4% Senior Notes due 2008 that are the subject of the exchange offer is $161,484,375, which amount represents 60.9375% (the average of the bid and ask prices reported by Advantage Data Inc. on October 29, 2001, just prior to the initial filing of this Registration Statement on November 1, 2001), multiplied by $265,000,000 (the maximum aggregate amount of 11 1/4% Senior Notes due 2008 sought in the exchange offer). The method of calculating the registration fee is not affected by the increase in the amount to be registered referenced in (1) above.


(3)This amount has previously been paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED DECEMBER 28, 2001


PROSPECTUS

                        ADVANTICA RESTAURANT GROUP, INC.

                               OFFER TO EXCHANGE

                                  $204,050,000


                         12 3/4% SENIOR NOTES DUE 2007

                         OF DENNY'S HOLDINGS, INC. AND
                        ADVANTICA RESTAURANT GROUP, INC.
                                      FOR
                            $265,000,000 OUTSTANDING
                         11 1/4% SENIOR NOTES DUE 2008
                      OF ADVANTICA RESTAURANT GROUP, INC.


    Advantica is offering to exchange up to $204,050,000 aggregate principal amount of 12 3/4% senior notes due 2007 to be jointly issued by Denny's Holdings and Advantica, which we refer to as the new notes, for up to $265,000,000 aggregate principal amount of outstanding 11 1/4% senior notes due 2008 of Advantica, which we refer to as the old notes, or $770 principal amount of new notes for each $1,000 principal amount of old notes.


PLEASE CONSIDER THE FOLLOWING DIFFERENCES BETWEEN THE OLD NOTES AND THE NEW
NOTES:


       - The old notes bear interest at a rate of 11 1/4% per annum, payable January 15 and July 15 of each year. The new notes will bear interest at a rate of 12 3/4% per annum payable March 31 and September 30 of each year.


       - The old notes mature on January 15, 2008. The new notes will mature on September 30, 2007.

       - Only Advantica is obligated with respect to the old notes. Advantica and Denny's Holdings, Advantica's wholly owned subsidiary and the direct parent of the Denny's restaurant operations, will be jointly obligated with respect to the new notes. As a result, the new notes will be structurally senior to the old notes not accepted for exchange in the exchange offer.

       - For additional information regarding differences between the old notes and the new notes, see "Description of New Notes" and "Differences Between the New Notes and the Old Notes".

PLEASE CONSIDER THE FOLLOWING REGARDING THE OFFER TO EXCHANGE:


       - Advantica's offer to exchange new notes for old notes will expire at 5:00 p.m., New York City time, on February 1, 2002, unless Advantica extends the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended.



       - Advantica will exchange outstanding old notes up to an aggregate principal amount of $265,000,000 that are validly tendered and not properly withdrawn prior to the expiration date of the exchange offer, so long as a minimum of $160,000,000 aggregate principal amount of old notes is tendered and accepted and other specified conditions are satisfied or waived. You should carefully review the procedures for tendering the old notes beginning on page 43 of this prospectus.


       - Advantica reserves the right to extend, delay, amend or terminate the exchange offer.

       - You may withdraw tendered outstanding old notes at any time prior to the expiration of the exchange offer.

       - We will not receive any proceeds from the exchange offer.

       - The old notes are not listed, and we do not intend to list the new notes, on any securities exchange.

    We are offering the new notes pursuant to registration in Pennsylvania and pursuant to exemptions from registration in other states. In order to avail ourselves of these state exemptions, we are making the exchange offer only to
(1) institutional investors as described in the letter of transmittal, and (2) residents of states or other jurisdictions that exempt the offer from registration even if directed to a person or entity that is not an institutional investor. If you do not fall within the description of a qualifying institutional investor, we may still be able to make an offer to you. We will make that determination after receipt of your letter of transmittal.
                             ---------------------

    INVESTING IN THE NEW NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROSPECTUS FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THIS EXCHANGE OFFER AND AN INVESTMENT IN THE NEW NOTES.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------


               The date of this prospectus is January     , 2002.


                                 Dealer Manager

                               (UBS WARBURG LOGO)

                             ---------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Where You Can Find More Information.........................   ii
Forward-Looking Statements..................................   ii
Summary.....................................................    1
Risk Factors................................................   12
Capitalization..............................................   20
Selected Consolidated Financial Data........................   21
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   25
Unaudited Pro Forma Condensed Consolidated Financial
  Statements................................................   35
Use of Proceeds.............................................   39
The Exchange Offer..........................................   39
Business....................................................   49
Management..................................................   58
Certain Transactions........................................   67
Equity Security Ownership...................................   68
Description of Indebtedness.................................   70
Description of New Notes....................................   73
Differences Between the New Notes and the Old Notes.........   93
United States Federal Income Tax Considerations.............  106
Legal Matters...............................................  110
Experts.....................................................  110
Index to Financial Statements...............................  F-1

                             ---------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THEN. WE ARE NOT MAKING AN OFFER TO SELL, OR SOLICITING AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION WHERE THE EXCHANGE OFFER IS NOT PERMITTED.

                      WHERE YOU CAN FIND MORE INFORMATION

     Advantica Restaurant Group, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly files reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. In addition, we have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, as amended, with respect to the new notes offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules that are a part of the registration statement. For further information with respect to us and the new notes, we refer you to the registration statement and the exhibits and schedules filed or referenced as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document is an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed or referenced as an exhibit is qualified in all respects by the exhibit. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference room maintained by the SEC at:

                                   Room 1024
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

     Information on the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information regarding Advantica. The address of the SEC Website is http://www.sec.gov. This information is also available on Advantica's Website, the address of which is http://www.advantica-dine.com. Information contained at our Website is not, and should not be deemed to be, a part of this prospectus.

     In addition, we will provide, without charge, to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents (other than exhibits to documents that are not specifically incorporated by reference to the documents). Please direct such requests to 203 East Main Street, Spartanburg, South Carolina 29319-9966, (864) 597-8000, Attention: Corporate Secretary.


     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY JANUARY 25, 2002, IN ORDER TO RECEIVE THEM BEFORE THE SCHEDULED EXPIRATION OF THE EXCHANGE OFFER ON FEBRUARY 1, 2002.


                           FORWARD-LOOKING STATEMENTS

     This prospectus contains numerous forward-looking statements about our financial condition, results of operations, cash flows, financing plans, business strategies, operating efficiencies, capital and other expenditures, competitive positions, growth opportunities, plans and objectives of management, markets for our stock and debt securities and other matters which reflect management's best judgment based on factors currently known. These forward-looking statements involve risks and uncertainties. The words "estimate," "project," "intend," "expect," "believe," "forecast" or similar expressions, or the negative of these terms or expressions, are intended to identify these forward-looking statements, but some of these statements use other phrasing. In addition, any statement in this prospectus that is not a historical fact is a "forward-looking statement." Except as required by law, we expressly disclaim any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors including, among others:

     - the outcome of the pending Chapter 11 proceedings involving FRD Acquisition Co., or FRD, a wholly owned subsidiary of Advantica, described in this prospectus;

     - divestiture efforts relating to FRD and related matters described in this prospectus;

     - competitive pressures from within the restaurant industry;

     - the level of success of our operating initiatives and advertising and promotional efforts, including the initiatives and efforts specifically mentioned in this prospectus;

     - adverse publicity;

     - changes in business strategy or development plans;

     - terms and availability of capital;

     - regional weather conditions;

     - overall changes in the general economy, particularly at the retail level; and

     - other factors included in the sections containing the forward-looking statements, including the section entitled "Risk Factors" in this prospectus.

                                    SUMMARY

     This summary highlights material information from the prospectus. It may not contain all of the information that is important to you. For a more complete understanding of the exchange offer and the terms of the new notes, you should read this entire prospectus and the other documents to which it refers you. As used in this prospectus, unless the context otherwise requires, and except as set forth in the "Description of New Notes" section, the terms "we," "us," and "our company" refer to Advantica Restaurant Group, Inc. and its subsidiaries.

                                  THE ISSUERS

     Advantica Restaurant Group, Inc., or Advantica, is one of the largest restaurant companies in the United States operating moderately priced restaurants in the mid-scale dining segment. Our core brand is Denny's, the nation's largest family-style restaurant chain in the full-service mid-scale segment in terms of market share, number of units and U.S. systemwide sales. Denny's, Inc., or Denny's, operates almost 1,800 company-owned and franchised restaurants. Denny's Holdings, Inc., or Denny's Holdings, is a wholly owned subsidiary of Advantica and the direct parent of Denny's. Advantica also owns and operates the Coco's and Carrows restaurant chains through its subsidiary FRD Acquisition Co., or FRD. FRD is currently in a Chapter 11 bankruptcy proceeding. FRD is reported as a discontinued operation in our consolidated financial statements. Consequently, the financial results of Advantica's continuing operations are substantially the same as those of Denny's Holdings. FRD is not a party to the exchange offer.

                   (Existing Corporate Organizational Chart)

     Our principal executive offices are located at 203 East Main Street, Spartanburg, South Carolina 29319-9966. Our telephone number is (864) 597-8000.

                   PURPOSES AND EFFECTS OF THE EXCHANGE OFFER

     If the exchange offer is completed, Advantica will reduce its outstanding indebtedness. Accordingly, completion of the exchange offer may help to improve Advantica's access to financing sources and its ability to refinance its revolving credit facility, which matures in January 2003. The table below provides information concerning the pro forma effect of the exchange offer, assuming the maximum tender amount, on our long-term debt and our other financial data and ratios, including information concerning our indebtedness and related interest expense that will be structurally senior to the old notes. This information should be read in conjunction with the information contained in the sections entitled "Summary Consolidated Financial Data" and "Capitalization."


                                                                    ACTUAL
                                                         ----------------------------     PRO FORMA
                                                         DECEMBER 27,   SEPTEMBER 26,   SEPTEMBER 26,
                                                             2000           2001            2001
(In millions, except ratios)                             ------------   -------------   -------------
Long-Term Debt:
  Advances outstanding under the revolving credit
     facility..........................................     $   --         $ 73.3          $ 79.0
  Other notes payable..................................        7.4            6.2             6.2
  Discount on other notes payable......................       (1.3)          (1.3)           (1.3)
  Capital lease obligations............................       50.5           41.5            41.5
  12 3/4% Senior Notes due September 30, 2007 of
     Denny's Holdings and Advantica (new notes)........         --             --           204.1
                                                            ------         ------          ------
     Total structurally senior long-term debt,
       including current maturities....................       56.6          119.7           329.5
  11 1/4% Senior Notes due January 15, 2008 of
     Advantica (old notes).............................      529.6          529.6           264.6
  Premium on 11 1/4% Senior Notes of Advantica.........       19.1           17.6             8.8
                                                            ------         ------          ------
     Total long-term debt, including current
       maturities......................................     $605.3         $666.9          $602.9
                                                            ======         ======          ======



                                                               ACTUAL
                                           -----------------------------------------------    PRO FORMA(A)
                                           FISCAL YEAR    THREE QUARTERS    FOUR QUARTERS    FOUR QUARTERS
                                              ENDED            ENDED            ENDED            ENDED
                                           DECEMBER 27,    SEPTEMBER 26,    SEPTEMBER 26,    SEPTEMBER 26,
                                               2000            2001              2001             2001
                                           ------------   ---------------   --------------   --------------
Other Data:
  EBITDA as defined......................     $172.3          $108.1            $151.3           $151.3
  Interest expense, net..................       81.8            54.7              74.2             71.4
  Structurally senior interest expense,
     net(b)..............................       22.8            10.6              15.4             42.0
  Capital expenditures...................       41.9            25.2              38.0             38.0
Ratios for Total Debt:
  Ratio of debt(c) to EBITDA as
     defined.............................        3.4x            NM*               4.3x             3.9x
  Ratio of EBITDA as defined to interest
     expense, net........................        2.1x            2.0x              2.0x             2.1x
  Ratio of EBITDA as defined less capital
     expenditures to interest expense,
     net.................................        1.6x            1.5x              1.5x             1.6x
Ratios for Structurally Senior Debt:
  Ratio of structurally senior debt(c) to
     EBITDA as defined...................        0.3x             NM               0.8x             2.2x
  Ratio of EBITDA as defined to
     structurally senior interest
     expense, net........................        7.6x           10.2x              9.8x             3.6x
  Ratio of EBITDA as defined less capital
     expenditures to structurally senior
     interest expense, net...............        5.7x            7.8x              7.4x             2.7x


---------------

*   Not meaningful
(a) The pro forma financial data have been derived from our unaudited pro forma condensed consolidated financial statements and notes thereto intended elsewhere in this prospectus.
(b) Excludes interest expense, net related to the old notes.
(c) Excludes the related premium or discount thereon.

                               THE EXCHANGE OFFER

Offeror....................  Advantica Restaurant Group, Inc.


Exchange Offer Size........  Subject to the terms and conditions set forth in this prospectus, Advantica is offering to exchange up to $204.1 million aggregate principal amount of registered 12 3/4% senior notes due 2007 of Denny's Holdings and Advantica, which we refer to as the new notes, for up to $265.0 million aggregate principal amount of Advantica's 11 1/4% senior notes due 2008, which we refer to as the old notes (or $770 principal amount of new notes for each $1,000 principal amount of old notes). We sometimes refer to the new notes and the old notes together as the notes. As of the date of this prospectus, $529.6 million aggregate principal amount of old notes is outstanding.


Consideration Offered......  For each $1,000 principal amount of old notes exchanged:


                                       CONSIDERATION
                                       -------------
                                       Principal amount of new notes......................  $ 770.00
                                       Accrued and unpaid interest, in cash...............  $   6.56*



                             *Assumes a closing date for the exchange offer of February 6, 2002. Interest accrued and unpaid to the closing date of the exchange offer on the old notes accepted for exchange will be paid on the closing date. We will not issue any new notes or pay any cash until all conditions set forth in this prospectus have been satisfied or waived.



Minimum and Maximum Tender
  Amounts..................  Payment of the consideration offered to old note holders is subject to, among other things, a minimum tender of $160.0 million in aggregate principal amount of old notes and a maximum tender of $265.0 million in aggregate principal amount of old notes. The minimum tender would result in the issuance of an aggregate principal amount of new notes equal to $123.2 million, and the maximum tender would result in the issuance of an aggregate principal amount of new notes equal to $204.1 million. In the event old notes tendered pursuant to the exchange offer are less than the minimum tender, we currently intend to terminate the exchange offer. In the event that old notes tendered pursuant to the exchange offer exceed the maximum tender, Advantica will, on a pro rata basis, allocate new notes among tendering holders of old notes so that the maximum tender requirement is satisfied. See "The Exchange Offer -- Terms of the Exchange Offer" and "-- Conditions of the Exchange Offer" for more information.



Accrued Interest on the Old
Notes and New Notes........  If you tender old notes for new notes and your old notes are accepted by Advantica, you will receive, as of the closing date, in cash, the accrued and unpaid interest on the old notes accepted for exchange from January 15, 2002 (the last interest payment date for the old notes prior to the closing date) up to, but not including, the closing date. Interest accrued on old notes not accepted for exchange will be paid in the ordinary course on July 15, 2002, the next interest payment date for the old notes after the closing date. The new notes will bear interest from the closing date at 12 3/4% per annum. On or before March 31, 2002, the first interest payment date for the new notes, holders of the new notes will receive interest accrued on the new notes from and after the closing of the exchange offer.


Expiration Date;
Extensions; Termination;
  Amendments...............  The expiration date is 5:00 p.m., New York City time, on February 1, 2002, unless the exchange offer is extended, in which case the expiration date will be the latest date and time to which the exchange offer is extended.


                             Advantica reserves the right to extend, delay, amend or terminate the exchange offer, including, without limitation, the right to modify the minimum and maximum tender amounts stated above.


Conditions of the Exchange
Offer......................  Consummation of the exchange offer is conditioned on at least $160.0 million in aggregate principal amount of old notes having been validly tendered and not properly withdrawn and on other customary conditions which may be waived by us. See "The Exchange Offer -- Conditions of the Exchange Offer."


                             Subject to the filing of the registration statement, of which this prospectus is a part, and compliance with all applicable state securities laws, no federal or state regulatory filings or approvals are required in connection with the exchange offer.

Consequences of Failure to
  Exchange Your Old
  Notes....................  If you do not exchange your old notes for new notes in the exchange offer, you will still hold your old notes subject to the same terms and conditions existing prior to the exchange offer.

                             A decision not to participate in the exchange offer means that your unexchanged old notes will:

                             - be structurally subordinated to the new notes;

                             - bear interest at a stated interest rate that is
                               lower than the stated interest rate for the new notes (although on a higher aggregate principal amount of notes outstanding); and

                             - have a maturity date later than the maturity date
                               for the new notes.

                             See "Risk Factors -- Risks Related to the Exchange Offer" and "The Exchange Offer -- Consequences of Failure to Exchange Old Notes."


Offerees...................  We are offering the new notes pursuant to registration in Pennsylvania and pursuant to exemptions from registration in other states. In order to avail ourselves of these state exemptions, we are making the exchange offer only to (1) institutional investors as described in the letter of transmittal, and (2) residents of states or other jurisdictions that exempt the offer from registration even if directed to a person or entity that is not an institutional investor. Generally, an "institutional investor" means any dealer, bank, savings institution, insurance company or other financial institution or institutional investor, as defined under applicable state law. If you do not fall within the list of qualifying institutional investors, we may still be able to make an offer to you. We will make that determination after receipt of your letter of transmittal.

Procedures for Tendering
Old Notes..................  If you wish to tender your old notes for exchange, you must:

                             - complete and sign the accompanying letter of
                               transmittal (even if you effect a tender pursuant to the procedures for book-entry transfer as discussed in this prospectus),

                             - indicate the amount of old notes, if less than
                               all, to which your election to tender for new notes applies (subject to Advantica's right to effect a reallocation of tenders in order to satisfy the maximum tender requirement),

                             - have the signature guaranteed if required by the
                               letter of transmittal, and


                             - either (1) mail or deliver the certificates for
                               the old notes or (2) if the procedures for book-entry transfers are used, transmit a confirmation of the book-entry transfer, in either case, together with a properly completed and duly executed letter of transmittal (or a facsimile thereof), with any required signature guarantees and any other required documents, to the exchange agent at its address shown on the back cover page of this prospectus on or prior to the expiration date.


                             Any beneficial owner of old notes whose old notes are registered in the name of brokers, dealers, commercial banks, trust companies or other nominees should contact these entities or persons promptly to instruct them to accept the exchange offer on the beneficial owner's behalf, if the beneficial owner wishes to accept the exchange offer. A registered holder is any person in whose name old notes are registered on the books of Advantica or any other person who has obtained properly completed bond powers from the registered holder.

Guaranteed Delivery
Procedures.................  If you wish to tender your old notes but are not able to deliver the required documents or complete the procedures for book-entry transfer prior to the expiration date for the exchange offer, you may tender your old notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery."


Withdrawal Rights..........  You may withdraw tenders of old notes at any time on or prior to the expiration date. Any old notes not accepted for exchange will be returned to the tendering holder without cost promptly after the termination or expiration of the exchange offer.



Acceptance of Tenders;
Delivery of New Notes......  Subject to the satisfaction or waiver of all conditions of the exchange offer (including the minimum and maximum tender amounts), Advantica will accept for exchange all old notes that have been validly tendered in the exchange offer and not properly withdrawn on or prior to the expiration date. We will issue and deliver the new notes in exchange for the applicable old notes accepted pursuant to the exchange offer promptly following the expiration date.


Use of Proceeds............  We will not receive any cash proceeds from the issuance of the new notes, although our total indebtedness will decrease. See "Use of Proceeds."

U.S. Federal Income Tax
  Considerations...........  For a discussion of U.S. federal income tax considerations relating to the tender of the old notes for new notes and related matters, see "United States Federal Income Tax Considerations."

Dealer Manager.............  UBS Warburg LLC is acting as the dealer manager in the exchange offer. The address and phone number of the dealer manager are set forth on the outside back cover of this prospectus.

Exchange Agent.............  U.S. Bank National Association is acting as the exchange agent in the exchange offer. The address and phone numbers of the exchange agent are set forth on the outside back cover of this prospectus.

Information Agent..........  MacKenzie Partners, Inc. is acting as the information agent in the exchange offer. The address and phone numbers of the information agent are set forth on the outside back cover of this prospectus.

                                 THE NEW NOTES

Issuers....................  Denny's Holdings, Inc. and Advantica Restaurant
                             Group, Inc.


Aggregate Principal Amount;
  Interest.................  Up to $204.1 million aggregate principal amount of
                             12 3/4% senior notes due 2007 will be issued under the new notes indenture to be dated as of the closing date, among Denny's Holdings, Advantica and U.S. Bank National Association, as trustee.



Interest Payment Dates.....  Interest on the new notes will be payable semi-annually in arrears on each March 31 and September 30, commencing March 31, 2002.


Maturity Date..............  September 30, 2007.


Optional Redemption........  Except as provided below, the new notes may not be redeemed prior to September 30, 2004. On and after September 30, 2004, the new notes will be redeemable, in whole or in part, at 106.3750% of their principal amount, at decreasing amounts thereafter to and including September 30, 2006, and thereafter at 100% of their principal amount, together in each case with accrued and unpaid interest. Notwithstanding the foregoing, from the closing date until September 30, 2004, the issuers may redeem up to 35% of the aggregate principal amount of new notes, at a redemption price of 112.75%, plus accrued and unpaid interest to the redemption date, from the net proceeds of any public offering for cash of certain equity securities of Advantica, Denny's Holdings or any of their subsidiaries.


Ranking....................  The new notes will be senior obligations of the issuers and will rank equal in right of payment with all other senior indebtedness of the issuers, including indebtedness of Advantica under the old notes. Because Denny's Holdings is an issuer of the new notes but not of the old notes, the new notes will be structurally senior to the unexchanged old notes. See "Risk Factors." The new notes will be senior to all existing and future subordinated indebtedness of the issuers. However, the new notes will be effectively subordinated to the issuers' secured indebtedness to the extent of the assets securing this indebtedness, and structurally subordinated to indebtedness and other obligations of Denny's and the issuers' other subsidiaries. As of September 26, 2001, we had total indebtedness of approximately $666.9 million, which amount would be reduced to $602.9 million, on a pro forma basis assuming the maximum tender amount. Of that amount, $125.4 million, plus trade payables, would be structurally senior to the new notes, and $273.4 million would be structurally subordinated to the new notes. See "Capitalization" for more information.


Covenants..................  The new notes indenture will contain covenants that, among other things, will limit our ability to incur additional indebtedness, pay dividends or make other distributions, make loans and investments, enter into asset sales and use those proceeds, create liens, enter into transactions with affiliates, merge, consolidate or transfer all or substantially all of our assets or make investments in unrestricted subsidiaries. For additional information, see "Description of New Notes."

Change of Control..........  If we experience a change of control, we must offer to purchase the new notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. We might not be able to pay you the required price for the new notes you present to us at the time of a change of control because our revolving credit facility or other indebtedness may prohibit payment or we might not have enough funds at the time.

Trustee....................  U.S. Bank National Association will serve as trustee under the indenture governing the new notes.

Transferability............  We have registered the new notes under the
                             Securities Act of 1933, as amended. As a result, if you are not one of our affiliates, you may freely transfer the new notes. The old notes held by non-affiliates are also freely transferable.

             SUMMARY OF DIFFERENCES BETWEEN NEW NOTES AND OLD NOTES


                 OLD NOTES                                       NEW NOTES
                 ---------                                       ---------
                                 Aggregate Principal Amount
$529.6 million currently outstanding, to be     $204.1 million, assuming the maximum tender
reduced to $264.6 million, assuming the         amount, that may be issued in the exchange
maximum tender amount                           offer. Up to an additional $50.0 million may
                                                be issued under the indenture subsequent to
                                                the exchange offer, subject to the
                                                limitations and restrictions set forth in
                                                the indenture.

                                    Issuer of the Notes
Advantica                                       Advantica and Denny's Holdings

                                          Maturity
January 15, 2008                                September 30, 2007

                                          Interest
11 1/4%, payable semi-annually on January 15    12 3/4%, payable semi-annually on March 31
and July 15                                     and September 30

                 OLD NOTES                                       NEW NOTES
                 ---------                                       ---------
                                    Optional Redemption
Redeemable, in whole or in part, during the     Redeemable, in whole or in part, during the
12-month period beginning on the anniversary    12-month period beginning on the anniversary
of January 15 in the years and at the           of September 30 in the years and at the
redemption prices (expressed as percentages     redemption prices (expressed as percentages
of the principal amount) indicated below:       of the principal amount) indicated below:
YEAR                      PERCENTAGE            YEAR                        PERCENTAGE
2003                          105.625%          2004                          106.3750%
2004                          103.750           2005                          103.1875
2005                          101.875           2006 and thereafter           100.0000
2006 and thereafter           100.000           plus accrued interest
plus accrued interest
                                                Until September 30, 2004, up to 35% of the
Until January 15, 2001, up to 35% of the old    new notes are redeemable at 112.75% plus
notes were redeemable at 110% plus accrued      accrued interest, from the net proceeds of a
interest, from the net proceeds of a public     public equity offering for cash of
equity offering for cash of Advantica or any    Advantica, Denny's Holdings or any of their
of its subsidiaries.                            subsidiaries.

                                  Change of Control Offer
If at any time a change of control (as          If at any time a change of control (as
defined) occurs, Advantica is required to       defined) occurs, Advantica and Denny's
offer to purchase all outstanding old notes     Holdings are required to offer to purchase
at a purchase price equal to 101% of the        all outstanding new notes at a purchase
principal amount thereof plus accrued           price equal to 101% of the principal amount
interest to the repurchase date, subject to     thereof plus accrued interest to the
certain conditions.                             repurchase date, subject to certain
                                                conditions. A change of control includes,
                                                among other things, Advantica ceasing to own
                                                100% of the equity interests in Denny's
                                                Holdings.


                             Restrictive Covenants

     For information concerning differences between restrictive covenants governing the old notes as compared with those governing the new notes, see "Differences between the Old Notes and the New Notes."

                                  RISK FACTORS

     For a discussion of factors that you should consider in connection with the exchange offer and an investment in the new notes, see "Risk Factors" beginning on page 12 of this prospectus.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     Set forth below are summary consolidated financial data concerning Advantica for the one week ended January 7, 1998, the fifty-one weeks ended December 30, 1998 and the fiscal years ended December 29, 1999 and December 27, 2000. Such data have been derived from our consolidated financial statements for such periods, which have been audited and are included elsewhere in this prospectus. Also set forth below are summary consolidated financial data for the three quarters ended September 27, 2000 and September 26, 2001 and the four quarters ended September 26, 2001, which have been derived from our unaudited consolidated financial statements. In the opinion of management, our unaudited interim consolidated financial statements include all adjustments necessary for a fair presentation of our consolidated results of operations, cash flows and financial position for these interim periods. Excluding restructuring and impairment charges, all of these adjustments are of a normal and recurring nature. The unaudited interim consolidated results of operations are not necessarily indicative of the consolidated results of operations for any other interim period or for any fiscal year as a whole. The following information should be read in conjunction with our consolidated financial statements and the notes thereto, "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" presented elsewhere in this prospectus.

                                              PREDECESSOR
                                                COMPANY                SUCCESSOR COMPANY(A)
                                              -----------   ------------------------------------------
                                               ONE WEEK      FIFTY-ONE          FISCAL YEAR ENDED
                                                 ENDED      WEEKS ENDED    ---------------------------
                                              JANUARY 7,    DECEMBER 30,   DECEMBER 29,   DECEMBER 27,
                                                1998(B)       1998(B)        1999(B)          2000
(IN MILLIONS, EXCEPT RATIOS)                  -----------   ------------   ------------   ------------
Income Statement Data:
 Company restaurant sales...................    $ 22.0        $1,106.1       $1,140.3       $1,080.6
 Franchise and licensing revenue............       1.2            49.9           59.9           74.6
                                                ------        --------       --------       --------
 Operating revenue..........................      23.2         1,156.0        1,200.2        1,155.2
 Total cost of company restaurant sales.....      18.5           927.9          957.8          929.8
 Franchise restaurant costs.................       0.6            22.0           28.7           38.0
 General and administrative expenses........       2.0            76.9           74.8           66.3
 Total amortization and depreciation........       1.0           191.2          219.8          153.6
 Total impairment and restructuring
   charges..................................        --              --          136.5           19.0
 Gains on refranchising and other, net......      (7.6)          (10.8)         (21.5)         (51.2)
                                                ------        --------       --------       --------
 Total operating costs and expenses.........      14.5         1,207.2        1,396.1        1,155.5
 Operating income (loss)....................    $  8.7        $  (51.2)      $ (195.9)      $   (0.3)
                                                ======        ========       ========       ========
 Interest expense, net......................    $  2.0        $   76.0       $   79.4       $   81.8
 Income (loss) from continuing
   operations(d)............................     602.9(e)       (127.0)        (275.8)         (82.5)
Other Data:
 EBITDA as defined(f).......................    $  9.7        $  140.0       $  160.4       $  172.3
 Net cash flows provided by (used in)
   operating activities.....................       7.7           (10.7)         (31.1)          (8.4)
 Net cash flows provided by (used in)
   investing activities(g)..................       7.9           180.3           86.7          204.8
 Net cash flows (used in) provided by
   financing activities.....................      (5.3)          (66.6)         (47.9)        (335.0)(h)
 Capital expenditures.......................       0.0           (45.3)         (90.7)         (41.9)
Pro Forma Data(i)(j):
 Interest expense, net......................                                                    78.9
 Ratio of debt(k) to EBITDA as defined......                                                     3.1x
 Ratio of EBITDA as defined to interest
   expense, net.............................                                                     2.2x
 Ratio of EBITDA as defined less capital
   expenditures to interest expense, net....                                                     1.7x


                                                              SUCCESSOR COMPANY(A)
                                              -----------------------------------------------------
                                                  THREE QUARTERS ENDED
                                              -----------------------------       FOUR QUARTERS
                                              SEPTEMBER 27,   SEPTEMBER 26,           ENDED
                                                  2000            2001        SEPTEMBER 26, 2001(C)
(IN MILLIONS, EXCEPT RATIOS)                  -------------   -------------   ---------------------
Income Statement Data:
 Company restaurant sales...................     $829.7          $724.8             $  975.7
 Franchise and licensing revenue............       53.5            68.0                 89.1
                                                 ------          ------             --------
 Operating revenue..........................      883.2           792.8              1,064.8
 Total cost of company restaurant sales.....      716.3           622.8                836.4
 Franchise restaurant costs.................       24.6            29.4                 42.8
 General and administrative expenses........       51.6            44.7                 59.3
 Total amortization and depreciation........      115.6            92.0                130.0
 Total impairment and restructuring
   charges..................................        7.2            16.8                 28.6
 Gains on refranchising and other, net......      (38.3)          (12.1)               (25.0)
                                                 ------          ------             --------
 Total operating costs and expenses.........      877.0           793.6              1,072.1
 Operating income (loss)....................     $  6.2          $ (0.8)            $   (7.3)
                                                 ======          ======             ========
 Interest expense, net......................     $ 62.3          $ 54.7             $   74.2
 Income (loss) from continuing
   operations(d)............................      (55.9)          (56.8)               (83.4)
Other Data:
 EBITDA as defined(f).......................     $129.0          $108.1             $  151.3
 Net cash flows provided by (used in)
   operating activities.....................      (24.4)          (24.2)                (8.2)
 Net cash flows provided by (used in)
   investing activities(g)..................       44.3           (53.8)               106.7
 Net cash flows (used in) provided by
   financing activities.....................     (173.1)           54.4               (107.5)
 Capital expenditures.......................      (29.2)          (25.2)               (38.0)
Pro Forma Data(i)(j):
 Interest expense, net......................                       52.6                 71.4
 Ratio of debt(k) to EBITDA as defined......                         NM*                 3.9x
 Ratio of EBITDA as defined to interest
   expense, net.............................                        2.1x                 2.1x
 Ratio of EBITDA as defined less capital
   expenditures to interest expense, net....                        1.6x                 1.6x

                                                                      AS OF
                                                                SEPTEMBER 26, 2001
                                                              ----------------------
                                                              ACTUAL    PRO FORMA(I)
                                                              -------   ------------
Balance Sheet Data:
  Cash......................................................  $   3.7     $    --
  Working capital deficit excluding net liabilities of
    discontinued operations(l)..............................   (113.9)     (111.6)
  Total assets..............................................    630.1       626.3
  Total debt(m).............................................    666.9       602.9


---------------

 *   Not meaningful

(a) As discussed in more detail in Note 1 to our consolidated financial statements, Flagstar Companies, Inc., or FCI, and Flagstar Corporation, or Flagstar, emerged from bankruptcy on January 7, 1998. As described in Note 2 to our consolidated financial statements, the change in ownership of Advantica effected by the financial restructuring resulting from the bankruptcy required the application of fresh start reporting effective January 7, 1998 in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting By Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). All financial statements subsequent to January 7, 1998 are referred to as "Successor Company" statements, as they reflect periods subsequent to the implementation of fresh start reporting and are not comparable to the financial statements for periods prior to January 7, 1998.
(b) Certain amounts for the one week ended January 7, 1998, the fifty-one weeks ended December 30, 1998 and the fiscal year ended December 29, 1999 have been reclassified to conform to the 2000 presentation.
(c) Summary consolidated financial data for the four quarters ended September 26, 2001 is presented supplementally and is derived from the consolidated financial data for the fiscal year ended December 27, 2000 and for the three quarters ended September 27, 2000 and September 26, 2001. It represents our most current annualized operations and resulting ratios.
(d) We have classified as discontinued operations restaurant subsidiaries Flagstar Enterprises, Inc., or FEI, (which operated Advantica's Hardee's under licenses from Hardee's Food Systems), Quincy's Restaurants, Inc., or Quincy's, El Pollo Loco, Inc., or EPL, and FRD. FEI and Quincy's were sold in 1998, and EPL was sold in 1999. We began accounting for FRD as a discontinued operation in the second quarter of 2000.
(e) The income from continuing operations for the one week ended January 7, 1998 includes reorganization items of $582.0 million. For a discussion of these reorganization items, see Note 8 to our consolidated financial statements.

(f) We define "EBITDA" as operating income before depreciation, amortization and charges for restructuring and impairment as follows:



                       PREDECESSOR                                      SUCCESSOR COMPANY(A)
                         COMPANY     ------------------------------------------------------------------------------------------
                       -----------                                                                                    FOUR
                        ONE WEEK      FIFTY-ONE          FISCAL YEAR ENDED            THREE QUARTERS ENDED          QUARTERS
                          ENDED      WEEKS ENDED    ---------------------------   -----------------------------       ENDED
                       JANUARY 7,    DECEMBER 30,   DECEMBER 29,   DECEMBER 27,   SEPTEMBER 27,   SEPTEMBER 26,   SEPTEMBER 26,
                          1998           1998           1999           2000           2000            2001            2001
                       -----------   ------------   ------------   ------------   -------------   -------------   -------------
(in millions)
Operating income
  (loss).............     $8.7          $(51.2)       $(195.9)        $ (0.3)        $  6.2          $ (0.8)         $ (7.3)
Total amortization
  and depreciation...      1.0           191.2          219.8          153.6          115.6            92.0           130.0
Total impairment and
  restructuring
  charges............       --              --          136.5           19.0            7.2            16.8            28.6
                          ----          ------        -------         ------         ------          ------          ------
EBITDA as defined....     $9.7          $140.0        $ 160.4         $172.3         $129.0          $108.1          $151.3
                          ====          ======        =======         ======         ======          ======          ======



     We believe that EBITDA as defined is a key internal measure used to evaluate the amount of cash flow available for debt repayment and funding of additional investments. EBITDA as defined is not a measure defined by generally accepted accounting principles and should not be considered as an alternative to net income or cash flow data prepared in accordance with generally accepted accounting principles. Our measure of EBITDA as defined may not be comparable to similarly titled measures reported by other companies, and although the definition of EBITDA in Advantica's revolving credit facility differs somewhat from the definition of "EBITDA as defined", the amount of Advantica's EBITDA as defined has been the same as that calculated under the revolving credit facility since Advantica's emergence from bankruptcy in January 1998. For a discussion of the restructuring and impairment charges, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" and Notes 6 and 7 in our consolidated financial statements.

(g) Net cash flows provided by (used in) investing activities include net proceeds of $460.4 million from the disposition of FEI and Quincy's in the fifty-one weeks ended December 31, 1998 and net proceeds of $109.4 million from the sale of EPL in fiscal year 1999. For fiscal year 2000, net cash flows from investing activities includes $158.7 million of proceeds from the maturity of investments securing our in-substance defeased debt (see
      (h) below).
(h) Net cash flows (used in) provided by financing activities for fiscal year 2000 includes the repayment of the $160.0 million principal amount of Denny's mortgage notes (as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources") and the repayment of the $153.3 million principal amount of our in-substance defeased debt through the use of the proceeds described in (g) above.
(i) The pro forma financial data have been derived from our unaudited pro forma condensed consolidated financial statements and notes thereto included elsewhere herein. The unaudited pro forma condensed consolidated statements of operations give effect to the exchange offer as if the exchange offer had been consummated on December 30, 1999, the first day of fiscal year 2000. The unaudited pro forma condensed consolidated balance sheet gives effect to the exchange offer as if the exchange offer had been consummated on September 26, 2001. The pro forma information included in this prospectus is provided for informational purposes only and should not be construed to be indicative of the financial condition or results of operations of Advantica had the exchange offer been consummated on the respective dates indicated above, nor is it intended to predict the financial condition or results of operations of Advantica at any future date or for any future period.
(j) As discussed in the section entitled "Description of New Notes," the new notes will be structurally senior to the unexchanged old notes. The pro forma amounts in the following table exclude the unexchanged old notes of $264.6 million and unamortized premium of $8.8 million (assuming the maximum tender amount) and the related interest expense thereon of $29.4 million for the four quarters ended September 26, 2001:


Pro Forma Data(i):
  Structurally senior interest expense, net.................      $42.0
  Ratio of structurally senior debt(k) to EBITDA as
     defined................................................        2.2x
  Ratio of EBITDA as defined to structurally senior interest
     expense, net...........................................        3.6x
  Ratio of EBITDA as defined less capital expenditures to
     structurally senior interest expense, net..............        2.7x


(k) For purposes of this calculation, debt is total debt less the net premium thereon.
(l) A negative working capital position is not unusual for a restaurant operating company. For a discussion of the working capital deficit at September 26, 2001, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."
(m) Total debt consists of notes and debentures and capital lease obligations, including current maturities thereof.

                                  RISK FACTORS

     You should read and carefully consider the risks described in this section, as well as the other information contained in this prospectus, before making a decision to tender your old notes in exchange for new notes in the exchange offer.

                       RISKS RELATED TO OUR INDEBTEDNESS

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR OPERATIONS, INCLUDING OUR ABILITY TO PERFORM OUR OBLIGATIONS UNDER THE NOTES.

     We have now and will continue to have a significant amount of indebtedness. As of September 26, 2001, we had total indebtedness of approximately $666.9 million, and a shareholders' deficit of $295.2 million.

     Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to the old notes and the new notes;

     - require us to continue to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of our cash flow to fund future working capital, capital expenditures, acquisitions and other general corporate purposes;

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - restrict us from making strategic acquisitions or pursuing business opportunities;

     - place us at a competitive disadvantage compared to our competitors that have relatively less indebtedness; and

     - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. Failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations.

DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL INCUR SUBSTANTIALLY MORE INDEBTEDNESS, INCLUDING SECURED INDEBTEDNESS. INCURRING MORE INDEBTEDNESS COULD INTENSIFY THE RISKS DESCRIBED ABOVE.

     Subject to the restrictions in our revolving credit facility and the indentures governing the old notes and, when and if issued, the new notes, we may incur significant additional indebtedness. Although the terms of the indentures governing the old and new notes and our revolving credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and additional indebtedness incurred in compliance with these restrictions could be substantial. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify. As of September 26, 2001, we had $73.3 million of advances and $52.6 million of letters of credit outstanding under our revolving credit facility, leaving $74.1 million of additional permitted borrowings available under our revolving credit facility.

YOUR RIGHT TO RECEIVE PAYMENT ON THE NOTES WILL BE EFFECTIVELY SUBORDINATE TO OUR OBLIGATIONS UNDER THE REVOLVING CREDIT FACILITY AND STRUCTURALLY SUBORDINATE TO THE DEBT OF OUR SUBSIDIARIES.

     Our revolving credit facility is secured by a first priority security interest on the majority of our assets, including the capital stock of our subsidiaries. Any borrowings under our revolving credit facility or other secured indebtedness would be effectively senior to the old notes and new notes to the extent of the security. In the event of our liquidation or insolvency, or if any of our secured indebtedness is accelerated, the secured assets will be first applied to repay our obligations under our secured indebtedness in full and then to repay our obligations under our unsecured indebtedness, including under the new notes and the old notes. Accordingly, there may not be sufficient assets remaining to pay amounts due on any or all of the new notes or old notes then outstanding. In addition, borrowings of our subsidiaries, whether secured or not and including capital lease obligations, and trade payables, will be structurally senior to the old and new notes.

AS HOLDING COMPANIES, ADVANTICA AND DENNY'S HOLDINGS DEPEND ON UPSTREAM PAYMENTS FROM THEIR OPERATING SUBSIDIARIES.

     Advantica is a holding company, which currently conducts its operations through consolidated subsidiaries, including Denny's Holdings. As such, substantially all of the assets of Advantica are owned by Advantica's subsidiaries. Accordingly, Advantica is dependent upon dividends, loans and other intercompany transfers from its subsidiaries to meet its debt service and other obligations. These transfers are subject to contractual restrictions and are contingent upon the earnings of its subsidiaries. Similarly, Denny's Holdings is itself a holding company, which conducts its operations through consolidated subsidiaries, including Denny's. Dividends, loans and other intercompany transfers from subsidiaries to Denny's Holdings are also subject to contractual restrictions and are contingent upon the earnings of its subsidiaries. We cannot assure you that the operating results of our subsidiaries will be sufficient to enable us to make payments on the notes.

OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL, AND WE MAY NOT BE ABLE TO GENERATE THE CASH REQUIRED TO SERVICE OR REPAY OUR INDEBTEDNESS.

     Our ability to pay or to refinance our indebtedness, including the old and new notes, will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Our historical financial results have been, and our future financial results are expected to be, subject to substantial fluctuations. We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated revenue growth and operating improvements will be realized or that future borrowings will be available to us under our revolving credit facility (currently set to expire in January 2003) or any refinancing thereof in amounts sufficient to enable us to service or reduce our indebtedness, including the notes, or to fund our other liquidity needs. Our ability to maintain or increase operating cash flow will depend upon:

     - consumer tastes;

     - the success of our marketing initiatives and other efforts by us to increase customer traffic in our restaurants; and

     - prevailing economic conditions and other matters, many of which are beyond our control.

     If we are unable to meet our debt service obligations or fund other liquidity needs, we may need to refinance all or a portion of our indebtedness, including the old and new notes, on or before maturity or seek additional equity capital. We cannot assure you that we will be able to pay or refinance our indebtedness or obtain additional equity capital on commercially reasonable terms, or at all.

RESTRICTIVE COVENANTS IN OUR DEBT INSTRUMENTS RESTRICT OR PROHIBIT OUR ABILITY TO ENGAGE IN OR ENTER INTO A VARIETY OF TRANSACTIONS, WHICH COULD ADVERSELY AFFECT US.

     The indenture governing the old notes contains, and the indenture to govern the new notes will contain, various covenants that limit, among other things, our ability to:

     - incur additional indebtedness;

     - pay dividends or make distributions or certain other restricted payments;

     - make certain investments;

     - create dividend or other payment restrictions affecting restricted subsidiaries;

     - issue or sell capital stock of restricted subsidiaries;

     - guarantee indebtedness;

     - enter into transactions with stockholders or affiliates;

     - create liens;

     - sell assets and use the proceeds thereof;

     - engage in sale-leaseback transactions; and

     - enter into certain mergers and consolidations.

     The revolving credit facility contains similar and additional restrictive covenants, including financial maintenance requirements. These covenants could have an adverse effect on our business by limiting our ability to take advantage of financing, merger and acquisition or other corporate opportunities and to fund our operations.

A BREACH OF A COVENANT IN OUR DEBT INSTRUMENTS COULD CAUSE ACCELERATION OF A SIGNIFICANT PORTION OF OUR OUTSTANDING INDEBTEDNESS.

     A breach of a covenant or other provision in any debt instrument governing our current or future indebtedness could result in a default under that instrument and, due to cross-default and cross-acceleration provisions, could result in a default under our other debt instruments. In addition, our revolving credit facility requires us to maintain certain financial ratios. Our ability to comply with these covenants may be affected by events beyond our control, and we cannot assure you that we will be able to comply with these covenants. Upon the occurrence of an event of default under the revolving credit facility or any other debt instrument, the lenders could elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them, if any, to secure the indebtedness. If the lenders under our current or future indebtedness accelerate the payment of the indebtedness, we cannot assure you that our assets would be sufficient to repay in full our outstanding indebtedness, including the notes.

WE MAY BE UNABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL.

     In the event of a "change of control" (as defined, respectively, in the indentures for the old notes and the new notes), we must offer to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase. See "Description of New Notes -- Change of Control." In the event that we are required to make such an offer, there can be no assurance that we would have sufficient funds available to purchase any old notes or new notes tendered, and we may be required to refinance the old notes and the new notes. There can be no assurance that we would be able to accomplish a refinancing or, if a refinancing were to occur, that it would be accomplished on commercially reasonable terms.

     Our revolving credit facility prohibits us from repurchasing any old notes or new notes, except under limited circumstances. Our revolving credit facility also provides that certain change of control events with respect to Advantica would constitute a default. In the event a change of control occurs at a time when we are prohibited from purchasing the old notes and the new notes, we could seek the consent of the lenders under the revolving credit facility to purchase the old notes and the new notes or we could attempt to refinance the revolving credit facility. If we do not obtain such a consent or are unable to refinance the revolving credit facility, we would remain prohibited from purchasing the old notes and the new notes. In this case, our failure to purchase tendered notes would constitute an event of default under the indentures. The provisions relating to a change of control included in the indentures may also increase the difficulty of a potential acquirer from obtaining control of Advantica or Denny's Holdings.

                      RISKS RELATED TO THE EXCHANGE OFFER

UNEXCHANGED OLD NOTES WILL BE STRUCTURALLY SUBORDINATED TO, AND HAVE A LATER MATURITY DATE THAN, THE NEW NOTES.

     The new notes will be jointly issued by Advantica and Denny's Holdings, a wholly owned subsidiary of Advantica, that, through its subsidiaries, controls the assets of the Denny's restaurant operations. Unlike the holders of the old notes that are issued only by Advantica, the holders of the new notes may enforce their rights directly against Advantica or Denny's Holdings. Accordingly, the unexchanged old notes will be structurally subordinated to the new notes. Structural subordination means that, in the event of liquidation or insolvency of Advantica or Denny's Holdings, the assets of Denny's Holdings and its subsidiaries will be available to pay obligations under the old notes only after the new notes have been paid in full. In this case, there may not be sufficient assets remaining to pay amounts due on any or all of the old notes then outstanding. In addition, the new notes mature on September 30, 2007, an earlier date than the January 15, 2008 maturity date for the old notes.

WE MAY CANCEL THE EXCHANGE OFFER IF CERTAIN CONDITIONS ARE NOT MET.

     We are not obligated to complete the exchange offer unless and until:


     - we receive valid and unrevoked tenders representing more than $160.0 million in aggregate outstanding principal amount of the old notes; and


     - we are satisfied that the other conditions to the exchange offer set forth in this prospectus are satisfied or waived.

See "The Exchange Offer -- Conditions of the Exchange Offer." Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their new notes, during which time those holders of old notes will not be able to effect transfers of their old notes tendered in the exchange, unless they withdraw their tender.

THE EXCHANGE OFFER WILL RESULT IN REDUCED LIQUIDITY OF UNEXCHANGED OLD NOTES.

     The trading market for unexchanged old notes could become more limited than the existing limited trading market for the old notes due to the reduction in the amount of the old notes outstanding upon consummation of the exchange offer. A more limited trading market might adversely affect the liquidity, market price and price volatility of the old notes. If a market for unexchanged old notes continues after consummation of the exchange offer, the old notes may trade at a discount to the price at which they would trade if the amount outstanding were not reduced. An active market in the unexchanged old notes may not exist, develop or be maintained, and the prices at which the unexchanged old notes may be traded may be less than the price at which you purchased your old notes.

IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THE NEW NOTES, YOU MAY BE UNABLE TO SELL THE NEW NOTES OR TO SELL THEM AT A PRICE YOU DEEM SUFFICIENT.

     The new notes will be new securities for which there is no established trading market. We do not intend to list the new notes on any exchange. We cannot give you any assurance as to:

     - the liquidity of any trading market that may develop;

     - the ability of holders to sell their new notes; or

     - the price at which holders would be able to sell their new notes.

     Even if a trading market develops, the new notes may trade at higher or lower prices than their principal amount, depending on many factors, including:

     - prevailing interest rates;

     - the number of holders of the new notes;

     - the interest of securities dealers in making a market for the new notes;

     - the market for similar notes; and

     - our financial performance.

     Finally, if only the minimum aggregate principal amount of old notes is tendered and accepted in the exchange offer, the limited amount of new notes that would be issued and outstanding after we complete the exchange offer could adversely affect the development of a market for the new notes.

INSOLVENCY PROCEEDINGS INVOLVING ADVANTICA, DENNY'S HOLDINGS OR DENNY'S MAY HINDER THE RECEIPT OF PAYMENT ON THE NEW NOTES AND COULD CAUSE THE NEW NOTES TO LOSE THEIR STRUCTURAL SENIORITY OVER THE OLD NOTES.

     An investment in the new notes involves insolvency and bankruptcy considerations that investors should carefully consider. If Advantica, Denny's Holdings or Denny's becomes a debtor subject to insolvency proceedings under the United States Bankruptcy Code, such circumstances are likely to result in delays in the payment of the new notes and may result in our inability to make payment of all or a portion of the amounts due under the new notes. Provisions of the United States Bankruptcy Code or general principles of equity that could result in the impairment of your rights include the automatic stay, avoidance of transfers by a trustee or debtor-in-possession, substantive consolidation, limitations on the collectibility of unmatured interest or attorneys' fees, and forced restructuring of the new notes.

     If Advantica, Denny's Holdings or Denny's becomes a debtor in a case under the United States Bankruptcy Code, claims could be made by creditors that the assets and liabilities of any one of those entities should be substantively consolidated with those of any other of those entities. If such claims are successful, the effect could impair the ability of Advantica and/or Denny's Holdings to repay the new notes and the old notes.

     Substantive consolidation is an exception rather than the rule, especially if one of the companies involved is not in bankruptcy. If Advantica, Denny's Holdings, or Denny's becomes a debtor in a case under the United States Bankruptcy Code, the equitable doctrine of substantive consolidation could permit a bankruptcy court to disregard the corporate separateness of those entities and to consolidate and pool their respective assets and liabilities as though they were held and incurred by one entity. If a court were to order the substantive consolidation of the assets and liabilities of Advantica and Denny's Holdings, the new notes would lose their structural seniority over the old notes. In such event, the holders of the new notes would have the same priority as the holders of the old notes with respect to the assets of the consolidated entities. The assets of the substantively consolidated entities may not be sufficient to pay amounts then due on the new notes and the old notes.

DENNY'S HOLDINGS' OBLIGATIONS UNDER THE NEW NOTES MAY BE SUBJECT TO CANCELLATION UNDER FRAUDULENT TRANSFER LAW.

     Denny's Holdings will be a co-issuer of the new notes. If Denny's Holdings becomes a debtor in a case under the United States Bankruptcy Code or encounters other financial difficulty, a court might avoid (that is cancel) Denny's Holdings' obligations under the new notes under federal or state fraudulent transfer law. The court might do so if it found that when Denny's Holdings issued the new notes it (a) received less than reasonably equivalent value or fair consideration for the issuance of the new notes and (b) either (1) was or was rendered insolvent, (2) was left with inadequate capital to conduct its business, or (3) believed (or reasonably should have believed) that it would incur debts beyond its ability to pay. The court may also avoid

Denny's Holdings' obligations under the new notes, without regard to those factors, if it found that Denny's Holdings issued the new notes with actual intent to hinder, delay or defraud its creditors.

     In applying the above factors, a court would likely find that Denny's Holdings did not receive fair consideration or reasonably equivalent value, except to the extent that it benefited directly or indirectly from the issuance of the new notes.

     The determination of whether Denny's Holdings was "insolvent" when it issued the new notes will vary depending on the law of the jurisdiction being applied. Generally, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts (including contingent or unliquidated debts) as they become absolute and matured.

     If a court avoided Denny's Holdings' obligations under the new notes, you would still have a claim against Advantica, with the same priority as holders of the old notes, but would no longer have a direct claim against Denny's Holdings. We cannot assure you that the assets of Advantica would be sufficient to pay amounts then due under the new notes.

THE EXCHANGE OF OLD NOTES FOR NEW NOTES MAY BE A TAXABLE EVENT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, AND THE NEW NOTES MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT.

     If the exchange of old notes for new notes pursuant to the exchange offer qualifies as a recapitalization for United States federal income tax purposes, holders will generally not recognize any gain or loss as a result of such exchange, except to the extent of cash received, if any, in lieu of a fractional new note. If the exchange does not qualify as a recapitalization, holders will recognize gain or loss in an amount equal to the difference between the (x) fair market value of the new notes plus cash received, if any, in lieu of a fractional new note and (y) the adjusted tax basis of the old notes tendered in exchange therefor. The new notes may be issued with original issue discount. If the new notes are issued with original issue discount, U.S. holders will be required to include original issue discount (subject to reduction by amortized acquisition premium, if any) as ordinary income over the period that they hold the new notes in advance of the receipt of the cash attributable thereto. Holders who do not exchange their old notes for new notes will not have a taxable event for United States federal income tax purposes. See "United States Federal Income Tax Considerations."

                         RISKS RELATED TO OUR BUSINESS


WE MAY NOT COLLECT THE AMOUNT OWED TO US BY COCO'S AND CARROWS, AND THE OUTCOME AND EFFECTS OF THE FRD BANKRUPTCY PROCEEDINGS ARE HIGHLY UNCERTAIN.


     On January 8, 2001, Advantica paid $70.0 million to the lenders under the Coco's/Carrows credit facility in full and complete satisfaction of Advantica's guarantee of this facility with a combination of cash on hand and an advance under Advantica's revolving credit facility. Coco's and Carrows are operating subsidiaries of FRD. As a result of its satisfaction of obligations under its guarantee, Advantica was subrogated to the rights and collateral of the lenders. Immediately after obtaining its subrogation rights, Advantica assigned these rights to its wholly owned subsidiary, Denny's. At September 26, 2001, Coco's and Carrows had $28.0 million of outstanding term loan borrowings, working capital borrowings of $24.7 million, interest payable of $1.2 million and letters of credit outstanding of $9.6 million under their credit facility with Denny's.


     On February 14, 2001, to facilitate the divestiture of its Coco's and Carrows brands and to preserve their going concern value, FRD filed for protection under Chapter 11 of the United States Bankruptcy Code. In light of, among other things, the operating results and financial condition of FRD and the uncertainties as to the outcome of the FRD bankruptcy and related divestiture process, there can be no assurance that we will be able to recover any or all of the secured obligations owed to us under the Coco's/Carrows credit facility. For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business." In addition, the uncertainties of the FRD bankruptcy proceedings could have other effects on us, including the bankruptcy of any of FRD's subsidiaries, including Coco's and Carrows, and the initiation of litigation against us directly.

THE RESTAURANT BUSINESS IS HIGHLY COMPETITIVE.

     The restaurant business is highly competitive and the competition is expected to increase. If we are unable to compete effectively, our business will be adversely affected. The following are important aspects of competition:

     - price;

     - restaurant location;

     - food quality;

     - quality and speed of service;

     - attractiveness and repair and maintenance of facilities; and

     - the effectiveness of marketing and advertising programs.

     Our restaurants compete with a wide variety of restaurants ranging from national and regional restaurant chains (some of which have substantially greater financial resources than we do) to locally owned restaurants. There is also active competition for advantageous commercial real estate sites suitable for restaurants.

FOOD SERVICE BUSINESSES MAY BE ADVERSELY AFFECTED BY CHANGES IN CONSUMER TASTES, ECONOMIC CONDITIONS AND DEMOGRAPHIC TRENDS.

     Food service businesses are often adversely affected by changes in:

     - consumer tastes;

     - national, regional and local economic conditions; and

     - demographic trends.

     The performance of individual restaurants may be adversely affected by factors such as:

     - traffic patterns;

     - demographic consideration; and

     - the type, number and location of competing restaurants.

     Multi-unit food service chains such as ours can also be materially and adversely affected by publicity resulting from:

     - poor food quality;

     - illness;

     - injury; and

     - other health concerns or operating issues.

     Dependence on frequent deliveries of fresh produce and groceries subjects food service businesses to the risk that shortages or interruptions in supply caused by adverse weather or other conditions could adversely affect the availability, quality and cost of ingredients. In addition, the food service industry in general and our results of operations and financial condition in particular may also be adversely affected by unfavorable trends or developments such as:

     - inflation;

     - increased food costs;

     - labor and employee benefits costs (including increases in hourly wage and minimum unemployment tax rates);

     - regional weather conditions; and

     - the availability of experienced management and hourly employees.

THE LOCATIONS WHERE WE HAVE RESTAURANTS MAY CEASE TO BE ATTRACTIVE AS DEMOGRAPHIC PATTERNS CHANGE.

     The success of our owned and franchised restaurants is significantly influenced by location. Current locations may not continue to be attractive as demographic patterns change. It is possible that the neighborhood or economic conditions where our restaurants are located could decline in the future, potentially resulting in reduced sales in those locations.

THERE ARE NUMEROUS RISKS RELATED TO FRANCHISING.

     We have refranchised, and may continue to refranchise, a significant portion of our company-owned restaurants. This franchising initiative may ultimately not be successful due to a lack of franchisee interest or changing economic conditions. In addition, even if our franchising initiative is successful, there can be no assurance that this decision will prove advantageous to us from an operational standpoint. The interests of franchisees might sometimes conflict with our interests. For example, whereas franchisees are concerned with their individual business strategies and objectives, we are responsible for ensuring the success of the entire Denny's chain.

     Franchising also presents certain financial risks for us. The family dining industry is intensely competitive, and some of our franchisees are and will be highly leveraged. Some of our current franchisees have recently experienced financial difficulties. Financial problems of our franchisees adversely affect our royalty income and the value of the Denny's brand.

NUMEROUS GOVERNMENT REGULATIONS IMPACT OUR BUSINESS.

     We and our franchisees are subject to federal, state and local laws and regulations governing, among other things:

     - health;

     - sanitation;

     - environmental matters;

     - safety;

     - the sale of alcoholic beverages; and

     - hiring and employment practices, including minimum wage laws.

     Restaurant operations are also subject to federal and state laws that prohibit discrimination and laws regulating the design and operation of facilities, such as the American With Disabilities Act of 1990. The operation of our franchisee system is also subject to regulations enacted by a number of states and rules promulgated by the Federal Trade Commission. If we or our franchisees fail to comply with these laws and regulations, we could be subjected to closure, fines, penalties, and litigation, which may be costly. We cannot predict the effect on our operations, particularly on our relationship with franchisees, caused by the future enactment of additional legislation regulating the franchise relationship.

NEGATIVE PUBLICITY GENERATED BY INCIDENTS AT A FEW RESTAURANTS CAN ADVERSELY AFFECT THE OPERATING RESULTS OF OUR ENTIRE CHAIN AND THE DENNY'S BRAND.

     Food safety concerns, criminal activity, alleged discrimination or other operating issues stemming from one restaurant or a limited number of restaurants do not just impact that particular restaurant or a limited number of restaurants. Rather, our entire chain of restaurants is at risk from negative publicity generated by an incident at a single restaurant. This negative publicity can adversely affect the operating results of our entire chain and the Denny's brand.

                                 CAPITALIZATION

     The following table sets forth the capitalization of Advantica at September 26, 2001 on an actual basis and as adjusted to give effect to the proposed exchange offer (assuming the maximum tender amount) as if it had been consummated at September 26, 2001. This table should be read in conjunction with our unaudited pro forma condensed consolidated financial statements (including notes thereto) and with our consolidated financial statements set forth elsewhere in this prospectus.


                                                               SEPTEMBER 26, 2001
                                                              --------------------
                                                              ACTUAL     PRO FORMA
(In millions, except par value)                               -------    ---------
Cash and cash equivalents...................................  $   3.7     $    --
                                                              =======     =======
Long-Term Debt:
  Advances outstanding under the revolving credit
     facility...............................................  $  73.3     $  79.0
  Other notes payable.......................................      6.2         6.2
  Discount on other notes payable...........................     (1.3)       (1.3)
  Capital lease obligations.................................     41.5        41.5
  12 3/4% Senior Notes due September 30, 2007 of Denny's
     Holdings and Advantica (new notes).....................       --       204.1
                                                              -------     -------
     Total structurally senior long-term debt, including
      current maturities....................................    119.7       329.5
  11 1/4% Senior Notes due January 15, 2008 of Advantica
     (old notes)............................................    529.6       264.6
  Premium on 11 1/4% Senior Notes of Advantica..............     17.6         8.8
                                                              -------     -------
     Total long-term debt, including current maturities.....    666.9       602.9
                                                              -------     -------
Shareholders' Equity (Deficit)
  Common Stock, $.01 par value; shares
     authorized -- 100,000; issued and
     outstanding -- 40,143..................................      0.4         0.4
  Paid-in capital...........................................    417.3       417.3
  Deficit...................................................   (710.3)     (644.2)
  Accumulated other comprehensive loss......................     (2.6)       (2.6)
                                                              -------     -------
     Total Shareholders' Deficit............................   (295.2)     (229.1)
                                                              -------     -------
     Total Capitalization...................................  $ 371.7     $ 373.8
                                                              =======     =======

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The consolidated balance sheet data as of December 31, 1996 and 1997, and December 30, 1998, and the related statements of consolidated operations and consolidated cash flow data for the years ended December 31, 1996 and 1997 are derived from our audited consolidated financial statements that are not included in this prospectus. The statement of consolidated operations and consolidated cash flow data for the one week period ended January 7, 1998 are derived from the audited consolidated financial statements of our predecessor company that are included elsewhere in this prospectus. The consolidated balance sheet data as of December 29, 1999 and December 27, 2000 and the statements of consolidated operations and consolidated cash flow data for the fifty-one week period ended December 30, 1998 and the fiscal years ended December 29, 1999 and December 27, 2000 are derived from our audited consolidated financial statements that are included elsewhere in this prospectus. The consolidated balance sheet data as of the three quarters ended September 26, 2001 and the statements of consolidated operations and consolidated cash flow data for the three quarters ended September 27, 2000 and September 26, 2001 are derived from our unaudited consolidated financial statements that are included elsewhere in this prospectus. In the opinion of management, our unaudited interim consolidated financial statements include all adjustments necessary for a fair presentation of our consolidated results of operations, cash flows and financial condition for these interim periods. Excluding restructuring and impairment charges, all of these adjustments are of a normal and recurring nature. The unaudited interim consolidated results of operations are not necessarily indicative of the consolidated results of operations for any other interim period or for any fiscal year as a whole. You should read the selected consolidated financial data and other information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements included elsewhere in this prospectus.

                                           PREDECESSOR COMPANY                         SUCCESSOR COMPANY(A)
                                 ----------------------------------------   ------------------------------------------
                                                                ONE WEEK     FIFTY-ONE
                                      FISCAL YEAR ENDED          ENDED      WEEKS ENDED         FISCAL YEAR ENDED
                                 ---------------------------   ----------   ------------   ---------------------------
                                 DECEMBER 31,   DECEMBER 31,   JANUARY 7,   DECEMBER 30,   DECEMBER 29,   DECEMBER 27,
(In millions, except ratios and    1996(B)       1997(B)(C)     1998(B)       1998(B)        1999(B)          2000
per share amounts)               ------------   ------------   ----------   ------------   ------------   ------------
Income Statement Data:
 Company restaurant sales....      $1,201.7       $1,146.3       $ 22.0       $1,106.1       $1,140.3       $1,080.6
 Franchise and licensing
   revenue...................          43.3           47.0          1.2           49.9           59.9           74.6
                                   --------       --------       ------       --------       --------       --------
 Operating revenue...........       1,245.0        1,193.3         23.2        1,156.0        1,200.2        1,155.2
 Total cost of company
   restaurant sales..........       1,050.0          958.1         18.5          927.9          957.8          929.8
 Franchise restaurant costs...         19.4           19.3          0.6           22.0           28.7           38.0
 General and administrative
   expenses..................          48.5           81.9          2.0           76.9           74.8           66.3
 Total amortization and
   depreciation..............          55.3           58.2          1.0          191.2          219.8          153.6
 Total impairment and
   restructuring charges.....            --             --           --             --          136.5           19.0
 Gains on refranchising and
   other, net................          (8.5)          (2.4)        (7.6)         (10.8)         (21.5)         (51.2)
                                   --------       --------       ------       --------       --------       --------
 Total operating costs and
   expenses..................       1,164.7        1,115.1         14.5        1,207.2        1,396.1        1,155.5
 Operating income (loss).....      $   80.3       $   78.2       $  8.7       $  (51.2)      $ (195.9)      $   (0.3)
                                   ========       ========       ======       ========       ========       ========
 Interest expense, net.......      $  152.8       $  129.4       $  2.0       $   76.0       $   79.4       $   81.8
 (Loss) income from continuing
   operations(d).............         (57.1)         (83.2)       602.9(e)      (127.0)        (275.8)         (82.5)
 Basic (loss) income per share
   from continuing operations
   applicable to common
   shareholders..............         (1.68)         (2.29)       14.21          (3.17)         (6.89)         (2.06)
 Diluted (loss) income per
   share from continuing
   operations applicable to
   common shareholders.......         (1.68)         (2.29)       10.93          (3.17)         (6.89)         (2.06)
 Cash dividends per common
   share(f)..................            --             --           --             --             --             --
 Ratio of earnings to fixed
   charges(g)................            --             --        268.5x            --             --             --
 Deficiency in the coverage of
   fixed charges by earnings
   before fixed charges(g)...          73.7           82.0           --          129.1          275.0           80.7
Balance Sheet Data (at end of
 period):
 Current assets(h)...........      $  185.5       $  129.6                    $  291.1       $  379.5       $   54.5
 Working capital
   deficit(h)(i).............        (297.7)        (230.2)                      (81.2)        (197.0)        (170.6)
 Net property and equipment..       1,168.6          625.8                       630.3          510.9          425.3
 Total assets................       1,687.4        1,407.4                     1,930.7        1,236.3          743.4
 Long-term debt, excluding
   current portion...........       2,180.7          594.2(j)                  1,141.2          615.4          593.7
Other Data:
 EBITDA as defined(k)........      $  135.6       $  136.4       $  9.7       $  140.0       $  160.4       $  172.3
 Net cash flows (used in)
   provided by operating
   activities................         (46.3)          37.0          7.7          (10.7)         (31.1)          (8.4)
 Net cash flows (used in)
   provided by investing
   activities(l).............         (32.9)         (41.6)         7.9          180.3           86.7          204.8
 Net cash flows (used in)
   provided by financing
   activities................         (39.7)         (28.4)        (5.3)         (66.6)         (47.9)        (335.0)(m)

                                     SUCCESSOR COMPANY(A)
                                 -----------------------------

                                     THREE QUARTERS ENDED
                                 -----------------------------
                                 SEPTEMBER 27,   SEPTEMBER 26,
(In millions, except ratios and      2000            2001
per share amounts)               -------------   -------------
Income Statement Data:
 Company restaurant sales....      $  829.7         $ 724.8
 Franchise and licensing
   revenue...................          53.5            68.0
                                   --------         -------
 Operating revenue...........         883.2           792.8
 Total cost of company
   restaurant sales..........         716.3           622.8
 Franchise restaurant costs...         24.6            29.4
 General and administrative
   expenses..................          51.6            44.7
 Total amortization and
   depreciation..............         115.6            92.0
 Total impairment and
   restructuring charges.....           7.2            16.8
 Gains on refranchising and
   other, net................         (38.3)          (12.1)
                                   --------         -------
 Total operating costs and
   expenses..................         877.0           793.6
 Operating income (loss).....      $    6.2         $  (0.8)
                                   ========         =======
 Interest expense, net.......      $   62.3         $  54.7
 (Loss) income from continuing
   operations(d).............         (55.9)          (56.8)
 Basic (loss) income per share
   from continuing operations
   applicable to common
   shareholders..............         (1.39)          (1.41)
 Diluted (loss) income per
   share from continuing
   operations applicable to
   common shareholders.......         (1.39)          (1.41)
 Cash dividends per common
   share(f)..................            --              --
 Ratio of earnings to fixed
   charges(g)................            --              --
 Deficiency in the coverage of
   fixed charges by earnings
   before fixed charges(g)...          54.7            55.5
Balance Sheet Data (at end of
 period):
 Current assets(h)...........      $  192.9         $  41.4
 Working capital
   deficit(h)(i).............        (175.7)         (113.9)
 Net property and equipment..         446.6           369.7
 Total assets................         942.8           630.1
 Long-term debt, excluding
   current portion...........         595.5           661.5
Other Data:
 EBITDA as defined(k)........      $  129.0         $ 108.1
 Net cash flows (used in)
   provided by operating
   activities................         (24.4)          (24.2)
 Net cash flows (used in)
   provided by investing
   activities(l).............          44.3           (53.8)
 Net cash flows (used in)
   provided by financing
   activities................        (173.1)           54.4

---------------
(a) As discussed in more detail in Note 1 to our consolidated financial statements, FCI and Flagstar emerged from bankruptcy on January 7, 1998. As described in Note 2 to our consolidated financial statements, the change in ownership of Advantica effected by the financial restructuring resulting from the bankruptcy required the application of fresh start reporting effective January 7, 1998 in accordance with SOP 90-7. All financial statements subsequent to January 7, 1998 are referred to as "Successor Company" statements, as they reflect periods subsequent to the implementation of fresh start reporting and are not comparable to the financial statements for periods prior to January 7, 1998.
(b) Certain amounts for the fiscal years ended December 31, 1996 and December 31, 1997, the one week ended January 7, 1998, the fifty-one weeks ended December 30, 1998 and the fiscal year ended December 29, 1999 have been reclassified to conform to the 2000 presentation.

(c) Effective January 1, 1997, Advantica changed its fiscal year end from December 31 to the last Wednesday of the calendar year. Concurrent with this change, Advantica changed to a four-four-five week quarterly closing calendar. This reporting schedule generally results in four 13-week quarters during the fiscal year, for a total of 52 weeks. Due to the timing of this change, the fiscal year ended December 31, 1997 included five additional days of Denny's operations.
(d) Advantica has classified as discontinued operations restaurant subsidiaries FEI (which operated Advantica's Hardee's under licenses from Hardee's Food Systems), Quincy's, EPL and FRD. FEI and Quincy's were sold in 1998, and EPL was sold in 1999. Advantica began accounting for FRD as a discontinued operation in the second quarter of 2000.
(e) The income from continuing operations for the one week ended January 7, 1998 includes reorganization items of $582.0 million. For a discussion of these reorganization items, see Note 8 to our consolidated financial statements.
(f) Advantica's bank facilities have prohibited, and its public debt indentures have significantly limited, distributions and dividends on Advantica's (and its predecessors') common equity securities. See Note 11 to our consolidated financial statements.
(g) For purposes of computing the ratio of earnings to fixed charges or deficiency in the coverage of fixed charges by earnings before fixed charges, fixed charges consist of interest expense including capitalized interest, amortization of debt expenses and the interest element in rental payments under operating leases (estimated to be one third of the total rental payments). Earnings consist of income from continuing operations before income taxes and fixed charges excluding capitalized interest.
(h) The current assets and/or working capital deficit amounts presented exclude assets held for sale of $5.1 million as of December 31, 1996, $347.0 million as of December 31, 1997, $87.7 million as of December 30, 1998, and net liabilities of discontinued operations of $54.0 million as of December 29, 1999, $69.4 million as of December 27, 2000 and as of September 27, 2000 and $13.5 million as of September 26, 2001. Assets held for sale relate to FEI and Quincy's for the year ended December 31, 1997. For the year ended December 30, 1998, net assets held for sale relate to EPL. For the years ended December 29, 1999 and December 27, 2000 and for the three quarters ended September 27, 2000 and September 26, 2001, net liabilities of discontinued operations relate to FRD.
(i) A negative working capital position is not unusual for a restaurant operating company. The decrease in the working capital deficit from December 31, 1996 to December 31, 1997 is attributable primarily to a reclassification of accrued interest from current liabilities to liabilities subject to compromise in accordance with SOP 90-7, largely offset by a reduction in cash and cash equivalents which was used for Advantica's operations. The decrease in the working capital deficit from December 31, 1997 to December 30, 1998 is attributable primarily to an increase in cash and cash equivalents from the sales of FEI and Quincy's. The increase in the working capital deficit from December 30, 1998 to December 29, 1999 is attributable primarily to the reclassification of certain mortgage notes to current liabilities and a reduction in cash and cash equivalents related to acquisitions of restaurants, the retirement of a portion of senior notes and expenditures related to Denny's reimaging program. For a discussion of the decrease in the working capital deficit from December 29, 1999 to December 27, 2000 and from December 27, 2000 to September 26, 2001, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."
(j) Reflects the reclassification of $1,496.7 million of long-term debt to liabilities subject to compromise in accordance with SOP 90-7 as a result of the Chapter 11 filing.

(k) We define "EBITDA" as operating income before depreciation, amortization and charges for restructuring and impairment as follows:


                                 PREDECESSOR COMPANY                         SUCCESSOR COMPANY(A)
                       ----------------------------------------   ------------------------------------------
                            FISCAL YEAR ENDED         ONE WEEK     FIFTY-ONE          FISCAL YEAR ENDED
                       ---------------------------     ENDED      WEEKS ENDED    ---------------------------
                       DECEMBER 31,   DECEMBER 31,   JANUARY 7,   DECEMBER 30,   DECEMBER 30,   DECEMBER 27,
                           1996           1997          1998          1998           1999           2000
                       ------------   ------------   ----------   ------------   ------------   ------------
(in millions)
Operating income
  (loss).............     $ 80.3         $ 78.2         $8.7         $(51.2)       $(195.9)        $ (0.3)
Total amortization
  and depreciation...       55.3           58.2          1.0          191.2          219.8          153.6
Total impairment and
  restructuring
  charges............         --             --           --             --          136.5           19.0
                          ------         ------         ----         ------        -------         ------
EBITDA as defined....     $135.6         $136.4         $9.7         $140.0        $ 160.4         $172.3
                          ======         ======         ====         ======        =======         ======

                           SUCCESSOR COMPANY(A)
                       -----------------------------
                           THREE QUARTERS ENDED
                       -----------------------------
                       DECEMBER 27,    SEPTEMBER 26,
                           2000            2001
                       -------------   -------------
(in millions)
Operating income
  (loss).............     $  6.2          $ (0.8)
Total amortization
  and depreciation...      115.6            92.0
Total impairment and
  restructuring
  charges............        7.2            16.8
                          ------          ------
EBITDA as defined....     $129.0          $108.1
                          ======          ======



     We believe that EBITDA as defined is a key internal measure used to evaluate the amount of cash flow available for debt repayment and funding of additional investments. EBITDA as defined is not a measure defined by generally accepted accounting principles and should not be considered as an alternative to net income or cash flow data prepared in accordance with generally accepted accounting principles. Our measure of EBITDA as defined may not be comparable to similarly titled measures reported by other companies, and although the definition of EBITDA in Advantica's revolving credit facility differs somewhat from the definition of "EBITDA as defined", the amount of Advantica's EBITDA as defined has been the same as that calculated under the revolving credit facility since Advantica's emergence from bankruptcy in January 1998. For a discussion of the restructuring and impairment charges, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" and Notes 6 and 7 in our consolidated financial statements.

(l) Net cash flows (used in) provided by investing activities include net proceeds of $63.0 million from the disposition of Portion-Trol Foods, Inc. in fiscal year 1996, net proceeds of $460.4 million from the disposition of FEI and Quincy's in the fifty-one weeks ended December 31, 1998 and net proceeds of $109.4 million from the sale of EPL in fiscal year 1999. For fiscal year 2000, net cash flows from investing activities includes $158.7 million of proceeds from the maturity of investments securing Advantica's in-substance defeased debt (see (m) below).
(m) Net cash flows (used in) provided by financing activities for fiscal year 2000 include the repayment of the $160.0 million principal amount of Denny's mortgage notes (as defined in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources") and the repayment of the $153.3 million principal amount of Advantica's in-substance defeased debt through the use of the proceeds described in (l) above.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     The following discussion should be read in conjunction with "Selected Consolidated Financial Data," and our consolidated financial statements and other more detailed financial information appearing elsewhere in this prospectus. For purposes of providing a meaningful comparison of our 1998 operating performance, the following discussion and presentation of the results of operations for the one week ended January 7, 1998 for our company prior to its reorganization and the fifty-one weeks ended December 30, 1998 for our company subsequent to its reorganization will be combined and referred to as the fiscal year ended December 30, 1998, unless otherwise noted. Where appropriate, the impact of the adoption of fresh start reporting on the results of operations during the period will be separately disclosed.

     Also discussed are significant changes in our financial position as of September 26, 2001 compared to December 27, 2000 and the results of operations for the three quarters ended September 26, 2001 compared to the three quarters ended September 27, 2000.

DENNY'S RESTAURANT OPERATIONS AND UNIT ACTIVITY

                                                           FISCAL YEAR ENDED                    THREE QUARTERS ENDED
                                               ------------------------------------------   -----------------------------
                                               DECEMBER 30,   DECEMBER 29,   DECEMBER 27,   SEPTEMBER 27,   SEPTEMBER 26,
                                                   1998           1999           2000           2000            2001
($ in thousands)                               ------------   ------------   ------------   -------------   -------------
Net company sales............................   $1,128,093     $1,140,338     $1,080,641     $  829,658      $  724,779
Franchise revenue............................       51,115         59,911         74,608         53,577          68,036
                                                ----------     ----------     ----------     ----------      ----------
Operating revenue............................    1,179,208      1,200,249      1,155,249        883,235         792,815
Impairment charges...........................           --        136,500          6,416             --           8,343
Restructuring charges........................           --             --         12,556          7,248           8,495
Gains on refranchising and other, net........      (18,453)       (21,514)       (51,219)       (38,339)        (12,123)
Other operating expenses.....................    1,240,084      1,281,118      1,187,760        908,108         788,861
                                                ----------     ----------     ----------     ----------      ----------
Operating (loss) income......................   $  (42,423)    $ (195,855)    $     (264)    $    6,218      $     (761)
                                                ==========     ==========     ==========     ==========      ==========
Interest expense, net........................   $   77,972     $   79,435     $   81,821     $   62,322      $   54,732
Reorganization items.........................      581,988             --             --             --              --
Income tax (benefit) provision...............      (15,870)           814          1,802          1,175           1,280
Extraordinary items..........................      613,889             --             --             --           7,778
Net income (loss)............................    1,213,226       (381,904)       (98,002)       (73,211)        (49,007)
Other Data:
EBITDA as defined............................   $  149,735     $  160,416     $  172,290     $  129,041      $  108,053
Total systemwide sales(a)....................   $2,009,631     $2,139,742     $2,227,666     $1,681,178      $1,739,047
Average unit sales:
  Company-owned..............................   $    1,283     $    1,309     $    1,341     $    1,012      $    1,062
  Franchise..................................        1,091          1,132          1,161            884             906
Same-store sales increase
  (company-owned)(b).........................          1.3%           2.4%           1.5%           1.6%            2.5%
Guest check average increase(b)..............          5.0%           5.1%           5.1%           5.4%            2.1%

                          ENDING                                                         ENDING
                          UNITS        UNITS                    FRANCHISED   UNITS       UNITS        UNITS
                       DECEMBER 29,   OPENED/       UNITS         UNITS      SOLD/    DECEMBER 27,   OPENED/       UNITS
                           1999       ACQUIRED   REFRANCHISED   REACQUIRED   CLOSED       2000       ACQUIRED   REFRANCHISED
                       ------------   --------   ------------   ----------   ------   ------------   --------   ------------
Denny's
 Company-owned.......       835           6          (148)          68        (25)         736           2          (48)
 Franchised units....       930          83           148          (68)       (26)       1,067          33           50(c)
 Licensed units......        19           1            --           --         (1)          19          --           (2)(c)
                          -----          --          ----          ---        ---        -----          --          ---
                          1,784          90            --           --        (52)       1,822          35           --
                          =====          ==          ====          ===        ===        =====          ==          ===

                                                ENDING          ENDING
                       FRANCHISED   UNITS        UNITS           UNITS
                         UNITS      SOLD/    SEPTEMBER 26,   SEPTEMBER 27,
                       REACQUIRED   CLOSED       2001            2000
                       ----------   ------   -------------   -------------
Denny's
 Company-owned.......       1        (53)          638             784
 Franchised units....      (1)       (25)        1,124           1,013
 Licensed units......      --         (3)           14              19
                          ---        ---         -----           -----
                           --        (81)        1,776           1,816
                          ===        ===         =====           =====

---------------

(a) Total systemwide sales includes sales from company-owned, franchised and licensed restaurants and is not a measure which has been determined in accordance with generally accepted accounting principles.
(b) Prior year amounts have not been restated for subsequent period comparable units.
(c)  Includes two licensed units reclassified as franchised units.

RESULTS OF OPERATIONS

THREE QUARTERS ENDED SEPTEMBER 26, 2001 COMPARED TO THE THREE QUARTERS ENDED SEPTEMBER 27, 2000

COMPANY OPERATIONS

     Denny's recorded 2.5% same-store sales growth (approximately $43.4 million) for the current year period which was driven by a 2.1% increase in guest check average and higher guest traffic; however, company restaurant sales decreased $104.9 million (12.6%) due to a 146-unit decrease in company-owned restaurants, partially offset by the increase in same-store sales. The decrease in company-owned restaurants resulted primarily from the sale of restaurants to franchisees and store closures.

     Total costs of company restaurant sales decreased $93.4 million (13.0%), driven by the decrease in company-owned restaurants. As a percentage of company restaurant sales, we experienced higher payroll costs from increased staffing levels and wage rate increases as well as higher occupancy costs. These percentage increases were offset by lower product costs resulting from a higher guest check average and reduced waste costs. Additionally, the negative effect of higher utility rates and increased repair and maintenance activities on operating costs for the period was partially offset by lower advertising expense.

     Operating margins for the company-owned restaurants were $102.0 million (14.1% of company restaurant sales) for the three quarters ended September 26, 2001 compared to $113.4 million (13.7% of company restaurant sales) for the three quarters ended September 27, 2000.

FRANCHISE OPERATIONS

     Franchise and licensing revenue was $68.0 million for the current year period, comprised of royalties and fees of $42.3 million and occupancy revenue of $25.7 million, compared to $53.6 million for the prior year period, comprised of royalties and fees of $38.1 million and occupancy revenue of $15.5 million. Franchise and licensing revenue increased $14.5 million (27.0%) resulting from a 111-unit increase in franchised restaurants, partially offset by a $2.3 million reduction in initial franchise fees.

     Franchise costs were $29.4 million for the current year period, comprised of occupancy costs of $15.3 million and other direct expenses of $14.1 million, compared to $24.6 million for the prior year period, comprised of occupancy costs of $9.1 million and other direct expenses of $15.5 million. Franchise restaurant costs increased $4.8 million (19.4%), driven by the increase in franchise and licensed restaurants. As a percentage of franchise and licensing revenues, these costs decreased to 43.2% in the current year period from 46.0% in the prior year period, resulting primarily from a $1.5 million decrease in bad debt expense related to the collection of certain past due accounts.

     Our franchise operating margins were $38.6 million (56.8% of franchise and licensing revenue) for the three quarters ended September 26, 2001 compared to $29.0 million (54.0% of franchise and licensing revenue) for the three quarters ended September 27, 2000.

OTHER OPERATING COSTS AND EXPENSES

     General and administrative costs decreased $7.0 million (13.5%), resulting from reductions in information systems costs of $5.1 million and other corporate overhead expenses of $1.9 million. The decrease in amortization of excess reorganization value from the prior year period resulted from a reduction of reorganization value totaling approximately $26.6 million related to the reversals of certain income tax liabilities recorded in the fourth quarter of 2000 and the first quarter of 2001. Depreciation and other amortization decreased primarily as a result of fewer company-owned units. As a result of the tightening in the financing market and our strict standards for new franchisees in the current year, refranchising gains decreased $26.2 million compared to the prior year period due to lower refranchising activity.

     RESTRUCTURING CHARGES of $8.5 million recorded in the current year period relate to management's plan to close 63 underperforming Denny's restaurants (see
Note 5 to our consolidated financial statements). Of the

63 restaurants identified for closure, 46 had been closed by September 26, 2001. In addition, we recorded an $8.3 million asset IMPAIRMENT CHARGE in the current year period primarily related to the planned closure of the underperforming restaurants. Subsequent to quarter end, on November 1, 2001, we announced a restructuring plan to eliminate approximately 90 out-of-restaurant support staff positions which will result in a future reduction of general and administrative expenses. A restructuring charge of approximately $2.5 million to $3.0 million related to the elimination of these positions will be recorded in the fourth quarter of 2001.

     OPERATING LOSS was $0.8 million for the three quarters ended September 26, 2001 compared to operating income of $6.2 million for the three quarters ended September 27, 2000.

     INTEREST EXPENSE, NET, totaled $54.7 million for the three quarters ended September 26, 2001, a decrease of $7.6 million compared to the prior year period. The decrease in interest expense, net, resulted primarily from the repayment of the Denny's mortgage notes in July 2000 and other debt throughout 2000, offset by a $3.5 million decrease in interest income resulting from lower cash balances.

     The PROVISION FOR INCOME TAXES from continuing operations for the three quarters ended September 26, 2001 has been computed based on management's estimate of the annual effective income tax rate applied to loss before taxes. We recorded an income tax provision reflecting an approximate rate of 2.3% for the three quarters ended September 26, 2001 compared to a provision reflecting an approximate rate of 2.1% for the three quarters ended September 27, 2000.

     The consolidated statements of operations and cash flows presented in this prospectus reflect FRD as DISCONTINUED OPERATIONS in accordance with APB 30. Revenue and operating loss of the discontinued operations for the three quarters ended September 26, 2001 and September 27, 2000 were $265.0 million and $1.4 million and $279.4 million and $8.7 million, respectively.

     During the first quarter of 2001, as a result of the settlement of the remaining issues related to our former information systems outsourcing contract with IBM, approximately $7.8 million of capital lease obligations were forgiven and an EXTRAORDINARY GAIN was recorded.

     NET LOSS was $49.0 million for three quarters ended September 26, 2001 compared to a net loss of $73.2 million for the three quarters ended September 27, 2000 due to the factors noted above.

     EBITDA AS DEFINED decreased to $108.1 million in the current year period from $129.0 million in the prior year period due to the factors noted above.

FISCAL YEAR ENDED DECEMBER 27, 2000 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 29, 1999

     Our CONSOLIDATED REVENUE for the year ended December 27, 2000 decreased $45.0 million (3.7%) compared to the year ended December 29, 1999. Denny's experienced a 1.5% increase in same-store sales (approximately $23.8 million), the third consecutive year of positive same-store sales, related primarily to an increase in guest check average. However, company restaurant sales decreased $59.7 million resulting from a net 99-unit decrease in company-owned restaurants, partially offset by the increase in same-store sales. The reduction in company-owned restaurants is consistent with the implementation of our refranchising strategy. FRANCHISE AND LICENSING REVENUE increased 24.5% to $74.6 million, primarily from a net 137-unit increase in franchised units and $1.9 million increase in initial franchise fees.

     CONSOLIDATED OPERATING EXPENSES for 2000 decreased $240.6 million (17.2%) compared to 1999. Cost of company restaurant sales decreased $27.9 million primarily from the decrease in the number of company-owned restaurants. As a percentage of company restaurant sales, cost of company restaurant sales rose from increased repairs and maintenance activities and continued wage rate increases over the prior year. In addition, modest increases in product costs and occupancy costs as a percentage of sales resulted from pressure on commodity costs and charges related to unit closures during the year. As a percentage of franchise and licensing revenues, franchise restaurant costs were negatively affected by a $3.2 million increase in bad debt expense provisions over the prior year. The decrease in general and administrative expenses included lower corporate overhead resulting from the implementation of restructuring plans of approximately $2.4 million and from reduced information systems costs of approximately $4.9 million. Lower depreciation and other amortization resulted from the decrease in company-owned units and the retirements recorded in 1999 of assets replaced in conjunction with units reimaged and the decrease in company-owned units. The decrease in amortization of excess reorganization value resulted from the $136.5 million impairment of reorganization value recorded in the fourth quarter of 1999. During the fourth quarter of 2000, we recorded a $6.4 million impairment charge on the assets of certain underperforming restaurants based on the estimated future discounted cash flows of those units. Refranchising gains in 2000 increased $29.7 million as a result of record refranchising activity.

     During the first quarter of 2000, we announced a restructuring plan as a result of an extensive review of our operations and structure completed in early 2000. The plan's implementation involved a reduction of personnel related to a corporate reorganization and the identification of units for closure. Consequently, we recorded approximately $3.7 million of severance and outplacement costs and $0.9 million of operating lease liabilities for closed stores as a result of the plan. Additionally, a $2.6 million charge was recorded related to certain acquired software and capitalized construction costs which became obsolete as a result of the cancellation of projects identified as part of the plan. During the fourth quarter of 2000, we recorded approximately $5.3 million of restructuring charges, comprised entirely of severance and outplacement costs, resulting from the realignment of certain senior management positions.

     CONSOLIDATED OPERATING LOSS for 2000 decreased $195.6 million compared to 1999 primarily as a result of the factors noted above.

     CONSOLIDATED INTEREST EXPENSE, NET, totaled $81.8 million for 2000, an increase of $2.4 million compared to 1999. Excluding the effect of $7.3 million of interest expense allocated to discontinued operations in 1999, interest expense, net, decreased $4.9 million. This decrease primarily resulted from the effects of the repayment of Denny's mortgage notes in 2000, partially offset by a $1.9 million reduction in interest income from lower cash balances.

     The PROVISION FOR INCOME TAXES from continuing operations for 2000 has been computed based on management's estimate of the annual effective income tax rate applied to loss before taxes. We recorded an income tax provision reflecting an approximate rate of 2.2% for 2000 compared to a provision reflecting an approximate rate of 0.3% for 1999.

     The Statements of Consolidated Operations and Cash Flows for the years ended December 27, 2000 and December 29, 1999 reflect FRD as DISCONTINUED OPERATIONS in accordance with Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"). Revenue and operating loss of FRD for the years 2000 and 1999 were $371.1 million and $79.8 million and $389.8 million and $87.7 million, respectively. In accordance with APB 30, FRD's net loss of $89.5 million for the two quarters ended December 27, 2000, which was incurred subsequent to the measurement date, is included as a component of net liabilities held for sale. Additionally, the Statements of Consolidated Operations and Cash Flows for 1999 reflect EPL as a discontinued operation. EPL's revenue and operating income for 1999 were $144.9 million and $2.4 million, respectively.

     NET LOSS was $98.0 million for 2000 compared to a net loss of $381.9 million for 1999 primarily as a result of the factors discussed above.

     Our consolidated EBITDA AS DEFINED for 2000 increased $11.9 million (7.4%) compared to 1999. This increase is a result of the factors noted in the preceding paragraphs, excluding the restructuring and impairment charges and the change in depreciation and amortization expense.

FISCAL YEAR ENDED DECEMBER 29, 1999 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 30, 1998

     Our CONSOLIDATED REVENUE for the year ended December 29, 1999 increased $21.0 million (1.8%) compared to the year ended December 30, 1998. Company restaurant sales increased $12.2 million primarily reflecting 2.4% growth in Denny's same-store sales (approximately $26.3 million), the second consecutive year of positive same-store sales. Denny's benefited from an increase in guest check average resulting from successful promotions of higher-priced menu items and from moderate price increases. The increase in same-store sales was partially offset by the effects of a net 43-unit decrease in company-owned restaurants. FRANCHISE AND LICENSING REVENUE increased $8.8 million (17.1%), primarily attributable to a net increase of 105 franchised restaurants over the prior year and a $1.3 million increase in initial franchise fees. The increased franchising revenue reflects our strategy to optimize growth through franchising, including the sale of company-owned restaurants to franchisees to stimulate such growth.

     CONSOLIDATED OPERATING EXPENSES for 1999 increased $174.5 million (14.3%) compared to 1998. Costs of company restaurant sales increased $11.3 million, but were relatively flat as a percentage of company restaurant sales. The effects of higher wage rates on payroll costs were offset primarily by reduced repairs and maintenance expense resulting indirectly from the reimage strategy implemented during 1999. As a percentage of franchise and licensing revenues, franchise restaurant costs increased as a result of higher advertising expenses. Additionally, general and administrative expenses decreased as a result of reduced corporate overhead costs. The increase in depreciation and other amortization is primarily the result of the retirement of assets replaced in conjunction with recently reimaged units.

     Due to the presence of certain conditions at December 29, 1999, including the current market value of our common stock, the market discount on certain of our debt instruments and certain operating trends, we performed an impairment assessment of the carrying amount of the intangible asset "Reorganization value in excess of amounts allocated to identifiable assets, net of accumulated amortization." In performing this analysis, we utilized a discounted future cash flow model and recorded an impairment charge of $136.5 million, representing the difference between our estimated value resulting from the cash flow model and the value of our net assets recorded at December 29, 1999 prior to recognition of impairment. The discount rate used in the cash model was an estimate of our current cost of capital. The adjusted carrying value of the intangible asset, $126.9 million, will continue to be amortized over its remaining useful life.

     CONSOLIDATED OPERATING LOSS for 1999 increased $153.4 million compared to 1998 as a result of the factors noted above.

     CONSOLIDATED INTEREST EXPENSE, NET, totaled $79.4 million for the year ended December 29, 1999 compared to $78.0 million for the year ended December 30, 1998. The increase is primarily due to a $3.1 million decrease in interest income from lower cash and short-term investment balances and a $3.8 million decrease in the allocation of interest expense to discontinued operations, offset by the impact of lower debt balances in 1999.

     REORGANIZATION ITEMS recorded in the one week ended January 7, 1998 include professional fees and other expenditures incurred by us in conjunction with the reorganization as well as the impact of adjusting assets and liabilities to fair value in accordance with SOP 90-7 as discussed in Note 2 to the Consolidated Financial Statements.

     The PROVISION FOR (BENEFIT FROM) INCOME TAXES from continuing operations for the year ended December 29, 1999 reflects an effective income tax rate applied to loss before taxes of approximately 0.3% for the year ended December 29, 1999 compared to an income tax benefit of approximately (1.6%) for the fifty-one weeks ended December 30, 1998. The benefit from income taxes from continuing operations for the one-week period ended January 7, 1998 of approximately $13.8 million includes adjustments of approximately $12.5 million of various tax accruals. The remaining benefit of approximately $1.3 million relates to the tax effect of the revaluation of certain of our assets and liabilities in accordance with fresh start accounting.

     EXTRAORDINARY ITEMS for the year ended December 30, 1998 total $613.8 million. Of this amount, $612.8 million is due to the implementation of our Chapter 11 reorganization plan, which resulted in the exchange of Flagstar's previously outstanding senior subordinated debentures and convertible debentures for 40 million shares of Advantica's common stock and warrants to purchase 4 million additional shares of Advantica's common stock. The difference between the carrying value of such debt (including principal, accrued interest and deferred financing costs) and the fair value of the common stock and warrants resulted in a gain on debt extinguishment which was recorded as an extraordinary item. The remaining $1.0 million relates to the early retirement in 1998 of $42.4 million of old notes plus accrued and unpaid interest.

     The Statements of Consolidated Operations and Cash Flows have been reclassified for the year ended December 29, 1999, the fifty-one weeks ended December 30, 1998 and the one week ended January 7, 1998 to reflect FRD as DISCONTINUED OPERATIONS in accordance with APB 30. Discontinued operations for the fifty-one weeks ended December 31, 1998 and the one week ended January 7, 1998 also included the operating results and cash flow effects of FEI and Quincy's. Revenue and operating loss of discontinued operations for the year ended December 29, 1999, the fifty-one weeks ended December 30, 1998 and the one week ended January 7, 1998 were $534.7 million and $85.3 million, $759.4 million and $10.4 million and $23.1 million and $0.0 million, respectively. Net loss from operations of discontinued operations increased $58.4 million in 1999 compared to 1998 as a result of poorer operating results at FRD, partially mitigated by the completion of the FEI and Quincy's sales during 1998 and improved operating results at EPL in 1999. We completed the sale of EPL on December 29, 1999. The sale resulted in a gain of $15.5 million, net of taxes. The $5.9 million of EPL's net loss which was incurred subsequent to the measurement date is netted against the gain on sale in the Statements of Consolidated Operations and Cash Flows.

     NET LOSS was $381.9 million for the year ended December 29, 1999 compared to net income of $1.2 billion for the year ended December 30, 1998 primarily as a result of the adoption of fresh start reporting, the extraordinary gain recorded in 1998 and the impairment charge recorded in 1999.

     EBITDA AS DEFINED for 1999 increased $10.7 million (7.1%) compared to 1998. This decrease is a result of the factors noted in the preceding paragraphs, excluding the impairment charge and the increase in depreciation and other amortization.

LIQUIDITY AND CAPITAL RESOURCES

     Our principal operating subsidiary Denny's is the borrower under a senior secured revolving credit facility with The Chase Manhattan Bank and other lenders named therein, providing Denny's with a working capital and letter of credit facility of up to a total of $200 million. Advantica and Denny's Holdings are guarantors under the revolving credit facility. At December 27, 2000, we had no working capital advances outstanding under the revolving credit facility; however, letters of credit outstanding were $65.3 million, leaving net availability of $134.7 million. At September 26, 2001, we had working capital advances of $73.3 million and letters of credit outstanding of $52.6 million under the facility, leaving net availability of $74.1 million. Advances under the revolving credit facility accrue interest at a variable rate (approximately 6.7% at September 26, 2001) based on the prime rate or an adjusted Eurodollar rate. The increase in the outstanding advances, included in notes and debentures on Advantica's consolidated balance sheet, is primarily the result of our satisfaction of the Coco's/Carrows credit facility guarantee in January 2001 (as discussed below).

     The revolving credit facility matures on January 7, 2003 and is generally secured by liens on the stock of Advantica's subsidiaries, accounts receivable, intellectual property, cash and cash accounts and additional liens on our corporate headquarters in Spartanburg, South Carolina. The revolving credit facility contains certain financial and negative covenants, conditions precedent, events of default and other terms, conditions and provisions customarily found in credit agreements for leveraged financings.

     We were in compliance with the terms of the revolving credit facility at December 27, 2000. Under the most restrictive provision of the revolving credit facility (the fixed charge coverage ratio), for the four quarters ended December 27, 2000, our EBITDA could have been approximately $32.1 million less and we would still have been in compliance. We were also in compliance with the terms of the revolving credit facility at September 26, 2001. Under the most restrictive provision (the total debt to EBITDA ratio), we could have borrowed an additional $3.7 million and we would still have been in compliance. However, the total debt to EBITDA covenant was to become more restrictive as of and for the quarter ending December 26, 2001. Accordingly, effective October 18, 2001, we obtained an amendment to the revolving credit facility increasing the maximum ratio of total debt to EBITDA for the remaining term of the facility in order to maintain covenant compliance and our continued ability to borrow under the revolving credit facility. Also pursuant to that amendment, certain covenants and other provisions were modified, permitting us to undertake an exchange offer relating to the old notes under certain terms and conditions. In addition, as a result of the amendment, commitments under the revolving credit facility will be reduced from $200.0 million to an amount not less than $150.0 million upon receipt of cash payments, if any, related to Denny's receivable and deposits securing outstanding letters of credit under the Coco's/Carrows credit facility. For more information, see "Description of Indebtedness -- The Revolving Credit Facility."

     On July 12, 2000, we repaid in full the outstanding balance of mortgage notes secured by a pool of cross-collateralized mortgages on the land, buildings, equipment and improvements of 239 Denny's restaurant properties. The repayment or refinancing of the Denny's mortgage notes was required to maintain the revolving credit facility in effect and available to us.

     Certain of FRD's operating subsidiaries, Coco's and Carrows, have a $70.0 million senior secured credit facility, which consists of a $30.0 million term loan and a $40.0 million revolving credit facility. At December 27, 2000, the lenders under the Coco's/Carrows credit facility were Credit Lyonnais New York Branch and other lenders named therein, and the facility was guaranteed by Advantica. FRD obtained from the lenders a waiver of compliance from certain third quarter financial covenants until January 8, 2001. On January 8, 2001, Advantica paid $70.0 million to the lenders in full and complete satisfaction of Advantica's guarantee of the Coco's/Carrows credit facility with a combination of cash on hand and an advance under the revolving credit facility. As a result of its satisfaction of obligations under its guarantee, Advantica was subrogated to the rights and collateral of the lenders. Immediately after obtaining its subrogation rights, Advantica assigned such rights to its wholly owned subsidiary, Denny's. In addition, immediately upon satisfaction of the guarantee, Advantica designated FRD an "unrestricted subsidiary" pursuant to the indenture for the old notes, which limits Advantica's ability to make further investments in FRD.

     At September 26, 2001, FRD's operating subsidiaries had $28.0 million of outstanding term loan borrowings, working capital borrowings of $24.7 million and letters of credit outstanding of $9.6 million. Denny's has deposited cash collateral with one of the former lenders to secure Coco's/Carrows credit facility's outstanding letters of credit. At September 26, 2001, the balance of such deposit was $9.8 million, which is reflected in other current assets in our consolidated balance sheets. Denny's receivable of $53.9 million, including accrued interest of $1.2 million at September 26, 2001 (see Notes 4 and 11 to our consolidated financial statements), relates to borrowings under the Coco's/Carrows credit facility. This receivable eliminates in consolidation, thereby reducing the net liabilities of discontinued operations on our consolidated balance sheet at September 26, 2001.

     All advances under the Coco's/Carrows credit facility due to Denny's accrue interest at a variable rate (approximately 8.0% at September 26, 2001) based on the prime rate or an adjusted Eurodollar rate. The advances are secured by substantially all of the assets of FRD and its subsidiaries and by the issued and outstanding stock of FRD's subsidiaries.


     The Coco's/Carrows credit facility contains a number of restrictive covenants which, among other things, limit (subject to certain exceptions) FRD and its subsidiaries with respect to the incurrence of debt, existence of liens, investments and joint ventures, the declaration or payment of dividends, the making of guarantees and other contingent obligations, mergers, the sale of assets, capital expenditures and material change in their business. The Coco's/Carrows credit facility also contains certain financial covenants including provisions for the maintenance of a minimum level of interest coverage, limitations on ratios of indebtedness to EBITDA and limitations on annual capital expenditures. On January 16, 2001, FRD elected not to make the scheduled interest payment due on $156.9 million aggregate principal amount of its 12.5% senior notes due 2004. On February 14, 2001, to facilitate the divestiture of its Coco's and Carrows brands and to preserve their going concern value, FRD filed for protection under Chapter 11 of the United States Bankruptcy Code. FRD's operating subsidiaries were not in compliance with certain financial covenants under the Coco's/Carrows credit facility for the quarter ended September 26, 2001. In light of, among other things, the operating results and financial condition of FRD and the uncertainties as to the outcome of the FRD divestiture process and bankruptcy proceeding, there can be no assurance that we will be able to recover all or any part of the secured obligations owed to us under the Coco's/Carrows credit facility. For additional information concerning the FRD notes and the Chapter 11 filing, see "Risk Factors -- We may not collect the amount owed to us by Coco's and Carrows, and the outcome and effects of the FRD bankruptcy proceedings are highly uncertain", "Business -- Legal Proceedings" and Notes 4 and 20 to our consolidated financial statements.


     The following table sets forth a calculation of our cash used in operations, for the periods indicated:

                                            FISCAL YEAR ENDED            THREE QUARTERS ENDED
                                       ---------------------------   -----------------------------
                                       DECEMBER 29,   DECEMBER 27,   SEPTEMBER 27,   SEPTEMBER 26,
                                           1999           2000           2000            2001
                                       ------------   ------------   -------------   -------------
           (In thousands)                                             (UNAUDITED)     (UNAUDITED)
Net loss.............................   $(381,904)      $(98,002)      $(73,211)       $(49,007)
Equity in loss from discontinued
  operations, net....................     115,718         15,530         17,330              --
Impairment charges...................     136,500          6,416             --           8,343
Restructuring charges................          --         12,556          7,248           8,495
Gains from refranchising and other,
  net................................     (21,514)       (51,219)       (38,339)        (12,123)
Extraordinary items..................          --             --             --          (7,778)
Other noncash charges................     190,485        137,576        102,179          84,635
Change in certain working capital
  items..............................     (48,203)       (21,906)       (34,468)        (47,917)
Change in other assets and other
  liabilities, net...................     (22,205)        (9,363)        (5,188)         (8,875)
                                        ---------       --------       --------        --------
Cash used in operations..............   $ (31,123)      $ (8,412)      $(24,449)       $(24,227)
                                        =========       ========       ========        ========

     Historically, we have met our liquidity requirements with internally generated funds, external borrowings, and in recent years, proceeds from asset sales. Management believes that, together with funds available under the revolving credit facility, we will have sufficient cash flow from operations to pay interest and scheduled amortization on all of our outstanding indebtedness and to fund anticipated capital expenditures for the next twelve months. Our ability to meet our debt service obligations will depend on a number of factors, including management's ability to maintain operating cash flow, and there can be no assurance that targeted levels of operating cash flow will actually be achieved. Our ability to maintain or increase operating cash flow will depend upon consumer tastes, the success of marketing initiatives and other efforts by us to increase customer traffic in our restaurants, prevailing economic conditions and other matters, many of which are beyond our control.

     As of December 27, 2000, scheduled maturities of long-term debt relative to Advantica and its subsidiaries for the years 2001 and thereafter are as follows:

(In thousands)
2001........................................................  $ 11,596
2002........................................................     5,447
2003........................................................     4,734
2004........................................................     3,944
2005........................................................     3,484
Thereafter..................................................   558,375
                                                              --------
                                                              $587,580
                                                              ========

     In addition to scheduled maturities of principal, on a consolidated basis, a total of approximately $69.0 million of cash is required in 2001 to meet interest payments on long-term debt (not including the effects of the exchange offer).

     Our principal capital requirements are associated with opening new restaurants and remodeling and maintaining our existing restaurants and facilities. During 2000, our capital expenditures were $43.2 million. Of that amount, approximately $5.8 million was financed through capital leases. Capital expenditures for the three quarters ended September 26, 2001 totaled $26.3 million, of which approximately $1.1 million was financed through capital leases. These amounts were expended primarily to maintain existing facilities and replace equipment. Capital expenditures are expected to total approximately $40.0 million to $45.0 million for the year ending December 26, 2001. We are not committed, however, to spending this amount and could spend less if circumstances warrant.

     During 2000, in addition to the capital expenditures above, we purchased 59 restaurant units from our franchisee, Olajuwon Holdings, Inc., or OHI, a bankrupt franchisee. The purchases were made with the approval of the bankruptcy court and other parties having an interest in the OHI bankruptcy estate. We separately reacquired 3 other restaurants from affiliated franchisees of OHI. The total purchase price for the 62 restaurants was approximately $16.2 million, consisting of cash of approximately $4.5 million, the forgiveness of debt of $1.4 million and the assumption of capital leases and other liabilities of $10.3 million.

     At December 27, 2000, our working capital deficit, excluding net liabilities of discontinued operations, was $170.6 million compared to $197.0 million at December 29, 1999. The decrease in the deficit is attributable primarily to the increase in Denny's refranchising activity in 2000. As of September 26, 2001, we had working capital deficits, excluding net liabilities of discontinued operations, of $113.9 million. The decrease in the deficit at September 26, 2001 is primarily related to the use of cash on hand and borrowings under the revolving credit facility to satisfy current liabilities, the reduction in capital lease obligations resulting in the extraordinary gain recorded during the three quarters ended September 26, 2001, and the reduction of company-owned units from refranchising activity and store closures. We are able to operate with a substantial working capital deficit because (1) restaurant operations and most food service operations are conducted primarily on a cash (and cash equivalent) basis with a low level of accounts receivable,
(2) rapid turnover allows a limited investment in inventories, and (3) accounts payable for food, beverages and supplies usually become due after the receipt of cash from the related sales.

SFAS 133 AND SFAS 138 IMPLEMENTATION

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). This statement established accounting and reporting standards for derivative financial instruments and for hedging activities. It requires that entities recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in fair value of the derivative (i.e., gains and losses) depends on the intended use of the derivative and the resulting designation. In June 2000, the FASB issued Statement of Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities -- an amendment of FASB Statement No. 133" ("FAS 138"), which amends certain provisions of SFAS 133 to clarify areas causing difficulties in implementation, including expanding the normal purchase and sale exemption for supply contracts. Advantica appointed a team to implement SFAS 133 for the entire company. This team has implemented a SFAS 133 risk management process and has been educating both financial and nonfinancial personnel, reviewing contracts to identify derivatives and embedded derivatives and addressing various other SFAS 133-related issues. Advantica adopted SFAS 133 and the corresponding amendments under SFAS 138 at the beginning of fiscal year 2001 in accordance with Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133." The adoption of SFAS 133, as amended by SFAS 138, did not have a material impact on Advantica's consolidated results of operations, financial position or cash flows.

NEW ACCOUNTING STANDARDS

     In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations." SFAS 141 requires the purchase method of accounting for business combinations initiated after June 27, 2001 and eliminates the pooling-of-interests method. We do not believe the adoption of SFAS 141 will have a significant impact on our financial statements.

     Also in July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which will be effective for us beginning December 27, 2001, the first day of our 2002 fiscal year. SFAS 142 requires us, among other things, to discontinue goodwill amortization, including the amortization of its reorganization value in excess of amounts allocable to identifiable assets. In addition, the standard provides for reclassifying certain existing recognized intangibles as goodwill, reassessing the useful lives of existing recognized intangibles, reclassifying certain intangibles out of previously reported goodwill and identifying reporting units for purposes of assessing potential future impairments of goodwill. SFAS 142 also requires us to complete a transitional goodwill impairment test within six months from the date of adoption. Total amortization expense related to excess reorganization value and goodwill for the fifty-one weeks ended December 30, 1998, and the fiscal years ended December 29, 1999 and December 27, 2000 was $89.4 million, $89.9 million and $44.2 million, respectively. Total amortization expense related to excess reorganization value and goodwill for the three quarters ended September 27, 2000 and September 26, 2001 was $33.3 million and $23.1 million, respectively. We are currently assessing but have not yet determined the impact of adopting SFAS 142 on our financial position and results of operations.

     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB 30 related to the disposal of a segment of a business. SFAS 144 will be effective for us beginning December 27, 2001, the first day of our 2002 fiscal year. We are currently assessing but have not yet determined the impact of adopting SFAS 144 on our financial position and results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

  Interest Rate Risk

     We have exposure to interest rate risk related to certain instruments entered into for other than trading purposes. Specifically, borrowings under the revolving credit facility bear interest at a variable rate based on the prime rate or an adjusted Eurodollar rate. A 100 basis point increase in the revolving credit facility interest rate (approximately 6.7% at September 26, 2001) would increase interest expense for the remainder of the year by approximately $0.2 million. This computation is determined by considering the impact of hypothetical interest rates on our variable long-term debt at September 26, 2001. However, the nature and amount of our borrowings under the revolving credit facility may vary as a result of future business requirements, market conditions and other factors.

     Our other outstanding long-term debt bears fixed rates of interest. The estimated fair value of our fixed rate long-term debt (excluding capital leases) was approximately $329 million at September 26, 2001. This computation is based on market quotations for the same or similar debt issues or the estimated borrowing rates available to us. The decrease in the estimated fair value of long-term debt compared to its historical cost reported in our consolidated financial statements relates primarily to market quotations for the old notes at September 26, 2001.

     We do not use derivative instruments for trading purposes, and no interest rate derivatives were in place at September 26, 2001.

  Commodity Price Risk

     We purchase certain products such as beef, poultry, pork and coffee which are affected by commodity pricing and are, therefore, subject to price volatility caused by weather, production problems, delivery difficulties and other factors that are outside our control and which are generally unpredictable. Changes in commodity prices affect us and our competitors generally and often simultaneously. In general, we purchase food products based upon market prices established with vendors. Although many of the items purchased are subject to changes in commodity prices, certain purchasing arrangements are structured to contain features that minimize price volatility by establishing price ceilings and/or floors. We use these types of purchase arrangements to control costs as an alternative to using financial instruments to hedge commodity prices. In many cases, we believe we will be able to address commodity cost increases which are significant and appear to be long-term in nature by adjusting our menu pricing or changing our product delivery strategy. However, competitive circumstances could limit such actions and in those circumstances increases in commodity prices could lower our margins. Because of the often short-term nature of commodity pricing aberrations and our ability to change menu pricing or product delivery strategies in response to commodity price increases, we believe that the impact of commodity price risk is not significant.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated statements of operations give effect to the proposed exchange offer as if it had been consummated on December 30, 1999, the first day of fiscal year 2000. The following unaudited pro forma condensed consolidated balance sheet gives effect to the exchange offer as if it had been consummated on September 26, 2001.


     The pro forma adjustments reflected in the unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheets are based upon available information and upon certain assumptions that we believe are reasonable under the circumstances. In particular, the adjustments with respect to the exchange offer assume that (1) old notes having an aggregate principal amount of $265.0 million and unamortized premium of $8.8 million are tendered by the expiration date in exchange for $204.1 million in principal amount of the new notes, (2) the payoff of accrued and unpaid interest of approximately $5.9 million with respect to tendered old notes and (3) the payment of $3.5 million of estimated deferred financing costs with respect to the new notes. The actual amount of specific debt securities that remain outstanding, that are exchanged and that are issued in connection with the exchange offer may vary from these assumptions. Accordingly, it is possible that significantly different results may occur as a result of the exchange offer than those reflected in the unaudited pro forma condensed consolidated financial statements.


     The pro forma information included herein is provided for informational purposes only and should not be construed to be indicative of the consolidated financial condition or results of operations of Advantica had the exchange offer been consummated on the respective dates indicated above, nor is it intended to predict the financial condition or results of operations of Advantica at any future date or for any future period.

                        ADVANTICA RESTAURANT GROUP, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                                                              THREE QUARTERS ENDED SEPTEMBER 26, 2001
                                                             -----------------------------------------
                                                                            PRO FORMA
                                                             HISTORICAL    ADJUSTMENTS      PRO FORMA
(In thousands, except per share amounts)                     -----------   ------------     ----------
Total operating revenue....................................   $792,815                       $792,815
Total operating costs and expenses.........................    793,576                        793,576
                                                              --------       -------         --------
Operating loss.............................................       (761)                          (761)
Other expenses:
  Interest expense, net....................................     54,732       $(2,123)(a)       52,609
  Other nonoperating expenses (income), net................         12                             12
                                                              --------       -------         --------
          Total other expenses, net........................     54,744        (2,123)          52,621
                                                              --------       -------         --------
Loss before income taxes...................................    (55,505)        2,123          (53,382)
Provision for income taxes.................................      1,280                          1,280
                                                              --------       -------         --------
Loss from continuing operations............................   $(56,785)      $ 2,123         $(54,662)
                                                              ========       =======         ========
Per share amounts applicable to common shareholders:
Basic and diluted loss per share:
  Loss from continuing operations..........................   $  (1.41)                      $  (1.36)
                                                              ========                       ========
  Average outstanding shares...............................     40,134                         40,134
                                                              ========                       ========



                                                            FISCAL YEAR ENDED DECEMBER 27, 2000
                                                          ---------------------------------------
                                                                        PRO FORMA
                                                          HISTORICAL   ADJUSTMENTS     PRO FORMA
(In thousands, except per share amounts)                  ----------   -----------     ----------
Total operating revenue.................................  $1,155,249                   $1,155,249
Total operating costs and expenses......................   1,155,513                    1,155,513
                                                          ----------     -------       ----------
Operating loss..........................................        (264)                        (264)
Other expenses:
  Interest expense, net.................................      81,821     $(2,913)(a)       78,908
  Other nonoperating expenses (income), net.............      (1,415)                      (1,415)
                                                          ----------     -------       ----------
          Total other expenses, net.....................      80,406      (2,913)          77,493
                                                          ----------     -------       ----------
Loss before income taxes................................     (80,670)      2,913          (77,757)
Provision for income taxes..............................       1,802                        1,802
                                                          ----------     -------       ----------
Loss from continuing operations.........................  $  (82,472)    $ 2,913       $  (79,559)
                                                          ==========     =======       ==========
Per share amounts applicable to common shareholders:
Basic and diluted loss per share:
  Loss from continuing operations.......................  $    (2.06)                  $    (1.99)
                                                          ==========                   ==========
  Average outstanding shares............................      40,070                       40,070
                                                          ==========                   ==========


 See notes to unaudited pro forma condensed consolidated financial statements.

                        ADVANTICA RESTAURANT GROUP, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 26, 2001


                                                                      PRO FORMA
                                                       HISTORICAL    ADJUSTMENTS        PRO FORMA
(In thousands)                                         ----------    -----------        ---------
ASSETS
Current Assets:
  Cash and cash equivalents..........................  $   3,665      $  (3,665)(b)     $      --
  Other current assets...............................     37,712                           37,712
                                                       ---------      ---------         ---------
          Total Current Assets.......................     41,377         (3,665)           37,712
Property, net........................................    369,652                          369,652
Other Assets:
  Reorganization value in excess of amounts allocable
     to identifiable assets, net of accumulated
     amortization....................................     35,385                           35,385
  Goodwill, net of accumulated amortization..........     24,686                           24,686
  Other intangible assets, net of accumulated
     amortization....................................    108,021                          108,021
  Deferred financing costs, net......................     10,241         (3,680)(b)        10,061
                                                                          3,500(c)
  Other..............................................     40,774                           40,774
                                                       ---------      ---------         ---------
          Total Assets...............................  $ 630,136      $  (3,845)        $ 626,291
                                                       =========      =========         =========
LIABILITIES
Current Liabilities:
  Current maturities of notes and debentures.........  $     679                        $     679
  Current maturities of capital lease obligations....      4,702                            4,702
  Net liabilities of discontinued operations.........     13,534                           13,534
  Other current liabilities..........................    149,850      $  (5,914)(b)       143,936
                                                       ---------      ---------         ---------
          Total Current Liabilities..................    168,765         (5,914)          162,851
Long-Term Liabilities:
  Notes and debentures, less current maturities......    624,721       (265,000)(b)       560,700
                                                                         (8,820)(b)
                                                                          2,249(b)
                                                                        204,050(c)
                                                                          3,500(c)
  Capital lease obligations, less current
     maturities......................................     36,783                           36,783
  Other noncurrent liabilities and deferred
     credits.........................................     95,109                           95,109
                                                       ---------      ---------         ---------
          Total Long-Term Liabilities................    756,613        (64,021)          692,592
                                                       ---------      ---------         ---------
          Total Liabilities..........................    925,378        (69,935)          855,443
                                                       ---------      ---------         ---------
SHAREHOLDERS' EQUITY (DEFICIT)
Common stock.........................................        401                              401
Paid-in capital......................................    417,292                          417,292
Deficit..............................................   (710,332)        66,090(d)       (644,242)
Accumulated other comprehensive loss.................     (2,603)                          (2,603)
                                                       ---------      ---------         ---------
          Total Shareholders' Deficit................   (295,242)        66,090          (229,152)
                                                       ---------      ---------         ---------
          Total Liabilities and Shareholders'
            Deficit..................................  $ 630,136      $  (3,845)        $ 626,291
                                                       =========      =========         =========


 See notes to unaudited pro forma condensed consolidated financial statements.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a) The following table details the net adjustment to interest expense related to the consummation of the exchange offer:


                                                             FISCAL YEAR    THREE QUARTERS
                                                                ENDED           ENDED
                                                             DECEMBER 27,   SEPTEMBER 26,
                                                                 2000            2001
(In thousands)                                               ------------   --------------
Elimination of amortization of deferred financing costs on
  old notes retired........................................    $   (586)       $   (440)
Elimination of interest on old notes retired...............     (29,813)        (22,359)
Elimination of premium amortization on old notes retired...         870             714
Interest on new notes......................................      26,016          19,512
Amortization of estimated deferred financing costs on new
  notes....................................................         600             450
                                                               --------        --------
Net adjustment to interest expense.........................    $ (2,913)       $ (2,123)
                                                               ========        ========


(b) To reflect the retirement of approximately 50% of the old notes with a face value of $265.0 million and unamortized premium of $8.8 million, including the write-off of related unamortized deferred financing costs of $3.7 million and payment of related accrued interest of $5.9 million at September 26, 2001. Assumes payment of accrued interest in excess of cash and cash equivalents (approximately $2.2 million) will require an advance under the revolving credit facility.


(c) To reflect the issuance of $204.1 million of the new notes and the payment of $3.5 million of deferred financing costs. Assumes payment of deferred financing costs will require an advance under the revolving credit facility.



(d) Estimated extraordinary gain on early retirement related to the exchange offer of $66.1 million is not reflected in the unaudited pro forma condensed consolidated statements of operations as it is not expected to have a continuing impact on Advantica's operations. This extraordinary gain will be included in Advantica's operating results in the period in which the exchange offer is consummated.

                                  USE OF PROCEEDS


     We will not receive any proceeds from the exchange offer. You will receive, in exchange for each $1,000 principal amount of old notes tendered by you and accepted by Advantica in the exchange offer, $770 principal amount of new notes, plus accrued and unpaid interest on your old notes that are exchanged. The old notes tendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase of our outstanding principal debt but rather will result in a decrease of our outstanding principal debt by $60.9 million at the exchange date, assuming the maximum tender amount.


                               THE EXCHANGE OFFER

BACKGROUND AND PURPOSE OF THE EXCHANGE OFFER

     If the exchange offer is completed, Advantica will reduce its outstanding indebtedness. Accordingly, completion of the exchange offer may help to improve Advantica's access to financing sources and its ability to refinance its revolving credit facility, which matures in January 2003. The table below provides information concerning the pro forma effect of the exchange offer, assuming the maximum tender amount, on our long-term debt and our other financial data and ratios, including information concerning our indebtedness and related interest expense that will be structurally senior to the old notes. This information should be read in conjunction with the information contained in the sections entitled "Summary Consolidated Financial Data" and "Capitalization."


                                                                    ACTUAL
                                                         ----------------------------   PRO FORMA(A)
                                                         DECEMBER 27,   SEPTEMBER 26,   SEPTEMBER 26,
                                                             2000           2001            2001
(In millions, except ratios)                             ------------   -------------   -------------
Long-Term Debt:
  Advances outstanding under the revolving credit
     facility..........................................     $   --         $ 73.3          $ 79.0
  Other notes payable..................................        7.4            6.2             6.2
  Discount on other notes payable......................       (1.3)          (1.3)           (1.3)
  Capital lease obligations............................       50.5           41.5            41.5
  12 3/4% Senior Notes due September 30, 2007 of
     Denny's Holdings and Advantica (new notes)........         --             --           204.1
                                                            ------         ------          ------
       Total structurally senior long-term debt,
          including current maturities.................       56.6          119.7           329.5
  11 1/4% Senior Notes due January 15, 2008 of
     Advantica (old notes).............................      529.6          529.6           264.6
  Premium on 11 1/4% Senior Notes of Advantica.........       19.1           17.6             8.8
                                                            ------         ------          ------
       Total long-term debt, including current
          maturities...................................     $605.3         $666.9          $602.9
                                                            ======         ======          ======



                                                               ACTUAL
                                           -----------------------------------------------    PRO FORMA(A)
                                           FISCAL YEAR    THREE QUARTERS    FOUR QUARTERS    FOUR QUARTERS
                                              ENDED            ENDED            ENDED            ENDED
                                           DECEMBER 27,    SEPTEMBER 26,    SEPTEMBER 26,    SEPTEMBER 26,
                                               2000            2001              2001             2001
                                           ------------   ---------------   --------------   --------------
Other Data:
  EBITDA as defined......................     $172.3          $108.1            $151.3           $151.3
  Interest expense, net..................       81.8            54.7              74.2             71.4
  Structurally senior interest expense,
     net(b)..............................       22.8            10.6              15.4             42.0
  Capital expenditures...................       41.9            25.2              38.0             38.0
Ratios for Total Debt:
  Ratio of debt(c) to EBITDA as
     defined.............................        3.4x             NM*              4.3x             3.9x
  Ratio of EBITDA as defined to interest
     expense, net........................        2.1x            2.0x              2.0x             2.1x
  Ratio of EBITDA as defined less capital
     expenditures to interest expense,
     net.................................        1.6x            1.5x              1.5x             1.6x

                                                               ACTUAL
                                           -----------------------------------------------    PRO FORMA(A)
                                           FISCAL YEAR    THREE QUARTERS    FOUR QUARTERS    FOUR QUARTERS
                                              ENDED            ENDED            ENDED            ENDED
                                           DECEMBER 27,    SEPTEMBER 26,    SEPTEMBER 26,    SEPTEMBER 26,
                                               2000            2001              2001             2001
                                           ------------   ---------------   --------------   --------------
Ratios for Structurally Senior Debt:
  Ratio of structurally senior debt(c) to
     EBITDA as defined...................        0.3x             NM               0.8x             2.2x
  Ratio of EBITDA as defined to
     structurally senior interest
     expense, net........................        7.6x           10.2x              9.8x             3.6x
  Ratio of EBITDA as defined less capital
     expenditures to structurally senior
     interest expense, net...............        5.7x            7.8x              7.4x             2.7x


---------------

 *  Not meaningful

(a) The pro forma financial data have been derived from our unaudited pro forma condensed consolidated financial statements and notes thereto included elsewhere in this prospectus.

(b) Excludes the interest expense, net related to the old notes.

(c) Excludes the related premium or discount thereon.

TERMS OF THE EXCHANGE OFFER


     Advantica is offering, upon the terms and subject to the conditions set forth in this prospectus (including the maximum and minimum tender amounts) and in the accompanying letter of transmittal, to exchange $770 million principal amount of new notes for each $1,000 in principal amount of outstanding old notes, subject to the maximum tender of $265.0 million of old notes. New notes will be issued only in integral multiples of $1,000 and Advantica will pay cash in lieu of issuing new notes in a lesser principal amount. In the event that tenders of old notes pursuant to the exchange offer are less than the amount of the minimum tender requirement, Advantica intends to terminate the exchange offer. In the event that tenders pursuant to the exchange offer exceed the amount of the maximum tender, Advantica will, on a pro rata basis, subject to the rights of ineligible holders as indicated below, allocate new notes among tendering holders of old notes so that the maximum tender requirement is satisfied.



     All tendering holders whose old notes are accepted for new notes pursuant to the exchange offer will receive, as of the closing date, in cash, that portion of the unpaid interest accrued thereon from January 15, 2002 (the last interest payment date for the old notes prior to the closing date) up to, but not including, the closing date of the exchange offer and will be deemed to have waived the right to receive any payment in respect of interest on the old notes accrued on and after the closing date. Interest accrued on old notes not accepted for exchange will be paid in the ordinary course on July 15, 2002, the next scheduled interest payment date for those notes after the closing date.


     REGISTERED HOLDERS OF OLD NOTES WHO WISH TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER (INCLUDING REGISTERED HOLDERS WHO EFFECT A TENDER PURSUANT TO PROCEDURES FOR BOOK-ENTRY TRANSFER AS PROVIDED IN THIS PROSPECTUS) MUST DELIVER A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL IN CONNECTION WITH THEIR TENDER. SEE "-- PROCEDURES FOR TENDERING."

     Old notes may be tendered and will be accepted for exchange only in denominations of $1,000 principal amount or integral multiples thereof. Advantica shall be deemed to have accepted validly tendered old notes in the exchange offer when, as and if Advantica has given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for tendering holders of old notes for the purposes of receiving the new notes. The new notes will be delivered (and payments in cash of accrued and unpaid interest will be made) in exchange for old notes accepted in the exchange offer promptly following the expiration date and the satisfaction or waiver of all conditions to the exchange offer.

     Although Advantica has no obligation to do so, Advantica reserves the right to seek in the future to acquire old notes not tendered in the exchange offer by means of open market purchases, privately negotiated acquisitions, subsequent exchange or tender offers, redemptions or otherwise, at prices or on terms which may be higher or lower or more or less favorable than those in the exchange offer. The terms of any such purchases or offers could differ materially from the terms of the exchange offer.

     Tendering holders of old notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. Advantica will pay certain charges and expenses in connection with the exchange offer. See "-- Fees and Expenses."

     As of the date hereof, approximately $529.6 million aggregate principal amount of old notes are outstanding. This prospectus and the letter of transmittal are first being sent on or about the date hereof to all registered holders of old notes known to Advantica.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS


     The exchange offer will expire at 5:00 p.m., New York City time, on February 1, 2002, subject to extension by Advantica by notice to the exchange agent as provided in this prospectus. Advantica reserves the right to extend the exchange offer in its reasonable discretion, in which event the expiration date will be the latest time and date to which the exchange offer is extended. In order to extend the expiration date, Advantica will notify the exchange agent of any extension by oral or written notice and make a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.


     In addition, Advantica reserves the right, in its discretion:

     - to delay acceptance of any old notes tendered or to terminate the exchange offer and not accept for exchange any old notes by giving oral or written notice of such extension or termination to the exchange agent; and

     - to amend the terms of the exchange offer in any manner.

     Any such delay, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the exchange offer is amended in a manner determined by us to constitute a material change, Advantica will promptly disclose such amendment in a manner reasonably calculated to inform the holders of old notes of such amendment and will extend the exchange offer for the minimum period of time required by applicable law (which in certain instances could be 5 or 10 business days from the date of such amendment, if the exchange offer would otherwise expire during this 5 or 10 business day period). The rights reserved by Advantica in this paragraph are in addition to its rights set forth below under the caption "-- Conditions of the Exchange Offer."

CONDITIONS OF THE EXCHANGE OFFER


     Notwithstanding any other provision of the exchange offer, Advantica will not be required to accept for exchange any old notes, issue any new notes or make any payment for accrued interest, and Advantica may terminate the exchange offer, if at least $160.0 million principal amount of the old notes has not been validly tendered on or prior to the expiration date. In addition, and notwithstanding any other provision to the contrary, Advantica will not be required to accept for exchange any old notes, issue any new notes or make any payment for accrued interest, and may terminate the exchange offer if, at any time prior to the expiration of the exchange offer, Advantica determines, in its reasonable judgment, that any of the following conditions has not been satisfied prior to or concurrently with the expiration of the exchange offer:



     - no action or proceeding has been instituted or threatened or is pending in any court or by or before any governmental agency or instrumentality, and there has been proposed, adopted or enacted, no law, statute, rule or regulation with respect to the exchange offer or Advantica or Denny's Holdings which, in Advantica's reasonable judgment, has or may have a material adverse effect on Advantica's business, financial condition, operations or prospects or which, in Advantica's reasonable judgment, impairs the benefits of the exchange offer to us or our ability to proceed with the exchange offer;

     - there shall not have occurred or be likely to occur any event which, in Advantica's reasonable judgment, has or may have a material adverse effect on Advantica's business, financial condition, operations or profits or impair the benefits of the exchange offer to Advantica or its ability to proceed with the exchange offer; and

     - there shall not have occurred:

          (1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market;

          (2) any limitation by a governmental agency or authority which may adversely affect Advantica's ability to complete the transactions contemplated by the exchange offer;

          (3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority that adversely affects the extension of credit; or

          (4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof.


     The foregoing conditions are for Advantica's sole benefit and may be asserted by Advantica regardless of the circumstances giving rise to such conditions. These conditions may be waived or amended by Advantica in whole or in part at any time and from time to time prior to expiration of the exchange offer in Advantica's reasonable discretion. If Advantica waives or amends the foregoing conditions, Advantica will, if required by applicable law, extend the exchange offer for the minimum period of time required by applicable law (which in certain instances could be 5 or 10 business days) commencing on the date that Advantica first gives notice, by public announcement or otherwise, of such waiver or amendment, if the exchange offer would otherwise expire within this time period. Any determination by Advantica concerning the events described will be final and binding upon all parties.


     In addition, Advantica will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus forms a part, or the qualification of the indenture for the new notes under the Trust Indenture Act of 1939, as amended.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Holders who do not exchange their old notes in the exchange offer will still hold their old notes subject to the same terms and conditions existing prior to the exchange offer and will not receive any new notes or any accrued and unpaid interest at the closing of the exchange offer, if consummated. Non-tendering holders will receive accrued and unpaid interest with respect to the unexchanged old notes in the ordinary course on the same interest payment dates as set forth in the indenture for the old notes.

     A holder's decision not to participate in the exchange offer means that such holder's unexchanged old notes will:

     - be structurally subordinated to the new notes;

     - bear interest at an interest rate that is lower than the interest rate for the new notes (although on a higher aggregate principal amount of notes outstanding); and

     - have a maturity date later than the maturity date for the new notes.

OFFEREES


     We are not registering the offering of the new notes with any individual states other than Pennsylvania, although we have registered as dealers in New York. Other than in Pennsylvania and New York, we are relying on various state exemptions from registration. In order to avail ourselves of these state exemptions, we are making the exchange offer only to (1) institutional investors, as described in the letter of transmittal, and (2) residents of states and other jurisdictions that exempt the offer from registration even if directed to a person or entity that is not an institutional investor. Generally, an "institutional investor" means any dealer, bank, savings institution, insurance company or other financial institution or institutional investor as defined under applicable state law.


     If you do not fall within the list of qualifying institutional investors, some jurisdictions will still permit us to make an offer to you. We will make that determination after receipt of your letter of transmittal.

PROCEDURES FOR TENDERING

     The tender of old notes by a holder pursuant to one of the procedures set forth below, upon acceptance of such tender by Advantica, will constitute an agreement between such holder on the one hand and Advantica on the other in accordance with the terms and subject to the conditions set forth in this prospectus and in the associated letter of transmittal.


     A holder who wishes to tender old notes for exchange pursuant to the exchange offer must, on or prior to the expiration date:


     - deliver the certificates for such old notes in proper form for transfer if the old notes are held in physical form; or

     - comply with procedures for book-entry transfer of old notes tendered electronically into the exchange agent's account at The Depository Trust Company, or DTC, as set forth below.

     IN EITHER CASE, THE REGISTERED HOLDER MUST ALSO DELIVER A PROPERLY COMPLETED LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF), DULY EXECUTED BY THE REGISTERED HOLDER WITH ANY REQUIRED SIGNATURE GUARANTEE(S) AND ANY OTHER DOCUMENTS REQUIRED THEREBY, PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER IN ORDER FOR THE TENDER OF OLD NOTES TO BE VALID AND COMPLETE.

     YOU SHOULD SEND LETTERS OF TRANSMITTAL AND OLD NOTES TO THE EXCHANGE AGENT AND NOT TO ADVANTICA, DENNY'S HOLDINGS, THE DEALER MANAGER, THE INFORMATION AGENT, DTC OR THE TRUSTEE UNDER THE INDENTURE.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes tendered pursuant thereto are tendered either:

     - by a registered holder of old notes who has not completed the boxes entitled "Special Issuance Instructions" and "Special Delivery Instructions" on the letter of transmittal, or

     - for the account of an eligible guarantor institution.

     In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or the NASD, or a commercial bank or trust company having an office in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

     Holders of old notes whose certificates for such old notes are not immediately available or who cannot deliver all required documents to the exchange agent on or prior to the expiration date, or who cannot complete the procedures for book-entry transfer on a timely basis, may tender their old notes according to the guaranteed delivery procedures set forth below under "-- Guaranteed Delivery."

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL, OLD NOTES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY OF OLD NOTES THROUGH DTC AND TRANSMISSION OF A BOOK-ENTRY CONFIRMATION, IS AT THE

ELECTION AND RISK OF THE TENDERING HOLDERS, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. IF THE LETTER OF TRANSMITTAL, OLD NOTES OR OTHER REQUIRED DOCUMENTS ARE SENT BY MAIL, IT IS SUGGESTED THAT THE MAILING BE BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED AND MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE. HOLDERS TENDERING OLD NOTES USING DTC'S BOOK-ENTRY PROCEDURES MUST ALLOW SUFFICIENT TIME FOR COMPLETION OF SUCH PROCEDURES DURING THE NORMAL BUSINESS HOURS OF DTC TO INSURE DELIVERY OF THE CONFIRMATION OF THE BOOK-ENTRY TRANSFER ON OR PRIOR TO THE EXPIRATION DATE.


     Generally, only a registered holder of old notes may tender old notes in the exchange offer. If the letter of transmittal is signed by a person other than the registered holder of the old notes, such old notes must be endorsed or accompanied by appropriate bond powers, signed exactly as the name or names of the registered holder (or registered holders) appear on the old notes. If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Advantica, provide evidence satisfactory to Advantica of their authority to so act.

     Any beneficial owner whose old notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender his old notes in the exchange offer should contact such registered holder promptly and instruct such registered holder to tender on his behalf by completing the form of instructions (including the section regarding eligibility to participate in the exchange offer) provided by his broker, bank or other nominee. If a beneficial owner wishes to tender on his own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering his old notes, either make appropriate arrangements to register ownership of the old notes in such holder's name or obtain a properly completed bond power from the registered holder. Beneficial owners should be aware that the transfer of record ownership may take considerable time.

BOOK-ENTRY TRANSFER


     The exchange agent will seek to establish accounts with respect to the old notes at DTC for the purpose of the exchange offer within two New York Stock Exchange, or NYSE, trading days from the date of this prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of old notes on behalf of a holder by causing DTC to transfer such old notes into the exchange agent's account in accordance with DTC's Automated Tender Offer Program, or ATOP, procedures for such transfer. IN SUCH CASE, A LETTER OF TRANSMITTAL IS STILL REQUIRED TO BE TRANSMITTED TO THE EXCHANGE AGENT. Both the confirmation of a book-entry transfer thereof and a properly completed and validly executed letter of transmittal (or a facsimile thereof) must be delivered to and be received or confirmed by the exchange agent at its address set forth on the back cover page of this prospectus on or prior to the expiration date, in order for such tender of old notes to be valid and complete.


     An agent's message transmitted by DTC to, and received by, the exchange agent and forming a part of the confirmation of a book-entry transfer will state that DTC has received an express acknowledgment from the DTC participant tendering old notes on behalf of the holder of such old notes that such DTC participant has received and agrees to be bound by the terms and conditions of the exchange offer as set forth in this prospectus and the associated letter of transmittal and that we may enforce such agreement against such participant.


     HOLDERS TENDERING OLD NOTES THROUGH DTC'S ATOP SYSTEM MUST ALLOW SUFFICIENT TIME FOR COMPLETION OF THE ATOP PROCEDURES DURING THE NORMAL BUSINESS HOURS OF DTC TO ASSURE DELIVERY OF THE CONFIRMATION OF THE BOOK-ENTRY TRANSFER ON OR PRIOR TO THE EXPIRATION DATE.


     OLD NOTES WILL NOT BE DEEMED SURRENDERED FOR EXCHANGE UNTIL SUCH DOCUMENTS ARE RECEIVED BY THE EXCHANGE AGENT AND DELIVERY OF SUCH DOCUMENTS TO DTC WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

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GUARANTEED DELIVERY


     If a holder desires to tender old notes pursuant to the exchange offer and the certificates for such old notes are not immediately available or time will not permit all required documents to reach the exchange agent on or prior to the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, such old notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:


     (1) such tenders are made by or through an eligible guarantor institution;

     (2) prior to the expiration date, the exchange agent receives from an eligible guarantor institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the letter of transmittal, setting forth the name and address of the holder of the old notes and the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that, within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery, a properly completed and duly executed letter of transmittal and the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the Notice of Guaranteed Delivery; and

     (3) the certificates representing all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, in either case, together with a properly completed and duly executed letter of transmittal, with any required signature guarantees and any other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS


     Tenders of old notes pursuant to the exchange offer may be properly withdrawn at any time on or prior to the expiration date. Thereafter, such tenders may be withdrawn only if the exchange offer is terminated without any old notes being accepted for exchange.


     If you have tendered old notes, you may withdraw such old notes prior to the expiration date by delivery of a written notice of withdrawal and revocation, subject to the limitations described in this prospectus. To be effective, a written notice delivered by hand, overnight courier, mail or telegraphic or facsimile transmission, or a properly transmitted request message pursuant to DTC's ATOP procedures (or delivered by hand or by mail) notice of withdrawal and revocation must:


     - be timely received by the exchange agent at its addresses set forth on the back cover hereof on or prior to the expiration date;


     - specify the name of the person having tendered the old notes to be withdrawn and the principal amount of such old notes to be withdrawn;

     - identify the old notes to be withdrawn (including the principal amount of such old notes); and

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered (including any required signature guarantees).

     If certificates representing old notes to be withdrawn have been delivered or otherwise identified to the exchange agent, then the name of the registered holder and the serial numbers of the particular certificate evidencing the old notes to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, except in the case of old notes tendered by an eligible institution (in which case no signature guarantee shall be required), must also be so furnished to the exchange agent as aforesaid prior to the physical release of the certificates for the withdrawn old notes. If old notes have been tendered pursuant to the procedures for book-entry transfer as set forth in this prospectus, any notice of withdrawal and revocation must also specify the name and number of the account at DTC to be credited with the withdrawn old notes. Advantica reserves the right to contest the validity of any withdrawal and revocation. A purported withdrawal and revocation which is not received by the exchange agent in a timely fashion will not be effective.


     Any old notes properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offer and the holder will not receive any consideration in the exchange offer. Withdrawn old notes may be re-tendered by again following one of the appropriate procedures described in this prospectus at any time on or prior to the expiration date.


ACCEPTANCE OF TENDERS; COMPLIANCE WITH CONDITIONS OF THE EXCHANGE OFFER; DELIVERY OF NEW NOTES AND CASH


     Upon the terms and subject to the conditions of the exchange offer (including the maximum and minimum tender amounts), Advantica will accept for exchange all old notes validly tendered and not properly withdrawn on or prior to the expiration date. The acceptance for exchange of old notes validly tendered and not properly withdrawn and the delivery of new notes and any cash payments will be made as promptly as practicable after the expiration date upon consummation of the exchange offer. Advantica expressly reserves the right to delay acceptance of any of the old notes or to terminate the exchange offer and not accept for exchange and payment any old notes not theretofore accepted if any of the conditions set forth under the heading "-- Conditions of the Exchange Offer" have not been satisfied or waived. In all cases, the issuance of new notes in exchange for old notes accepted for exchange pursuant to the exchange offer and the payment of any cash due will be made only after timely receipt by the exchange agent of old notes or confirmation of book-entry transfer thereof, in either case, together with a properly completed and validly executed letter of transmittal (or a facsimile thereof) with any required signature guarantees and any other documents required thereby.


     For purposes of the exchange offer, Advantica shall be deemed to have accepted validly tendered old notes when, as and if Advantica gives oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purposes of receiving the new notes and any cash payments pursuant to the exchange offer. Under no circumstances will additional interest be paid by Advantica or by the exchange agent by reason of any delay in making such payment or delivery by DTC or any DTC participant.

     All questions as to the form of all documents and the validity, eligibility (including the time of receipt and eligibility under applicable state securities laws), acceptance and withdrawal of tendered old notes will be determined by Advantica, in Advantica's discretion, which determination shall be final and binding. Advantica expressly reserves the right to reject any and all tenders not in proper form and to determine whether the acceptance of or payment by it for such tenders would be unlawful. Advantica also reserves the right, subject to applicable laws, to waive or amend any of the conditions to the exchange offer or to waive any defect or irregularity in the tender of any of the old notes. None of Advantica, Denny's Holdings, the exchange agent, the dealer manager, the information agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. No tender of old notes will be deemed to have been validly made until all defects and irregularities with respect to such old notes have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which irregularities have not been cured or waived will be returned by the exchange agent to the appropriate tendering holder or, in the case of tenders made in accordance with book-entry procedures, such notes will be credited to the account maintained with DTC for the old notes, as soon as practicable. Advantica's interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and the instructions thereto) will be final and binding on all parties.

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

LOST OR MISSING CERTIFICATES

     If you desire to tender old notes pursuant to the exchange offer, but your old note has been mutilated, lost, stolen or destroyed, you should write to or telephone the exchange agent at the telephone number or address listed on the back cover page of this prospectus, concerning the procedures for obtaining replacement certificates for such old notes, arranging for indemnification or any other matter with regard to the tender.

DEALER MANAGER


     We have engaged UBS Warburg LLC, or UBS Warburg, to act as dealer manager in connection with the exchange offer. The obligations of the dealer manager to perform its services are subject to certain conditions. We have agreed to pay the dealer manager a fee of 1% of the principal amount of old notes exchanged in the exchange offer, plus a monthly advisory fee of $175,000, 50% of which for the first three months and 100% of which thereafter will be offset against the 1% transaction fee. The dealer manager will pay a portion of these fees to Andersen Weinroth Capital Corporation. In addition, we have agreed to reimburse the dealer manager for all of its reasonable out-of-pocket expenses, including the reasonable fees and reasonable expenses of its legal counsel, incurred in connection with the exchange offer. If we engage in other specified financing transactions during the term of the dealer manager's engagement with us and for a period of nine months thereafter, the dealer manager has the right, but not the obligation, to provide certain services to us in connection with such financing arrangements. We have agreed to indemnify the dealer manager against certain liabilities in connection with the exchange offer, including liabilities under the federal securities laws, and will contribute to payments the dealer manager may be required to make in respect thereof.


     From time to time, UBS Warburg and its affiliates may own, for their own account or for the accounts of their customers, old notes or new notes and interests therein, and may tender with respect to any such old notes in the exchange offer and receive the full consideration therefore in accordance with the terms and conditions described in this prospectus. At any given time, UBS Warburg or its affiliates may trade any of our debt or equity securities for its own accounts or for the accounts of their customers. Accordingly, they may hold a long or short position at any given time in any of our securities. In addition, UBS Warburg may provide investment banking and financial advisory services to Advantica in the future.

EXCHANGE AGENT

     U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Letters of transmittal, confirmations of book-entry transfers, notices of guaranteed delivery and all correspondence in connection with the exchange offer should be sent or delivered by each holder of old notes or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the exchange agent at the address set forth on the back cover page of prospectus and associated letter of transmittal. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

INFORMATION AGENT

     MacKenzie Partners, Inc. has been appointed as information agent for this exchange offer and will receive customary compensation for its services. We will also reimburse the information agent for its reasonable out-of-pocket expenses. Questions concerning tender procedures and requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this prospectus. Holders of old notes may also contact their broker, dealer, commercial bank or trust company for assistance concerning the exchange offer.

FEES AND EXPENSES

     Except as described above, we will not make any payments to brokers, dealers, or other persons soliciting acceptances of the exchange offer. We will, however, pay the reasonable and customary fees and out-of-pocket expenses of the exchange agent, the trustee, and the dealer manager, and legal, accounting and
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

other related fees and expenses associated with the exchange offer. We will also pay the reasonable expenses of holders in delivering their old notes to the exchange agent. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the exchange offer will be paid by us and are estimated to be $3.5 million.

TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, new notes and/or substitute old notes for principal amounts not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old notes, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, the amount of any those transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted, the amount of such transfer taxes will be billed directly to tendering holder.

INTEREST ON TENDERED OLD NOTES; NEW NOTES


     Interest will cease to accrue on the old notes tendered and exchanged pursuant to the exchange offer on the closing date of the exchange offer, regardless of the actual dates on which old notes are surrendered for exchange. From the time interest ceases to accrue on the old notes, interest will accrue on the new notes at the rate and upon the terms as set forth elsewhere in this prospectus. See "Description of New Notes." Holders of old notes tendering for new notes will receive as of the closing date, accrued and unpaid interest on old notes tendered and accepted for exchange from January 15, 2002 to the closing date. Interest on the new notes will begin to accrue on the closing date of the exchange offer, with the first interest payment date occurring on March 31, 2002. Holders whose old notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the old notes accrued on and after the closing date.


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                                    BUSINESS

INTRODUCTION

     We are one of the largest restaurant companies in the United States, operating (directly and through franchisees) almost 1,800 Denny's restaurants.

     Our original predecessor was organized as a holding company in 1988 in order to effect a 1989 leveraged buyout of us. As a result of the buyout, we became very highly leveraged. While our cash flows were sufficient to cover interest costs, operating results subsequent to the buyout fell short of expectations. Such shortfalls resulted from negative operating trends due to increased competition, intense pressure on pricing due to discounting, declining customer traffic and relatively limited capital resources to respond to these changes.

     On January 7, 1998, our predecessors, FCI, and its wholly owned subsidiary Flagstar, emerged from proceedings under Chapter 11 of the United States Bankruptcy Code pursuant to FCI's and Flagstar's Amended Joint Plan of Reorganization dated as of November 7, 1997. Also on January 7, 1998, Flagstar merged with and into FCI, the surviving corporation, and FCI changed its name to Advantica Restaurant Group, Inc. FCI's operating subsidiaries did not file bankruptcy petitions and were not parties to the above-mentioned Chapter 11 proceedings. As a result of the reorganization, we significantly reduced our debt and simplified our capital structure, although we remain highly leveraged. Further discussion of the bankruptcy reorganization proceedings is included in
Note 1 to our consolidated financial statements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" for additional information concerning our indebtedness and debt service requirements.

     In late 1999, our management and board of directors, assisted by outside advisors, began an extensive review of our operations and structure. In February 2000, we began to implement our "One Company, One Brand" strategy which focused its direction primarily on the Denny's concept. This strategy included efforts to move toward a more franchised-based operation and actions to streamline our overhead structure by merging corporate administrative functions with the Denny's organization. See Note 7 to our consolidated financial statements for more information regarding the implementation of this strategy. As part of this strategy, during the first quarter of 2000, we also began exploring the possible sale or recapitalization of our Coco's and Carrows concepts, which operate under our wholly owned subsidiary, FRD. As a result, we began accounting for FRD as a discontinued operation in the second quarter of 2000, and FRD continued to market for divestiture the Coco's and Carrows concepts throughout the balance of 2000. See Note 4 to our consolidated financial statements. On February 14, 2001, FRD filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. See also "-- Legal Proceedings" and Note 20 to our consolidated financial statements for additional information. Although the sale process has taken longer than expected due in part to procedural and legal constraints inherent in the FRD bankruptcy filing, FRD actively continues to market for divestiture its Coco's and Carrows concepts.

RESTAURANT OPERATIONS

     Denny's, "America's Original Breakfast Diner," is the nation's largest family-style restaurant chain in the full-service mid-scale segment in terms of market share, number of units and U.S. systemwide sales. At September 26, 2001, Denny's restaurants operated in 49 states, the District of Columbia, two U.S. territories and five foreign countries, with concentrations in California (22% of total restaurants), Florida (12%) and Texas (10%). Denny's restaurants are designed to provide a "dining value" with moderately priced food, friendly and efficient service and a pleasant atmosphere. We believe that Denny's benefits from its generally strong market position and consumer recognition. In addition, Denny's may benefit from the demographic trend of aging baby boomers and the growing population of senior citizens. The largest percentage of mid-scale customers is in the 35 years and older age category.

     Denny's restaurants generally are open 24 hours a day, 7 days a week. Denny's restaurants offer traditional family fare (including breakfast items, hamburgers, sandwiches, steaks and chicken), and provide

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both counter and table service. Denny's sales are evenly distributed across each of its dayparts; however, breakfast items account for the majority of Denny's sales. For the three quarters ended September 26, 2001, Denny's company-owned restaurants had an average guest check of $6.57, average sales of $1.1 million and employed approximately 30,100 people.

     We have taken strides to improve each component of the dining value formula. In 2000, Denny's continued heavy promotion of its themed, higher-quality products such as "All-Star Slams," "America's Favorite Omelets," "Major League Burgers" and "Signature Skillets." Denny's also continued to offer its popular Grand Value menus, which feature value-priced items for breakfast and lunch. In 2001, Denny's has continued its focus on delivering value to our consumer with the promotion of the "$2.99 Grand Slam", the "$3.99 Triple Play" and "Kid's Eat Free". These products are supported through television advertising and restaurant-based media including special menus, posters and window clings.

     In 2001, Denny's implemented initiatives to address the customer service component of its dining value formula. Company-owned restaurants began collecting customer input on their dining experiences via an interactive customer response survey. From each of our company-owned restaurants, a random sample of customers is selected and offered the opportunity to call a toll-free number to provide feedback on their dining experience. Customers give their feedback about performance on a number of items relating to the overall service experience. Monthly reports are provided to individual restaurants, which help restaurant managers focus on specific areas that may improve customers' service perceptions. Delivering outstanding customer service will continue to be the main focus of Denny's operations management in the coming year.


     During 1999, we initiated a remodel program for our restaurants. We remodeled 140 company-owned restaurants in 1999, 37 restaurants in 2000, and expect to have completed approximately 60 remodels in 2001. In addition, our franchisees have begun to remodel their units in the new remodel format, remodeling 101 restaurants through September 26, 2001. We believe that this remodel program will appeal to existing and new franchisees, which is integral to the completion of our remodel program systemwide.


     During 2000, Denny's also opened 6 new company-owned units and 84 new franchised/licensed units. We believe that over the last five years Denny's has opened more new units (company-owned and franchised units combined) than any competitor in the mid-scale segment. Denny's also acquired 68 units from franchisees during 2000.

     Denny's supplements its franchise development efforts by selling company-owned units to franchisees. During 2000, we sold 148 company-owned units to franchisees. For the three quarters ended September 26, 2001, we sold 48 company-owned units to franchisees. Due to the tightened financial markets and our strict standards for new franchisees, the pace of refranchising has slowed in 2001. We expect to continue to sell a limited number of company-owned restaurants to franchisees as part of the ongoing evaluation of our restaurant portfolio. Of the 1,776 Denny's restaurants operating at September 26, 2001, 1,124 (63%) were franchised units. The initial fee for a single Denny's franchise is $35,000, and the current royalty payment is 4% of gross sales.

OPERATIONS

     We believe that successful execution of basic restaurant operations in each of our Denny's restaurants is critical to its success. Accordingly, significant effort is devoted to ensuring that all restaurants offer quality food and service. Through a network of division, region, area and restaurant level managers, we standardize specifications for the preparation and efficient service of quality food, the maintenance and repair of the premises and the appearance and conduct of our associates. Major emphasis is placed on the proper preparation and delivery of the product to the consumer and on the cost-effective procurement and distribution of quality products.

     A principal feature of Denny's restaurant operations is the constant focus on improving operations at the unit level. Unit managers are especially hands-on and versatile in their supervisory activities. Region and area managers have no offices and spend substantially all of their time in the restaurants. A significant majority of restaurant management personnel began as hourly associates in the restaurants and, therefore, know how to perform restaurant functions and are able to train by example.

     Denny's maintains a training program for associates and restaurant managers. General managers and restaurant managers receive training at specially designated training units. Areas of training for managers include:

     - customer interaction;

     - kitchen management and food preparation;

     - data processing and cost control techniques;

     - equipment and building maintenance; and

     - leadership skills.

     Video training tapes demonstrating various restaurant job functions are located at each restaurant location and are viewed by associates prior to a change in job function or before using new equipment or procedures.

     Denny's also regularly evaluates its menu. New products are developed in our test kitchen and then introduced in selected restaurants to determine customer response and to ensure that consistency, quality standards and profitability are maintained. If a new item proves successful at the research and development level, it is usually tested in selected markets. A successful menu item is then incorporated into the restaurant system. While research and development activities are important to the Denny's business, amounts expended for these activities are not significant.

     Financial and management control is facilitated in all of the Denny's restaurants by the use of point-of-sale, or POS, systems which transmit detailed sales reports, payroll data and periodic inventory information for management review.

ADVERTISING

     We use an integrated advertising process to promote our concepts, including:

     - media;

     - menu pricing strategy;

     - interior/exterior building design;

     - style of service; and

     - specialized promotions to help differentiate Denny's from our competitors.

     Media advertising is primarily product oriented, generally featuring high-margin new promotional entrees presented and priced to convey high value. Such advertising is conducted, depending on the market, through:

     - national and local television advertising;

     - radio; and

     - outdoor and print advertising.

     Denny's integrated advertising approach reaches out to all consumers. Relevant messages are created to target general markets, African American markets and Hispanic markets. Community outreach programs extend media sponsorships designed to enhance diversity efforts. Sophisticated consumer marketing research techniques are used to measure customer satisfaction and customers' evolving expectations.

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SITE SELECTION

     The success of any restaurant is influenced significantly by its location. Our franchise development groups work closely with franchisees and real estate brokers to identify sites which meet specific standards. Sites are evaluated on the basis of a variety of factors, including:

     - demographics;

     - traffic patterns;

     - visibility;

     - building constraints;

     - competition;

     - environmental restrictions; and

     - proximity to high-traffic consumer activities.

RAW MATERIALS SOURCES AND AVAILABILITY

     We have a centralized purchasing program which is designed to ensure uniform product quality as well as reduced food, beverage and supply costs. Our size provides us with significant purchasing power which often enables us to obtain products at favorable prices from several nationally recognized manufacturers.

     In connection with the 1995 sale of our distribution subsidiary, Proficient Food Company, or PFC, to Meadowbrook Meat Company, or MBM, we entered into an eight-year distribution agreement with MBM, subsequently extended to September 7, 2005, under which PFC/MBM will continue to distribute and supply certain products and supplies to Denny's restaurants. There are no volume requirements relative to these agreements; however, the products named therein must be purchased through PFC/MBM unless they are unable to make delivery within a reasonable period. We purchase approximately 85% of our restaurant products and supplies from PFC/MBM.

     We believe that satisfactory sources of supply are generally available for all the items regularly used by our restaurants and have not experienced any material shortages of food, equipment, or other products which are necessary to our restaurant operations.

SEASONALITY

     Our business is moderately seasonal. Restaurant sales are generally greater in the second and third calendar quarters (April through September) than in the first and fourth calendar quarters (October through March). Additionally, severe weather, storms and similar conditions may impact sales volumes seasonally in some operating regions. Occupancy and other operating costs, which remain relatively constant, have a disproportionately greater negative effect on operating results during quarters with lower restaurant sales.

TRADEMARKS AND SERVICE MARKS

     We, either directly or through wholly owned subsidiaries, have certain trademarks and service marks registered with the United States Patent and Trademark office and in international jurisdictions, including "Denny's" and "Grand Slam Breakfast." We consider our trademarks and service marks important to the identification of our restaurants and believe they are of material importance to the conduct of our business. Domestic trademark and service mark registrations are renewable at various intervals from 10 to 20 years, while international trademark and service mark registrations have various durations from 5 to 20 years. We generally intend to renew trademarks and service marks which come up for renewal. We own or have rights to all trademarks we believe are material to our restaurant operations. In addition, we have registered various domain names on the Internet that incorporate certain of our trademarks and service marks, and believe these domain name registrations are an integral part of our identity. From time to time, we may become involved in litigation to defend and protect our use of our intellectual property.

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COMPETITION

     The restaurant industry can be divided into three main segments: full-service restaurants, quick-service restaurants, and other miscellaneous establishments. Full-service restaurants include the midscale, casual dining and upscale (fine dining) segments. A large portion of midscale business comes from three categories -- family style, family steak and cafeteria -- and is characterized by complete meals, menu variety and moderate prices ($5 to $8 average check). The family style category, which includes Denny's, consists of a small number of national chains, many local and regional chains, and thousands of independent operators. The casual dining segment, which typically has higher menu prices ($8 to $16 average check) and generally offers alcoholic beverages, includes a small number of national chains, regional chains and independent operators. The quick-service segment is characterized by lower average checks (generally $3 to $5), portable meals, fast service and convenience.

     The quick-service segment accounts for the bulk of commercial restaurant industry traffic, but the full-service and quick-service segments of the industry currently have approximately equal revenues. Throughout the recent past, the midscale segment's traffic volumes have remained essentially flat. The family style category has shown increases in traffic over the past few years, while other midscale categories have shown mixed results.

     The commercial restaurant industry is highly competitive, and competition among a few major companies that own or operate restaurant chains is especially intense, particularly in the family style segment. Restaurants compete on the basis of name recognition and advertising; the price, quality, variety, and perceived value of their food offerings; the quality of their customer service; and the convenience and attractiveness of their facilities. Commercial restaurants have faced increased competition from other nontraditional suppliers of prepared meals over the recent past. A primary example of this competition is the increased availability of prepared meals available in many grocery outlets. Recent economic trends have also increased competition for qualified personnel at the restaurant level.

     We believe that Denny's has a number of primary competitive strengths including strong brand name recognition, well located restaurants, and market penetration, which has resulted in economies of scale in a variety of areas including advertising, purchasing, distribution and field supervision. Additionally, we believe that Denny's has competitive strengths in the value, variety, and quality of its food products, and in the quality and training of its employees. See "Risk Factors" for additional factors relating to our competition in the restaurant industry.

ECONOMIC, MARKET AND OTHER CONDITIONS

     The restaurant industry is affected by many factors, including changes in national, regional and local economic conditions affecting consumer spending, changes in socio-demographic characteristics of areas where restaurants are located, changes in consumer tastes and preferences, increases in the number of restaurants in general and in particular areas, unfavorable trends affecting restaurant operations such as rising wage rates and utilities expenses and unfavorable trends in regional weather conditions.

GOVERNMENT REGULATIONS

     We and our franchisees are subject to various local, state and federal laws and regulations governing various aspects of the restaurant business, including but not limited to:

     - health;

     - sanitation;

     - environmental matters;

     - safety;

     - disabled persons' access to facilities;

     - the sale of alcoholic beverages; and

     - hiring and employment practices.

     The operation of our franchise system is also subject to regulations enacted by a number of states and rules promulgated by the Federal Trade Commission. We believe that we are in material compliance with applicable laws and regulations, but cannot predict the effect on operations of the enactment of additional regulations in the future.

     We are also subject to federal and state laws governing matters such as minimum wage, overtime and other working conditions. At September 26, 2001, a substantial number of our employees were paid the minimum wage. Accordingly, increases in the minimum wage or decreases in the allowable tip credit (which reduces the minimum wage paid to tipped employees in certain states) increase our labor costs. This is especially true for our operations in California, where there is no tip credit. The California minimum wage increased from $5.00 per hour to $5.75 per hour on March 1, 1998; it increased again to $6.25 per hour on January 1, 2001 and will increase to $6.75 per hour on January 1, 2002. Also, the United States Congress is considering a federal minimum wage increase to $6.15 per hour over a multiple-year time frame. Employers must pay the higher of the federal or state minimum wage. We have attempted to offset increases in the minimum wage through pricing and various cost control efforts; however, there can be no assurance that we or our franchisees can continue to pass on such cost increases to our customers.

ENVIRONMENTAL MATTERS

     Federal, state and local environmental laws and regulations have not historically had a material impact on the operations; however, we cannot predict the effect on our operations of possible future environmental legislation or regulations.

COMPLIANCE WITH CONSENT DECREES

     On May 24, 1994, we entered into two consent decrees resolving class action litigation brought against Denny's which alleged that Denny's engaged in a pattern or practice of racial discrimination in violation of the Civil Rights Act of 1964. We denied any wrongdoing. The consent decrees enjoined us from racial discrimination and required us to, among other things, implement certain employee training and testing programs and provide public notice of Denny's nondiscrimination policies.

     Denny's has met all of its obligations under the consent decrees. On January 16, 2000, class counsel, together with counsel for the United States, submitted reports to the courts that entered the consent decrees reporting on our completion of the requirements of the consent decrees and recommending the early dismissal of the consent decrees effective November 24, 2000. Praising our leadership, counsel advised the courts that:

        . . . Denny's has performed its obligations under the (Consent) Decrees in a highly commendable and exemplary manner, and has repeatedly gone beyond the strict requirements of the (Consent) Decrees to achieve the broader purposes of these historic settlements. Through a commitment of enormous resources and effort, Denny's has embraced racial and cultural diversity in its operations, demonstrated an admirable degree of leadership in addressing racial issues, and in doing so has set an example for other corporations to follow.

     On January 23, 2001, the U.S. District Court for the District of Maryland issued an order dismissing one of the consent decrees and on April 4, 2001, the U.S. District Court Northern District of California dismissed the second consent decree.

EMPLOYEES

     At September 26, 2001, we had approximately 30,100 employees, none of whom are subject to collective bargaining agreements. Many of our restaurant employees work part time, and many are paid at or slightly above minimum wage levels. As is characteristic of the restaurant industry, we experience a high level of turnover among our restaurant employees. We have experienced no significant work stoppages and consider our relations with our employees to be satisfactory.

PROPERTIES

     Most Denny's restaurants are free-standing facilities, with property sizes averaging 42,000 square feet. The restaurant buildings average 4,800 square feet, allowing them to accommodate an average of 140 guests. The number and location of our restaurants as of September 26, 2001, are presented below:

                                                                       FRANCHISED/
STATE/COUNTRY                                                 OWNED     LICENSED
-------------                                                 -----    -----------
Alabama.....................................................     3            2
Alaska......................................................    --            4
Arizona.....................................................    27           51
Arkansas....................................................     1           10
California..................................................   164          227
Colorado....................................................    10           26
Connecticut.................................................    --            8
District of Columbia........................................    --            1
Delaware....................................................     3           --
Florida.....................................................    62          147
Georgia.....................................................    --           30
Hawaii......................................................     4            3
Idaho.......................................................    --            6
Illinois....................................................    39           22
Indiana.....................................................     2           32
Iowa........................................................    --            4
Kansas......................................................    --           11
Kentucky....................................................     6            6
Louisiana...................................................     5            8
Maine.......................................................    --            8
Maryland....................................................    12           19
Massachusetts...............................................    --            7
Michigan....................................................    28            5
Minnesota...................................................     4           14
Mississippi.................................................     2            1
Missouri....................................................     7           40
Montana.....................................................    --            6
Nebraska....................................................    --            3
Nevada......................................................    10            8
New Hampshire...............................................    --            3
New Jersey..................................................     7            8
New Mexico..................................................     2           19
New York....................................................    46           13
North Carolina..............................................     4           14
North Dakota................................................    --            3
Ohio........................................................    26           18
Oklahoma....................................................     3           25
Oregon......................................................     5           22

                                                                       FRANCHISED/
STATE/COUNTRY                                                 OWNED     LICENSED
-------------                                                 -----    -----------
Pennsylvania................................................    39            8
Rhode Island................................................    --            2
South Carolina..............................................    12            6
South Dakota................................................    --            3
Tennessee...................................................     5            5
Texas.......................................................    46          124
Utah........................................................    --           22
Vermont.....................................................    --            2
Virginia....................................................    12           14
Washington..................................................    22           45
West Virginia...............................................    --            3
Wisconsin...................................................    10            9
Guam........................................................    --            2
Puerto Rico.................................................    --           11
Canada......................................................    10           41
Other International.........................................    --            7
                                                               ---        -----
  Total.....................................................   638        1,138
                                                               ===        =====

     Of the 638 restaurants operated by us as of September 26, 2001, we owned the land and building of 166, owned the building and leased the land of 26, and leased both the land and building of 446.

     In addition to the restaurants, we own an 18-story, 187,000 square foot office tower in Spartanburg, South Carolina, which serves as our corporate headquarters. Our corporate offices currently occupy approximately 15 floors of the tower, with the balance leased to others.

     See Note 11 to our consolidated financial statements for information concerning encumbrances on some of our properties.

LEGAL PROCEEDINGS


     On February 14, 2001, FRD filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware, Case No. 01-0436-PJW, to facilitate the divestiture of its Coco's and Carrows brands and to preserve their going concern value. FRD is a debtor-in-possession in the proceeding which involves only FRD and none of its subsidiaries. Consequently, all of FRD's subsidiaries, including its operating concepts Coco's and Carrows, are operating in the normal course of business. The final selection of a buyer and completion of the divestiture will take place in the bankruptcy court. No assurance can be given that FRD's subsidiaries will not be required to commence Chapter 11 cases in the future. This Chapter 11 filing does not include Advantica, Denny's Holdings or Denny's; however, on January 8, 2001, Denny's became the lender under the Coco's/Carrows Credit Facility. See "Risk Factors -- We may not collect the amount owed to us by Coco's and Carrows, and the outcome and effects of the FRD bankruptcy proceedings are highly uncertain," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and Note 11 to our consolidated financial statements for additional information.


     In 1994, we were advised by the Internal Revenue Service of proposed deficiencies for federal income taxes totaling approximately $12.7 million. The proposed deficiencies relate to examinations of certain income tax returns filed by us for the seven taxable periods ended December 31, 1992. In the third quarter of 1996, this proposed deficiency was reduced by approximately $7.0 million as a direct result of the passage of the Small Business Jobs Protection Act in August 1996. This legislation included a provision that clarified Internal Revenue Code Section 162(k) to allow for the amortization of borrowing costs incurred by a corporation in connection with a redemption of its stock. Because we believed the remaining proposed deficiencies were substantially incorrect, we contested such proposed deficiencies in 1998 by filing petitions in the United States Tax Court. We settled all the issues in these petitions with the IRS in the fourth quarter of 2000, and accordingly adjusted our income tax liabilities established in connection with these issues. We and the IRS completed the final computations of the federal income taxes and interest in the first quarter of 2001, and we recorded an additional adjustment of the related income tax liabilities (see
Note 13 to the Consolidated Financial Statements).

     One current and two former managers of Denny's restaurant units initiated, in the Superior Court of Los Angeles County, California, a class action lawsuit seeking, among other things, overtime compensation. The action was originally filed on September 2, 1997. The suit alleged that Denny's requires its managers to work more than 50% of their time performing nonmanagement related tasks, thus entitling them to overtime compensation. Denny's contends that it properly classifies its managers as salaried employees, thereby exempting them from the payment of overtime compensation. During the third quarter of 2000, the parties reached an agreement to resolve the claims of individuals who were employed as managers of Denny's in California between September 2, 1994 and July 21, 2000. While continuing to deny liability, we elected to resolve the case to avoid the expense of continued litigation and the risk of loss. The total settlement of $4.0 million was approved by the court on October 27, 2000 and paid in the first quarter of 2001.

     Four former managers of Denny's restaurant units have initiated, in the Superior Court for King County, Washington, a class action lawsuit seeking, among other things, overtime compensation. The action, which was originally filed on May 16, 2000, was certified on July 31, 2001 as a class action with all managers and general managers who worked for company-owned Denny's restaurants in Washington since January 1, 1997 being identified as class members. The suit alleges that managers at Denny's are not exempt "executive" employees because they supposedly spend most of their time on non-exempt tasks, thus entitling them to overtime compensation. Denny's contends that it properly classifies its managers as salaried employees, thereby exempting them from the payment of overtime compensation. Denny's has been and will continue to vigorously defend this lawsuit.

     Other proceedings are pending against us, in many cases involving ordinary and routine claims incidental to our business, and in others presenting allegations that are nonroutine and include compensatory or punitive damage claims. Our ultimate legal and financial liability with respect to the matters mentioned above and these other proceedings cannot be estimated with certainty. However, we believe, based on our examination of these matters and our experience to date, that the ultimate disposition of these matters will not significantly affect our financial position or results of operations.

                                   MANAGEMENT

     The name, age, present principal occupation or employment, directorships and the material occupations, positions, offices, or employments for at least the past five years, of each director of Advantica are set forth below. Unless otherwise indicated, each such person has held the occupation listed opposite his or her name for at least the past five years.


                                              CURRENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME                             AGE                   FIVE YEAR EMPLOYMENT HISTORY
----                             ---          ----------------------------------------------
Vera K. Farris.................   61   Director of Advantica; President of The Richard Stockton
                                       College of New Jersey (1983-present); Director of National
                                       Utilities Investors, Inc. and FRD.
James J. Gaffney...............   61   Director of Advantica; Vice Chairman, Viking Pacific
                                       Holdings Limited, a diversified holding company
                                       headquartered in Auckland, New Zealand with approximately 23 different businesses based primarily in New Zealand
                                       (1998-present); Chairman, Vermont Investments Limited, a
                                       diversified holding company involved in manufacturing and
                                       distribution (1997-1998); President and Chief Executive
                                       Officer, General Aquatics, Inc., a company involved in
                                       swimming pool equipment manufacturing and construction
                                       (1995-1997); Director of SCP Pool Corporation, Hexcel
                                       Corporation, Seabulk International, Inc., Safelite Glass
                                       Corporation, Purina Mills, Inc., Imperial Sugar Company and
                                       FRD.
Nelson J. Marchioli............   52   Director of Advantica; Chief Executive Officer and President
                                       of Advantica and Denny's (February 2001-present); President of El Pollo Loco, Inc. (1997-February 2001); Executive Vice
                                       President and Chief Operating Officer of Bruegger's
                                       Corporation (1996-1997); Senior Vice President of Worldwide
                                       Supply for Burger King Corporation (1995-1996); Director of
                                       FRD.
Robert E. Marks................   49   Director of Advantica; President of Marks Ventures, Inc.,
                                       New York, New York, a private equity investment firm
                                       (1994-present); Managing Director of Carl Marks & Co., Inc.
                                       (1982-1994); Director of Soluol Chemical Co., Inc., Brandrud
                                       Furniture Company and FRD.
Lloyd I. Miller, III ..........   47   Director of Advantica; Registered Investment Advisor
                                       (1990-present); Director of Aldila, Inc. and FRD.
Charles F. Moran...............   71   Interim Chairman of Advantica; Retired; Senior Vice
                                       President of Administration of Sears, Roebuck and Co.
                                       (1989-1993); Senior Vice President and Chief Information
                                       Officer of Sears, Roebuck and Co. (1988-1989); Director of
                                       Leapnet, Inc. and FRD.
Elizabeth A. Sanders...........   56   Director of Advantica; Principal of The Sanders Partnership,
                                       Sutter Creek, California, a consulting firm (1990-present);
                                       Vice President and General Manager of Nordstrom, Inc.
                                       (1981-1990); Director of Washington Mutual, Inc., Wal-Mart
                                       Stores, Inc., Wellpoint Health Networks, Inc., Wolverine
                                       Worldwide, Inc. and FRD.
Donald R. Shepherd.............   65   Director of Advantica; Retired; Chairman of Loomis, Sayles &
                                       Company, L.P., Boston, Massachusetts, an investment
                                       management firm (1992-1995); Chief Executive Officer and
                                       Chief Investment Officer of Loomis, Sayles & Company, L.P.
                                       (1990-1995); Director of Seabulk International, Inc., Geneva
                                       Steel Holdings Corporation and FRD.

EXECUTIVE OFFICERS OF THE REGISTRANT

     The name, age, present principal occupation or employment, directorships and the material occupations, positions, offices, or employments for at least the past five years, of each executive officer of Advantica are set forth below. Unless otherwise indicated, each such person has held the occupation listed opposite his or her name for at least the past five years.


                                              CURRENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME                             AGE                   FIVE YEAR EMPLOYMENT HISTORY
----                             ---          ----------------------------------------------
Janis S. Emplit................   45   Senior Vice President and Chief Information Officer of
                                       Advantica (1999-present); Vice President, Information
                                       Systems of Advantica (1997-1998); Senior Director, Burger
                                       King (1987-1997).
Gustave E. Gelardi.............   55   Division Vice President, Operations of Denny's (May
                                       2001-present); Director, Operations Projects of Burger King
                                       (1997-1999); Vice President, Region Operations Asia/Pacific
                                       Market of Burger King (1995-1997).
Roy C. Getz....................   37   Senior Vice President, Marketing and Product Development of
                                       Denny's (July 2001-present); Vice President, Marketing of
                                       Denny's (1999-July 2001); Vice President, Marketing of Bob
                                       Evans Farms, Inc. (1997-1999); Director, Marketing of Bob
                                       Evans Farms, Inc. (1995-1997).
Andrew F. Green................   46   Senior Vice President and Chief Financial Officer of Denny's
                                       (January 2001-present); Senior Vice President of Advantica
                                       (January 2001-present); Senior Vice President, Planning and
                                       Corporate Controller of Advantica (1998-January 2001); Vice
                                       President, Planning and Corporate Controller of Advantica
                                       (1997-1998); Vice President, Corporate Planning and Risk
                                       Management of Advantica (1996-1997).
Craig E. Herman................   50   Division Vice President, Operations of Denny's (May
                                       2001-present); District Manager, Tim Hortons (2000-May
                                       2001); Operating Partner, Regional Partner of Bruegger's
                                       Bagels (1993-1999).
Nelson J. Marchioli............   52   Chief Executive Officer and President of Advantica and
                                       Denny's (February 2001-present); President of El Pollo Loco,
                                       Inc. (1997-February 2001); Executive Vice President and
                                       Chief Operating Officer of Bruegger's Corporation
                                       (1996-1997); Senior Vice President of Worldwide Supply for
                                       Burger King Corporation (1995-1996).
Bonnie J. McFarland............   49   Division Vice President, Operations of Denny's (May
                                       2001-present); Regional Vice President, Operations of
                                       Denny's (1997-May 2001); Regional Director, Operations of
                                       Denny's (1996-1997).
Rhonda J. Parish...............   45   Executive Vice President of Advantica (1998-present);
                                       General Counsel and Secretary of Advantica (1995-present);
                                       Senior Vice President of Advantica (1995-1998).
Mounir N. Sawda................   44   Vice President, Franchise and Development of Denny's
                                       (December 2001-present); Senior Director, Construction and
                                       Facilities of Denny's (1998-December 2001); Director,
                                       Franchise Real Estate and Construction of Denny's (1998);
                                       Construction and Development, Burger King (1993-1997).
Mark C. Smith..................   41   Vice President, Procurement and Distribution of Advantica
                                       (January 2001-present); Senior Director, Procurement of
                                       Advantica (1996-2000).
Linda G. Traylor...............   50   Senior Vice President, Human Resources of Advantica (January
                                       2001-present); Vice President, Human Resources, Planning and
                                       Development of Advantica (1995-2000).

                                              CURRENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME                             AGE                   FIVE YEAR EMPLOYMENT HISTORY
----                             ---          ----------------------------------------------
Samuel M. Wilensky.............   44   Division Vice President, Franchise Operations of Denny's
                                       (May 2001-present); Regional Vice President, Franchise
                                       Operations of Denny's (2000-May 2001); Regional Director,
                                       Franchise Operations of Denny's (1999-2000); Regional
                                       Director, Company Operations of Denny's (1994-1999).


     In January 2001, we announced that our board of directors had named Nelson
J. Marchioli as president and chief executive officer of Advantica and Denny's to replace James B. Adamson in connection with his planned retirement. Mr. Marchioli assumed his new position on February 5, 2001. Mr. Adamson continued as chairman of the board of directors through his planned retirement which was effective December 21, 2001. Also, in January 2001, we announced that Ronald B. Hutchison resigned as executive vice president and chief financial officer of Denny's. At the request of the board of directors, Mr. Hutchison agreed to remain in the same capacity at Advantica for a period of time to assist in the divestiture of the Coco's and Carrows concepts. Replacing him as chief financial officer of Denny's is Andrew F. Green, former senior vice president of planning and corporate controller of Advantica, who assumed the position at Denny's on February 5, 2001. Effective October 31, 2001, Mr. Green assumed the position of Chief Financial Officer of Advantica replacing Mr. Hutchison in such capacity.


COMPENSATION OF DIRECTORS

     Each of our non-employee directors receives the following compensation: (1) a $30,000 annual cash retainer (paid in $7,500 installments on a quarterly basis), (2) an annual restricted stock retainer (the size of such award determined annually by the compensation committee) with a requirement that the restricted stock be held until the director resigns or retires from the board (for the years 1998, 1999, 2000 and 2001, 1,000, 1,702, 6,667 and 9,434 shares, respectively, were awarded to each director), and (3) a stock option grant every three (3) years (6,000 shares were granted in 1998 and 15,000 shares were granted in 2001). These options have a term of 10 years, become exercisable at a rate of 33 1/3% per annum for three consecutive years beginning on the first anniversary of the date of grant and have an exercise price equal to the fair market value of the common stock on the date of grant. In addition to the above described compensation, the lead director beginning for the year 2001 will receive $70,000 annually for his service as lead director and the chairmen of the audit committee and the compensation committee each receive additional compensation of $10,000 annually for their service as the committee chair. Additionally, during 2000, the board appointed a chief executive officer, or CEO, succession planning committee, consisting of Messrs. Gaffney, Marks, Miller, Shepherd and Ms. Sanders. This committee was given the responsibility of recommending to the board a successor to our chief executive officer, Mr. Adamson. For their services in 2000, each committee member received $500 for each one hour or longer telephonic meeting, $1,000 for each face-to-face meeting scheduled in connection with other board-related business, and $2,500 for separately scheduled meetings.

COMPENSATION OF OFFICERS

     All compensation paid to the executive officers of Advantica for their services provided to us is paid by Advantica. Set forth below is information for 2000, 1999 and 1998 with respect to compensation for services to us of our chief executive officer and the four most highly compensated executive officers other than the chief executive officer, who were serving as executive officers at the end of 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                                      ANNUAL             ------------
                                                                 COMPENSATION(1)          SECURITIES     ALL OTHER
                                                            --------------------------    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION AS OF DECEMBER 27, 2000  YEAR   SALARY($)(2)   BONUS($)(3)   OPTION(#)(6)    ($)(4)(5)
---------------------------------------------------  ----   ------------   -----------   ------------   ------------
James B. Adamson.............................        2000    $1,097,635    $1,646,152           --       $  177,680
  Chairman, Chief Executive                          1999     1,096,519       825,000           --           80,826
  Officer and President of                           1998     1,096,597            --      700,000        5,819,315
  Advantica and Denny's
Ronald B. Hutchison..........................        2000       330,514       122,850           --          227,950
  Executive Vice President                           1999       301,535       178,753      150,000          186,160
  and Chief Financial Officer                        1998       267,174       162,505      150,000          158,750
  of Advantica and Denny's
Rhonda J. Parish.............................        2000       297,713       111,150           --          226,666
  Executive Vice President,                          1999       277,575       175,500      150,000          185,639
  General Counsel and                                1998       247,951       146,250      150,000          153,880
  Secretary of Advantica and Denny's
Paul R. Wexler...............................        2000       243,101        95,552           --          224,982
  Executive Vice President,                          1999       233,285       152,577      150,000          184,220
  Procurement and                                    1998       227,417       146,250      150,000          157,700
  Distribution of Advantica
Stephen W. Wood..............................        2000       265,967        99,450           --          225,425
  Executive Vice President,                          1999       245,924       152,577      150,000          184,351
  Human Resources and                                1998       231,272       146,250      150,000          155,360
  Corporate Affairs of Advantica

---------------

(1) The amounts shown for each named executive officer exclude perquisites and other personal benefits that did not exceed, in the aggregate, the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer for any year included in this table.
(2) The amounts in this column include certain costs and credits to the named executive officers relating to certain life, health and disability insurance coverage provided through Advantica.
(3) The amounts shown in this column reflect bonus payments received in the respective year by the named executive officers under our incentive programs which may relate to the prior fiscal year.
(4) The amounts for Mr. Adamson for 2000, 1999 and 1998 consist of (1) company-paid life insurance premium payments of $17,383, $17,249 and $16,880, respectively, (2) contributions of $46,073, $25,385 and $19,800, respectively, made to the Advantica Secured Savings Plan, or the ASSP, a non-qualified deferred compensation plan, (3) company-paid travel expenses of $12,381, $11,000 and $22,819, respectively, (4) reimbursement of certain incurred professional fees totaling $66,598, $27,192 and $28,874, respectively, (5) reimbursement for certain tax payments of $35,245 in 2000 and $1,780,942 in 1998, (6) a retention payment for 1998 of $2,000,000 and
    (7) a $1,950,000 payment in 1998 for the purchase of 200,000 shares of Advantica common stock (paid in lieu of a scheduled $3,000,000 retention payment due to Mr. Adamson on January 2, 1999 pursuant to Mr. Adamson's employment agreement). For additional information see "-- Employment Agreements -- Adamson Employment Agreement."

(5) The amounts for Ms. Parish and Messrs. Hutchison, Wexler and Wood include our contributions made to their officers' accounts under the ASSP, which for 2000 amounted to $11,666, $12,950, $9,982 and $10,425 respectively, for 1999 amounted to $10,639, $11,160, $9,220 and $9,351 respectively, and for 1998 amounted to $3,880, $8,750, $7,700 and $5,360, respectively. With the exception of Mr. Adamson, each named executive officer's amounts reflect leadership retention payments of $215,000 in 2000, $175,000 in 1999 and $150,000 in 1998.
(6) The numbers for each of the named executive officers except Mr. Adamson include for 1998 an option to purchase 100,000 shares which was subsequently rescinded by the named executive officers and effectively cancelled and terminated as of August 15, 2000. Additionally, the numbers for Mr. Adamson for 1998 include an option to purchase 500,000 shares which was subsequently rescinded by Mr. Adamson and effectively cancelled and terminated as of August 15, 2000.

STOCK OPTIONS

     There were no stock options granted to the named executive officers during the fiscal year ended December 27, 2000. The following table sets forth information with respect to the 2000 year-end values of unexercised options, all of which were granted by us pursuant to the Advantica Stock Option Plan, held by each of the persons named in the Summary Compensation Table at fiscal year-end.

                    AGGREGATED OPTION EXERCISES IN 2000 AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                      VALUE OF UNEXERCISED
                                                    NUMBER OF SECURITIES UNDERLYING       IN-THE-MONEY
                                                        UNEXERCISED OPTIONS AT             OPTIONS AT
                                                          FISCAL YEAR-END(#)            FISCAL YEAR-END
                                                    -------------------------------   --------------------
                                                             EXERCISABLE/                 EXERCISABLE/
NAME                                                         UNEXERCISABLE               UNEXERCISABLE
----                                                -------------------------------   --------------------
James B. Adamson..................................          100,000/100,000                 --/--
Ronald B. Hutchison...............................           62,500/137,500                 --/--
Rhonda J. Parish..................................           62,500/137,500                 --/--
Paul R. Wexler....................................           62,500/137,500                 --/--
Stephen W. Wood...................................           62,500/137,500                 --/--

     No options held by the above named executive officers were exercised in 2000.

RETIREMENT PLANS

     We maintain the Advantica Pension Plan, a tax qualified defined benefit retirement plan. This plan is described below.

     The following table shows the estimated annual benefits for a single life annuity that could be payable under the pension plan, as amended, and the ancillary plan described below upon a person's normal retirement at age 65 if that person were in one of the following classifications of assumed compensation and years of credited service.

                             ADVANTICA PENSION PLAN

                                                                       YEARS OF SERVICE
                                                     ----------------------------------------------------
AVERAGE ANNUAL REMUNERATION OVER A FIVE-YEAR PERIOD     15         20         25         30         35
---------------------------------------------------  --------   --------   --------   --------   --------
$ 200,000......................................      $ 42,368   $ 56,490   $ 70,613   $ 84,735   $ 98,858
   250,000.....................................        53,618     71,490     89,363    107,235    125,108
   300,000.....................................        64,868     86,490    108,113    129,735    151,358
   350,000.....................................        76,118    101,490    126,863    152,235    177,608
   400,000.....................................        87,368    116,490    145,613    174,735    203,858
   500,000.....................................       109,868    146,490    183,113    219,735    256,358
   600,000.....................................       132,368    176,490    220,613    264,735    308,858
   700,000.....................................       154,868    206,490    258,113    309,735    361,358
   800,000.....................................       177,368    236,490    295,613    354,735    413,858
   900,000.....................................       199,868    266,490    333,113    399,735    466,358
 1,000,000.....................................       222,368    296,490    370,613    444,735    518,858
 1,200,000.....................................       267,368    356,490    445,613    534,735    623,858
 1,400,000.....................................       312,368    416,490    520,613    624,735    728,858
 1,600,000.....................................       357,368    476,490    595,613    714,735    833,858

     The pension plan is noncontributory and generally covers our employees (but not employees of our subsidiaries Denny's, Coco's and Carrows). In 1999, the pension plan was amended to effect the following changes: (1) no new participants will be allowed into the plan after December 31, 1999; (2) all future pension benefit accruals for highly compensated employees will be earned beginning January 1, 2000 under the ancillary plan described below; and (3) all benefit accruals earned under the plan and ancillary plan will be frozen as of December 31, 2004. Participants in the pension plan, therefore, are limited to those employees who, on or prior to December 31, 1999, had attained the age of 21 and had completed one thousand hours of service. A participant's annual retirement benefit under the pension plan at normal retirement age is calculated by multiplying the number of years of participation in the pension plan (not to exceed 35 years, and not including years after 1999 for highly compensated participants or years after 2004 for other participants) by the sum of one percent of the average compensation paid during 60 consecutive calendar months chosen to produce the highest average through 1999 for highly compensated participants or through 2004 for other participants plus an additional one-half of one percent of the average compensation in excess of the average Social Security wage base. Benefits payable cannot exceed 50% of the average compensation. Plan benefits are normally in the form of a life annuity or, if the retiree is married, a joint and survivor annuity. "Compensation" for the purpose of this paragraph generally consists of all remuneration paid by the employer to the employee for services rendered as reported or reportable on Form W-2 for federal income tax withholding purposes (including the amount of any year-end bonus paid), excluding reimbursements and other expense allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits (such exclusions including, without limitation, severance pay, leadership retention payments, relocation allowance, gross-up pay to compensate for taxable reimbursements, hiring bonuses, cost of living differentials, special overseas premiums, compensation resulting from participation in, or cancellation of, stock option plans, contributions by the employer to the pension plan or any other benefits plan and imputed income resulting from the use of our property or services). Except for limited purposes described in the plan, Compensation also includes any deferred compensation under a Section 401(k) plan maintained by the employer and salary reduction amounts under a Section 125 plan maintained by the employer. The funding of the pension plan is based on actuarial determinations.

     Ancillary to the pension plan is a non-qualified plan for a select group of management and highly compensated employees that provides for benefits limited by the limits on benefits and compensation under the Code. "Compensation" and "Average Compensation" are defined in this ancillary plan the same way they are defined in the pension plan. Consequently, the accrual of all further benefits under the ancillary plan shall cease on and after December 31, 2004. Benefits payable under the ancillary plan are included in the table above.

     The maximum annual pension benefit payable under the pension plan for 2000 was $135,000 (or, if greater, the participant's 1982 accrued benefit).

     Except for the accrual of certain non-qualified benefits as described herein, the Compensation included under the pension plan (including the ancillary non-qualified plan) generally corresponds with the annual compensation of the named executive officers in the summary compensation table above. Includable compensation for 2000 for Ms. Parish and Messrs. Adamson, Hutchison, Wexler and Wood was $408,265, $2,746,156, $454,004, $348,630 and $366,566,
respectively.

     As of December 31, 2000, the estimated credited years of service under the Advantica Pension Plan for Ms. Parish and Messrs. Adamson, Hutchison, Wexler and Wood at normal retirement age was 9, 9, 8, 9 and 11, respectively.

     Employees with age and service equaling or exceeding 85 and who are within five years of the normal retirement age will receive no reduction of accrued benefits. Employees who are at least 55 years of age with 15 years of service will receive a reduction of three percent in accrued benefits for the first five years prior to normal retirement date and six percent for the next five years. Accrued benefits for employees retiring with less than 15 years of service will be actuarially reduced beginning at age 55. Vesting of retirement benefits was also changed to comply with the law from 12-year graduating vesting to five-year cliff vesting for the plan.

EMPLOYMENT AGREEMENTS

ADAMSON EMPLOYMENT AGREEMENT

     We have entered into an employment agreement with Mr. Adamson (as entered into January 10, 1995, effective January 23, 1995, amended on February 27, 1995 and December 31, 1996, amended and restated as of January 7, 1998, and further amended pursuant to addendum agreements effective January 1, 2000 and January 24, 2001) which provides that we will employ Mr. Adamson as chief executive officer and president of Advantica and Denny's until the earlier of January 1, 2002, his death or termination of employment by reason of permanent disability, voluntary termination of employment or involuntary termination with or without cause (as defined) and the board shall continue to nominate Mr. Adamson as a director of Advantica and Mr. Adamson shall serve as the board's chairman during his employment term. Additionally, under his employment agreement, we shall not change Mr. Adamson's title, duties or responsibilities without Mr. Adamson's consent. On February 5, 2001, we, with Mr. Adamson's consent, named Nelson J. Marchioli the president and chief executive officer of Advantica and Denny's with Mr. Adamson continuing as the chairman of the board of Advantica. His employment agreement further prohibits Mr. Adamson from soliciting for employment the employees of Advantica or our affiliates and from engaging in certain competitive activities generally during his term of employment and for a period of two years after the later of the termination of his employment or the date on which we are no longer required to make certain termination benefits. Mr. Adamson's employment agreement further prohibits him from using or disclosing certain "confidential" or "proprietary" information for purposes other than carrying out his duties with Advantica.

     Under his employment agreement, Mr. Adamson is entitled to (1) an annual base salary as determined by the board during Mr. Adamson's term of employment, but in no event less than $1,100,000 unless we implement a broad scale salary reduction initiative; (2) during 2000 and 2001, success bonuses available to be earned in amounts totaling no less than $7,405,750 (i.e., an amount equal to the sum of 200% of his annual target bonus plus 299% of his base salary and his targeted bonus) upon the successful completion of certain strategic initiatives such as the divestiture of Coco's and Carrows, achieving certain changes in our capital structure necessary to execute our business plan, CEO succession and the achievement of certain customer growth, service, refranchising, reimaging and financial health targets (for 2000, $1,563,650 of the success bonuses under the terms of his agreement was earned); (3) a lump sum payment of $1,500,000 for the purchase of Mr. Adamson's Greenville, SC residence to be paid within ten (10) business days after January 1, 2002 or earlier upon the occurrence of Mr. Adamson's termination without cause or our relocation; (4) cash payments of $1 million, if, at anytime prior to January 1, 2002, the closing bid price for any consecutive thirty (30) day period equals or exceeds $5 per share, and $500,000 if the average closing bid price for Advantica common stock for the thirty (30) day period immediately prior to January 1, 2002 equals or exceeds $5 per share; and (5) life insurance coverage maintained by us with death benefits of at least $3,250,000 in the aggregate. These success bonuses, however, will not be due or owing for the successful completion of any of the above referenced strategic initiatives on or after the commencement of a financial restructuring under Chapter 11 of the United States Bankruptcy Code or analogous law unless the distribution received per share under such proceeding by holders of common stock equals or exceeds the average of the closing bid and asked prices for such a share on the last trading day immediately preceding the commencement of the proceeding. Additionally, pursuant to his employment agreement, in 2000, Mr. Adamson received a cash payment of $1,300,000, representing the purchase price of his Charleston, SC residence, which was paid from the proceeds received by us from the sale of Mr. Adamson's Charleston residence.

     In January 1998, under his employment agreement, Mr. Adamson received under the Advantica Stock Option Plan an option to purchase 500,000 shares of Advantica common stock, with an exercise price equal to the fair market value of the common stock on the date of grant. Effective August 15, 2000, Mr. Adamson, along with other officers of Advantica, agreed to the rescission, termination and cancellation of the option awards they received in January 1998.


     Mr. Adamson's employment agreement also entitles him to certain other privileges, reimbursements and benefits, including participation in all of our benefit plans generally applicable to our executive officers and reimbursement of certain professional fees and travel and relocation expenses. Additionally, his agreement entitles him to generally participate in our welfare benefits in addition to any continuation coverage to which he is entitled, for two years after the completion of his employment term on January 1, 2002.


     In the event of Mr. Adamson's termination of employment during the term of his employment agreement, we are required to make payments as follows based upon the cause of such termination: (1) if by reason of death, Mr. Adamson's surviving spouse is entitled to be paid an amount equal to Mr. Adamson's base salary and annual bonus and continuation of certain benefits for a one-year period after his death; (2) if by reason of permanent disability, Mr. Adamson is entitled to be paid one-half of his base salary and annual bonus and continuation of certain benefits for a period of two years after termination of employment; and (3) if by us other than for cause, Mr. Adamson is, in general, entitled to: (a) the payment of $7,405,750 (less the sum of the amount of success bonus already paid or not paid for failure to attain the applicable strategic initiatives); and (b) continuation of certain benefits and other contract rights. In the event of a termination by us of Mr. Adamson's employment for some reason other than for cause following the consummation of a change of control of Advantica that occurs prior to January 1, 2002, Mr. Adamson shall be paid $7,405,750 less the sum of the success bonus already paid or not paid for failure to attain the applicable strategic initiatives. In the event of termination for cause or voluntary termination, we shall pay Mr. Adamson generally the benefits due him under our benefit plans for his services rendered to us through his date of termination.

MARCHIOLI EMPLOYMENT AGREEMENT

     We entered into an employment agreement with Mr. Marchioli effective February 5, 2001 which provides that Advantica will employ Mr. Marchioli as president and chief executive officer of Advantica and Denny's for a period of three years from the effective date unless terminated earlier by reason of his death, permanent disability, voluntary termination or involuntary termination with or without cause. Mr. Marchioli's employment agreement prohibits him from soliciting for employment the employees of Advantica or our affiliates and from engaging in certain competitive activities generally during his term of employment and for a period of one year after the later of the termination of his employment or the date on which we are no longer required to make certain termination benefits. His employment agreement further prohibits him from using or disclosing certain "confidential" or "proprietary" information for purposes other than carrying out his duties with us.

     Under his employment agreement, Mr. Marchioli is entitled to: (1) an annual base salary of $600,000; (2) an annual performance bonus at an annual rate of at least 75% of his annual base salary if Advantica and Mr. Marchioli achieve budgeted financial and other performance targets which shall be established by the compensation committee, with the payment of the performance bonus for the year 2001 being guaranteed by us; (3) a grant of an option as of the agreement's effective date under the Advantica Stock Option Plan, to purchase, for a ten year period, 2,000,000 shares of Advantica common stock (at an exercise price equivalent to the fair market per share of the common stock on the effective date of his employment agreement with respect to 1,250,000 shares and $2.00 per share with respect to the remaining 750,000 shares) which vests at a rate of 33 1/3% per year beginning on the first anniversary date of the grant and which becomes 100% vested in the event of (a) termination without cause in which case the option shall be exercisable for 36 months following the effective date of such termination; (b) a dissolution or liquidation of Advantica; (c) a sale of all or substantially all of our assets; (d) a merger or consolidation involving Advantica where we are not a surviving corporation or where holders of the common stock receive securities or other property from another corporation; or
(e) a tender offer for at least a majority of the outstanding common stock; and
(4) a sign-on bonus within five days of the effective date of his agreement in the amount of $1,623,264.

     Mr. Marchioli's employment agreement entitles him to certain other privileges and benefits, including participation in all of our benefit plans, generally applicable to our executive officers.

     In addition to the compensation described above, under the terms of his employment agreement we will pay or reimburse Mr. Marchioli for all normal and reasonable expenses he incurs during his employment term in connection with his responsibilities to us, including his travel expenses. Additionally, if Mr. Marchioli during his employment elects to relocate to Greenville/Spartanburg, we will provide him with the full relocation benefits package applicable to our executive officers, including the guaranteed buyout of his current primary residence in California. For the portion of his employment term which Mr. Marchioli elects not to relocate to Greenville/Spartanburg, he will be paid a $25,000 annual travel allowance and a $25,000 annual housing allowance, each of which will be grossed up at a combined rate for tax purposes which is necessary to provide a net amount to Mr. Marchioli of $25,000 annually for each of said allowances. We further agreed under the terms of his employment agreement to (1) generally defend and indemnify Mr. Marchioli against any breach of contract claim made by his former employer ensuing from his acceptance of employment with us, provided Mr. Marchioli is in compliance with the notice of termination provision of his employment agreement with his previous employer; and (2) reimburse Mr. Marchioli for all reasonable legal, accounting and financial advisor fees and expenses incurred for the personal tax, financial and estate planning services in the negotiation and documentation of his employment agreement.

     In the event of Mr. Marchioli's termination of employment during the term of his employment agreement, we are required to make payments as follows based upon the cause of such termination (1) if by reason of death, Mr. Marchioli's surviving spouse is entitled to be paid an amount equal to Mr. Marchioli's base salary and annual bonus and his eligible family dependents are entitled to receive certain health and welfare benefits for a one-year period after his death; (2) if by reason of permanent disability, Mr. Marchioli is entitled to be paid one-half of his base salary and annual bonus and he and his eligible family dependents are entitled to receive certain health and welfare benefits for a period of two years after termination of employment; and (3) if by us other than for cause, Mr. Marchioli is, in general, entitled to (a) a lump sum in an amount equal to the greater of the number of full and fractional years remaining in his employment term or one year of his then current annual base salary and annual bonus; (b) the immediate vesting of 100% of Mr. Marchioli's options to be exercisable as of the date of termination for a period of 36 months after termination; and (c) continuation of certain benefits and other contract rights. Furthermore, in the event of termination for cause or voluntary termination, we shall pay Mr. Marchioli the portion of his annual base salary earned through his termination date and generally the benefits due him under our benefit plans for his services rendered to us through his date of termination.

OTHER EMPLOYMENT AGREEMENTS

     Each of the named executive officers other than Mr. Adamson and Mr. Marchioli are parties to separate letter agreements with us, dated February 9, 2000, which update and replace similar prior agreements and provide, for the named executive officers, the following compensation and benefits. Leadership retention payments totaling $250,000 in the aggregate are to be paid periodically to each of the named executive officers over a two year period provided the named executive officer remains employed with us as of such payment dates. Each such scheduled payment is subject to upward adjustment based upon improved stock price performance. In addition to the leadership retention payments, each named executive officer will also be entitled to the payment of severance benefits equal to the sum of (1) two times the named executives' then current base pay and targeted annual bonus; (2) an amount, grossed up for applicable taxes, equal to actual benefit credits for an eighteen-month period and vested benefits under the ancillary non-qualified pension plan; (3) a lump sum amount equal to two times the named executive's annual car allowance; and
(4) an amount equal to any accrued but unused vacation time. Such severance payment shall be guaranteed by certain of our subsidiaries. The letter agreements further provide that the named executive officers will receive career placement benefits upon a termination without cause and that all stock options granted by us to the named executive officer shall become 100% exercisable in the event of (a) termination without cause, (b) a dissolution or liquidation of Advantica, (c) a sale of all or substantially all of our assets, (d) a merger or consolidation involving Advantica in which Advantica is not the surviving corporation or in which holders of the common stock receive securities from another corporation, or (e) a tender offer for at least a majority of the outstanding common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following persons served as members of the compensation committee during the fiscal year ended December 27, 2000: Ronald E. Blaylock, Vera K. Farris, Lloyd I. Miller, III, Elizabeth A. Sanders and Donald R. Shepherd. None of the members of the compensation committee was an officer or employee of Advantica or had any relationship directly or indirectly with us requiring disclosure under SEC regulations.

                              CERTAIN TRANSACTIONS

     During our last three fiscal years, except as otherwise described herein, there were no transactions occurring or relationships that existed between us and our management that require disclosure under SEC regulations.

                           EQUITY SECURITY OWNERSHIP

PRINCIPAL STOCKHOLDERS


     The following table sets forth, as of December 26, 2001, the beneficial ownership of common stock by each stockholder known by us to own more than 5% of the outstanding shares. Some of the following stockholders may also be holders of the old notes, and consequently, may participate in the exchange offer.



                                                               AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP OF   PERCENTAGE OF
                                                                    OUTSTANDING            COMMON
NAME AND ADDRESS                                                     SHARES(1)            STOCK(%)
----------------                                              -----------------------   -------------
Oaktree Capital Management, LLC.............................         5,746,916              14.3
  (and related entities) ("Oaktree")
  333 South Grand Avenue, 28th Floor
  Los Angeles, CA 90071
Lloyd I. Miller, III........................................         5,118,769(2)           12.8
  (and related entities)
  4550 Gordon Drive
  Naples, FL 34102
Aspen Advisors, LLC.........................................         4,613,325              11.5
  (and related entities) ("Aspen")
  152 W. 57th Street
  New York, NY 10019
Moore Capital Management, Inc. .............................         3,863,007               9.6
  (and related entities) ("Moore Capital")
  1251 Avenue of the Americas
  New York, NY 10020
CNA Financial Corporation...................................         3,225,087               8.0
  (and related entities) ("CNA")
  CNA Plaza 23 South
  Chicago, IL 60685
S.A.C. Capital Advisors, LLC................................         3,030,000               7.5
  (and related entities) ("S.A.C.")
  777 Long Ridge Road
  Stamford, CT 06902
George W. Haywood...........................................         2,530,200               6.3
  642 Second Street
  Brooklyn, NY 11215
Maurice A. Halperin.........................................         2,518,902               6.2
  17890 Deauville Lane
  Boca Raton, FL 33496
The PNC Financial Services Group, Inc.......................         2,148,258               5.4
  (and related entities) ("PNC")
  One PNC Plaza
  249 Fifth Avenue
  Pittsburgh, PA 15222-2707


---------------

(1) Shares shown as beneficially owned by Mr. Haywood, Mr. Halperin, Oaktree, Aspen, Moore, CNA, S.A.C. and PNC and their related entities are as reported on the latest Schedule 13G or 13D filing by each such stockholder. The filing for Oaktree reflects that each such respective stockholder has sole voting and investment power with respect to those shares reported as beneficially owned. Filings for

    Aspen, Moore, CNA and S.A.C. reflect that each such stockholder has shared voting and investment power with respect to those shares reported as beneficially owned. Shares shown as beneficially owned by PNC represent shares held in trusts for which PNC serves as trustee. With respect to these shares, Mr. Miller has sole investment power and both PNC and Mr. Miller have shared voting power. These shares are also reflected in the share totals for Mr. Miller as being beneficially owned by him. The shares shown as beneficially owned by Mr. Halperin include 313,523 shares of common stock which Mr. Halperin has the right to acquire through the exercise of warrants to purchase common stock.

(2) Shares shown as beneficially owned by Lloyd I. Miller, III are as reported to us by Mr. Miller. Such shares include 5,000 shares of common stock which he has the right to acquire through the exercise of stock options within 60 days of December 26, 2001. We believe, based on the information provided to us by Mr. Miller, that he has sole voting and investment power with respect to 2,946,511 shares and shared voting and investment power with respect to 2,172,258 shares.


MANAGEMENT


     The following table sets forth, as of December 26, 2001, except as noted, the beneficial ownership of common stock by: (1) each of our current directors (with the exception of director Lloyd I. Miller, III whose common stock ownership is reflected under "-- Principal Stockholders" above), (2) each of our current or former executive officers included in the Summary Compensation Table above, and (3) all of our current directors and executive officers as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.



                                                                                        PERCENTAGE OF
                                                               AMOUNT AND NATURE OF        COMMON
NAME                                                          BENEFICIAL OWNERSHIP(1)       STOCK
----                                                          -----------------------   -------------
James B. Adamson............................................           400,000                 *
Vera K. Farris..............................................            29,803                 *
James J. Gaffney............................................            29,803                 *
Nelson J. Marchioli.........................................           666,667               1.7
Robert E. Marks.............................................            39,803                 *
Charles F. Moran............................................            35,803                 *
Elizabeth A. Sanders........................................            31,803                 *
Donald R. Shepherd..........................................            48,803                 *
Ronald B. Hutchison.........................................           202,000                 *
Rhonda J. Parish............................................           164,000                 *
Paul R. Wexler..............................................           201,500                 *
Stephen W. Wood.............................................           200,250                 *
All current directors and executive officers as a group (19
  persons)..................................................         6,550,138(2)          16.3%


---------------

  * less than one (1) percent.


(1) The common stock listed as beneficially owned by the following individuals includes shares of common stock which those individuals have the right to acquire (within sixty (60) days of December 26, 2001) through the exercise of stock options: (1) Messrs. Gaffney, Marks, Moran and Shepherd and Mss. Farris and Sanders (11,000 shares each), (2) Ms. Parish (162,500 shares),
    (3) Messrs. Adamson, Hutchison, Wexler and Wood (200,000 shares each) and
    (4) all current directors and executive officers as a group (1,279,167 shares). Each of these options were granted by us pursuant to the Advantica Stock Option Plan.

(2) Includes shares beneficially owned by Lloyd I. Miller, III.

(3)Share amounts for Messrs. Wexler, Wood and Adamson are reflected as of their departure dates of December 31, 2000, March 31, 2001 and December 21, 2001, respectively.

                          DESCRIPTION OF INDEBTEDNESS

     The following summary of the principal terms of our indebtedness does not purport to be complete and is qualified in its entirety by reference to the documents governing our indebtedness, including the definitions of certain terms therein, copies of which are exhibits to the registration statement filed with the SEC that contains this prospectus. Whenever particular provisions of these documents are referred to in this prospectus, such provisions are incorporated by reference, and the statements are qualified in their entirety by such reference.

THE REVOLVING CREDIT FACILITY

     As of January 7, 1998, our principal operating subsidiary Denny's entered into a revolving credit facility with the Chase Manhattan Bank and other lenders named therein which established a $200.0 million senior secured credit facility.

     This facility, as amended to date, is used for working capital advances, letters of credit and general corporate purposes by Denny's. The revolving credit facility is guaranteed by Advantica and Denny's Holdings and, subject to certain exceptions, by Advantica's subsidiaries that are not borrowers under the revolving credit facility, and generally is secured by liens on the stock of our direct and indirect subsidiaries, accounts receivable, intellectual property and cash and cash accounts (along with additional liens on our corporate headquarters in Spartanburg, South Carolina).

     The revolving credit facility matures on January 7, 2003. As a result of a recent amendment, commitments under the revolving credit facility will be reduced from $200.0 million to an amount not less than $150.0 million upon receipt of cash payments, if any, relating to Denny's receivable and deposits securing outstanding letters of credit under the Coco's/Carrows credit facility. Commitments under the revolving credit facility will also be reduced in amounts equal to: (a) a percentage of the net cash proceeds of all nonordinary course asset sales or other dispositions of property by us, subject to certain exceptions; and (b) 100% of the net cash proceeds of issuances of our debt obligations, subject to certain exceptions (including exceptions for certain subordinated indebtedness).

     The revolving credit facility contains covenants customarily found in credit agreements for leveraged financings that, among other things, place limitations on:

     - dividends on capital stock;

     - redemptions and repurchases of capital stock;

     - prepayments, redemptions and repurchases of debt (other than loans under the credit agreement);

     - liens and sale-leaseback transactions;

     - loans and investments;

     - incurrence of debt;

     - capital expenditures;

     - operating leases;

     - mergers and acquisitions;

     - asset sales;

     - transactions with affiliates;

     - changes in the business conducted by us and our subsidiaries; and

     - amendment of debt and other material agreements.

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

     The revolving credit facility also contains covenants that require us and our subsidiaries on a consolidated basis to meet certain financial ratios and tests described below:

     Consolidated Total Debt Ratio.  We are required not to permit the ratio of
(a) total debt outstanding on the last day of any fiscal quarter to (b) EBITDA (as defined) of Advantica, the borrowers and the specified subsidiaries on a consolidated basis for the period of four consecutive fiscal quarters then ended to be more than 4.75:1.00 at December 31, 2001, 5.00:1.00 at March 31, 2002 and
5.10:1.00 on or after June 30, 2002.

     Consolidated Senior Secured Debt Ratio. We are required not to permit the ratio of (a) senior secured debt outstanding on the last day of any fiscal quarter to (b) EBITDA of Advantica, the borrowers and the specified subsidiaries on a consolidated basis for the period of four consecutive fiscal quarters then ended to be more than 2.00:1.00.

     Consolidated Interest Coverage Ratio. We are required not to permit the ratio, determined on the last day of each fiscal quarter for the period of four consecutive fiscal quarters then ended, of (a) EBITDA of Advantica, the borrowers and the specified subsidiaries on a consolidated basis to (b) Consolidated Cash Interest Expense (as defined) to be less than 1.85:1.00.

     Consolidated Fixed Charge Coverage Ratio. We are required not to permit the ratio, determined on the last day of each fiscal quarter for the period of four consecutive fiscal quarters then ended, of (a) the sum of (1) EBITDA of Advantica, the borrowers and the specified subsidiaries on a consolidated basis and (2) Consolidated Lease Expense to (b) the sum of (1) Consolidated Cash Interest Expense (as defined) and (2) Consolidated Lease Expense (as defined) to be less than 1.55:1.00.

     Consolidated Capital Expenditures. We are required not to permit the borrowers and the specified subsidiaries on a consolidated basis to incur Consolidated Capital Expenditures (as defined) in excess of $100 million (plus any unused amount from the immediately preceding fiscal year) in the aggregate for each of the fiscal years ending December 31, 1998 and thereafter, provided, that, in addition to the Consolidated Capital Expenditures (or certain permitted investments in lieu thereof) permitted to be incurred as provided above, we may from time to time incur capital expenditures (or certain permitted investments in lieu thereof) to the extent that such additional Consolidated Capital Expenditures or investments are funded solely from, and shall reduce, the Remaining H&Q Net Cash Proceeds (as defined), provided that immediately after giving effect to the capital expenditure or investment, the Remaining H&Q Net Cash Proceeds shall not be less than the aggregate principal amount of the loans outstanding under the revolving credit facility.

     Events of default under the revolving credit facility include (1) a default in the payment of principal amounts due thereunder, (2) a default in the payment of interest and the continuance thereof for three business days, (3) a default in the observance or performance of financial and other covenants, including, but not limited, to those described or referred to above (and, in the case of certain non-financial covenants, the continuance thereof for 10 days), (4) our failure to pay, when due or payable, principal or interest on our other indebtedness having a principal amount in excess of $10.0 million or our failure to observe other terms, covenants, conditions or agreements under such indebtedness if the effect of such failure is to permit the acceleration of such indebtedness, (5) certain courts of bankruptcy or other similar proceedings, (6) a money judgment against us in an amount in excess of $5.0 million remaining undischarged for 30 days or other non-monetary judgment against us reasonably likely to have a material adverse effect, (7) the lenders' loss of security interests securing our indebtedness under the revolving credit facility, and (8) a Change of Control (as defined).

     Upon the occurrence and during the continuance of an event of default, the lenders may terminate their commitments under the revolving credit facility and declare amounts outstanding thereunder immediately due and payable, except that in the case of an event of default referred to in clause (5) above, such remedies shall become automatically effective.

ADVANTICA PUBLIC DEBT

     Advantica currently has outstanding $529.6 million aggregate principal amount of 11 1/4% senior notes due 2008, which we are referring to as the old notes in this prospectus and which are the subject of this exchange offer. The old notes are senior unsecured obligations of Advantica and rank pari passu in right of payment to all senior indebtedness, including the revolving credit facility. The old notes are effectively subordinated to our secured indebtedness, including indebtedness under the revolving credit facility. The old notes are structurally subordinated to indebtedness under the revolving credit facility to the extent of direct obligations of our subsidiaries, as borrowers and as subsidiary guarantors, thereunder. See "-- The Revolving Credit Facility." Interest on the old notes accrues at a rate equal to 11 1/4% per annum and is payable semi-annually in arrears on each July 15 and January 15, beginning July 15, 1998. The old notes will mature on January 15, 2008.

     The old notes are redeemable, in whole or in part, at the option of Advantica at any time on or after January 15, 2003, initially at a redemption price equal to 105.625% of the principal amount thereof to and including January 14, 2004, at 103.750% of the principal amount thereof to and including January 14, 2005, at 101.875% of the principal amount thereof to and including January 14, 2006, and thereafter at 100% of the principal amount thereof, together in each case with accrued interest.

     The old notes contain restrictive covenants that limit the ability of Advantica and its subsidiaries to, among other things, incur debt, pay dividends and make other distributions, make loans and investments, enter into asset sales and use those proceeds, create liens, enter into transactions with affiliates, merge, consolidate or transfer all or substantially all of our assets and make investments in unrestricted subsidiaries.

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

                            DESCRIPTION OF NEW NOTES

     The new notes will be issued under an indenture to be dated as of the closing date among Advantica and Denny's Holdings, as issuers, and U.S. Bank National Association, as trustee. In this section of the prospectus, the term "issuers" refers to Advantica Restaurant Group, Inc. and Denny's Holdings, Inc.; the term "Advantica" refers only to Advantica Restaurant Group, Inc.; and the term "Denny's Holdings" refers only to Denny's Holdings, Inc. The terms of the new notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the indenture. The new notes will be subject to all of these terms, and holders of the new notes are referred to the indenture and the Trust Indenture Act for a statement thereof. The following is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the new notes. Copies of the proposed forms of the indenture and the new notes will be filed as exhibits to our registration statement filed with the SEC that contains this prospectus.

GENERAL

     The new notes will be issued only in registered form without coupons in denominations of $1,000 or multiples thereof. After execution and delivery of the indenture, new notes, in an aggregate principal amount not to exceed the amount permitted to be issued under the indenture, may be executed by the issuers and delivered to the trustee for authentication, and the trustee will then authenticate and deliver the new notes to or upon the written order of the issuers, as provided in the indenture. Principal of, premium, if any, and interest on the new notes will be payable, and the new notes will be transferable and exchangeable, at the corporate trust office or agency of the trustee in The Borough of Manhattan, The City of New York, maintained for such purposes. In addition, interest may be paid, at the option of the issuers, by wire transfer or check mailed to the person entitled thereto as shown on the register for the new notes.


     An aggregate of up to $204.1 million principal amount of new notes is being offered in the exchange offer. In addition to the new notes being issued in the exchange offer, the indenture provides for the issuance subsequent to the exchange offer of up to $50 million principal amount of additional new notes having identical terms and conditions to the new notes offered hereby (the "Additional Notes"), subject to compliance with the terms of the indenture, including the covenant "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Stock." The aggregate principal amount of new notes and Additional Notes will not exceed $254.1 million, assuming the maximum tender amount is exchanged in the exchange offer. Interest will accrue on the Additional Notes issued pursuant to the Indenture from and including the date of issuance of such Additional Notes. Any such Additional Notes will be issued on the same terms as the new notes and will constitute part of the same series of securities as the new notes and will vote together as one series on all matters with respect to the new notes. Except where the context otherwise requires, all references to new notes herein includes the Additional Notes. No offering of any such Additional Notes is being or shall in any manner be deemed to be made by this prospectus. There can be no assurance as to whether or when the issuers will issue any Additional Notes in the future.



     The new notes will be senior unsecured obligations of the issuers and will be pari passu in right of payment to all Senior Indebtedness of the issuers. Interest on the new notes will accrue at a rate equal to 12 3/4% per annum, payable in arrears on each March 31 and September 30, commencing March 31, 2002, until maturity, to holders of record of new notes at the close of business on each March 15 and September 15 next preceding the interest payment date. Interest on the new notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The new notes will mature September 30, 2007.


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

OPTIONAL REDEMPTION

     Except as provided below, the new notes may not be redeemed at the option of the issuers prior to September 30, 2004. On and after September 30, 2004, the new notes will be redeemable, in whole or in part, at the option of the issuers, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on September 30 of the years indicated below:


YEAR                                                PERCENTAGE
----                                                ----------
2004..............................................   106.3750%
2005..............................................   103.1875%
2006 and thereafter...............................   100.0000%



provided that, if the date fixed for redemption is on an interest payment date, then the interest payable on such date shall be paid to the holder of record on the March 15 or September 15 next preceding such interest payment date. Notwithstanding the foregoing, prior to September 30, 2004, the issuers may redeem up to 35% of the aggregate principal amount of new notes outstanding on the date of the indenture at a redemption price (expressed as a percentage of the principal amount) of 112.75%, plus accrued and unpaid interest, if any, to the redemption date, from the net proceeds of any Public Offering.


SELECTION AND NOTICE

     Notice of redemption shall be mailed at least 30 and not more than 60 days prior to the redemption date to each holder of new notes to be redeemed. In the event of a redemption of less than all of the new notes, the trustee shall select, in such manner as it shall deem appropriate and fair, but generally pro rata or by lot, which new notes shall be redeemed in whole or in part, and shall promptly notify the issuers in writing of the new notes selected for redemption. On and after the redemption date, interest ceases to accrue on the new notes or portions thereof called for redemption and all rights of the holder with respect to such redeemed new notes, except the right to payment of amounts payable on such redemption, shall cease.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definitions of all terms set forth below and used in such indenture as well as for any other capitalized terms used under this "Description of New Notes" for which no definition is provided.

     "Acquisition Indebtedness" means Indebtedness of any person existing at the time such person becomes a Subsidiary of an issuer (or at the time such person is merged with or into a Subsidiary of an issuer), excluding Indebtedness of any Subsidiary of an issuer incurred in connection with, or in contemplation of, such person becoming a Subsidiary of such issuer.

     "Adjusted Consolidated Net Worth" means, with respect to any person as of any date, the Consolidated Net Worth of such person plus (1) the respective amounts reported on such person's most recent consolidated balance sheet with respect to any Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such Preferred Stock or of securities converted into such Preferred Stock, excluding (2) any amount reflecting any equity adjustment resulting from a foreign currency translation on a consolidated balance sheet of such person, but only to the extent not excluded in calculating Consolidated Net Worth of such person, plus (3) any gain realized upon the sale or other disposition of any Business Segment to the extent such gains do not exceed the sum of the aggregate amount of any losses included (on a net after tax basis) in the computation of Consolidated Net Worth.

     "Advantica Group" means Advantica and any Subsidiary of Advantica, other than Denny's Holdings or any Subsidiary of Denny's Holdings.

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

     "Affiliate" means, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For the purposes of this definition, beneficial ownership of 10% or more of the voting common equity of a person shall be deemed to be control unless ownership of a lesser amount may be deemed to be control under the Trust Indenture Act.

     "Asset Segment" means (1) Denny's Holdings, or (2) any Subsidiary, group of Subsidiaries or group of assets (other than inventory held for sale in the ordinary course of business) of an issuer or its Subsidiaries which (A) accounts for at least 20 percent of the total assets of such issuer and its Subsidiaries on a consolidated basis as of the end of the last fiscal quarter immediately preceding the date for which such determination is being made or (B) accounts for at least 20 percent of the income from continuing operations before income taxes, extraordinary items and cumulative effects of changes in accounting principles of such issuer and its Subsidiaries on a consolidated basis for the four full fiscal quarters immediately preceding the date for which such calculation is being made.

     "Business Segment" means (1) each Significant Subsidiary of an issuer, (2) the Equity Interests of any of an issuer's Subsidiaries or (3) any group of assets of an issuer or any of its Subsidiaries, whether now owned or hereafter acquired; provided, in each case, that the sale (other than the sale of inventory in the ordinary course of business), lease, conveyance or other disposition of such Significant Subsidiary, Equity Interests or group of assets, as the case may be, either in a single transaction or group of related transactions that are part of a common plan, results in Net Proceeds to such issuer or any of its Subsidiaries of $50 million or more.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

     "Cash Equivalents" means (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (2) time deposits and certificates of deposit with a maturity date not more than one year from the date of acquisition issued by any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the Office for Economic Cooperation and Development and having total assets in excess of $500 million, (3) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (2) above, (4) commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (5) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

     "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     "Consolidated Fixed Charges" means, with respect to any person for a given period, (1) consolidated interest expense of such person and its consolidated Subsidiaries to the extent deducted in computing Consolidated Net Income of such person (including, without limitation, amortization of original issue discount and non-cash interest payments, all net payments and receipts in respect of Interest Rate Agreements and the interest component of capital leases, but excluding deferred financing costs existing immediately after the date of the indenture and the amortization thereof), plus (2) the amount of all cash dividend payments on any series of Preferred Stock of such person; provided that if, during such period, (1) such person or any of its Subsidiaries shall have made any asset sales (other than, in the case of an issuer and its Subsidiaries, sales of the Capital Stock of, or any assets of, Unrestricted Subsidiaries), Consolidated Fixed Charges of such person and its Subsidiaries for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to the assets that are the subject of such asset sales for such period and (2) such person or any of its Subsidiaries has made any acquisition of assets or Capital Stock (occurring by merger or otherwise), including, without limitation, any acquisition of assets or Capital Stock occurring in connection with the transaction causing a calculation to be made under the indenture, Consolidated Fixed Charges of such person and its Subsidiaries shall be calculated on a pro forma basis as if such acquisition of assets or Capital Stock (including the incurrence of any Indebtedness in connection with any such acquisition and the application of the proceeds thereof) took place on the first day of such period.

     "Consolidated Net Income" means, with respect to any person for a given period, the aggregate of the Net Income of that person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles; provided that (1) the Net Income of any person that is not a Subsidiary of that person or is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to that person and its Subsidiaries, (2) the Net Income of any person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by that person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the lesser of (a) the amount of dividends or distributions paid to that person and its Subsidiaries and (b) the Net Income of such person, (3) the Net Income of any person acquired by that person and its Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (4) with respect to an issuer, the Net Income (if positive) of any person that becomes a Subsidiary of such issuer after the date of the indenture shall be included only to the extent that the declaration or payment of dividends on Capital Stock or any similar distributions, by that Subsidiary to such issuer or to any other consolidated Subsidiary of such issuer, of such Net Income is at the time permitted under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations binding upon or applicable to that Subsidiary, provided that, if the exclusion from an otherwise positive Net Income of certain amounts pursuant to this clause (4) would cause such Net Income to be negative, then such Net Income shall be deemed to be zero.

     "Consolidated Net Worth" means, with respect to any person at any date of determination, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such person and its Subsidiaries on a consolidated basis, each item to be determined in conformity with generally accepted accounting principles (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52), except that all effects of the application of Accounting Principles Board Opinions Nos. 16 and 17 and related interpretations shall be disregarded.

     "Credit Agent" means any person acting as managing agent (or in a similar capacity) under the Credit Agreement, or any successor thereto; provided that "Credit Agent" shall also mean any person acting as managing agent (or in a similar capacity) under any agreement pursuant to which the Credit Agreement is refunded or refinanced if such person is designated as such by each person that is at the time of such designation a Credit Agent; and provided further that if at any time there shall be more than one Credit Agent, then "Credit Agent" shall mean each such Credit Agent, and any notice, consent or waiver to be given by, action to be taken by, or notice to be given to, the Credit Agent shall be given or taken by, or given to, each such Credit Agent.

     "Credit Agreement" means the Credit Agreement, dated as of January 7, 1998, among Denny's, Inc., El Pollo Loco, Inc., Flagstar Enterprises, Inc., Flagstar Systems, Inc. and Quincy's Restaurants, Inc., as borrowers, Advantica as a guarantor, the lenders named therein, and The Chase Manhattan Bank, as administrative agent, as amended through and including the date of the indenture, including any and all related notes, collateral and security documents, instruments and agreements executed in connection therewith (including, without limitation, all Loan Documents (as defined in such Credit Agreement)) and all obligations of Advantica and its Subsidiaries incurred thereunder or in respect thereof, and in each case as amended, supplemented, restructured or otherwise modified, extended or renewed and each other agreement pursuant to which any or all of the foregoing may be refunded or refinanced, from time to time.

     "Default" means any event that is, or after notice or passage of time would be, an Event of Default.

     "Denny's Holdings Group" means Denny's Holdings and any Subsidiary of Denny's Holdings.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the new notes.

     "EBITDA" means, with respect to any person and its consolidated Subsidiaries for a given period, the Consolidated Net Income of such person for such period plus, with respect to an issuer and its consolidated Subsidiaries,
(1) an amount equal to any net loss realized upon the sale or other disposition of any Business Segment (to the extent such loss was deducted in computing Consolidated Net Income), (2) any provision for taxes based on income or profits deducted in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (1) hereof, (3) consolidated interest expense (including amortization of original issue discount and non-cash interest payments, all net payments and receipts in respect of Interest Rate Agreements and the interest component of capital leases) and (4) depreciation and amortization (including amortization of goodwill and deferred financing costs existing immediately after the date of the indenture and other intangibles) to the extent required under generally accepted accounting principles, all on a consolidated basis; provided that if, during such period,
(x) such person or any of its Subsidiaries shall have made any asset sales (other than, in the case of an issuer and its Subsidiaries, sales of the Capital Stock of, or any assets of, Unrestricted Subsidiaries), EBITDA of such person and its Subsidiaries for such period shall be reduced by an amount equal to the EBITDA directly attributable to the assets that are the subject of such asset sales for such period, and (y) such person or any of its Subsidiaries has made any acquisition of assets or Capital Stock (occurring by merger or otherwise), including, without limitation, any acquisition of assets or Capital Stock occurring in connection with the transaction causing a calculation to be made under the indenture, EBITDA of such person and its Subsidiaries shall be calculated, excluding any expenses which in the good faith estimate of management of such person will be eliminated as a result of such acquisition, on a pro forma basis as if such acquisition of assets or Capital Stock (including the incurrence of any Indebtedness in connection with any such acquisition and the application of the proceeds thereof) took place on the first day of such period.

     "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "Excluded Property" means Advantica's corporate headquarters property located in Spartanburg, South Carolina.

     "Existing Indebtedness" means Indebtedness of an issuer or any of its Subsidiaries existing on the date of the indenture (other than Indebtedness under the Old Notes and the Credit Agreement).

     "Fixed Charge Coverage Ratio" means, with respect to any person for a given period, the ratio of the EBITDA of such person for such period to the Consolidated Fixed Charges of such person for such period.

     "FRD" means FRD Acquisition Co., a Delaware corporation, a wholly owned subsidiary of Advantica, and an Unrestricted Subsidiary under the indenture.

     "FRD Chapter 11 Case" means the voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware, Case No. 01-0436-PJW, filed by FRD on February 14, 2001.

     "FRD Investment" means any Investment in FRD by either issuer or any of its Subsidiaries existing on the date of the indenture.

     "Indebtedness" means, with respect to any person at any date, without duplication, (1) all obligations of such person for borrowed money, (2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments other than Interest Rate Agreements, (3) all reimbursement obligations and other liabilities of such person with respect to letters of credit issued for such person's account, (4) all obligations of such person to pay the deferred purchase price of property or services, except accounts payable arising in the ordinary course of business, (5) all obligations of such person as lessee in respect of capital lease obligations under capital leases and (6) all obligations of others of a nature described in any of clauses (1)

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

through (5) above guaranteed by such person; provided that, in the case of clauses (1) through (5) above, Indebtedness shall include only obligations reported as liabilities in the financial statements of such person in accordance with generally accepted accounting principles.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement to or under which an issuer or any of its subsidiaries is or becomes a party or a beneficiary.

     "Investment" means any direct or indirect advance (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of any person or its subsidiaries), loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, bonds, notes, debentures or other securities issued by, any other person.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any capital lease, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Mortgage Financing" means the incurrence by an issuer or any of its Subsidiaries of any Indebtedness secured by a mortgage or other Lien on real property acquired or improved by such issuer or any such Subsidiary after the date of the indenture.

     "Mortgage Financing Proceeds" means, with respect to any Mortgage Financing, the aggregate amount of cash proceeds received or receivable by an issuer or any of its Subsidiaries in connection with such financing after deducting therefrom brokerage commissions, legal fees, finder's fees, closing costs and other expenses incidental to such Mortgage Financing and the amount of taxes payable in connection with or as a result of such transaction, to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a person that is not an Affiliate of such issuer or its Subsidiaries and are properly attributable to such transaction or to the asset that is the subject thereof.

     "Mortgage Refinancing" means the incurrence by an issuer or any of its Subsidiaries of any Indebtedness secured by a mortgage or other Lien on real property subject to a mortgage or other Lien existing on the date of the indenture or created or incurred subsequent to the date hereof as permitted hereby and owned by such issuer or any such Subsidiary.

     "Mortgage Refinancing Proceeds" means, with respect to any Mortgage Refinancing, the aggregate amount of cash proceeds received or receivable by an issuer or any of its Subsidiaries in connection with such refinancing after deducting therefrom the original mortgage amount of the underlying indebtedness refinanced therewith and brokerage commissions, legal fees, finder's fees, closing costs and other expenses incidental to such Mortgage Refinancing and the amount of taxes payable in connection with or as a result of such transaction, to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a person that is not an Affiliate of such issuer or its Subsidiaries and are properly attributable to such transaction or to the asset that is the subject thereof.

     "Net Income" of any person shall mean the net income (loss) of such person, determined in accordance with generally accepted accounting principles, excluding, however, (1) with respect to an issuer and its Subsidiaries, any gain or loss, together with any related provision for taxes on such gain or loss, realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions) of a Business Segment, and (2) any gain or loss realized upon the sale or other disposition by such person of any capital stock or marketable securities.

     "Net Proceeds" with respect to any Asset Sale, sale and leaseback transaction or sale or other disposition of a Business Segment, means (1) cash (freely convertible into U.S. dollars) received by an issuer or any of its Subsidiaries from such transaction, after (a) provision for all income or other taxes measured by

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or resulting from such transaction, (b) payment of all brokerage commissions and other expenses (including, without limitation, the payment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the provisions described in the first paragraph under "Certain Covenants--Limitation on Sale of Assets") to be paid as a result of such transaction) in connection with such transaction and (c) deduction of appropriate amounts to be provided by an issuer as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the asset disposed of in such transaction and retained by such issuer or its Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (2) promissory notes received by an issuer or any of its Subsidiaries in connection with such transaction upon the liquidation or conversion of such notes into cash.

     "Obligations" means, with respect to any Indebtedness or any Interest Rate Agreement, any principal, premium, interest (including, without limitation, interest, whether or not allowed, after the filing of a petition initiating certain bankruptcy proceedings), penalties, commissions, charges, expenses, fees, indemnifications, reimbursements and other liabilities or amounts payable under or in respect of the documentation governing such Indebtedness or such Interest Rate Agreement.

     "Old Notes" means any outstanding 11 1/4% senior notes due 2008 of Advantica issued pursuant to that certain indenture, dated as of January 7, 1998, by and between Advantica and U.S. Bank National Association (formerly, First Trust National Association), as Trustee.

     "Permitted Investments" means (1) Investments in cash (including major foreign currency or currency of a country in which an issuer or any of its Subsidiaries has operations) or Cash Equivalents, (2) with respect to each issuer and its Subsidiaries, Investments that are in persons at least a majority of whose revenues are derived from food service operations, ancillary operations or related activities and that have the purpose of furthering the food service operations of such issuer or any of its Subsidiaries (other than any Investment by any of the Denny's Holdings Group in any of the Advantica Group), (3) advances to employees of Advantica or its Subsidiaries not in excess of $5 million in the aggregate at any one time outstanding, (4) accounts receivable created or acquired in the ordinary course of business, (5) obligations or shares of stock received in connection with any good faith settlement or bankruptcy proceeding involving a claim relating to a Permitted Investment, (6) evidences of Indebtedness, obligations or other Investments not exceeding $5 million in the aggregate held at any one time by Advantica or any of its Subsidiaries and (7) currency swap agreements and other similar agreements designed to hedge against fluctuations in foreign exchange rates entered into in the ordinary course of business in connection with the operation of the business.

     "Permitted Payments to Advantica" means, without duplication, payments by any Subsidiary of Advantica to Advantica in an amount sufficient to enable Advantica to (a) pay reasonable and necessary operating expenses and other general corporate expenses of Advantica and its subsidiaries, (b) pay foreign, federal, state and local tax liabilities of Advantica and its current and former subsidiaries to the extent that Advantica has an obligation to pay such tax liabilities, the determination of which shall take into account any operating losses, net operating loss carryovers, and other tax attributes available to Advantica and its subsidiaries, (c) pay, as and when the same becomes due and payable, interest on the Old Notes, (d) pay, as and when the same becomes due and payable, (i) interest and (ii) principal at maturity (or as otherwise required pursuant to contractually scheduled principal payments, which, in the case of Existing Indebtedness are existing on the date of the indenture, and, in the case of Indebtedness incurred after the date of the indenture are existing on the date such Indebtedness is incurred), in each case on the Credit Agreement, any Existing Indebtedness and on any other Indebtedness incurred after the date of the indenture that was permitted to be incurred in accordance with the covenant "Limitation on Additional Indebtedness and Issuance of Disqualified Capital Stock" and (e) repurchase, redeem or otherwise acquire or retire for value, Equity Interests in Advantica in accordance with clause (3) of, and the Old Notes in accordance with clause (8) of, the covenant "Limitation on Restricted Payments." Notwithstanding anything herein to the contrary, any such payments made to Advantica pursuant hereto shall either be used by Advantica for the purpose such payment was made to Advantica within 90 days of Advantica's receipt of such payment or refunded to the party from whom Advantica received such payment; provided, however, that to the extent that any such
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payments have not been paid within such 90 day period, Advantica shall be entitled to retain an amount that shall not at any time exceed an aggregate of $250,000 for the purpose of making the payments described herein.

     "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such persons' stock which is preferred or has a preference with respect to the payment of dividends, or as to distributions upon any dissolution or liquidation over Equity Interests of any other class of such person whether now outstanding or issued after the date of the indenture.

     "Public Offering" means any underwritten public offering for cash pursuant to a registration statement filed with the Commission in accordance with the Securities Act of Capital Stock other than Disqualified Stock of Advantica or any of its Subsidiaries.

     "Restricted Investments" means (a) any Investment by any of the (i) Advantica Group in any person that is not a wholly owned Subsidiary of Advantica and (ii) Denny's Holdings Group in any person that is not a wholly owned Subsidiary of Denny's Holdings, or (b) other transfers of assets by any of the
(i) Advantica Group to any Subsidiary or Affiliate of Advantica that is not a wholly owned Subsidiary of Advantica or (ii) Denny's Holdings Group to any Subsidiary or Affiliate of Denny's Holdings that is not a wholly owned Subsidiary of Denny's Holdings (other than any such other transfers of assets described in clause (b) above in transactions the terms of which are fair and reasonable to the transferor and are at least as favorable as the terms that could be obtained by the transferor in a comparable transaction made on an arms' length basis between unaffiliated parties, as conclusively determined, for any such transfer involving aggregate consideration in excess of $5 million, by a majority of the directors of Advantica or Denny's Holdings, as applicable, that are unaffiliated with the transferee or, if there are no such directors, by a majority of the directors of Advantica or Denny's Holdings, as applicable), except in each case for Permitted Investments and any such Investments existing on the date of the indenture.

     "Senior Indebtedness" means (1) all obligations of an issuer and its Subsidiaries now or hereafter existing under or in respect of the Credit Agreement, the Old Notes, and the new notes, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any bankruptcy, insolvency or similar proceeding, whether or not such interest is an allowable claim under such proceeding), penalties, commissions, charges, indemnifications, liabilities, reimbursement obligations in respect of letters of credit, fees, expenses or other amounts payable under or in respect of the Credit Agreement, the Old Notes and the new notes and all obligations and claims related thereto, (2) all Obligations of an issuer in respect of Interest Rate Agreements and (3) additional Indebtedness permitted by the covenant "Limitation on Additional Indebtedness and Issuance of Disqualified Stock" (other than pursuant to clause (3) of the third paragraph thereof) which is not expressly by its terms subordinated to the new notes and all Obligations and claims related thereto; provided, that Senior Indebtedness shall not include (x) any Indebtedness of an issuer to any of its Subsidiaries or (y) Indebtedness incurred for the purchase of goods or services (other than services provided by the Credit Agent in connection with the Credit Agreement or any other party to an agreement evidencing Senior Indebtedness in connection with such agreement) obtained in the ordinary course of business. "Senior Indebtedness" under or in respect of the Credit Agreement, the Old Notes and the new notes shall continue to constitute Senior Indebtedness for all purposes of the indenture notwithstanding that such Senior Indebtedness or any obligations or claims in respect thereof may be disallowed, avoided or subordinated pursuant to any Bankruptcy Law or other applicable insolvency law or equitable principles.

     "Significant Subsidiary" means any Subsidiary of an issuer that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date of the in denture) (excluding, except for the purposes of determining an Event of Default, subparagraph (c) of Rule 1-02 of Regulation S-X).

     "Subsidiary" of any person means any entity of which shares of the Capital Stock or other Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or Equity Interests having ordinary voting power for the election of directors or other governing

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body of such entity are owned by such person directly and/or through one or more
Subsidiaries of such person; provided that each Unrestricted Subsidiary shall be excluded from the definition of "Subsidiary."

     "Unrestricted Subsidiary" means (1) FRD, (2) any subsidiary of an issuer that at the time of determination is an Unrestricted Subsidiary (as designated by such issuer's board of directors, as provided below) and (3) any subsidiary of an Unrestricted Subsidiary. The board of directors of such issuer may designate any subsidiary of an issuer (including any Subsidiary and any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary owns any Capital Stock of, or owns, or holds any lien on, any property of, any Subsidiary of such issuer (other than any subsidiary of the subsidiary to be so designated); provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by such issuer (b) such issuer certifies that such designation complies with the covenants described under "Certain Covenants--Limitation on Restricted Payments" and "Investments in Unrestricted Subsidiaries" and (c) each of (1) the subsidiary to be so designated and (2) its subsidiaries have not at the time of designation, and do not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of such issuer or any of its Subsidiaries. The board of directors of such issuer may designate any Unrestricted Subsidiary to be a Subsidiary; provided that, immediately after giving effect to such designation, Advantica could incur at least $1 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "Certain Covenants--Limitation on Additional Indebtedness and Issuance of Disqualified Stock" on a pro forma basis taking into account such designation.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

CERTAIN COVENANTS

     Limitation on Restricted Payments. The indenture provides that each issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution on account of the Capital Stock or other Equity Interests of such issuer or any Subsidiary of Advantica or Denny's Holdings ((A) other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of such issuer or such Subsidiary and (B) other than dividends or distributions payable by a Subsidiary (other than dividends or distributions payable by any of the Denny's Holdings Group to any of the Advantica Group) so long as, in the case of any dividend or distribution payable on any class or series of securities issued by a Subsidiary other than a wholly owned Subsidiary, such issuer or a Subsidiary of such issuer receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interest in such class or series of securities);

          (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of such issuer or any Subsidiary of Advantica or Denny's Holdings (other than any such Equity Interests (i) owned by Advantica or any of its Subsidiaries so purchased, redeemed or otherwise acquired or retired for value by any of the Advantica Group and (ii) owned by any of the Denny's Holdings Group so purchased, redeemed or otherwise acquired or retired for value by any of the Denny's Holdings Group);

          (3) voluntarily prepay any Old Notes or any Indebtedness that is subordinated to the new notes other than in connection with any (a) refinancing of such Indebtedness specifically permitted by the terms of the indenture, (b) Indebtedness between (i) Advantica and any of its Subsidiaries in the Advantica Group or between Subsidiaries in the Advantica Group, (ii) Denny's Holdings and any of its
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     Subsidiaries in the Denny's Holdings Group or between Subsidiaries in the
     Denny's Holdings Group or (c) Indebtedness of any of the Advantica Group to any of the Denny's Holdings Group; or

          (4) make any Restricted Investments (other than an Investment in any Unrestricted Subsidiary)

    (all such dividends, distributions, purchases, redemptions or other acquisitions, retirements, prepayments or Restricted Investments being collectively referred to as "Restricted Payments"), if, at the time of such Restricted Payment:

             (a) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

             (b) immediately after such Restricted Payment and after giving effect thereto on a pro forma basis, Advantica would not be able to incur $1 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "Limitation on Additional Indebtedness and Issuance of Disqualified Stock" below; or

             (c) such Restricted Payment, without duplication, together with (A) the aggregate of all other Restricted Payments (in each case valued, where other than cash, at their fair market value as of the date such Restricted Payment is made) made after the date of the indenture and (B) the amount by which the aggregate of all then outstanding Investments in Unrestricted Subsidiaries (other than the FRD Investment), calculated without giving effect to amounts included pursuant to clause (z)(2) below, exceeds $25 million, is greater than the sum of, without duplication: (v) 50% of the aggregate Consolidated Net Income of Denny's Holdings for the period (taken as one accounting period) from the beginning of the first quarter immediately after the date of the indenture to the end of its most recently ended fiscal quarter at the time of such Restricted Payment; provided that if such Consolidated Net Income for such period is less than zero, then minus 100% of the amount of such loss, plus (w) 100% of the aggregate amortization of goodwill and of excess reorganization value for the period specified in clause
        (v) above, plus (x) 100% of the aggregate net cash proceeds and the fair market value of marketable securities received by Denny's Holdings from the issue or sale, after the date of the indenture, of Capital Stock of Denny's Holdings (other than Capital Stock issued and sold to a Subsidiary of Denny's Holdings and other than Disqualified Stock), or any Indebtedness or other security convertible into any such Capital Stock that has been so converted plus (y) 100% of the aggregate amounts contributed to the capital of Denny's Holdings after the date of the indenture plus (z) 100% of the aggregate amounts received in cash and the fair market value of marketable securities (other than Restricted Investments) received from (1) the sale or other disposition of Restricted Investments made after the date of the indenture by Denny's Holdings and its Subsidiaries or (2) the sale of the stock of an Unrestricted Subsidiary or the sale of all or substantially all of the assets of an Unrestricted Subsidiary to the extent that a liquidating dividend is paid to Denny's Holdings or any Subsidiary of Denny's Holdings from the proceeds of such sale (in each case, other than to the extent of the FRD Investment and only to the extent that such amounts were not applied to reduce the aggregate amount of all outstanding Investments in Unrestricted Subsidiaries for purposes of calculating the aggregate amount of all such Investments in (B) above); provided, that no such amounts shall be included pursuant to clause (x) or (y) above to the extent that the proceeds (including by exchange) from any such issuance, sale or contribution were used as provided in clause (2), (4) or (5) in the next succeeding paragraph. For purposes of this clause
        (c), the fair market value of property other than cash shall be conclusively determined in good faith by the board of directors of Denny's Holdings.

     Notwithstanding the foregoing, the indenture permits:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

          (2) the retirement of any shares of Capital Stock of an issuer in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of such issuer) of, other shares of such issuer's Capital Stock, other than any Disqualified Stock;
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          (3) payments for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests in Advantica issued to members of management of Advantica and its Subsidiaries pursuant to subscription and option agreements in effect on the date of the indenture and Equity Interests in Advantica issued to future members of management pursuant to subscription agreements executed subsequent to the date of the indenture, containing provisions for the repurchase of such Equity Interests upon death, disability or termination of employment of such persons which are substantially identical to those contained in the subscription agreements in effect on the date of the indenture; provided that the amount of such dividends or distributions, after the date of the indenture, in the aggregate will not exceed the sum of (A) $5 million plus (B) the cash proceeds from any reissuance of such Equity Interests by Advantica to members of management of Advantica and its Subsidiaries;

          (4) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness of an issuer that is subordinated in right of payment to the new notes in exchange for or with the proceeds of the issuance of shares of such issuer's Equity Interests (other than Disqualified Stock);

          (5) the redemption, repurchase or retirement for value of any Indebtedness of an issuer that is subordinated to the new notes (A) with the proceeds of, or in exchange for, Indebtedness incurred pursuant to clause (2) of the third paragraph under "Limitation on Additional Indebtedness and Issuance of Disqualified Stock" below or (B) if, after giving effect to such redemption, repurchase or retirement, Advantica could incur at least $1 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "Limitation on Additional Indebtedness and Issuance of Disqualified Stock" below;

          (6) the purchase, redemption or other acquisition or retirement for value of Equity Interests of any Subsidiary of Advantica (other than any such Equity Interests (i) owned by Advantica or any of its Subsidiaries so purchased, redeemed or otherwise acquired or retired for value by any of the Advantica Group and (ii) owned by any of the Denny's Holdings Group so purchased, redeemed or otherwise acquired or retired for value by any of the Denny's Holdings Group) in an aggregate cumulative amount not to exceed $5 million annually;

          (7) so long as no Default or Event of Default shall have occurred and be continuing, Permitted Payments to Advantica; and

          (8) after the date on which a bankruptcy court enters an order closing the FRD Chapter 11 Case, the repurchase, redemption or other acquisition or retirement for value of Old Notes by Advantica for consideration in an aggregate amount not to exceed $50 million; provided, however, that no Default or Event of Default shall have occurred and be continuing at the time of any such repurchase, redemption or other acquisition or retirement;

provided, that in determining the aggregate amount expended for Restricted Payments in accordance with clause (c) of the first paragraph of this covenant,
(x) no amounts expended under clauses (2), (4), or (5) of this paragraph shall be included, (y) 100% of the amounts expended under clauses (3), (6), (7) and
(8) of this paragraph shall be included, and (z) 100% of the amounts expended under clause (1), to the extent not included under subclauses (x) or (y) of this proviso, shall be included.

     Limitation on Additional Indebtedness and Issuance of Disqualified Stock. The indenture provides that (1) each issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume or guarantee any Indebtedness (other than (A) Indebtedness (a) owing from any of the Denny's Holdings Group payable to any of the Advantica Group; (b) between Denny's Holdings and a Subsidiary of Denny's Holdings; (c) between Subsidiaries of Denny's Holdings; (d) between Advantica and a Subsidiary of Advantica in the Advantica Group; or (e) between Subsidiaries of the Advantica Group; and (B) guarantees by Advantica or any Subsidiary of Advantica of Indebtedness of any of the Denny's Holdings Group or guarantees by any Subsidiary in the Advantica Group of Indebtedness of any of the Advantica Group) and (2) neither issuer will issue any Disqualified Stock, unless (a) such Indebtedness or Disqualified Stock is either Acquisition Indebtedness or is created, incurred, issued, assumed or guaranteed by such issuer and not a Subsidiary of such issuer and (b) Advantica's Fixed Charge Coverage Ratio for the four full fiscal quarters

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last preceding the date such additional Indebtedness is created, incurred, assumed or guaranteed, or such additional stock is issued, would have been at least 2.25:1, determined on a pro forma basis (including a pro forma application of the net proceeds of such Indebtedness or such issuance of stock) as if the additional Indebtedness had been created, incurred, assumed or guaranteed, or such additional stock had been issued, at the beginning of such four-quarter period.

     The foregoing limitations will not apply to the incurrence by an issuer or any of its Subsidiaries of any Indebtedness pursuant to the Credit Agreement; provided, however, that the principal amount of such Indebtedness incurred and outstanding at any time pursuant to the Credit Agreement (including any Indebtedness incurred to refund or refinance such Indebtedness) for this purpose will not exceed the greater of $250 million and the aggregate amount of the commitments under the Credit Agreement on the date of the indenture.

     In addition, the foregoing limitations notwithstanding,

          (1) Advantica or any of its Subsidiaries may create, incur, issue, assume or guarantee Indebtedness pursuant to the Credit Agreement or otherwise, (a) in connection with or arising out of Mortgage Financings, Mortgage Refinancings and sale and lease-back transactions; provided that the Mortgage Financing Proceeds, Mortgage Refinancing Proceeds (excluding any Mortgage Refinancing Proceeds received in connection with any refinancing of any Indebtedness secured by a mortgage or Lien on the Excluded Property) or Net Proceeds, as the case may be, incurred, assumed or created in connection therewith are used to pay any outstanding Senior Indebtedness, and provided further that any amounts used to repay Indebtedness outstanding under the Old Notes shall be applied only as and when permitted under the covenant "Limitation on Restricted Payments", (b) constituting purchase money obligations for property acquired in the ordinary course of business or other similar financing transactions (including, without limitation, in connection with Mortgage Financings and Mortgage Refinancings as and to the extent permitted in clause (a) above); provided that, in the case of Indebtedness exceeding $2 million for any such obligation or transaction, such Indebtedness exists at the date of the purchase or transaction or is created within 180 days thereafter, (c) constituting capital lease obligations, (d) constituting reimbursement obligations with respect to letters of credit, including, without limitation, letters of credit in respect of workers' compensation claims issued for the account of an issuer or a Subsidiary of an issuer in the ordinary course of its business, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, (e) constituting additional Indebtedness in an aggregate principal amount (including any Indebtedness incurred to refund or refinance such Indebtedness) of up to $50 million at any one time outstanding, whether incurred under the Credit Agreement or otherwise, (f) constituting Indebtedness secured by the Excluded Property, and (g) constituting Existing Indebtedness and permitted refinancings thereof in accordance with clause (2) of this paragraph;

          (2) an issuer or any Subsidiary of an issuer may create, incur, issue, assume or guarantee any Indebtedness that serves to refund, refinance or restructure the new notes, Existing Indebtedness or any other Indebtedness incurred as permitted under the indenture, or any Indebtedness issued to so refund, refinance or restructure such Indebtedness, in an amount equal to or less than the Indebtedness being so refunded, refinanced or restructured, including additional Indebtedness incurred to pay premiums and fees in connection therewith ("Refinancing Indebtedness"), prior to its respective maturity; provided, however, that such Refinancing Indebtedness is incurred by the obligor on the Indebtedness being refinanced and (a) bears an interest rate per annum that is equal to or less than the interest rate per annum then payable under such Indebtedness being refunded or refinanced (calculated in accordance with any formula set forth in the documents evidencing any such Indebtedness) unless such Refinancing Indebtedness is incurred, created or assumed within twelve months of the scheduled maturity of the Indebtedness being refinanced, (b) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of such Indebtedness being refunded or refinanced, and (c) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated to the new notes, such refinancing indebtedness is subordinated to the new notes at least to the same extent as the Indebtedness being refinanced or refunded, and provided
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     further that subclauses (a), (b) and (c) of this clause (2) will not apply to any refunding or refinancing of any Senior Indebtedness; and

          (3) any nonconsolidated subsidiary of an issuer created after the date of the indenture may create, incur, issue, assume, guarantee or otherwise become liable with respect to any additional Indebtedness; provided that such Indebtedness is nonrecourse to any issuer and its consolidated subsidiaries, and the issuers and their consolidated Subsidiaries have no liability with respect to such additional Indebtedness.

     Limitation on Liens. The indenture provides that, subject to certain exceptions, each issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any asset now owned or hereafter acquired, except with respect to (a) Liens securing or arising under or in connection with any Indebtedness of an issuer not expressly by its terms subordinate or junior in right of payment to any other Indebtedness of such issuer; (b) Liens existing on the date of the indenture; (c) Liens permitted by or required pursuant to the Credit Agreement;
(d) Liens relating to judgments to the extent such judgments do not give rise to specified Events of Default; (e) Liens arising under or in connection with the satisfaction and discharge of the indenture; (f) Liens incurred in the ordinary course of business so long as the Indebtedness secured by such Lien does not exceed $5 million at any one time outstanding; (g) Liens for taxes or assessments and similar charges either (x) not delinquent or (y) contested in good faith by appropriate proceedings and as to which either issuer or a Subsidiary of either issuer shall have set aside on its books such reserves as may be required pursuant to generally accepted accounting principles; (h) Liens incurred or pledges and deposits in connection with workers' compensation, unemployment insurance and other social security benefits, or securing performance bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, incurred in the ordinary course of business; (i) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's and vendors' Liens, incurred in good faith in the ordinary course of business; (j) zoning restrictions, easements of licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto of any of the Denny's Holdings Group which do not in the aggregate materially detract from the value of the property or assets of the Denny's Holdings Group, taken as a whole, or of any of the Advantica Group which do not in the aggregate materially detract from the value of the property or assets the Advantica Group, taken as a whole, or materially impair the operation of the business of, as applicable, either the Denny's Holdings Group, taken as a whole, or the Advantica Group, taken as a whole; (k) Liens created by Subsidiaries in the Denny's Holdings Group to secure Indebtedness of such Subsidiaries to any of Denny's Holdings Group or Liens created by Subsidiaries in the Advantica Group to secure Indebtedness of such Subsidiaries to any of the Advantica Group or the Denny's Holdings Group; (l) pledges of or Liens on raw materials or on manufactured products as security for any drafts or bills of exchange in connection with the importation of such raw materials or manufactured products in the ordinary course of business; (m) a Lien on any assets (x) securing Indebtedness incurred or assumed pursuant to clause (b) or (c) or paragraph (1) of the covenant "Limitation on Additional Indebtedness and Issuance of Disqualified Stock" for the purpose of financing all or any part of the cost of acquiring such asset or construction thereof or thereon or (y) existing on assets or businesses at the time of the acquisition thereof; (n) the Lien granted to the Trustee pursuant to the indenture and any substantially equivalent Lien granted to the respective trustees under the indentures for other debt securities of either issuer; (o) Liens arising in connection with any Mortgage Financing or Mortgage Refinancing by either issuer or any of its Subsidiaries; (p) Liens securing reimbursement obligations with respect to letters of credit issued for the account of either issuer or any of its Subsidiaries in the ordinary course of business; (q) any Lien on the Excluded Property; (r) Liens securing an interest of a landlord in real property leases; and (s) Liens created in connection with the refinancing of any Indebtedness secured by Liens permitted to be incurred or to exist pursuant to the foregoing clauses; provided, however, that no additional assets are encumbered by such Liens in connection with such refinancing, unless permitted by clause (c) above or the immediately succeeding sentence. The indenture provides that, notwithstanding the foregoing, an issuer may create or assume any Lien upon its properties or assets if such issuer shall cause the new notes to be equally and ratably secured with all other Indebtedness secured by such Lien as long as such other Indebtedness shall be so secured. Notwithstanding anything in the indenture to the contrary, in no event shall any Lien be incurred (i) securing Indebtedness outstanding pursuant to the Old Notes or (ii) on any
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assets of the Denny's Holdings Group securing Indebtedness of any of the
Advantica Group (other than such Indebtedness of any of the Advantica Group which is also Indebtedness of any of the Denny's Holdings Group).

     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The indenture provides that each issuer will not, and will not permit any of its Subsidiaries (other than nonconsolidated subsidiaries) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to (1) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by an issuer or any of its Subsidiaries or pay any Indebtedness owed to an issuer or any of its Subsidiaries, (2) make loans or advances to an issuer or any of its Subsidiaries or (3) transfer any of its properties or assets to an issuer or any of its Subsidiaries, except in each case for such encumbrances or restrictions existing under or by reason of (a) applicable law, (b) the indenture, (c) the Credit Agreement or any other agreement entered into in connection therewith or as contemplated thereby, (d) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of an issuer or any of its Subsidiaries, (e) any instrument governing Indebtedness of a person acquired by an issuer or any of its Subsidiaries at the time of such acquisition; provided that such Indebtedness is not incurred in connection with or in contemplation of such acquisition, (f) the Old Notes, Existing Indebtedness or other contractual obligation of an issuer or any of its Subsidiaries existing on the date of the indenture, (g) additional Indebtedness in an aggregate principal amount of up to $50 million at any one time outstanding, (h) any amendment, modification, renewal, extension, replacement, refinancing or refunding of encumbrances or restrictions imposed pursuant to clauses (b), (c), (f) or (g) above; provided that the restrictions contained in any such amendment, modification, renewal, extension, replacement, refinancing or refunding are no less favorable in all material respects to the holders of the new notes, (i) any Mortgage Financing or Mortgage Refinancing, (j) any Permitted Investment or (k) contracts for the sale of assets so long as such encumbrances or restrictions apply only to the assets to be sold pursuant thereto.

     Limitation on Sale of Assets. The indenture provides that neither issuer nor any of their respective Subsidiaries (other than nonconsolidated subsidiaries) will (A) (x) sell, lease, convey or otherwise dispose of, in any transaction or group of transactions that are a part of a common plan, all or substantially all of the assets or Capital Stock of any Asset Segment (provided that the sale, lease, conveyance or other disposition of all or substantially all of an issuer's assets will not be governed by this provision but rather by the provisions described under "-- Merger, Consolidation or Sale of All or Substantially All Assets") or (y) issue or sell Equity Interests of any Asset Segment (each of the foregoing, an "Asset Sale") or (B) sell, lease, convey or otherwise dispose of any Business Segment, unless in each case, such issuer shall apply the Net Proceeds from such Asset Sale or such sale, lease, conveyance or other disposition of a Business Segment to one or more of the following in such combination as such issuer may choose: (1) an Investment in another asset or business in the same line of business as, or a line of business similar to that of, the line of business of Advantica and its Subsidiaries (other than in the case of any Asset Sale of an Asset Segment in any of the Denny's Holdings Group or any sale, lease, conveyance or other disposition of any Business Segment in any of the Denny's Holdings Group, any Investment by any of the Denny's Holdings Group in any of the Advantica Group) and such Investment occurs within 366 days of such Asset Sale or such sale, lease, conveyance or other disposition of a Business Segment, (2) a Net Proceeds Offer (defined below) expiring within 366 days of such Asset Sale or such sale, lease, conveyance or other disposition of a Business Segment or (3) the purchase, redemption or other prepayment or repayment of outstanding Senior Indebtedness within 366 days of such Asset Sale or such sale, lease, conveyance or other disposition of a Business Segment, provided that any amounts used to repay Indebtedness outstanding under the Old Notes shall be applied only as and when permitted under the covenant "Limitation on Restricted Payments"; provided, however, that if the net amount not invested pursuant to clause (1) above or applied pursuant to clause (3) above is less than $15 million, such issuer shall not be further obligated to offer to repurchase new notes pursuant to clause (2) above. Notwithstanding the foregoing, the receipt of all proceeds of insurance paid on account of the loss of or damage to any Business Segment and awards of compensation for any such Business Segment taken by condemnation or eminent domain which result in net proceeds to such issuer of $50 million or more (excluding proceeds to be used for replacement of such Business Segment, provided that
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the trustee has received notice from such issuer within 90 days of such receipt of its intention to use such proceeds for such purpose) will be deemed an "Asset Sale." Notwithstanding anything herein to the contrary, the following will not be deemed an "Asset Sale" or a sale or other disposition of a Business Segment:
(a) Permitted Investments, (b) sales, leases, conveyances or other dispositions of assets by (i) any of the Advantica Group to Advantica or any of its wholly owned Subsidiaries or (ii) any of the Denny's Holdings Group to Denny's Holdings, or (c) a Public Offering of any Subsidiary of Advantica, but only to the extent that the proceeds of which are used to redeem up to 35% of the aggregate principal amount of new notes as provided above under "Optional Redemption."

     For purposes of clause (2) of the preceding paragraph, the issuers shall apply the Net Proceeds of the Asset Sale or the sale, lease, conveyance or other disposition of a Business Segment to make a tender offer in accordance with applicable law (a "Net Proceeds Offer") to repurchase new notes at a price not less than 100% of the principal amount thereof, plus accrued and unpaid interest. Any Net Proceeds Offer shall be made by the issuers only if and to the extent permitted under, and subject to prior compliance with, the terms of any agreement governing Senior Indebtedness. If on the date any Net Proceeds Offer is commenced, securities of an issuer ranking pari passu in right of payment with the new notes are at the time outstanding, and the terms of such securities provide that a similar offer is to be made with respect thereto, then the Net Proceeds Offer for the new notes shall be made concurrently with such other offer, and securities of each issue shall be accepted pro rata in proportion to the aggregate principal amount of securities of each issue which the holders of securities of such issue elect to have repurchased. After the last date on which holders of the new notes are permitted to tender their new notes in a Net Proceeds Offer, the issuer that originally received the Net Proceeds shall not be restricted under this "Restrictions on Sale of Assets" covenant as to its use of any Net Proceeds available to make such Net Proceeds Offer (up to the amount of Net Proceeds that would have been used to repurchase new notes assuming 100% acceptance of the Net Proceeds Offer) but not used to repurchase new notes pursuant thereto.

     Notwithstanding any provision of the indenture to the contrary, for a period of 120 days after the last date on which holders of the new notes are permitted to tender their new notes in the Net Proceeds Offer, the issuer that originally received the Net Proceeds may use any Net Proceeds available to make such Net Proceeds Offer but not used to repurchase new notes pursuant thereto to purchase, redeem or otherwise acquire or retire for value any securities of such issuer ranking junior in right of payment to the new notes at a price, stated as a percentage of the principal or face amount of such junior securities, not greater than the price, stated as a percentage of the principal amount of the new notes, offered in the Net Proceeds Offer; provided that, if the Net Proceeds Offer is for a principal amount (the "Net Proceeds Offer Amount") of the new notes less than the aggregate principal amount of the new notes then outstanding, then the Net Proceeds available for use by such issuer for such a purchase, redemption or other acquisition or retirement for value of junior securities shall not exceed the Net Proceeds Offer Amount.

     Limitation on Transactions with Affiliates. The indenture provides that each issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction with any Affiliate (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) involving aggregate consideration in excess of $5,000,000 for any one transaction, except for (1) transactions (including any investments, loans or advances by or to any Affiliate) in good faith the terms of which are fair and reasonable to such issuer or Subsidiary, as the case may be, and are at least as favorable as the terms that could be obtained by such issuer or Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis between unaffiliated parties (in each case as conclusively determined by a majority of the board of directors of Advantica or Denny's Holdings, as applicable, unaffiliated with such Affiliate or, if there are no such directors, as conclusively determined by a majority of the board of directors of Advantica or Denny's Holdings, as applicable), (2) transactions in which such issuer or any of its Subsidiaries, as the case may be, delivers to the holders of the new notes a written opinion of a nationally recognized investment banking firm stating that such transaction is fair to such issuer or Subsidiary, as the case may be, from a financial point of view, (3) transactions between such issuer and its Subsidiaries or between Subsidiaries of such issuer that are not otherwise prohibited by the covenant described under "Limitation on Restricted Payments," and (4) payments or loans to employees or consultants pursuant to employment or consultancy

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contracts which are approved by the board of directors of Advantica or Denny's
Holdings, as applicable, in good faith.

     Investments in Unrestricted Subsidiaries. The indenture provides that each issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Investment in any Unrestricted Subsidiary unless (1) the amount of such Investment does not exceed the amount then permitted to be used to make a Restricted Payment pursuant to clause (c) of the first paragraph under "Limitation on Restricted Payments" above and (2) immediately after such Investment, and after giving effect thereto on a pro forma basis deducting from Net Income the amount of any Investment the issuers and Subsidiaries of the issuers have made in Unrestricted Subsidiaries during the four full fiscal quarters last preceding the date of such Investment, Advantica would be able to incur $1 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "Limitation on Additional Indebtedness and Issuance of Disqualified Stock" above.

     Notwithstanding clauses (1) and (2) of the immediately preceding paragraph or any provision contained in the indenture to the contrary, the issuers and their Subsidiaries shall be permitted to make investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $25 million (without regard to the FRD Investment) at any one time outstanding. The amount by which the aggregate of all Investments in Unrestricted Subsidiaries exceeds $25 million (without regard to the FRD Investment) shall be counted in determining the aggregate permissible amount of Restricted Payments pursuant to clause (c) of the first paragraph under "Limitation on Restricted Payments" above. Neither issuer will permit any Unrestricted Subsidiary to become a Subsidiary, except pursuant to the last sentence of the definition of "Unrestricted Subsidiary."

     Merger, Consolidation or Sale of All or Substantially All Assets. The indenture provides that neither issuer will consolidate or merge with or into, or sell, transfer, lease or convey all or substantially all of its assets to, any person unless:

          (1) the person formed by or surviving any such consolidation or merger (if other than such issuer), or to which such sale, transfer, lease or conveyance shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the corporation formed by or surviving any such consolidation or merger (if other than such issuer), or to which such sale, transfer, lease or conveyance shall have been made, assumes all the obligations of such issuer pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee under the new notes and the indenture;

          (3) immediately after such transaction no Default or Event of Default exists;

          (4) such issuer or any corporation formed by or surviving any such consolidation or merger, or to which such sale, transfer, lease or conveyance shall have been made, shall have an Adjusted Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Adjusted Consolidated Net Worth of such issuer immediately preceding the transaction; provided, however, that clause (4) will not apply to any transaction where the consideration consists solely of common stock or other Equity Interests of such issuer or any surviving corporation and any liabilities of such person are not assumed by and are specifically non-recourse to such issuer or such surviving corporation; and

          (5) after giving effect to such transaction and immediately thereafter, such issuer or any corporation formed by or surviving any such consolidation or merger, or to which such sale, transfer, lease or conveyance shall have been made, shall be permitted to incur at least $1 of additional indebtedness as provided under clause (b) of the first paragraph under "Limitation on Additional Indebtedness and Issuance of Disqualified Stock" above if such provision were applicable to such entity.

     Future Subsidiary Guarantors. The indenture provides that each issuer will not permit any of its Subsidiaries to guarantee the payment of any Indebtedness of an issuer that is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of such issuer (a "Subordinated

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Indebtedness Guarantee"), unless (i) such Subsidiary executes and delivers a supplemental indenture evidencing its guarantee of such issuer's Obligations under the indenture and under the new notes on a substantially similar basis (the "Securities Guarantee") and (ii) the Securities Guarantee is senior in right of payment to such Subordinated Indebtedness Guarantee to the same extent as the new notes are senior in right of payment to such junior Indebtedness of such issuer; provided that if such Subordinated Indebtedness Guarantee ceases to exist for any reason, the Securities Guarantee shall thereupon automatically cease to exist. Notwithstanding anything herein to the contrary, in no event shall any Subsidiary of Advantica guarantee Indebtedness outstanding pursuant to the Old Notes.

CHANGE OF CONTROL

     The indenture provides that, if at any time

          (1) all or substantially all of an issuer's assets are sold as an entirety to any person or related group of persons,

          (2) an issuer is merged with or into another corporation or another corporation is merged with or into an issuer with the effect that immediately after such transaction the stockholders of such issuer immediately prior to such transaction hold less than a majority in interest of the total voting power entitled to vote in the election of directors, managers or trustees of the person surviving such transaction,

          (3) any person or related group of persons acquires a majority in interest of the total voting power or voting stock of an issuer,

          (4) the persons constituting the board of directors of Advantica on the date of the indenture or persons nominated or elected to the board of directors of Advantica by a majority vote of such directors (the "Continuing Directors") or by a majority vote of the Continuing Directors do not constitute a majority of the members of the board of directors of Advantica, or

          (5) Advantica shall cease to own, directly or indirectly, 100% of the Equity Interests of Denny's Holdings having ordinary voting power for the election of directors or other governing body,

then, in any such case, the issuers will notify the holders of the new notes in writing of such occurrence and will make an offer to purchase in accordance with the terms of the indenture (the "Change of Control Offer") all new notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date; provided, however, that such repurchase will only occur if there has been no acceleration which has not been withdrawn or paid pursuant to the Credit Agreement prior to the time of notice of a Change of Control Offer.

     Prior to the mailing of the notice to holders provided for above, the issuers will (x) to the extent then repayable or prepayable, repay in full all Indebtedness under the Credit Agreement and, to the extent not then repayable or prepayable, offer to repay in full all such Indebtedness and to repay the Indebtedness of each lender under the Credit Agreement who has accepted such offer or (y) obtain the requisite consent under the Credit Agreement to permit the repurchase of the new notes. The issuers shall first comply with the proviso in the preceding sentence before they shall be required to repurchase the new notes pursuant to this covenant. The issuers will comply with all applicable tender offer rules (including without limitation Rule 14e-1 under the Exchange Act, if applicable) in the event that the repurchase option is triggered under the circumstances described herein. Not less than 30 or more than 60 days following any change of control, the issuers will mail a notice to each holder of any new notes stating, among other things, (a) that a change of control has occurred and that a change of control offer is being made as described in this provision, (b) the purchase price and the change of control payment date and (c) the instructions determined by the issuers, consistent with this provision, that a holder of the new notes must follow in order to have such holder's new notes repurchased.

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EVENTS OF DEFAULT AND REMEDIES

     "Events of Default" under the indenture include:

          (1) default for 30 days in payment of interest on any of the new notes;

          (2) default in payment when due of principal, whether at maturity, upon redemption or otherwise;

          (3) failure by the issuers for 30 days after notice to comply with any other agreements or covenants in the indenture or the new notes;

          (4) default under any instrument governing any Indebtedness of an issuer or its Subsidiaries (other than (A) Indebtedness of any of the Advantica Group to any of the Advantica Group or Indebtedness of any of the Denny's Holdings Group to any of the Denny's Holdings Group or (B) Indebtedness of a nonconsolidated subsidiary of an issuer that is nonrecourse to such issuer or its consolidated Subsidiaries), if (a) either
     (x) such default results from the failure to pay principal upon the final maturity of such Indebtedness (after the expiration of any applicable grace period) or (y) as a result of such default the maturity of such Indebtedness has been accelerated prior to its final maturity, (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which the principal amount remains unpaid upon its final maturity (after the expiration of any applicable grace period), or the maturity of which has been so accelerated, aggregates $30 million or more and (c) such default does not result from compliance with any applicable law or any court order or governmental decree to which such issuer or any of its Subsidiaries is subject;

          (5) failure by an issuer or any of its Subsidiaries to pay certain final judgments aggregating in excess of $10 million (net of amounts covered by insurance, treating any deductibles, self-insurance or retention as not so covered) which judgments remain undischarged for a period of 60 days after their entry by a competent tribunal; and

          (6) certain events of bankruptcy or insolvency.

     An Event of Default shall not be deemed to have occurred under clause (4) or (5) until the issuers shall have received written notice thereof from the trustee or the holders of at least 30% in principal amount of the new notes then outstanding.

     If an Event of Default, other than in respect of any events of bankruptcy or insolvency, occurs and is continuing with respect to the new notes, the trustee or the holders of at least 30% (or 25% in the case of an Event of Default with respect to payment of principal of or interest on the new notes) in principal amount of the new notes then outstanding may declare in writing 100% of the principal amount of, and any accrued and unpaid interest on, the new notes to be due and payable immediately; provided, however, that if any Senior Indebtedness is outstanding pursuant to the Credit Agreement, then all the new notes shall be due and payable upon the earlier of (x) the day that is five business days after the provision to the issuers and the Credit Agent of such written notice of acceleration unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Indebtedness under the Credit Agreement. In the event of a declaration of acceleration because an event of default described in clause (4) of the immediately preceding paragraph has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such payment default is cured or waived or the holders of the Indebtedness which is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such Indebtedness within 60 days thereof and the trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in clause (4) of the preceding paragraph has occurred and is continuing with respect to which 60 days have elapsed since the declaration of acceleration of the Indebtedness which is the subject thereof (without rescission of the declaration of acceleration of such indebtedness). Upon an Event of Default arising from certain events of bankruptcy or insolvency, the unpaid principal of and any accrued and unpaid interest on all the new notes will immediately become due and payable without further action or notice.

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     Holders of the new notes may not enforce the indenture or the new notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the new notes then outstanding may direct the trustee in its exercise of any trust or power.

     The trustee may withhold from holders of the new notes notice of any continuing Default or Event of Default (except a default or event of default in payment of principal or interest) if it determines in good faith that withholding notice is in the interests of such holders.

     The holders of a majority in aggregate principal amount of the new notes then outstanding may on behalf of the holders of all of the new notes waive any past Default or Event of Default under the indenture and its consequences, except a continuing Default or Event of Default in the payment of the principal of or interest on the new notes.

     The issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture, and, upon an officer of an issuer becoming aware of any event of default or of certain defaults, a statement specifying such event of default or default and what action the issuers are taking or propose to take with respect thereto.

RECOURSE AGAINST INCORPORATORS, OFFICERS, DIRECTORS AND STOCKHOLDERS

     No recourse shall be had against any incorporator, officer, director or stockholder, as such, of Advantica or Denny's Holdings for any obligation under the new notes or the indenture, and each holder of the new notes by accepting a new senior note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new notes. Nothing in this provision limits the liability, if any, of any such incorporator, officer, director or stockholder, as such, under the federal securities laws.

TRANSFER AND EXCHANGE

     The issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of new notes. No service charge will be made for any registration of transfer or exchange of the new notes.

     The trustee is not required to transfer or exchange any new notes selected for redemption except, in the case of any new note where public notice has been given that such new note is to be redeemed in part, the portion thereof not so to be redeemed. Also, the trustee is not required to transfer or exchange any new note for a period of 15 days before the mailing of a notice of redemption of new notes to be redeemed.

     The registered holder of a new note will be treated as its owner for all purposes.

SATISFACTION AND DISCHARGE

     The indenture and the new notes provide that the indenture shall cease to be of further effect (except for specified rights of registration of transfer and exchange; the issuers' right of optional redemption; substitution of mutilated, defaced, destroyed, lost or stolen new notes; rights of holders to receive payments of principal and interest on the new notes; the rights, obligations and immunities of the trustee under the indenture; rights of note holders as beneficiaries of the indenture with respect to the property so deposited with the trustee payable to all or any of them; and the obligation of the issuers to maintain an office or agency for payment of the new notes), if at any time:

          (a) the issuers shall have paid or caused to be paid the principal of and interest on all of the new notes outstanding, as and when the same shall have become due and payable, or

          (b) the issuers shall have delivered to the trustee for cancellation all new notes previously authenticated (subject to specified exceptions), or

          (c) all new notes not previously cancelled or delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and the issuers shall deposit with the trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the new notes (other than any that have been destroyed, lost or stolen and have been replaced or paid as provided in the indenture) not previously cancelled or delivered to the trustee for cancellation, including principal and interest due or to become due to such date of maturity or redemption date, as the case be, (but excluding, however, the amount of any moneys for the payment of principal of or interest on the new notes previously repaid to the issuers pursuant to specified provisions of the indenture or unclaimed property or similar laws), and

          (d) the issuers shall also pay or cause to be paid all other sums payable under the indenture by the issuers.

     In addition, the issuers must deliver an Officers' Certificate and an Opinion of Counsel to the trustee indicating that they have complied with all conditions precedent to obtaining satisfaction and discharge under this provision.

DEFEASANCE

     The indenture and the new notes provide that the issuers will be deemed to be discharged from any and all obligations in respect of the new notes (except for certain obligations to register the transfer, substitution or exchange of new notes to replace stolen, lost or mutilated new notes and to maintain paying agencies, and except for the right of the holders of the new notes to receive payments of principal, premium, if any, and interest on the new notes from the defeasance trust, and the rights, obligations and immunities of the trustee) within 91 days after applicable conditions have been satisfied, or that the issuers may terminate their obligations under certain covenants in the indenture upon the satisfaction of applicable conditions, including, in either case, upon the deposit with the trustee, in trust, of money and/or U.S. Government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and each installment of interest on the new notes on the stated maturity of such payments or on a selected date of redemption in accordance with the terms of the indenture and the new notes. Such a trust may only be established if, among other things, the issuers have delivered to the trustee either (1) an opinion of counsel to the effect that holders of the new notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, discharge or covenant defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, discharge or covenant defeasance had not occurred or (2) a private letter ruling to such effect directed to the trustee received from the Internal Revenue Service.

MODIFICATION OF INDENTURE

     With the consent of the holders of not less than a majority in aggregate principal amount of the new notes at the time outstanding, the issuers, when authorized by a resolution of their respective boards of directors, and the trustee may, from time to time and at any time, enter into an indenture or indentures supplemental to the indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the new notes; provided that no such supplemental indenture shall (a) extend the final maturity of any new notes, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, or reduce the premium, if any, payable thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder to institute suit for the payment thereof, or waive a default in the payment of principal of, premium, if any, or interest on any new notes, change the currency of payment of principal of, premium, if any, or interest on any new notes, or modify any provision in the indenture with respect to the priority of the new notes in right of payment without the consent of the holder of each new note so affected, or (b) reduce the aforesaid percentage of new notes, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of each new note then outstanding. The indenture also contains provisions permitting the issuers and the trustee to enter into supplemental indentures for certain limited purposes without the consent of any holders of the new notes.

CONCERNING THE TRUSTEE

     U.S. Bank National Association, will act as trustee under the indenture and will initially be paying agent and registrar for the new notes.

              DIFFERENCES BETWEEN THE NEW NOTES AND THE OLD NOTES

     The following comparison sets forth material differences between the terms of the old notes and the new notes. This comparison is a summary which does not purport to be complete and is qualified in its entirety by reference to the new notes, the indenture governing the new notes (or new indenture), the old notes and the indenture governing the old notes (or old indenture). Copies of these instruments and documents are exhibits to our registration statement filed with the SEC that contains this prospectus. Capitalized terms used below are defined in the applicable indenture. Only those provisions with respect to which there are material differences between the old notes and new notes are discussed below. For further information concerning the old notes and the new notes, see "Description of Indebtedness -- Advantica Public Debt" and "Description of New Notes," respectively.


                  OLD NOTES                                      NEW NOTES
                  ---------                                      ---------
                             Aggregate Principal or Face Amount
$529.6 million currently outstanding, to be    $204.1 million (assuming the maximum tender
reduced to $264.6 (assuming the                amount) that may be issued in the exchange
maximum tender amount)                         offer. Up to an additional $50.0 million may
                                               be issued under the indenture subsequent to
                                               the exchange offer, subject to the
                                               limitations and restrictions set forth in the
                                               indenture.

                                    Issuer of the Notes
Advantica                                      Advantica and Denny's Holdings

                                          Maturity
January 15, 2008                               September 30, 2007

                                          Interest
11 1/4%, payable semi-annually on January 15   12 3/4%, payable semi-annually on March 31
and July 15                                    and September 30

                                    Optional Redemption
Redeemable, in whole or in part, during the    Redeemable, in whole or in part, during the
12-month period beginning on the anniversary   12-month period beginning on the anniversary
of January 15 in the years and at the          of September 30 in the years and at the
redemption prices (expressed as percentages    redemption prices (expressed as percentages
of the principal amount) indicated below:      of its principal amount) indicated below:
YEAR                        PERCENTAGE         YEAR                        PERCENTAGE
2003                            105.625%       2004                          106.3750%
2004                            103.750        2005                          103.1875
2005                            101.875        2006 and thereafter           100.0000
2006 and thereafter             100.000        plus accrued interest
plus accrued interest
                                               Until September 30, 2004, up to 35% of the
Until January 15, 2001, up to 35% of the old   new notes are redeemable at 112.75% plus
notes were redeemable at 110% plus accrued     accrued interest, from the net proceeds of a
interest, from the net proceeds of a public    public equity offering for cash of Advantica,
equity offering for cash of Advantica or any   Denny's Holdings or any of their
of its subsidiaries.                           subsidiaries.

                                  Change of Control Offer
If at any time a change of control (as         If at any time a change of control (as
defined) occurs, Advantica is required to      defined) occurs, Advantica and Denny's
offer to purchase all outstanding new notes    Holdings are required to offer to purchase
at a purchase price equal to                   all outstanding new notes at a

                  OLD NOTES                                      NEW NOTES
                  ---------                                      ---------
101% of the principal amount thereof plus      purchase price equal to 101% of the principal
accrued interest to the repurchase date,       amount thereof plus accrued interest to the
subject to certain conditions.                 repurchase date, subject to certain
                                               conditions. In addition to the events
                                               constituting a change of control in the old
                                               notes, a change of control includes Advantica
                                               ceasing to own 100% of the Equity Interests
                                               in Denny's Holdings.



                              Definitions -- "Advantica Group"
The old indenture did not contain the defined  "Advantica Group" means Advantica and any
term "Advantica Group."                        Subsidiary of Advantica, other than Denny's
                                               Holdings or any Subsidiary of Denny's
                                               Holdings.



                          Definitions -- "Denny's Holdings Group"
The old indenture did not contain the defined  "Denny's Holdings Group" means Denny's
term "Denny's Holdings Group."                 Holdings and any Subsidiary of Denny's
                                               Holdings.




                             Limitations on Restricted Payments
With certain exceptions described below,       The material differences between this
Advantica will not, and will not permit any    covenant in the old indenture and the
Subsidiary to make, a Restricted Payment (as   corresponding covenant in the new indenture
defined below) if, at the time of such         are as follows:
Restricted Payment (1) a Default or an Event   (1) what constitutes a Restricted Payment is
of Default exists or would occur as a result   different in the following ways:
thereof, (2) immediately after such            (a) dividends and distributions payable by
Restricted Payment and after giving effect to  any of the Denny's Holdings Group to any of
the Restricted Payment on a pro forma basis,   the Advantica Group are also considered
Advantica would not be able to incur $1 of     Restricted Payments;
additional Indebtedness pursuant to the Fixed  (b) purchases of the Equity Interests of any
Charge Coverage Ratio test described in        of the Advantica Group by any of the Denny's
"Restrictions on Additional Indebtedness and   Holdings Group are also considered Restricted
Disqualified Stock", or (3) such Restricted    Payments;
Payment, together with all other Restricted    (c) voluntary prepayments of the old notes or
Payments made after the date of the indenture  of any intercompany Indebtedness owed by any
and the amount by which the aggregate of all   of the Denny's Holdings Group to any of the
then outstanding Investments in Unrestricted   Advantica Group are also considered
Subsidiaries (other than the FRD Investment)   Restricted Payments;
exceeds $75 million, is greater than the sum   (d) the definition of Restricted Investments
of: (a) 50% of Advantica's aggregate           (which are Restricted Payments) states that
Consolidated Net Income since the beginning    any Investment by any entity within the
of the first fiscal quarter after the date of  Denny's Holdings Group in any person that is
the indenture, to the end of the most          not a wholly owned Subsidiary of Denny's
recently ended fiscal quarter at the time of   Holdings and any Investment by any entity
such Restricted Payment (provided that if      within the Advantica Group in any person that
Consolidated Net Income for such period is     is not a wholly owned Subsidiary of Advantica
less than zero, then minus 100% of the amount  constitutes a Restricted Investment, and that
of such loss) plus (b) 100% of aggregate       Restricted Investments are deemed to include
amortization of goodwill and excess            transfers of assets by any member of the
reorganization value for such period, plus     Denny's Holdings Group to any Subsidiary or
(c) 100% of aggregate net cash proceeds and    Affiliate of Denny's Holdings that is not a
the fair market value of marketable            wholly owned Subsidiary of Denny's Holdings
securities received by Advantica from the      and by any member of the Advantica Group to
issue or sale, after the date of the           any Subsidiary or Affiliate of Advantica that
indenture, of capital stock of Advantica       is not a wholly owned Subsidiary of Advantica
(other than capital stock issued and sold to   (other than certain approved transfers of
a Subsidiary of Advantica and other than       assets), excluding any Permitted Investments
Disqualified Stock), or any Indebtedness or    (the definition of which differs in the
other security convertible into any such       manner set forth in subsection (e) below);
capital stock that has been so converted,      and
plus

                  OLD NOTES                                      NEW NOTES
                  ---------                                      ---------
(d) 100% of aggregate amounts contributed to   (e) the definition of Permitted Investments
the capital of Advantica, plus (e) 100% of     excludes any Investment by any of the Denny's
the aggregate amounts received in cash and     Holdings Group in any member of the Advantica
the fair market value of marketable            Group.
securities (other than Restricted              (2) the calculation setting forth the
Investments) received from (1) the sale or     determination of the amount of permitted
other disposition of Restricted Investments    Restricted Payments pursuant to clause (c) of
made by Advantica and its Subsidiaries or (2)  "Limitation on Restricted Payments" is
the sale of the stock of an Unrestricted       different in the following ways:
Subsidiary or the sale of all or               (a) the calculation to determine whether a
substantially all of the assets of an          Restricted Payment is permissible runs from
Unrestricted Subsidiary to the extent that a   the date of the new indenture;
liquidating dividend is paid to Advantica or   (b) the part of the calculation related to
any Subsidiary from the proceeds of such       the amount by which the aggregate of all then
sale.                                          outstanding Investments in Unrestricted
                                               Subsidiaries (other than the FRD Investment)
Restricted Payments are defined as (1) any     exceeds $75 million is reduced to the amount
dividend or distribution on account of         by which such Investments exceed $25 million;
Advantica's or any Subsidiary's capital stock  (c) the part of the calculation described in
or other Equity Interests (other than (A)      clause (3)(a) in the left hand column of this
dividends or distributions payable in Equity   comparison uses 50% of the Consolidated Net
Interests (other than Disqualified Stock) of   Income of Denny's Holdings after the date of
Advantica or such Subsidiary and (B)           the new indenture (rather than of Advantica
dividends or distributions payable by a        after the date of the old indenture) as its
Subsidiary so long as, in the case of any      reference point;
dividend or distribution payable on any class  (d) the part of the calculation described in
or series of securities issued by a            clauses (3)(c) and (e) in the first paragraph
Subsidiary other than a wholly owned           of the left hand column of this comparison
Subsidiary, Advantica or a Subsidiary of       refers to net proceeds or fair market value
Advantica receives at least its pro rata       of marketable securities received by Denny's
share of such dividend or distribution in      Holdings from the sale of its Capital Stock
accordance with its Equity Interest in such    or any Indebtedness or other security
class or series of securities); (2) any        convertible into such Capital Stock, or from
purchase, redemption or other acquisition or   the sale or other disposition of Restricted
retirement for value of any Equity Interests   Investments made by Denny's Holdings, or from
of Advantica or any of its Subsidiaries        the sale of Denny's Holdings Unrestricted
(other than any such Equity Interests owned    Subsidiaries, provided that certain
by Advantica or any of its Subsidiaries); (3)  limitations are placed on the ability of
voluntary prepayments of any Indebtedness      Advantica or Denny's Holdings to include such
that is subordinated to the old notes other    net proceeds or fair market value to prevent
than in connection with any (a) refinancing    double counting in such calculations; and
of such Indebtedness specifically permitted    (e) the part of the calculation described in
by the terms of the covenant entitled          clause (3)(d) in the left hand column of this
"Limitation on Additional Indebtedness and     comparison refers to amounts contributed to
Issuance of Disqualified Stock", (b)           the capital of Denny's Holdings (rather than
Indebtedness between Advantica and a           Advantica) after the date of the indenture.
Subsidiary of Advantica or between             (3) payments and distributions that do not
Subsidiaries of Advantica or (c) Mortgage      constitute Restricted Payments also include:
Financing or Mortgage Refinancing; or (4) any  (a) the retirement of shares of Denny's
Restricted Investments (as defined below)      Holding's Capital Stock out of the sale of
(other than an Investment in any Unrestricted  other shares of Denny's Holding's Capital
Subsidiary).                                   Stock;
                                               (b) payments for certain repurchases of
Restricted Investments are defined as any      Advantica Equity Interests held by members of
investments in capital contributions, loans    management is reduced from $30 million to $5
or advances to or purchases of equity          million plus cash proceeds from certain
interests in, any person that is not a         reissuances of such Equity Interests;
wholly-owned subsidiary, or other transfers
of assets to Subsidiaries or Affiliates that
are not wholly owned (except in transactions
the terms of which are fair and reasonable to
the transferor and at least as favorable as
terms that could be obtained in an arms
length transaction between unaffiliated
parties),

                  OLD NOTES                                      NEW NOTES
                  ---------                                      ---------
except in each case for Permitted Investments  (c) retirement of subordinated Indebtedness
(as defined below) and any such investments    of Denny's Holdings with proceeds from the
existing on the date of the old indenture.     issuance of Equity Interests in Denny's
                                               Holdings;
Permitted Investments are defined to mean (1)  (d) purchases of Equity Interests of
cash or Cash Equivalents, (2) investments      Subsidiaries of Advantica (other than Equity
that are in persons at least a majority of     Interests owned by Denny's Holdings or any of
whose revenues are derived from food service   its Subsidiaries) in an aggregate cumulative
operations, ancillary operations or related    amount not to exceed $5 million annually;
activities and that have the purpose of        (e) Permitted Payments to Advantica, so long
furthering the food service operations of      as no default or event of default has
Advantica or its Subsidiaries, (3) advances    occurred, consisting of payments by any
to employees of up to $5 million at any one    Subsidiary of Advantica to Advantica in
time outstanding, (4) accounts receivable      amounts sufficient to enable Advantica to:
created or acquired in the ordinary course of  (i) pay reasonable and necessary operating
business, (5) obligations or shares of stock   expenses and other general corporate expenses
received in connection with any good faith     of Advantica and its subsidiaries, (ii) pay
settlement or bankruptcy proceeding involving  all tax liabilities of Advantica and its
a claim related to a Permitted Investment,     current and former subsidiaries, (iii) pay
(6) evidences of Indebtedness, obligations or  interest on the old notes, (iv) pay (a)
other investments not exceeding $5 million in  interest and (b) principal at maturity (or as
the aggregate held at any one time and (7)     otherwise required pursuant to contractually
currency swap agreements and other similar     scheduled principal payments, which, in the
agreements designed to hedge against           case of Existing Indebtedness are existing on
fluctuations in foreign exchange rates         the date of the indenture, and, in the case
entered into in the ordinary course of         of Indebtedness incurred after the date of
business.                                      the indenture are existing on the date such
                                               Indebtedness is incurred), in each case on
The limitation on Restricted Payments does     the Credit Agreement, any Existing
not prohibit certain payments and              Indebtedness and on any other Indebtedness
distributions, including (A) the payment of    incurred after the date of the indenture that
any dividend within 60 days of declaration,    was permitted to be incurred in accordance
if at the date of declaration such payment     with the terms of the indenture and (v)
was permitted, (B) the retirement of shares    acquire or retire for value, Equity Interests
of Advantica Capital Stock in exchange for,    in Advantica and the old notes in accordance
or out of the net proceeds of the sale of      with the relevant provisions in "Limitation
other shares of Advantica Capital Stock, (C)   on Restricted Payments". Notwithstanding the
payments for certain repurchases of Advantica  above, Advantica must use funds distributed
Capital Stock (up to $30 million plus the      to it as permitted payments for their
cash proceeds from certain reissuances)        intended purpose within 90 days of its
issued to members of management, (D) the       receipt thereof, provided that Advantica
repurchase, redemption or other acquisition    shall be entitled to retain an aggregate of
or retirement for value of Indebtedness which  up to $250,000 for the purpose of making the
is subordinated to the old notes with          payments described above; and
proceeds from the issuance of Equity           (f) After the date on which a bankruptcy
Interests in Advantica, (E) the redemption,    court enters an order closing the FRD Chapter
repurchase or retirement for value of any      11 bankruptcy case, the acquisition for value
Indebtedness that is subordinated to the old   of old notes by Advantica for consideration
notes (i) with the proceeds of, or in          in an aggregate amount not to exceed $50
exchange for, Refinancing Indebtedness         million, provided that no Default or Event of
incurred pursuant to "Restrictions on          a Default shall have occurred and be
Additional Indebtedness and Issuance of        continuing at the time thereof.
Disqualified Stock" or (ii) if, after giving
effect to such redemption, repurchase or       In determining the amount for Restricted
retirement, Advantica could incur at least $1  Payments for the purposes of the calculation
of additional Indebtedness pursuant to the     described in clause (3) of the first
Fixed Charge Coverage Ratio test described     paragraph of the left hand column of this
under "Restrictions on Additional              comparison, no amounts expended under clause
Indebtedness and Issuance of Disqualified      (3)(a) above, clause (3)(c) above and for
Stock", (F) the distribution to stockholders
of

                  OLD NOTES                                      NEW NOTES
                  ---------                                      ---------
Advantica of securities of a corporation       the retirement for value of any Indebtedness
controlled by Advantica in certain limited     of Advantica or Denny's Holdings subordinated
circumstances, and (G) purchases of Equity     to the new notes with proceeds of or in
Interests of Subsidiaries of Advantica (other  exchange for certain permitted Indebtedness
than any such Equity Interests owned by        shall be included in such determination, and
Advantica or any Subsidiary of Advantica) in   100% of the amounts expended under clauses
an annual aggregate cumulative amount up to    (e) and (f) shall also be included.
$5 million plus the unused portion of the
amount permitted to be expended in all         The new indenture does not contain a
preceding years; provided that in determining  comparable provision to that described in
the aggregate amount expended for Restricted   clause (F) in the last paragraph in the left
Payments in accordance with clause (3) of the  hand column of this comparison.
first paragraph, (i) no amounts expended
under clauses (B), (D), (E) and (F) of this
paragraph shall be included, (ii) 100% of the
amounts expended under clauses (C) and (G) of
this paragraph shall be included, and (iii)
100% of the amounts expended under clause
(A), to the extent not included under
subclauses (i) or (ii) of this proviso, shall
be included.
  Limitations on Incurrence of Additional Indebtedness and Issuance of Disqualified Stock
With certain exceptions described below,       The material differences between this
Advantica will not and will not permit any     covenant in the old indenture and the
Subsidiary to incur any Indebtedness (except   corresponding covenant in the new indenture
certain intercompany Indebtedness) or issue    are as follows:
Disqualified Stock unless such Indebtedness
or Disqualified Stock is Acquisition           (1) Advantica Fixed Charge Coverage Ratio has
Indebtedness or is incurred or issued by       been increased to 2.25:1;
Advantica and not a Subsidiary of Advantica    (2) Permitted indebtedness does not include
and the Fixed Charge Coverage Ratio of         Indebtedness of any of the Advantica Group to
Advantica for the four full fiscal quarters    any of the Denny's Holdings Group, except for
preceding the date of incurrence of such       guarantees by Advantica or any of its
Indebtedness would have been at least 2:1,     Subsidiaries of Indebtedness of any of the
determined on a pro forma basis as if such     Denny's Holdings Group;
Indebtedness were incurred at the beginning    (3) any proceeds of mortgage or
of such period.                                sale-leaseback transactions used to pay
                                               Indebtedness outstanding under the old notes
Notwithstanding the foregoing, Advantica or    shall be applied only as and when permitted
any Subsidiary may incur Indebtedness (i)      under the covenant entitled "Limitation on
pursuant to the Credit Agreement to the        Restricted Payments";
extent of the greater of $250 million or the   (4) Indebtedness incurred to finance capital
amount of the commitments thereunder on the    expenditures is not permitted additional
date of the indenture, (ii) pursuant to the    Indebtedness;
Credit Agreement or otherwise (a) in           (5) additional Indebtedness up to an
connection with or arising out of certain      aggregate principal amount of $50 million is
mortgage or sale-lease back transactions,      permitted (rather than $250 million as set
provided the proceeds received in connection   forth under the old indenture);
with such transactions incurred or assumed or  (6) the new notes may be refinanced in
created in connection therewith are used to    amounts equal to or less than the amounts due
pay any outstanding Senior Indebtedness; (b)   under the new notes, as can other existing or
constituting purchase money obligations for    permitted Indebtedness, so long as the
property acquired in the ordinary course of    refinanced Indebtedness, is incurred by the
business or similar financing transactions,    obligor on the Indebtedness being refinanced
provided that in the case of Indebtedness      and provided certain other conditions are
exceeding $2 million for any such obligation,  met.
such Indebtedness exists at, or is created
within 180 days after, the date of the

                  OLD NOTES                                      NEW NOTES
                  ---------                                      ---------
purchase or transaction, (c) constituting
capital lease obligations, (d) in connection
with capital expenditures, (e) constituting
reimbursement obligations with respect to
letters of credit, including in respect of
workers' compensation claims, (f)
constituting additional Indebtedness in an
aggregate principal amount up to $250,000,000
at any one time outstanding, (g) constituting
Indebtedness secured by the Excluded
Property, (h) constituting Existing
Indebtedness and permitted refinancings
thereof in accordance with this covenant and
(i) to refinance Existing Indebtedness or any
other Indebtedness incurred as permitted
under the old indenture (including additional
Indebtedness incurred to pay premiums and
fees in connection therewith), provided that,
unless the Indebtedness being refinanced is
senior Indebtedness, the new Indebtedness has
an interest rate no greater than and a
weighted average life to maturity no less
than, and is subordinated at least to the
same extent as, the Indebtedness being
refinanced.
Notwithstanding the above, any unconsolidated
Subsidiary of Advantica created after the
date of the indenture may create, incur,
assume, guarantee or otherwise become liable
with respect to any additional Indebtedness
that is nonrecourse to Advantica and its
consolidated Subsidiaries.



                          Investments in Unrestricted Subsidiaries
Advantica will not and will not permit any     The material differences between this
Subsidiary to make any Investment in any       covenant in the old indenture and the
Unrestricted Subsidiary unless (1) the amount  corresponding covenant in the new indenture of such Investment does not exceed the amount  are as follows: (1) the portion of the test
then permitted to be used to make a            for the making of an Investment in an
Restricted Payment pursuant to clause (3) of   Unrestricted Subsidiary relating to debt
the first paragraph under "Limitations on      incurrence provides that Advantica (but not
Restricted Payments" above and (2)             any Subsidiary thereof) would be able to
immediately after such Investment (after       incur $1 of additional Indebtedness pursuant
giving effect thereto on a pro forma basis     to the Fixed Charge Coverage Ratio test; (2)
deducting from Net Income the amount of any    Advantica, Denny's Holdings and their
Investment in an Unrestricted Subsidiary       Subsidiaries may make Investments in
during the four full fiscal quarters last      Unrestricted Subsidiaries in an aggregate
preceding such Investment) Advantica or any    amount of up to $25 million, rather than $75
Subsidiary would be able to incur $1 of        million under the old indenture (without
additional Indebtedness pursuant to the Fixed  regard to the investment in FRD) at any time
Charge Coverage Ratio test under "Limitations  outstanding; and (c) the amount by which the
on Incurrence of Additional Indebtedness"      aggregate of all Investments in Unrestricted
above. Notwithstanding the foregoing,          Subsidiaries exceeds $25 million, rather than
Advantica and its Subsidiaries may make        $75 million under the old indenture, shall be
Investments (1) of up to $75 million in FRD    counted in calculating the aggregate
as an Unrestricted Subsidiary, and (2) in      permissible amounts of Restricted Payments
other Unrestricted Subsidiaries in an          pursuant to clause (C) of the first paragraph
aggregate amount not to exceed $75 million     under "Limitations on Restricted Payments."
(without regard to the FRD Investment) at any
one time outstanding. The amount by which all
Investments in Unrestricted Subsidiaries
(other than

                  OLD NOTES                                      NEW NOTES
                  ---------                                      ---------
FRD) exceeds $75 million will be counted in
determining the permissible amount of
Restricted Payments pursuant to clause (3) of
the first paragraph under "Limitations on
Restricted Payments."

                                    Limitation on Liens
Neither Advantica nor any of its Subsidiaries  The material differences between this will grant or suffer to exist any Lien on any  covenant in the old indenture and the
asset now owned or hereafter acquired by       corresponding covenant in the new indenture
Advantica or any of its Subsidiaries, except:  are as follows: (1) the Liens permitted with
(1) Liens existing on the date of the old      respect to zoning restrictions and other
indenture, Liens arising in connection with    restrictions on the use of real property or
any Advantica Indebtedness not expressly       minor title irregularities under the old
subordinated or junior in right of payment to  indenture related to the assets of Advantica
any other Advantica Indebtedness (including    and all of its Subsidiaries, taken as a
Liens granted pursuant to the Credit           whole, whereas under the new indenture, such
Agreement), Liens arising in connection with   restrictions on the use of or title to real
the satisfaction and discharge of the          property are evaluated separately with
indenture, and Liens relating to judgments to  respect to the Denny's Holdings Group as a the extent such judgments do not give rise to  whole and to the Advantica Group as a whole;
an Event of Default under the old indenture;   (2) Subsidiaries may create Liens securing
(2) Liens for taxes or assessments either not  Indebtedness to Affiliates, except that
delinquent or contested in good faith and as   Subsidiaries in the Denny's Holdings Group
to which adequate reserves have been           may only create Liens to secure Indebtedness
established; (3) Liens incurred in connection  to any other member of the Denny's Holdings
with workers' compensation, unemployment       Group; (3) the new indenture provides that
insurance and other social security benefits,  either Advantica or Denny's Holdings may
or securing performance bids, tenders,         create any Lien upon its properties or assets
leases, contracts (other than for the          if either Advantica or Denny's Holdings,
repayment of borrowed money), statutory        respectively, causes the new notes to be
obligations, progress payments, surety and     equally and ratably secured with all other
appeal bonds and other similar obligations     Indebtedness secured by such Lien as long as
incurred in the ordinary course of business;   such other Indebtedness shall be so secured;
(4) Liens imposed by law (such as mechanics'   (4) notwithstanding, anything in the new
or warehousemen's liens); (5) zoning           indenture to the contrary, in no event shall
restrictions, easements and other              any Lien be incurred (x) securing
restrictions on the use of real property or    Indebtedness outstanding pursuant to the old
minor title irregularities which do not in     notes or (y) on any assets of the Denny's
the aggregate materially detract from the      Holdings Group securing Indebtedness of any
value of Advantica or its Subsidiaries'        of the Advantica Group (other than such
property or assets, taken as a whole, or       Indebtedness of any of the Advantica Group
materially impair such entities' business      incurred which is also Indebtedness of any
operations taken as a whole; (6) Liens         member of the Denny's Holdings Group).
created by Advantica's Subsidiaries to secure
the Indebtedness of such Subsidiaries to
Advantica or its Subsidiaries; (7) pledges of
or Liens on raw materials or manufactured
products as security for any drafts or bills
of exchange in connection with the
importation of such raw materials or
manufactured products in the ordinary course
of business; (8) a Lien on any assets (a)
securing Indebtedness incurred or assumed in
connection with certain permitted
Indebtedness under the indenture for the
purpose of financing all or any part of the
cost of acquiring such asset or construction
thereof or thereon or (b) existing on assets
or businesses at the time of the acquisition
thereof; (9) the Lien granted to the Trustee;
(10) Liens arising in connection with any
Mortgage Financing or

                  OLD NOTES                                      NEW NOTES
                  ---------                                      ---------
Mortgage Refinancing by Advantica or any of
its Subsidiaries; (11) Liens securing
reimbursement obligations with respect to
letters of credit issued in the ordinary
course of business; (12) any Lien on
Advantica's corporate headquarters property
in Spartanburg, South Carolina; (13) Liens
securing a landlord's interest in real
property leases; (14) all other Liens
incurred in the ordinary course of business
provided that the aggregate amount of
Indebtedness secured by such Liens is limited
to $5 million at any one time outstanding; or
(15) Liens created in connection with the
refinancing of any Indebtedness secured by
Liens permitted to be incurred or to exist
pursuant to any of the foregoing clauses;
provided, however, that no additional assets
are encumbered by such Liens in connection
with refinancing, unless permitted by clause
(1) above or as set forth in the following
sentence.
Notwithstanding the above, Advantica or any
Subsidiary may create any Lien upon any of
its properties or assets, if Advantica makes
effective a provision whereby the old notes
will be equally and ratably secured with any
and all other Indebtedness secured by such
Lien as long as any such other Indebtedness
shall be so secured, provided that if the
Lien ceases to exist, the Lien in favor of
the old notes shall also automatically cease
to exist.
       Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries
Neither Advantica nor any of its Subsidiaries  The material differences between this
(other than unconsolidated Subsidiaries) will  covenant in the old indenture and the
create or suffer to exist any consensual       corresponding covenant in the new indenture
encumbrance or restriction on the ability of   are as follows: the exceptions to the
any such Subsidiary to: (1) pay dividends or   prohibition on the creation of consensual
make any other distributions on its capital    encumbrances or restrictions are extended to
stock or any other interest or participation   encumbrances or restrictions existing under
in its profits, owned by Advantica or any      (a) the old notes and Existing Indebtedness
Advantica Subsidiary, or pay any Indebtedness  on the date of the new indenture and (b)
owed to Advantica or an Advantica Subsidiary,  additional Indebtedness in an aggregate
(2) make loans or advances to Advantica or an  principal amount of up to $50 million at any
Advantica Subsidiary or (3) transfer any of    one time outstanding (as compared to $250
its property or assets to Advantica or any     million set forth in the old indenture).
Subsidiary, except in each case for such
encumbrances or restrictions created pursuant
to: (a) applicable law, (b) the indenture
governing the old notes, (c) the Credit
Agreement, (d) customary provisions
restricting subletting or assignment of any
lease, (e) any instrument governing
Indebtedness of the person acquired by
Advantica or any of its Subsidiaries at the
time of such acquisition, (f) Indebtedness
existing on the date of the old indenture or
additional Indebtedness in an aggregate

                  OLD NOTES                                      NEW NOTES
                  ---------                                      ---------
principal amount of up to $250 million at any
one time outstanding or other contractual
obligation of Advantica or any of its
Subsidiaries existing on the date of the old
indenture or any amendment, modification,
renewal, extension, replacement or
refinancing or refunding thereof, provided
that the restrictions contained in any such
amendment, replacement modification, renewal,
extension, refinancing or refunding are no
less favorable in all material respects to
the holders of the old notes, (g) any
Mortgage Financing or Mortgage Refinancing,
(h) any Permitted Investment under the old
indenture or (i) contracts for the sale of
assets.

              Merger, Consolidation or Sale of All or Substantially All Assets
Advantica shall not consolidate or merge with  The material differences between this
or into, or sell or transfer all or            covenant in the old indenture and the
substantially all of its assets to, any        corresponding covenant in the new indenture
person or entity unless: (1) the entity        are as follows: (1) the provisions apply to
formed by or surviving such consolidation or   Denny's Holdings as well as to Advantica and
merger (if other than Advantica) or to which   (2) the proviso described in clause (5) in
such sale or transfer has been made, is a      the left hand column of this comparison has
corporation organized within the United        been eliminated in the new indenture.
States, (2) the corporation formed by or
surviving any such consolidation or merger
(if other than Advantica) or to which such
sale or transfer shall have been made assumes
by supplemental indenture all the obligations
of Advantica under the old indenture and the
old notes, (3) immediately after the
transaction no Default or Event of Default
under the indenture exists, (4) Advantica or
any corporation formed by or surviving such
consolidation or merger, or to which such
sale or transfer shall have been made, shall
have an Adjusted Consolidated Net Worth
immediately after the transaction, but prior
to any purchase accounting adjustments
resulting from the transaction, which is
equal to or greater than the Adjusted
Consolidated Net Worth of Advantica
immediately preceding the transaction;
provided, however, that this clause shall not
apply to any transaction where the
consideration consists solely of common stock
or other Equity Interests of Advantica or any
surviving corporation and any liabilities of
such other person are not assumed by and are
specifically non-recourse to Advantica or
such surviving corporation; and (5) after
giving effect to such transaction and
immediately thereafter, Advantica or any
corporation formed by or surviving any such
consolidation or merger, or to which such
sale or transfer shall have been made, shall
be permitted to incur at least $1.00 of
additional Indebtedness pursuant to the Fixed
Charge Coverage Ratio test described in
"Restrictions

                  OLD NOTES                                      NEW NOTES
                  ---------                                      ---------
on Additional Indebtedness and Issuance of
Disqualified Stock," provided that, if
Advantica's Fixed Charge Coverage Ratio
immediately prior to such transaction is
within a stipulated range, then the pro forma
Fixed Charge Coverage Ratio of Advantica or
the surviving entity, as the case may be,
immediately after such transaction, must at
least be equal to the lesser of (1) the ratio
determined by multiplying a stipulated
percentage by the Fixed Charge Coverage Ratio
of Advantica prior to the transaction and (2)
the stipulated ratio stated in the indenture,
provided that if the Fixed Charge Coverage
Ratio of Advantica or the surviving
corporation exceeds 2.5:1, the transaction is
deemed to have complied with this clause.



                                Future Subsidiary Guarantors
Advantica's Subsidiaries may not guarantee     The material differences between this
the payment of any Advantica Indebtedness      covenant in the old indenture and the
that is expressly subordinate or junior in     corresponding covenant in the new indenture
right of payment to any other Advantica        are as follows: (1) the provision relates to
Indebtedness unless: (1) such Subsidiary       the new notes as opposed to the old notes;
executes a supplemental indenture evidencing   and (2) there is an absolute prohibition on
its guarantee of Advantica's obligations       any Advantica Subsidiary guaranteeing the
under the old notes on a substantially         Indebtedness outstanding pursuant to the old
similar basis and (2) such guarantee is        notes.
senior in right of payment to the
subordinated Indebtedness guarantee
referenced in the first clause hereof to the
same extent as the old notes are senior in
right of payment to such junior Indebtedness
of Advantica; provided that if such
subordinated Indebtedness guarantee ceases to
exist for any reason, then the guarantee by
such Subsidiary evidencing its guarantee of
Advantica's obligations under the old notes
shall also automatically cease to exist.

                                Limitation on Sale of Assets
Neither Advantica nor any of its consolidated  The material differences between this
Subsidiaries shall (1) (a) dispose of all or   covenant in the old indenture and the
substantially all of the assets or capital     corresponding covenant in the new indenture
stock of any Asset Segment (as defined below)  are as follows: (1) the new indenture does
(provided that the disposition of all or       not contain an express reference to Spartan
substantially all of Advantica's assets is     Holdings, Inc. and FRD in the definition of
not subject to this section, but rather        Asset Segment; (2) in the definition of
subject to the covenant relating to mergers    Business Segment, "Significant Subsidiary" is
and consolidations described elsewhere in the  defined with reference to both Denny's
old indenture) or (b) issue or sell equity     Holdings and Advantica; (3) the limitations
securities of any such Asset Segment (with     on sale of assets and the application of Net
any of the foregoing transactions deemed to    Proceeds and the making of a Net Proceeds
be an "Asset Sale") or (2) dispose of any      Offer set forth in this covenant apply to
Business Segment (as defined below)            both Denny's Holdings and Advantica; (4) the
(resulting in Net Proceeds to Advantica and    application of the Net Proceeds provision
its Subsidiaries of $50 million or more),      which relates to an Investment in another
unless Advantica applies the Net Proceeds      asset or business in the same line of
from such Asset Sale or such disposition of    business as Advantica and its Subsidiaries

                  OLD NOTES                                      NEW NOTES
                  ---------                                      ---------
a Business Segment to one or more of the       states that the proceeds from any Asset Sale
following: (a) an investment in another asset  of an Asset Segment in any of the Denny's
or business in the same or similar line of     Holdings Group or any disposition of any
business to Advantica's and its Subsidiaries'  Business Segment in any of the Denny's
lines of business and such Investment occurs   Holdings Group may not be applied to an
within 366 days of the relevant transaction,   Investment by any of the Denny's Holdings
(b) a Net Proceeds Offer (defined to mean the  Group in any of the Advantica Group; (5) the
application by Advantica of the Net Proceeds   new indenture provides, with regard to the
of the relevant transaction to make a tender   application of Net Proceeds to the purchase
offer to repurchase the old notes at a price   or repayment of outstanding Senior
not less than 100% of the principal amount of  Indebtedness, that any amount used to repay
the old notes plus accrued and unpaid          Indebtedness outstanding under the old notes
interest thereon) expiring within 366 days of  shall be applied only as and when permitted
the relevant transaction or (c) the purchase   under the covenant entitled "Limitation on
or other repayment of outstanding Senior       Restricted Payments"; (6) the application of
Indebtedness within 366 days of the relevant   Net Proceeds to a Net Proceeds Offer applies
transaction; provided, however, if the net     to repay the new notes rather than the old
amount not invested pursuant to clause (a)     notes; and (7) the new indenture provides
above or applied pursuant to clause (c) above  that the following shall not be deemed an is less than $15 million, Advantica shall not  Asset Sale or a sale or other disposition of
be further obligated to offer to redeem the    a Business Segment: (a) Permitted
old notes pursuant to the Net Proceeds Offer   Investments, (b) sales or other dispositions
provision described above.                     of assets by any of the Advantica Group to
                                               Advantica or any of its wholly owned
Asset Segment is defined to mean (1) Denny's   Subsidiaries or by any of the Denny's
Holdings, (2) Spartan Holdings, Inc., (3)      Holdings Group to Denny's Holdings or (c) a
FRD, or (4) any Subsidiary, group of           Public Offering of the securities of any
Subsidiaries or group of assets (other than    Subsidiary of Advantica, but only to the
inventory held for sale in the ordinary        extent that the proceeds of which are used to
course of business) of Advantica or its        redeem up to 35% of the aggregate principal
Subsidiaries which (A) accounts for at least   amount of new notes as provided under
20% of the total assets of Advantica and its   "Optional Redemption."
Subsidiaries on a consolidated basis as of
the end of the last fiscal quarter             To the extent that holders of the new notes
immediately preceding the date for which such  do not tender the new notes in a Net Proceeds
determination is being made or (B) accounts    Offer, the issuer who originally received the
for at least 20% of the income from            Net Proceeds shall not be restricted as to
continuing operations before income taxes,     its use of any proceeds made available to
extraordinary items and cumulative effects of  make the Net Proceeds Offer, but not changes in accounting principals of Advantica  otherwise used to redeem the new notes.
and its Subsidiaries on a consolidated basis
for the four full fiscal quarters immediately  If there are outstanding securities of either preceding the date for which such calculation  issuer ranking pari passu in right of payment
is being made.                                 with the new notes and the terms of such
                                               securities provide that an offer to
Business Segment is defined to mean (1) each   repurchase such securities similar to the Net
of Advantica's Significant Subsidiaries, (2)   Proceeds Offer with respect to the new notes
the capital stock of any of Advantica's        is to be made, then the offer must be made
Subsidiaries, or (3) any group of assets of    concurrently with such offer on a pro rata
Advantica or any Subsidiary whether now owned  basis.
or hereafter acquired, provided, in each case
that the sale (other than the sale of
inventory in the ordinary course of
business), lease, conveyance or other
disposition of such Significant Subsidiary,
capital stock or group of assets, as the case
may be either in a single transaction or
group of related transactions that are part
of a common plan, results in the Net Proceeds
to Advantica and its Subsidiaries of $50
million or more.

                  OLD NOTES                                      NEW NOTES
                  ---------                                      ---------
Notwithstanding the foregoing, (1) the
receipt of insurance proceeds paid on account
of the loss of or damage to any Business
Segment and awards of compensation for any
such Business Segment taken by condemnation
or eminent domain which results in net
proceeds to Advantica or its Subsidiaries of
$50 million or more (excluding proceeds to be
used for replacement of such Business
Segment) will be deemed an Asset Sale and (2)
Permitted Investments and other dispositions
of assets by Advantica or its Subsidiaries to
Advantica or any Advantica Subsidiary will
not be deemed an Asset Sale or a disposition
of a Business Segment.
Any Net Proceeds Offer must be made only if
permitted and then in compliance with the
terms of any agreement governing Senior
Indebtedness. If there are outstanding
securities of Advantica ranking pari passu in
right of payment with the old notes and the
terms of such securities provide that an
offer to repurchase such securities similar
to the Net Proceeds Offer with respect to the
old notes is to be made, then the offer must
be made concurrently with such offer on a pro
rata basis. To the extent that holders of the
old notes do not tender the old notes in a
Net Proceeds Offer, Advantica shall not be
restricted as to its use of any proceeds made
available to make such offer up to the amount
of Net Proceeds that would have been used to
redeem the old notes assuming 100% acceptance
of the Net Proceeds Offer but not otherwise
used to redeem the old notes.
Notwithstanding any other provision, for 120
days after the old note holders are permitted
to elect to have the old notes purchased in
the Net Proceeds Offer, Advantica may use any
Net Proceeds available to make such offer but
not used to redeem the old notes to purchase
or otherwise acquire or retire for value any
Advantica securities ranking junior in right
of payment to the old notes at a price,
stated as a percentage of the principal or
face amount of such junior securities, not
greater than the price, stated as a
percentage of the principal amount of the old
notes offered in the Net Proceeds Offer;
provided that if the Net Proceeds Offer is
for a principal amount of the old notes less
than the aggregate principal amount of the
old notes then outstanding, then the Net
Proceeds available for use by Advantica for
such purchase of junior securities shall not
exceed the principal amount that is the
subject of the Net Proceeds Offer.

                  OLD NOTES                                      NEW NOTES
                  ---------                                      ---------
                               Events of Default and Remedies
Events of default under the old indenture      The material differences between this section
include: (1) default for 30 days in payment    in the old indenture and the corresponding
of interest on any of the old notes; (2)       section in the new indenture are as follows:
default in the payment of the principal of     (1) an Event of Default shall not arise from
the old notes when the same becomes due and    a Default related to: (a) Indebtedness of any
payable at maturity, upon redemption or        member of the Advantica Group to any other
otherwise; (3) Advantica fails to comply with  member of the Advantica Group or Indebtedness
any of its other agreements or covenants       of any of the Denny's Holdings Group to any
under the old indenture and the default        of the Denny's Holdings Group or (b)
continues for a stipulated period of time;     Indebtedness of a nonconsolidated Subsidiary
(4) a default occurs under any mortgage,       of either Advantica or Denny's Holdings that
indenture or instrument under which there may  is nonrecourse to such issuer or its
issued or which there may be secured or        consolidated Subsidiaries, subject to the
evidenced any Indebtedness for money borrowed  same other conditions under the old
by Advantica or any of its Subsidiaries (or    indenture.
the payment of which is guaranteed by
Advantica or any of its Subsidiaries) other
than (a) Indebtedness of Advantica or any
Subsidiary to Advantica or any Subsidiary or
(b) Indebtedness permitted under the
indenture in the last paragraph under the
covenant entitled "Limitation on Additional
Indebtedness" with respect to unconsolidated
Subsidiaries of Advantica, if (a) either (x)
such default results from the failure to pay
principal upon the final maturity of such
Indebtedness or (y) as a result of such
default the maturity of such Indebtedness has
been accelerated prior to its final maturity,
(b) the principal amount of such
Indebtedness, together with the principal
amount of any such Indebtedness with respect
to which the principal amount remains unpaid
upon its final maturity or upon its
accelerated maturity, aggregates $30 million
or more and (c) such default does not result
from compliance with any applicable law or
any court order or governmental decree; (5) a
final judgment for the payment of money is
entered by a court against Advantica or any
of its Subsidiaries and such judgments remain
undischarged for a period of 60 days,
provided that the aggregate of all such
judgments (net of amounts covered by
insurance) exceeds $10 million; (6) Advantica
or any significant Subsidiary of Advantica
commences bankruptcy or insolvency
proceedings or a court of competent
jurisdiction enters an order or decree under
any bankruptcy law with respect to such
matters and the order or decree remains
unstayed and in effect for 60 days.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

UNITED STATES TAX CONSEQUENCES


     Alston & Bird LLP, counsel to the issuers ("Counsel") has advised us that the following reflects its opinion as to the material United States federal income tax consequences associated with the exchange of the old notes for the new notes pursuant to the exchange offer and the ownership and disposition of the new notes. Except where noted, this discussion deals only with those holders who hold the old notes and new notes as capital assets and does not deal with special situations, such as those of brokers, dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons liable for alternative minimum tax, United States persons whose "functional currency" is not the U.S. dollar, persons holding old notes or new notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, and traders in securities that elect to use a mark-to-market method of accounting for their securities holdings. The following summary does not address any state, local or non-United States tax consequences or United States federal tax consequences (e.g., estate or gift tax) other than those pertaining to the income tax.



     Furthermore, this discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations of the foregoing, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. Moreover, substantial uncertainty, resulting from a lack of definitive judicial or administrative authority and interpretation, exists with respect to various aspects of the exchange offer, as discussed below. This discussion represents Counsel's legal judgment, which will not be binding in any manner on the Internal Revenue Service (the "IRS") or the courts. No ruling has been or will be requested from the IRS on any tax matters relating to the tax consequences of the exchange offer, and no assurance can be given that the IRS will not successfully challenge certain of the conclusions set forth below. This discussion does not address tax consequences of the purchase, ownership, or disposition of the new notes to holders of new notes other than those holders who acquired their new notes pursuant to the exchange offer. If a partnership holds the old notes or new notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold old notes or will acquire new notes pursuant to the exchange offer should consult their own tax advisors.


     As used herein, the term "U.S. Holder" means a holder of old notes or new notes that is, for United States federal income tax purposes:

          (1) an individual who is a citizen or resident of the United States;

          (2) a corporation or partnership created or organized in or under the law of the United States or of any political subdivision thereof; or

          (3) an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

          (4) a trust if (a) a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust was in existence on August 20, 1996, was treated as a United States person prior to that date, and elected to continue to be treated as a United States person.

     For purposes of this discussion, the term "non-U.S. Holder" means any person other than a U.S. Holder.

     EACH U.S. HOLDER AND NON-U.S. HOLDER SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE EXCHANGE OF THE OLD NOTES FOR THE NEW NOTES PURSUANT TO THE EXCHANGE OFFER, THE OWNERSHIP AND DISPOSITION OF THE OLD NOTES AND/OR THE NEW NOTES, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY OTHER RELEVANT FOREIGN, STATE, LOCAL, OR OTHER TAXING JURISDICTION.

  U.S. HOLDERS

     Exchange Offer

     An exchange of notes for other notes of the same corporation will qualify as a tax-free recapitalization if the notes qualify as securities for United States federal income tax purposes. Although there is no legal authority directly addressing the United States federal income tax treatment of an exchange of a debt instrument of a particular corporate issuer for a new debt instrument issued by the same issuer and an additional issuer, such as in the case of the exchange of old notes for new notes pursuant to the exchange offer, the exchange of old notes for new notes pursuant to the exchange offer should qualify as a tax-free "recapitalization" if the old notes and the new notes qualify as securities for United States federal income tax purposes. The term "securities" is not defined in the Internal Revenue Code or the Treasury regulations. Under the case law, the determination of whether an instrument constitutes a security is based on a variety of factors, including the maturity date of the instrument. While a term of at least ten years has been held to be sufficient to constitute a security, and a term of less than five years has been held to be too short to qualify as a security, there is substantial uncertainty whether notes with a term of more than five but less than ten years, as in the case of the old notes and the new notes, are securities for federal income tax purposes.

     If the exchange qualifies as a tax-free recapitalization, a U.S. Holder will generally (1) not recognize any gain or loss as a result of such exchange, except to the extent of cash received, if any, in lieu of a fractional new note,
(2) have a holding period for the new notes that includes the holding period of the old notes, and (3) have a tax basis in the new notes equal to the adjusted tax basis in the old notes tendered in exchange therefor, reduced by the tax basis allocable to any fractional new note. Subject to the market discount rules discussed below, any gain or loss recognized on the receipt of cash in lieu of a fractional new note will be capital gain or loss equal to the difference between the amount of cash received and the adjusted tax basis of such fractional new note. If the exchange of old notes for new notes pursuant to the exchange offer qualifies as a tax-free "recapitalization," we believe that the addition of Denny's Holdings as a co-obligor on the new notes should not constitute non-qualifying property (i.e., "boot") received by U.S. Holders who participate in the exchange. There can be no assurance, however, that the Internal Revenue Service would not successfully challenge such characterization. If the addition of Denny's Holdings as a co-obligor were to be treated as boot, a U.S. Holder participating in the exchange would recognize gain in the amount equal to the lesser of (A) the excess, if any, of (x) the fair market value of the new notes received in the exchange over (y) such U.S. Holder's adjusted tax basis in the old notes tendered in exchange therefor or (B) the value, if any, of the boot. In addition, it is not entirely clear whether the new notes qualify as securities for United States federal income tax purposes. U.S. Holders are urged to consult their own tax advisors regarding the possible tax-free treatment of exchanges of the old notes for the new notes.

     If the exchange does not qualify as a tax-free recapitalization, a U.S. Holder will recognize the gain or loss in an amount equal to the difference between (x) the fair market value of the new notes received in the exchange plus cash received, if any, in lieu of a fractional new note and (y) such U.S. Holder's adjusted tax basis in the old notes exchanged therefor. If the U.S. Holder recognizes a capital loss on the exchange, the deductibility of such capital loss may be subject to limitations. Subject to the market discount rules discussed below, any gain or loss recognized by a U.S. Holder pursuant to the exchange will be capital gain or loss, and will be long-term if the old notes have been held for more than one year.

     We intend to treat the payment of interest for the period between the last interest payment date for the old notes and the closing date as attributable to the accrued but unpaid interest on the old notes tendered in the exchange offer.

     A U.S. Holder, other than a purchaser of the old notes in the original offering, should be aware that a sale or other disposition of the new notes (including a disposition of a fractional new note for cash pursuant to the exchange offer) may be affected by the market discount provisions of the Code. These rules generally provide that if a U.S. Holder of the old notes purchased such notes, subsequent to the original offering, at a market discount in excess of a statutorily defined de minimis amount, and thereafter recognizes gain upon a disposition (including a partial redemption) of the new notes received in exchange for such old notes, the lesser of such gain or the portion of the market discount that accrued while the old notes and the new notes were held by such holder will be treated as ordinary interest income at the time of disposition. The market discount rules also provide that a U.S. Holder who acquires the new notes at a market discount may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the new notes until the U.S. Holder disposes of such notes in a taxable transaction. If a U.S. Holder of the new notes elects to include market discount in income currently, both of the foregoing rules would not apply.

     Consequences to Non-Tendering U.S. Holders

     Non-tendering U.S. Holders of the old notes will not have a taxable event for United States federal income tax purposes.

     Payment of Interest

     Stated interest payable on the new notes generally will be included in the gross income of a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with such U.S. Holder's method of accounting for United States federal income tax purposes.

     Original Issue Discount and Amortizable Bond Premium

     The new notes will be issued with original issue discount if the stated principal amount due at maturity exceeds their issue price by more than a statutorily defined de minimis amount. The issue price of the new notes will be the fair market value of the new notes as determined by reference to the public trading of the new notes on the date of the consummation of the exchange. If the new notes are issued with original issue discount, U.S. Holders will be required to include original issue discount in ordinary income over the period that they hold the new notes in advance of the receipt of the cash attributable thereto. Any original issue discount accruing on the new notes will be subject to reduction by amortized "acquisition premium." In the case of any particular U.S. Holder, the new notes will have acquisition premium in an amount equal to the excess, if any, of (1) such U.S. Holder's adjusted tax basis in the new notes (but not in excess of the stated principal amount due at maturity) over (2) the issue price of the new notes. We will provide information returns stating the amount of original issue discount accrued on the new notes held of record by the various U.S. Holders. Any amount of original issue discount (net of amortized acquisition premium, if any) included in income will increase a U.S. Holder's tax basis in the new notes.

     Generally, if the tax basis of a debt obligation exceeds the amount payable at maturity (other than payments of qualified stated interest), the holder may elect to treat such excess as "amortizable bond premium," in which case the amount required to be included in income each year with respect to interest on the obligation will be reduced by the amount of amortizable bond premium allocable to such year, determined on the basis of the obligation's yield to maturity. Any election to amortize bond premium applies to all taxable debt obligations held at the beginning of the first taxable year to which the election applies or acquired thereafter, and may not be revoked without the consent of the Internal Revenue Service.

     Cancellation of Indebtedness Income

     We will have cancellation of indebtedness income to the extent the adjusted issue price of the old notes exceeds the issue price of the new notes. The issue price of the new notes will be the fair market value of the new notes as determined by reference to the public trading of the new notes on the date of the consummation of the exchange.

     Sale, Exchange and Retirement of Notes

     Subject to the market discount rules discussed above under the heading "Exchange Offer", a U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, retirement at maturity, or other taxable disposition of the new notes equal to the difference between the amount realized by such holder (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as ordinary interest income) and such holder's adjusted tax basis in the notes. A U.S. Holder's adjusted basis in a note will generally be its issue price, increased by original issue discount included in the gross income of such holder. Such gain or loss will be long-term if the new notes have been held for more than one year. The deductibility of capital losses may be subject to limitations.

     Information Reporting and Backup Withholding

     In general, information reporting requirements will apply to payments of principal and interest (including original issue discount) on the new notes and to the proceeds of the sale of new notes or old notes made to U.S. Holders other than certain exempt recipients (such as corporations). A backup withholding tax will apply to such payments if the U.S. Holder fails to file a Form W-9, fails to provide a taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to certify foreign or other exempt status from backup withholding, or fails to report in full dividend and interest income. Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

NON-U.S. HOLDERS

     Subject to the discussion of backup withholding below, the interest income and gains that a non-U.S. Holder derives in respect of the old notes and the new notes generally will be exempt from United States federal income taxes, including withholding tax.

     Payments of interest or principal in respect of the new notes by Advantica and Denny's Holdings or the paying agent to a holder that is a non-U.S. Holder will not be subject to withholding of United States federal income tax, provided that, in the case of payments of interest (including OID):

          (1) the income is effectively connected with the conduct by such non-U.S. Holder of a trade or business carried on in the United States and the non-U.S. Holder complies with applicable identification requirements (described below under "Backup Withholding and Information Reporting"); or

          (2) the non-U.S. Holder and/or each securities clearing organization, bank, or other financial institution that holds the new notes on behalf of such non-U.S. Holder in the ordinary course of its trade or business, in the chain between the non-U.S. Holder and the paying agent, complies with applicable identification requirements (described below under "Backup Withholding and Information Reporting") to establish that the holder is a non-U.S. Holder and in addition, that the following requirements of the "portfolio interest" exemption under the Code are satisfied:

          - the non-U.S. Holder does not actually or constructively own 10% or more of the voting stock of the Company;

          - the non-U.S. Holder is not a controlled foreign corporation with respect to Advantica and Denny's Holdings; and the non-U.S. Holder is not a bank whose receipt of interest on the new notes is described in Section 881(c)(3)(A) of the Code.

     Any gain realized by a non-U.S. Holder on the exchange of the old notes for the new notes or the sale or exchange of the new notes generally will be exempt from U.S. federal income tax, including withholding tax, unless:

          (1) such gain is effectively connected with the conduct of a trade or business in the United States (or if a tax treaty applies, such gain is attributable to a permanent establishment of the non-U.S. Holder);

          (2) in the case of a non-U.S. Holder that is an individual, such non-U.S. Holder is present in the United States for 183 days or more during the taxable year in which such sale, exchange, or other disposition occurs; or

          (3) in the case of gain representing accrued interest, the requirements of the portfolio interest exemption are not satisfied.

     If the interest income (including original issue discount) paid on the new notes or gain recognized from a sale or exchange of the old notes or the new notes is effectively connected with the conduct of a trade or business in the United States by a non-U.S. Holder, such non-U.S. holder will generally be taxed under the same rules that govern the taxation of a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to an additional branch profits tax.

     Backup Withholding and Information Reporting

     Payment of the proceeds of a sale of a note or payment of interest (including original issue discount) will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-United States status under penalties of perjury or otherwise establishes an exemption provided that the paying agent does not actually know, or has reason to know, that the holder is actually a U.S. Holder). Recently promulgated Treasury Regulations provide certain presumptions under which a non-U.S. Holder will be subject to backup withholding and information reporting unless such holder certifies as to its non-U.S. status or otherwise establishes an exemption. In addition, the recent Treasury Regulations change certain procedural requirements related to establishing a holder's non-United States status. Non-U.S. Holders should consult with their tax advisors regarding the above issues.

     Any amounts withheld from a payment to a non-U.S. Holder under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

     Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization either directly, or indirectly, by the appropriate filing of a Form W-8IMY:

          (1) IRS Form W-8BEN signed under penalties of perjury by the non-U.S. Holder, stating that such holder of the new notes is not a United States person and providing such non-U.S. Holder's name and address;

          (2) with respect to non-U.S. Holders of the new notes residing in a country that has a tax treaty with the United States who seek an exemption or reduced tax rate (depending on the treaty terms), Form W-8BEN. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the non-U.S. Holder qualifies under the portfolio interest rules set forth in the Code and files a W-8BEN; or

          (3) with respect to interest income "effectively connected" with the conduct by such non-U.S. Holder of a trade or business carried on in the United States, Form W-8ECI;

     provided that in any such case:

          - the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States withholding agent, otherwise required to withhold tax; and

          - none of the entities receiving the form has actual knowledge or reason to know that the holder is a U.S. Holder.

                                 LEGAL MATTERS

     Certain legal matters in connection with the exchange offer will be passed upon for us by Alston & Bird LLP, Charlotte, North Carolina.

                                    EXPERTS

     The consolidated balance sheets of Advantica Restaurant Group, Inc. as of December 27, 2000 and December 29, 1999 and the related statements of consolidated operations and consolidated cash flows for the fiscal years ended December 27, 2000 and December 29, 1999, for the fifty-one week period ended December 30, 1998 (Successor Company) and for the one week period ended January 7, 1998 (Predecessor Company) included in the prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                        ADVANTICA RESTAURANT GROUP, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Independent Auditors' Report................................   F-2
Statements of Consolidated Operations for the One Week Ended
  January 7, 1998 (Predecessor Company) and for the
  Fifty-One Weeks Ended December 30, 1998 and Fiscal Years
  Ended December 29, 1999 and December 27, 2000 and for the
  Three Quarters Ended September 27, 2000 and September 26,
  2001 (Unaudited) (Successor Company)......................   F-3
Consolidated Balance Sheets as of December 29, 1999,
  December 27, 2000 and September 26, 2001 (Unaudited)......   F-5
Statements of Consolidated Cash Flows for the One Week Ended
  January 7, 1998 (Predecessor Company) and for the
  Fifty-One Weeks Ended December 30, 1998 and Fiscal Years
  Ended December 29, 1999 and December 27, 2000 and for the
  Three Quarters Ended September 27, 2000 and September 26,
  2001 (Unaudited) (Successor Company)......................   F-6
Notes to Consolidated Financial Statements..................   F-8

                          INDEPENDENT AUDITORS' REPORT

     We have audited the accompanying consolidated balance sheets of Advantica Restaurant Group, Inc. and subsidiaries (the "Company") as of December 27, 2000 and December 29, 1999, and the related statements of consolidated operations and consolidated cash flows for the fiscal years ended December 27, 2000 and December 29, 1999, the fifty-one week period ended December 30, 1998 (Successor Company) and for the one week period ended January 7, 1998 (Predecessor Company). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 1 to the financial statements, on November 12, 1997, the Bankruptcy Court entered an order confirming the plan of reorganization which became effective after the close of business on January 7, 1998. Accordingly, the accompanying consolidated financial statements have been prepared in conformity with AICPA Statement of Position 90-7, "Financial Reporting for Entities in Reorganization Under the Bankruptcy Code," for the Successor Company as a new entity with assets, liabilities, and a capital structure having carrying values not comparable with prior periods as described in Note 2.

     In our opinion, the Successor Company's consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company at December 27, 2000 and December 29, 1999, and the results of its consolidated operations and its consolidated cash flows for the fiscal years ended December 27, 2000 and December 29, 1999 and the fifty-one week period ended December 30, 1998 in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the Predecessor Company's consolidated financial statements present fairly, in all material respects, the results of its consolidated operations and its consolidated cash flows for the one week period ended January 7, 1998 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Greenville, South Carolina
February 14, 2001

                        ADVANTICA RESTAURANT GROUP, INC.

                     STATEMENTS OF CONSOLIDATED OPERATIONS

                                         PREDECESSOR
                                           COMPANY                                 SUCCESSOR COMPANY
                                         -----------   --------------------------------------------------------------------------
                                          ONE WEEK      FIFTY-ONE          FISCAL YEAR ENDED            THREE QUARTERS ENDED
                                            ENDED      WEEKS ENDED    ---------------------------   -----------------------------
                                         JANUARY 7,    DECEMBER 30,   DECEMBER 29,   DECEMBER 27,   SEPTEMBER 27,   SEPTEMBER 26,
                                            1998           1998           1999           2000           2000            2001
                                         -----------   ------------   ------------   ------------   -------------   -------------
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                                                             (UNAUDITED)     (UNAUDITED)
Revenue:
  Company restaurant sales.............  $   21,979     $1,106,114     $1,140,338     $1,080,641      $829,658        $724,779
  Franchise and licensing revenue......       1,192         49,923         59,911         74,608        53,577          68,036
                                         ----------     ----------     ----------     ----------      --------        --------
        Total operating revenue........      23,171      1,156,037      1,200,249      1,155,249       883,235         792,815
                                         ----------     ----------     ----------     ----------      --------        --------
Cost of company restaurant sales:
  Product costs........................       5,798        284,204        293,860        280,473       215,561         180,611
  Payroll and benefits.................       8,647        426,727        446,497        427,222       330,875         291,360
  Occupancy............................         318         61,885         60,935         59,311        47,641          43,294
  Other operating expenses.............       3,737        155,094        156,466        162,881       122,184         107,548
                                         ----------     ----------     ----------     ----------      --------        --------
        Total costs of company
          restaurant sales.............      18,500        927,910        957,758        929,887       716,261         622,813
Franchise restaurant costs.............         620         21,975         28,737         38,000        24,622          29,403
General and administrative expenses....       1,984         76,937         74,852         66,291        51,650          44,669
Amortization of excess reorganization
  value................................          --         89,161         88,989         42,133        31,637          21,792
Depreciation and other amortization....         993        102,004        130,782        111,449        83,938          70,184
Impairment charges.....................          --             --        136,500          6,416            --           8,343
Restructuring charges..................          --             --             --         12,556         7,248           8,495
Gains on refranchising and other,
  net..................................      (7,653)       (10,800)       (21,514)       (51,219)      (38,339)        (12,123)
                                         ----------     ----------     ----------     ----------      --------        --------
        Total operating costs and
          expenses.....................      14,444      1,207,187      1,396,104      1,155,513       877,017         793,576
                                         ----------     ----------     ----------     ----------      --------        --------
Operating income (loss)................       8,727        (51,150)      (195,855)          (264)        6,218            (761)
                                         ----------     ----------     ----------     ----------      --------        --------
Other expenses:
  Interest expense, net (contractual
    interest for the one week ended
    January 7, 1998 -- $4,795).........       1,984         75,988         79,435         81,821        62,322          54,732
  Other nonoperating (income) expenses,
    net................................        (313)         1,922           (302)        (1,415)       (1,398)             12
                                         ----------     ----------     ----------     ----------      --------        --------
        Total other expenses, net......       1,671         77,910         79,133         80,406        60,924          54,744
                                         ----------     ----------     ----------     ----------      --------        --------
Income (loss) before reorganization
  items and income taxes...............       7,056       (129,060)      (274,988)       (80,670)      (54,706)        (55,505)
Reorganization items...................     581,988             --             --             --            --              --
                                         ----------     ----------     ----------     ----------      --------        --------
Income (loss) before income taxes......     589,044       (129,060)      (274,988)       (80,670)      (54,706)        (55,505)
(Benefit from) provision for income
  taxes................................     (13,829)        (2,041)           814          1,802         1,175           1,280
                                         ----------     ----------     ----------     ----------      --------        --------
Income (loss) from continuing
  operations...........................     602,873       (127,019)      (275,802)       (82,472)      (55,881)        (56,785)
Discontinued operations:
  Reorganization items of discontinued
    operations, net of income tax
    provision of $7,509................     181,106             --             --             --            --              --
  Gain on sale of discontinued
    operations, including provision of
    $5,900 for operating losses during
    the disposal period, net of income
    tax provision of $37...............          --             --          9,616             --            --              --
  Loss from operations of discontinued
    operations, net of income tax
    provision (benefit) of:
    1998 -- $247; 1999 -- $408;
    December 27, 2000 -- $(1,416); June
    28, 2000 -- $186...................      (1,906)       (55,444)      (115,718)       (15,530)      (17,330)             --
                                         ----------     ----------     ----------     ----------      --------        --------
Income (loss) before extraordinary
  items................................     782,073       (182,463)      (381,904)       (98,002)      (73,211)        (56,785)
Extraordinary items....................     612,845          1,044             --             --            --           7,778
                                         ----------     ----------     ----------     ----------      --------        --------
Net income (loss)......................   1,394,918       (181,419)      (381,904)       (98,002)      (73,211)        (49,007)
Dividends on preferred stock...........        (273)            --             --             --            --              --
                                         ----------     ----------     ----------     ----------      --------        --------
Net income (loss) applicable to common
  shareholders.........................  $1,394,645     $ (181,419)    $ (381,904)    $  (98,002)     $(73,211)       $(49,007)
                                         ==========     ==========     ==========     ==========      ========        ========

                See notes to consolidated financial statements.

                        ADVANTICA RESTAURANT GROUP, INC.

                                  PREDECESSOR
                                    COMPANY                                 SUCCESSOR COMPANY
                                  -----------   --------------------------------------------------------------------------
                                   ONE WEEK      FIFTY-ONE          FISCAL YEAR ENDED            THREE QUARTERS ENDED
                                     ENDED      WEEKS ENDED    ---------------------------   -----------------------------
                                  JANUARY 7,    DECEMBER 30,   DECEMBER 29,   DECEMBER 27,   SEPTEMBER 27,   SEPTEMBER 26,
                                     1998           1998           1999           2000           2000            2001
                                  -----------   ------------   ------------   ------------   -------------   -------------
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                                                      (UNAUDITED)     (UNAUDITED)
Per share amounts applicable to
  common shareholders:
  Basic earnings per share:
    Income (loss) from
      continuing operations.....    $ 14.21       $ (3.17)       $ (6.89)       $ (2.06)        $ (1.39)        $ (1.41)
    Income (loss) from
      discontinued operations,
      net.......................       4.22         (1.39)         (2.65)         (0.39)          (0.44)             --
                                    -------       -------        -------        -------         -------         -------
    Income (loss) before
      extraordinary items.......      18.43         (4.56)         (9.54)         (2.45)          (1.83)          (1.41)
    Extraordinary items.........      14.44          0.03             --             --              --            0.19
                                    -------       -------        -------        -------         -------         -------
    Net income (loss)...........    $ 32.87       $ (4.53)       $ (9.54)       $ (2.45)        $ (1.83)        $ (1.22)
                                    =======       =======        =======        =======         =======         =======
  Average outstanding shares....     42,434        40,006         40,024         40,070          40,073          40,134
                                    =======       =======        =======        =======         =======         =======
  Diluted earnings per share:
    Income (loss) from
      continuing operations.....    $ 10.93       $ (3.17)       $ (6.89)       $ (2.06)        $ (1.39)        $ (1.41)
    Income (loss) from
      discontinued operations,
      net.......................       3.25         (1.39)         (2.65)         (0.39)          (0.44)             --
                                    -------       -------        -------        -------         -------         -------
    Income (loss) before
      extraordinary items.......      14.18         (4.56)         (9.54)         (2.45)          (1.83)          (1.41)
    Extraordinary items.........      11.12          0.03             --             --              --            0.19
                                    -------       -------        -------        -------         -------         -------
    Net income (loss)...........    $ 25.30       $ (4.53)       $ (9.54)       $ (2.45)        $ (1.83)        $ (1.22)
                                    =======       =======        =======        =======         =======         =======
  Average outstanding shares and
    equivalent common shares,
    unless antidilutive.........     55,132        40,006         40,024         40,070          40,073          40,134
                                    =======       =======        =======        =======         =======         =======

                See notes to consolidated financial statements.

                        ADVANTICA RESTAURANT GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 29,   DECEMBER 27,   SEPTEMBER 26,
                                                                  1999           2000           2001
                                                              ------------   ------------   -------------
(IN THOUSANDS)                                                                               (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents.................................   $  165,828     $  27,260       $   3,665
  Investments...............................................       17,084            --              --
  Receivables, less allowance for doubtful accounts of:
    1999 -- $3,461; 2000 -- $4,308; 2001 -- $3,170..........       16,902         6,427           3,782
  Inventories...............................................       12,221        10,249           9,681
  Other.....................................................        8,706        10,593          24,249
  Restricted investments securing in-substance defeased
    debt....................................................      158,710            --              --
                                                               ----------     ---------       ---------
Total Current Assets........................................      379,451        54,529          41,377
Property, net...............................................      510,937       425,327         369,652
Other Assets:
  Reorganization value in excess of amounts allocable to
    identifiable assets, net of accumulated amortization of:
    1999 -- $160,319; 2000 -- $202,304; 2001 -- $224,095....      126,910        61,177          35,385
  Goodwill, net of accumulated amortization of:
    1999 -- $1,075; 2000 -- $2,495; 2001 -- $3,766..........       16,758        25,476          24,686
  Other intangible assets, net of accumulated amortization
    of: 1999 -- $16,829; 2000 -- $23,168; 2001 -- $28,457...      131,513       115,516         108,021
  Deferred financing costs, net.............................       17,165        12,543          10,241
  Other.....................................................       53,529        48,865          40,774
                                                               ----------     ---------       ---------
Total Assets................................................   $1,236,263     $ 743,433       $ 630,136
                                                               ==========     =========       =========
LIABILITIES
Current Liabilities:
  Current maturities of notes and debentures................   $  164,811     $   1,086       $     679
  Current maturities of capital lease obligations...........       12,614        10,510           4,702
  Current maturities of in-substance defeased debt..........      158,731            --              --
  Net liabilities of discontinued operations................       53,979        69,400          13,534
  Accounts payable..........................................       74,069        68,087          37,766
  Other.....................................................      166,255       145,473         112,084
                                                               ----------     ---------       ---------
Total Current Liabilities...................................      630,459       294,556         168,765
                                                               ----------     ---------       ---------
Long-Term Liabilities:
  Notes and debentures, less current maturities.............      555,978       553,730         624,721
  Capital lease obligations, less current maturities........       59,385        39,980          36,783
  Liability for insurance claims............................       26,708        25,468          25,273
  Other noncurrent liabilities and deferred credits.........      109,573        75,960          69,836
                                                               ----------     ---------       ---------
Total Long-Term Liabilities.................................      751,644       695,138         756,613
                                                               ----------     ---------       ---------
Total Liabilities...........................................    1,382,103       989,694         925,378
                                                               ----------     ---------       ---------
Commitments and contingencies
SHAREHOLDERS' EQUITY (DEFICIT)
Common Stock:
  $0.01 par value; shares authorized -- 100,000; issued and
    outstanding: 1999 -- 40,025; 2000 -- 40,058;
    2001 -- 40,143..........................................          400           401             401
Paid-in capital.............................................      417,123       417,203         417,292
Deficit.....................................................     (563,323)     (661,325)       (710,332)
Accumulated other comprehensive loss........................          (40)       (2,540)         (2,603)
                                                               ----------     ---------       ---------
Total Shareholders' Deficit.................................     (145,840)     (246,261)       (295,242)
                                                               ----------     ---------       ---------
Total Liabilities and Shareholders' Deficit.................   $1,236,263     $ 743,433       $ 630,136
                                                               ==========     =========       =========

                See notes to consolidated financial statements.

                        ADVANTICA RESTAURANT GROUP, INC.

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

                                    PREDECESSOR
                                      COMPANY                                    SUCCESSOR COMPANY
                                    ------------   ------------------------------------------------------------------------------
                                      ONE WEEK      FIFTY-ONE          FISCAL YEAR ENDED              THREE QUARTERS ENDED
                                       ENDED       WEEKS ENDED    ---------------------------   ---------------------------------
                                     JANUARY 7,    DECEMBER 30,   DECEMBER 29,   DECEMBER 27,    SEPTEMBER 27,     SEPTEMBER 26,
                                        1998           1998           1999           2000            2000              2001
                                    ------------   ------------   ------------   ------------   ---------------   ---------------
(IN THOUSANDS)                                                                                    (UNAUDITED)       (UNAUDITED)
Cash Flows from Operating
  Activities:
Net income (loss).................   $1,394,918     $(181,419)     $(381,904)      $(98,002)       $(73,211)         $(49,007)
Adjustments to Reconcile Net
  Income (Loss) to Cash Flows from
  Operating Activities:
  Amortization of reorganization
    value in excess of amounts
    allocable to identifiable
    assets........................           --        89,161         88,989         42,133          31,637            21,792
  Depreciation and other
    amortization..................          993       102,004        130,782        111,449          83,938            70,184
  Impairment charges..............           --            --        136,500          6,416              --             8,343
  Restructuring charges...........           --            --             --         12,556           7,248             8,495
  Amortization of deferred
    gains.........................         (202)      (10,331)       (12,003)       (12,445)         (9,807)           (8,421)
  Amortization of deferred
    financing costs...............           83         5,533          6,219          5,708           4,609             2,478
  Deferred income tax (benefit)
    provision.....................      (13,829)           84             --             --              --                --
  Gains on refranchising and
    other, net....................       (7,653)      (10,800)       (21,514)       (51,219)        (38,339)          (12,123)
  Gain on sale of discontinued
    operations, net...............           --            --         (9,616)            --              --                --
  Equity in (income) loss from
    discontinued operations,
    net...........................     (179,200)       55,444        115,718         15,530          17,330                --
  Amortization of debt premium....           --       (13,034)       (13,901)        (9,074)         (8,003)           (1,398)
  Noncash reorganization items....     (582,331)           --             --             --              --                --
  Extraordinary items.............     (612,845)       (1,044)            --             --              --            (7,778)
  Other...........................         (333)        4,518             15           (195)           (195)               --
  Changes in Assets and
    Liabilities Net of Effects of
    Acquisitions and Dispositions:
  Decrease (increase) in assets:
    Receivables...................       (2,310)       (2,861)        (1,744)        12,425           7,996             8,215
    Inventories...................          237           (78)           529            505              17               336
    Other current assets..........       (2,422)       (5,485)         1,089         (2,797)         (3,006)          (13,567)
    Assets held for sale..........        1,488        (2,869)            --             --              --                --
    Other assets..................       (1,049)       10,418        (10,908)        (3,716)         (1,989)           (3,263)
  Increase (decrease) in
    liabilities:
    Accounts payable..............       (1,395)       (9,110)       (17,025)         2,673            (640)          (10,484)
    Accrued salaries and
      vacations...................        7,396        (7,025)        (2,420)        (2,105)          2,779              (115)
    Accrued taxes.................       (1,026)      (22,639)        (1,581)        (2,768)           (668)            1,460
    Other accrued liabilities.....        8,131       (12,701)       (27,051)       (29,839)        (40,946)          (33,762)
    Other noncurrent liabilities
      and deferred credits........         (995)        1,528        (11,297)        (5,647)         (3,199)           (5,612)
                                     ----------     ---------      ---------       --------        --------          --------
Net cash flows provided by (used
  in) operating activities........        7,656       (10,706)       (31,123)        (8,412)        (24,449)          (24,227)
                                     ----------     ---------      ---------       --------        --------          --------
Cash Flows from Investing
  Activities:
  Purchase of property............           (1)      (45,318)       (76,780)       (37,474)        (24,764)          (25,248)
  Acquisition of restaurant
    units.........................           --            --        (13,963)        (4,461)         (4,461)               --
  Proceeds from disposition of
    property......................        7,255         3,593         17,147         72,874          47,514            26,157
  Receipts from (advances to)
    discontinued operations,
    net...........................          648           971        (11,791)        (1,910)         (1,917)          (54,707)
  Proceeds from sale of
    discontinued operations,
    net...........................           --       460,425        109,414             --              --                --
  Purchase of investments.........           --       (72,813)       (45,564)            --              --                --
  Proceeds from sale and maturity
    of investments................           --        12,069         89,224         17,084          17,084                --
  Purchase of investments securing
    in-substance defeased debt....           --      (201,713)            --             --              --                --
  Proceeds from maturity of
    investments securing
    in-substance defeased debt....           --        24,749         19,025        158,710          10,865                --
  Other long term assets, net.....           --        (1,696)            --             --              --                --
                                     ----------     ---------      ---------       --------        --------          --------
Net cash flows provided by (used
  in) investing activities........        7,902       180,267         86,712        204,823          44,321           (53,798)
                                     ----------     ---------      ---------       --------        --------          --------

                See notes to consolidated financial statements.

                        ADVANTICA RESTAURANT GROUP, INC.

                                         PREDECESSOR
                                           COMPANY                                 SUCCESSOR COMPANY
                                         -----------   --------------------------------------------------------------------------
                                          ONE WEEK      FIFTY-ONE          FISCAL YEAR ENDED            THREE QUARTERS ENDED
                                            ENDED      WEEKS ENDED    ---------------------------   -----------------------------
                                         JANUARY 7,    DECEMBER 29,   DECEMBER 29,   DECEMBER 27,   SEPTEMBER 27,   SEPTEMBER 26,
                                            1998           1998           1999           2000           2000            2001
                                         -----------   ------------   ------------   ------------   -------------   -------------
                                                                                                     (UNAUDITED)     (UNAUDITED)
Cash Flows from Financing Activities:
  Net borrowings under credit
    agreements.........................    $    --       $     --       $     --      $      --       $  12,600       $ 73,300
  Deferred financing costs.............     (4,971)            --         (3,089)        (1,373)           (965)          (176)
  Debt transaction costs...............         --             --           (350)          (519)           (519)            --
  Long-term debt payments..............       (355)       (66,401)       (52,405)      (327,239)       (178,440)        (5,487)
  Net bank overdrafts..................         --           (237)         7,900         (5,848)         (5,805)       (13,207)
                                           -------       --------       --------      ---------       ---------       --------
Net cash flows (used in) provided by
  financing activities.................     (5,326)       (66,638)       (47,944)      (334,979)       (173,129)        54,430
                                           -------       --------       --------      ---------       ---------       --------
Increase (decrease) in cash and cash
  equivalents..........................     10,232        102,923          7,645       (138,568)       (153,257)       (23,595)
Cash and Cash Equivalents at:
  Beginning of period..................     45,028         55,260        158,183        165,828         165,828         27,260
                                           -------       --------       --------      ---------       ---------       --------
  End of period........................    $55,260       $158,183       $165,828      $  27,260       $  12,571       $  3,665
                                           =======       ========       ========      =========       =========       ========
Supplemental Cash Flow Information:
  Income taxes paid....................    $    --       $  9,919       $  1,539      $   1,327
                                           =======       ========       ========      =========
  Interest paid........................    $    --       $ 78,914       $101,086      $ 100,262
                                           =======       ========       ========      =========
  Noncash investing activities:
    Other investing....................    $    --       $  5,000       $ 21,977      $   9,403
                                           =======       ========       ========      =========
  Noncash financing activities:
    Capital lease obligations..........    $    --       $  9,799       $ 28,804      $   5,760
                                           =======       ========       ========      =========
    Other financing....................    $    --       $  1,220       $    846      $     900
                                           =======       ========       ========      =========

                See notes to consolidated financial statements.

                        ADVANTICA RESTAURANT GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  REORGANIZATION AND BASIS OF REPORTING

     Advantica Restaurant Group, Inc. ("Advantica" or, together with its subsidiaries including predecessors, the "Company") through its wholly owned subsidiary, Denny's Holdings, Inc., owns and operates the Denny's restaurant brand. At December 27, 2000, Denny's, a family-style restaurant chain, operated in all 50 states, the District of Columbia, two U.S. territories, and five foreign countries, with principal concentrations in California, Florida and Texas. The Company, through its wholly owned subsidiary, FRD Acquisition Co. ("FRD"), also operates the Coco's and Carrows restaurant chains. Coco's and Carrows compete in the family style category and are located primarily in California. The Company has accounted for FRD as a discontinued operation in its Consolidated Financial Statements in accordance with Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"). See Note 4.

     On January 7, 1998 (the "Effective Date"), Advantica's predecessor, Flagstar Companies, Inc. ("FCI"), and its wholly owned subsidiary Flagstar Corporation ("Flagstar"), emerged from proceedings under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") pursuant to FCI's and Flagstar's Amended Joint Plan of Reorganization dated as of November 7, 1997 (the "Plan"). On the Effective Date, Flagstar merged with and into FCI, the surviving corporation, and FCI changed its name to Advantica Restaurant Group, Inc. FCI's operating subsidiaries did not file bankruptcy petitions and were not parties to the above mentioned Chapter 11 proceedings.

     The Company's financial statements as of January 7, 1998 have been presented in conformity with the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting By Entities In Reorganization Under the Bankruptcy Code" ("SOP 90-7"). SOP 90-7 requires that the Company report interest expense during a bankruptcy proceeding only to the extent that it would be paid during the proceedings or that was probable it would be an allowed priority, secured or unsecured claim. Accordingly, and in view of the terms of the Plan, as of July 11, 1997, the Company ceased recording interest on Flagstar's then outstanding senior subordinated debentures and convertible debentures. The contractual interest expense for the one week ended January 7, 1998 is disclosed in the Statements of Consolidated Operations.

     The interim consolidated financial statements of Advantica and its subsidiaries for the three quarters ended September 27, 2000 and September 26, 2001 included herein are unaudited and include all adjustments management believes are necessary for a fair presentation of the results of operations for such interim periods. Nonrecurring adjustments include restructuring charges, impairment charges and extraordinary gains. Otherwise, all adjustments are of a normal and recurring nature. The results of operations for the three quarters ended September 26, 2001 are not necessarily indicative of the results for the entire fiscal year ending December 26, 2001.

NOTE 2.  FRESH START REPORTING

     As of the Effective Date, Advantica adopted fresh start reporting pursuant to the guidance provided by SOP 90-7. Fresh start reporting assumes that a new reporting entity has been created and requires assets and liabilities to be adjusted to their fair values as of the Effective Date in conformity with the procedures specified by Accounting Principles Board Opinion No. 16, "Business Combinations." In conjunction with the revaluation of assets and liabilities, a reorganization value for the Company was determined which generally approximated the fair value of the Company before considering debt and approximated the amount a buyer would pay for the assets of the Company after reorganization. Under fresh start reporting, the reorganization value of the Company was allocated to the Company's assets and the portion of the reorganization value which was not attributable to specific tangible or identified intangible assets of the Company has been reported as "Reorganization value in excess of amounts allocable to identifiable assets, net of accumulated

                        ADVANTICA RESTAURANT GROUP, INC.

amortization" in the Consolidated Balance Sheets (see Note 6 regarding the 1999 impairment of the reorganization value). Advantica is amortizing such amount over a five-year period. All financial statements for any period subsequent to the Effective Date are referred to as "Successor Company" statements, as they reflect the periods subsequent to the implementation of fresh start reporting and are not comparable to the financial statements for periods prior to the Effective Date.

     The results of operations in the Statement of Consolidated Operations for the one week ended January 7, 1998 reflect the results of operations prior to Advantica's emergence from bankruptcy and the effects of fresh start reporting adjustments. In this regard, the Statement of Consolidated Operations reflects an extraordinary gain on the discharge of certain debt as well as reorganization items consisting primarily of gains and losses related to the adjustments of assets and liabilities to fair value.

NOTE 3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting policies and methods of their application that significantly affect the determination of financial position, cash flows and results of operations are as follows:

     Consolidated Financial Statements. Consolidated Financial Statements include the accounts of the Company and its subsidiaries. Certain prior year amounts have been reclassified to conform to the current year presentation. These changes in classification have no effect on previously reported net income or earnings per share.

     Financial Statement Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses during the period reported. Actual results could differ from those estimates.

     Cash and Cash Equivalents and Investments. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Investments with longer maturities, generally consisting of corporate, U.S. Treasury or agency debt securities, are considered available for sale and reported in the balance sheet as investments at fair value. Unrealized holding gains and losses on available-for-sale investments, net of related tax effect, are reported as a separate component of shareholders' equity (deficit) until realized. At December 29, 1999, the carrying value of available-for-sale investments approximated their fair value. At December 27, 2000 and September 26, 2001, there were no available-for-sale investments.

     Inventories. Inventories are valued primarily at the lower of average cost (first-in, first-out) or market.

     Preopening Costs. Subsequent to January 7, 1998, preopening costs are expensed as incurred.

     Property and Depreciation. Property was adjusted to estimated fair value as of January 7, 1998, in conjunction with the adoption of fresh start reporting. Property additions subsequent to January 7, 1998 are stated at cost. Property is depreciated on the straight-line method over its estimated useful life. Property held under capital leases (at capitalized value) is amortized over its estimated useful life, limited generally by the lease period. The following estimated useful service lives were in effect during all periods presented in the financial statements:

          Buildings -- Five to twenty years

          Equipment -- Two to ten years

          Leasehold Improvements -- Estimated useful life limited by the lease period, generally between five and ten years.

                        ADVANTICA RESTAURANT GROUP, INC.

     Goodwill and Other Intangible Assets. Goodwill represents the excess of the cost of acquired assets over the fair market value of their net tangible and identifiable intangible assets and is being amortized on a straight-line basis over a period of no more than 20 years. Other intangible assets consist primarily of trademarks, tradenames, franchise and other operating agreements. Intangible assets were adjusted to estimated fair value at January 7, 1998 as a result of the adoption of fresh start reporting. Such assets are being amortized on the straight-line basis over the useful lives of the franchise and other agreements and over 40 years for tradenames.

     Reorganization Value in Excess of Amounts Allocable to Identifiable
Assets. The portion of the reorganization value of the Company which was not attributable to specific tangible or identified intangible assets of the Company is being amortized using the straight-line method over a five-year period.

     Asset Impairment. The Company follows the provisions of Accounting Principles Board Opinion No. 17, "Intangible Assets" ("APB 17"), and Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). In accordance with APB 17 and SFAS 121, as applicable, the Company assesses impairment of long-lived assets such as reorganization value in excess of amounts allocable to identifiable assets, goodwill and property, plant and equipment whenever changes or events indicate that the carrying value may not be recoverable. In accordance with APB 17, the Company assesses impairment of the intangible assets reorganization value in excess of amounts allocable to identifiable assets and goodwill whenever the Company's market indicators (e.g., common stock market value) and/or operating trends have had other than a temporary adverse change. The Company applies a discounted cash flow approach to measure impairment. The discount rate used is the Company's estimated current cost of capital. In accordance with SFAS 121, other long-lived assets are written down to fair value if, based on an analysis, the sum of the expected future undiscounted cash flows is less than the carrying amount of the assets.

     Deferred Financing Costs. Costs related to the issuance of debt are deferred and amortized as a component of interest expense using the interest method over the terms of the respective debt issues.

     Self-Insurance Liabilities. The Company has historically been insured under guaranteed cost/deductible insurance programs and/or has been self-insured for its workers' compensation, general/product and automobile insurance liabilities. The liabilities for prior and current estimated incurred losses for periods while the Company has been self-insured are discounted to their present value based on expected loss payment patterns determined by independent actuaries. The total discounted insurance liabilities recorded at December 29, 1999, December 27, 2000 and September 26, 2001 were $41.7 million, $39.1 million and $37.7 million, respectively, reflecting a 5% discount rate for 1999, 2000 and 2001. The related undiscounted amounts at such dates were $47.2 million, $44.3 million and $42.6 million, respectively.

     Advertising Costs. Production costs for radio and television advertising are expensed in the year in which the commercials are initially aired. Advertising expense for the one week ended January 7, 1998, the fifty-one weeks ended December 30, 1998 and the fiscal years ended December 29, 1999 and December 27, 2000 was $0.9 million, $48.5 million, and $50.8 million and $53.3 million, respectively. For the three quarters ended September 27, 2000 and September 26, 2001, advertising expense totaled $41.0 million and $29.9 million, respectively.

     Interest Associated with Discontinued Operations. The Company has allocated to certain discontinued operations a pro-rata portion of interest expense based on a ratio of the net assets of the discontinued operations to the Company's consolidated net assets as of the 1989 acquisition date of Flagstar by FCI for periods prior to January 7, 1998 and based on a ratio of the net assets of the discontinued operations to the Company's net assets after the adoption of fresh start reporting for periods subsequent to January 7, 1998. Interest related to discontinued operations, including allocated interest expense, for the one week ended January 7, 1998, the fifty-one weeks ended December 30, 1998 and the fiscal years ended December 29,

                        ADVANTICA RESTAURANT GROUP, INC.

1999 and December 27, 2000 was $1.3 million, $48.5 million, $35.7 million and $26.6 million, respectively. For the three quarters ended September 27, 2000 and September 26, 2001, interest expense related to discontinued operations totaled $18.8 million and $7.9 million, respectively.

     Deferred Gains. In September 1995, the Company sold its distribution subsidiary, Proficient Food Company ("PFC"), for approximately $122.5 million. In conjunction with the sale, the Company entered into an eight-year distribution contract with the acquirer of PFC, which was subsequently extended to September 7, 2005. This transaction resulted in a deferred gain of approximately $72.0 million that is being amortized over the life of the distribution contract as a reduction of product cost. During the third quarter of 1996, the Company sold Portion-Trol Foods, Inc. and the Mother Butler Pies division of Denny's, its two food processing operations. The sales were finalized in the fourth quarter of 1996 pursuant to the purchase price adjustment provisions of the related agreements. Consideration from the sales totaled approximately $72.1 million, including the receipt of approximately $60.6 million in cash. In conjunction with these sales, the Company entered into five-year purchasing agreements with the acquirers. These transactions resulted in deferred gains totaling approximately $41.5 million that are being amortized over the lives of the respective purchasing agreements as a reduction of product cost. The purchasing agreement related to Mother Butler Pies expired on July 31, 2001 and the purchasing agreement related to Portion-Trol Foods, Inc. expires on December 31, 2001.

     Cash Overdrafts. The Company has included in accounts payable on the Consolidated Balance Sheets cash overdrafts totaling $30.7 million, $24.8 million and $13.2 million at December 29, 1999, December 27, 2000 and September 26, 2001, respectively.

     Franchise and License Fees. Initial franchise and license fees are recognized when all of the material obligations have been performed and conditions have been satisfied, typically when operations have commenced. Initial fees for all periods presented are not significant. Continuing fees, based upon a percentage of net sales, are recorded as income on a monthly basis.

     Gains on Sales of Company-Owned Restaurants. Gains on sales of company-owned restaurants that include real estate owned by the Company are recognized in accordance with Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate." In this regard, gains on such sales are recognized when the cash proceeds from the sale exceed 20 percent of the sales price. For restaurant sale transactions that do not include real estate owned by the Company, gains are recognized at the time collection of the sale price is reasonably assured. Total proceeds and cash proceeds received from sales of company-owned restaurants totaled $8.7 million and $7.3 million, $7.7 million and $5.4 million, $27.6 million and $16.1 million and $74.4 million and $70.9 million for the one week ended January 7, 1998, the fifty-one weeks ended December 30, 1998 and the fiscal years ended December 29, 1999 and December 27, 2000, respectively. For the three quarters ended September 27, 2000 and September 26, 2001, total proceeds and cash proceeds were $49.1 million and $45.5 million and $26.7 million and $25.3 million, respectively.

     New Accounting Standards. In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). This statement established accounting and reporting standards for derivative financial instruments and for hedging activities. It requires that entities recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in fair value of the derivative (i.e., gains and losses) depends on the intended use of the derivative and the resulting designation. In June 2000, the FASB issued Statement of Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities -- an amendment of FASB Statement No. 133" ("SFAS 138"), which amends certain provisions of SFAS 133 to clarify areas causing difficulties in implementation, including expanding the normal purchase and sale exemption for supply contracts. Advantica appointed a team to implement SFAS 133 for the entire company. This team has implemented a SFAS 133 risk management process and has been educating both financial and nonfinancial

                        ADVANTICA RESTAURANT GROUP, INC.

personnel, reviewing contracts to identify derivatives and embedded derivatives and addressing various other SFAS 133-related issues. Advantica adopted SFAS 133 and the corresponding amendments under SFAS 138 at the beginning of fiscal year 2001 in accordance with Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133." The adoption of SFAS 133, as amended by SFAS 138, did not have a material impact on the Company's consolidated results of operations, financial position or cash flows.

     In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations." SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The Company does not believe the adoption of SFAS 141 will have a significant impact on its financial statements.

     Also in July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which will be effective for the Company beginning December 27, 2001, the first day of its 2002 fiscal year. SFAS 142 requires the Company, among other things, to discontinue goodwill amortization, including the amortization of its reorganization value in excess of amounts allocable to identifiable assets. In addition, the standard provides for reclassifying certain existing recognized intangibles as goodwill, reassessing the useful lives of existing recognized intangibles, reclassifying certain intangibles out of previously reported goodwill and identifying reporting units for purposes of assessing potential future impairments of goodwill. SFAS 142 also requires the Company to complete a transitional goodwill impairment test within six months from the date of adoption. Total amortization expense related to excess reorganization value and goodwill for the fifty-one weeks ended December 30, 1998, and the fiscal years ended December 29, 1999 and December 27, 2000 was $89.4 million, $89.9 million and $44.2 million, respectively. Total amortization expense related to excess reorganization value and goodwill for the three quarters ended September 27, 2000 and September 26, 2001 was $33.3 million and $23.1 million, respectively. The Company is currently assessing but has not yet determined the impact of adopting SFAS 142 on its financial position and results of operations.

     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 supersedes SFAS 121 and the accounting and reporting provisions of APB 30 related to the disposal of a segment of a business. SFAS 144 will be effective for the Company beginning December 27, 2001, the first day of its 2002 fiscal year. The Company is currently assessing but has not yet determined the impact of adopting SFAS 144 on its financial position and results of operations.

NOTE 4.  DISPOSITIONS OF BUSINESS SEGMENTS AND DISCONTINUED OPERATIONS

     On April 1, 1998, the Company completed the sale to CKE Restaurants, Inc. of all of the capital stock of Flagstar Enterprises, Inc. ("FEI"), which had operated the Company's Hardee's restaurants. As a result of the adoption of fresh start reporting, as of the Effective Date the net assets of FEI were adjusted to fair value less estimated costs of disposal based on the terms of the stock purchase agreement. The net gain resulting from this adjustment is reflected in "Reorganization items of discontinued operations" in the Statements of Consolidated Operations. As a result of this adjustment, no gain or loss on disposition is reflected in the fifty-one weeks ended December 30, 1998.

     On June 10, 1998, the Company completed the sale of all of the capital stock of Quincy's Restaurants, Inc. ("Quincy's"), the wholly owned subsidiary which had operated the Company's Quincy's Family Steakhouse Division, to Buckley Acquisition Corporation. The resulting gain was reflected as an adjustment to reorganization value in excess of amounts allocable to identifiable assets.

                        ADVANTICA RESTAURANT GROUP, INC.

     On December 29, 1999, the Company completed the sale of all of the capital stock of El Pollo Loco, Inc. ("EPL") to American Securities Capital Partners, L.P. The disposition of EPL resulted in a gain of approximately $15.5 million, net of taxes.

     During the first quarter of 2000, the Company announced a plan to explore the possible sale or recapitalization of the Coco's and Carrows concepts, which operate under Advantica's wholly owned subsidiary, FRD. As a result, the Company began accounting for FRD as a discontinued operation in the second quarter of 2000. Although the process has taken longer than expected, due in part to procedural and legal constraints inherent in the FRD bankruptcy filing (see below), FRD actively continues to market for divestiture its Coco's and Carrows concepts.

     The Statements of Consolidated Operations and Cash Flows for all periods presented herein reflect FRD, EPL, FEI and Quincy's as discontinued operations in accordance with Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"). Also in accordance with APB 30, FRD's results from operations subsequent to the date that FRD was identified as a discontinued operation (the "measurement date") have been included as a component of net liabilities held for sale in the Consolidated Balance Sheets at December 27, 2000 and September 26, 2001.

                        ADVANTICA RESTAURANT GROUP, INC.

     In accordance with APB 30, FRD's results from operations subsequent to the date that FRD was identified as a discontinued operation (the "measurement date") have been included as a component of net liabilities of discontinued operations in the Consolidated Balance Sheets. Revenue and operating income
(loss) of the discontinued operations for the reported periods are as follows:

                       PREDECESSOR
                         COMPANY                                 SUCCESSOR COMPANY
                       -----------   --------------------------------------------------------------------------
                        ONE WEEK      FIFTY-ONE          FISCAL YEAR ENDED            THREE QUARTERS ENDED
                          ENDED      WEEKS ENDED    ---------------------------   -----------------------------
                       JANUARY 7,    DECEMBER 30,   DECEMBER 29,   DECEMBER 27,   SEPTEMBER 27,   SEPTEMBER 26,
                          1998           1998           1999           2000           2000            2001
                       -----------   ------------   ------------   ------------   -------------   -------------
(IN THOUSANDS)                                                                     (UNAUDITED)     (UNAUDITED)
REVENUE
FRD..................    $ 8,407       $439,392       $389,790       $371,060       $279,433        $265,031
EPL..................      2,037        125,096        144,889             --             --              --
FEI..................      9,145        116,184             --             --             --              --
Quincy's.............      3,544         78,683             --             --             --              --
                         -------       --------       --------       --------       --------        --------
                         $23,133       $759,355       $534,679       $371,060       $279,433        $265,031
                         =======       ========       ========       ========       ========        ========
OPERATING INCOME (LOSS)
FRD..................    $   130       $(17,968)      $(87,748)      $(79,762)      $ (8,673)       $ (1,425)
EPL..................       (197)         1,852          2,381             --             --              --
FEI..................        192          5,517             --             --             --              --
Quincy's.............        (86)           140             --             --             --              --
                         -------       --------       --------       --------       --------        --------
                         $    39       $(10,459)      $(85,367)      $(79,762)      $ (8,673)       $ (1,425)
                         =======       ========       ========       ========       ========        ========

     On February 14, 2001, FRD filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). FRD's financial statements have been prepared on a going concern basis, which contemplates the continuity of operations, the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business. FRD's financial position at December 27, 2000 and September 26, 2001 has been presented in conformity with SOP 90-7, and accordingly, all prepetition liabilities of FRD that are subject to compromise through this bankruptcy proceeding are segregated as "Liabilities subject to compromise." The financial position of FRD is reported as net liabilities of discontinued operations in the Consolidated Balance Sheets and consists of the assets and liabilities reported below.

                                                   DECEMBER 29,   DECEMBER 27,   SEPTEMBER 26,
                                                       1999           2000           2001
                                                   ------------   ------------   -------------
(IN THOUSANDS)                                                                    (UNAUDITED)
Assets
Current assets...................................   $  19,885      $  14,982       $  29,765
Property owned, net..............................      96,955         88,562          76,384
Property held under capital leases, net..........      14,714         10,791           8,160
Other assets, including deferred loss from
  discontinued operations........................     100,320         99,126         112,207
                                                    ---------      ---------       ---------
                                                      231,874        213,461         226,516
                                                    ---------      ---------       ---------

                        ADVANTICA RESTAURANT GROUP, INC.

                                                   DECEMBER 29,   DECEMBER 27,   SEPTEMBER 26,
                                                       1999           2000           2001
                                                   ------------   ------------   -------------
(IN THOUSANDS)                                                                    (UNAUDITED)
Less liabilities
Current liabilities
  Current portion of obligations under capital
     lease.......................................       2,770          2,709           2,605
  Coco's/Carrows Credit Facility payable to
     Denny's, Inc. (see Note 11).................          --             --          53,904
  Other current liabilities......................      54,336         81,504          37,895
                                                    ---------      ---------       ---------
                                                       57,106         84,213          94,404
                                                    ---------      ---------       ---------
Long-term Liabilities
  Obligations under capital lease, noncurrent....      10,095          7,323           5,286
  Other long-term liabilities....................     218,652         17,117          17,930
                                                    ---------      ---------       ---------
                                                      228,747         24,440          23,216
                                                    ---------      ---------       ---------
Total liabilities not subject to compromise......     285,853        108,653         117,620
Liabilities subject to compromise................          --        174,208         176,334
                                                    ---------      ---------       ---------
Total liabilities................................     285,853        282,861         293,954
                                                    ---------      ---------       ---------
Net liabilities of FRD...........................      53,979         69,400          67,438
Denny's, Inc. receivable related to
  Coco's/Carrows Credit Facility (see Note 11)...          --             --          53,904
                                                    ---------      ---------       ---------
Net liabilities of discontinued operations.......   $  53,979      $  69,400       $  13,534
                                                    =========      =========       =========

NOTE 5.  ACQUISITIONS

     In March 1999, Denny's, Inc., a wholly owned subsidiary of the Company, purchased 30 operating restaurants in western New York from Perk Development Corp., a former franchisee of Perkins Family Restaurants, L.P. The acquisition of the units has been accounted for under the purchase method of accounting. The purchase price of approximately $24.7 million, consisting of cash of approximately $10.9 million and capital leases and other liabilities assumed of approximately $13.8 million, exceeded the estimated fair value of the restaurants' identifiable net assets by approximately $9.5 million. This excess has been reflected as goodwill in the Consolidated Balance Sheets.

     During 2000, Denny's, Inc., purchased 59 Denny's franchise restaurants from Olajuwon Holdings, Inc. ("OHI"), a bankrupt franchisee. The purchases were made with the approval of the bankruptcy court and other parties having an interest in the OHI bankruptcy estate. Denny's, Inc. separately reacquired 3 other restaurants from affiliated franchisees of OHI. The acquisitions of these units have been accounted for under the purchase method of accounting. The total purchase price for the 62 restaurants of approximately $16.2 million, which consisted of cash of approximately $4.5 million, the forgiveness of debt of $1.4 million and the assumption of capital leases and other liabilities of $10.3 million, exceeded the estimated fair value of the restaurants' identifiable net assets by approximately $10.0 million. This excess has been reflected as goodwill in the Consolidated Balance Sheets.

NOTE 6.  IMPAIRMENT CHARGES

     Due to the presence of certain conditions at December 29, 1999, including the then current market value of the Company's common stock, the market discount on certain of the Company's debt instruments and certain operating trends, the Company concluded it should perform an impairment assessment of the carrying amount of the intangible asset "Reorganization value in excess of amounts allocated to identifiable assets, net of accumulated amortization." In performing this analysis, management utilized a discounted future cash flow

                        ADVANTICA RESTAURANT GROUP, INC.

model and recorded an impairment charge of $136.5 million, representing the difference between the estimated value of the Company resulting from the cash flow model and the value of the Company's net assets recorded at December 29, 1999 prior to recognition of impairment.

     At December 27, 2000, the Company recorded an impairment charge of $6.4 million for certain underperforming restaurants based on the difference between the estimated future discounted cash flows and the carrying value of those units at December 27, 2000. During the second quarter of 2001, the Company recorded an impairment charge of $8.3 million, of which $6.8 million relates to the closure of certain restaurants (see Note 7) and $1.5 million relates to impairment of certain other underperforming restaurants. The charges were calculated based on the difference between the estimated future discounted cash flows and the carrying value of the impaired units at June 27, 2001.

NOTE 7.  RESTRUCTURING CHARGES

     In late 1999, the Company's management and board of directors, assisted by outside advisors, began an extensive review of the Company's operations and structure. In February 2000, the Company began to implement its "One Company, One Brand" strategy which focused its direction primarily on the Denny's concept. This strategy included efforts to move toward a more franchised-based operation and actions to streamline its overhead structure by merging corporate administrative functions with the Denny's organization.

     The plan's implementation involved a reduction of personnel related to a corporate reorganization and the identification of units for closure. Consequently, the Company recorded approximately $3.7 million of severance and outplacement costs and $0.9 million of operating lease liabilities for closed stores as a result of the plan. Additionally, a $2.6 million charge was recorded related to certain acquired software and capitalized construction costs which became obsolete as a result of the cancellation of projects identified as part of the plan. In addition, during the fourth quarter of 2000, the Company recorded $5.3 million of restructuring charges, comprised entirely of severance and outplacement costs, resulting from the realignment of certain senior management positions.

     Of the total restructuring charges of $12.5 million recorded in 2000, $10.4 million represent cash charges. Of the $10.4 million, $0.9 million relate to operating lease liabilities for closed stores that will be paid out over the remaining lease terms. The remaining cash charges of $9.5 million primarily relate to severance and outplacement costs, of which $7.8 million has been paid through September 26, 2001. The remaining $1.7 million is expected to be paid out by the second quarter of 2002.

     During the second quarter of 2001, the Company approved a restructuring plan to close 63 underperforming Denny's restaurants. At September 26, 2001, 46 of the 63 restaurants had been closed. The remaining restaurants are expected to be closed or otherwise disposed of within 18 months. As a result of this plan, the Company reported a restructuring charge of approximately $8.5 million during the second quarter of 2001. The restructuring charge consisted of the following:

(In thousands)
Future rents, net of estimated subleases....................      $3,378
Property taxes..............................................       2,952
Brokerage commissions.......................................         942
Deidentification and maintenance costs......................         878
Severance and other costs...................................         345
                                                                  ------
                                                                  $8,495
                                                                  ======

     Based on information currently available, management believes its remaining restructuring liabilities were adequate and not excessive as of September 26, 2001.

                        ADVANTICA RESTAURANT GROUP, INC.

     Subsequent to quarter end, on November 1, 2001, the Company announced a restructuring plan to eliminate approximately 90 out-of-restaurant support staff positions which will result in a future reduction of general and administrative expenses. A restructuring charge of approximately $2.5 million to $3.0 million related to the elimination of these positions will be recorded in the fourth quarter of 2001.

NOTE 8.  REORGANIZATION ITEMS

     Reorganization items included in the Statements of Consolidated Operations consist of the following:

                                                                 ONE WEEK
                                                                  ENDED
                                                                JANUARY 7,
                                                                   1998
(In thousands)                                                --------------
Net gain related to adjustments of assets and liabilities to
  fair value................................................    $(595,689)
Professional fees and other.................................        8,809
Severance and other exit costs..............................        4,892
                                                                ---------
                                                                $(581,988)
                                                                =========

NOTE 9.  PROPERTY, NET

     Property, net, consists of the following:

                                           DECEMBER 29,      DECEMBER 27,      SEPTEMBER 26,
                                               1999              2000              2001
                                           ------------      ------------      -------------
(IN THOUSANDS)                                                                  (UNAUDITED)
Property owned:
  Land...............................        $ 66,654          $ 65,738          $ 65,009
  Buildings and improvements.........         399,130           390,993           383,609
  Other property and equipment.......         105,284           103,286           109,883
                                             --------          --------          --------
          Total property owned.......         571,068           560,017           558,501
  Less accumulated depreciation......         119,257           170,959           214,796
                                             --------          --------          --------
  Property owned, net................         451,811           389,058           343,705
                                             --------          --------          --------
  Buildings and improvements,
     vehicles, and other equipment
     held under capital leases.......          96,496            81,740            64,590
  Less accumulated amortization......          37,370            45,471            38,643
                                             --------          --------          --------
  Property held under capital leases,
     net.............................          59,126            36,269            25,947
                                             --------          --------          --------
                                             $510,937          $425,327          $369,652
                                             ========          ========          ========

NOTE 10.  OTHER CURRENT LIABILITIES

     Other current liabilities consist of the following:

                                           DECEMBER 29,      DECEMBER 27,      SEPTEMBER 26,
                                               1999              2000              2001
                                           ------------      ------------      -------------
(IN THOUSANDS)                                                                  (UNAUDITED)
Accrued salaries and vacations.......        $ 32,804          $ 30,699          $ 30,584
Accrued insurance....................          19,785            17,502            15,831
Accrued taxes........................          14,913            11,703            13,213
Accrued interest.....................          33,974            28,159            12,800
Other................................          64,779            57,410            39,656
                                             --------          --------          --------
                                             $166,255          $145,473          $112,084
                                             ========          ========          ========

                        ADVANTICA RESTAURANT GROUP, INC.

NOTE 11.  DEBT

     Long-term debt consists of the following:

                                                   DECEMBER 29,   DECEMBER 27,   SEPTEMBER 26,
                                                       1999           2000           2001
                                                   ------------   ------------   -------------
(IN THOUSANDS)                                                                    (UNAUDITED)
Notes and Debentures:
  11 1/4% Senior Notes due January 15, 2008,
     interest payable semi-annually..............    $529,608       $529,608       $529,608
  Advances outstanding under the Advantica Credit
     Facility....................................          --             --         73,300
  Mortgage Notes Payable:
     11.03% Notes due July 12, 2000..............     160,000             --             --
  Other notes payable, maturing over various
     terms to 12 years, payable in monthly or
     quarterly installments with interest rates
     ranging from 7.5% to 12.8% (a)..............       4,974          3,531          3,737
  Notes payable secured by equipment, maturing
     over various terms up to 13 years, payable
     in monthly installments with interest rates
     ranging from 9.0% to 11.97% (b).............       3,844          3,951          2,428
Capital lease obligations (see Note 12)..........      71,999         50,490         41,485
In-substance defeased debt due November 15,
  2000...........................................     153,297             --             --
                                                     --------       --------       --------
                                                      923,722        587,580        650,558
Premium (discount), net (see Note 2):
  11 1/4% Senior Notes, effective rate 10.79%....      20,792         19,055         17,627
  11.03% Notes, effective rate 8.18%.............       2,935             --             --
  In-substance defeased debt, effective rate
     5.29%.......................................       5,433             --             --
  Other notes payable............................      (1,363)        (1,329)        (1,300)
                                                     --------       --------       --------
          Total debt.............................     951,519        605,306        666,885
Less current maturities..........................     336,156         11,596          5,381
                                                     --------       --------       --------
          Total long-term debt...................    $615,363       $593,710       $661,504
                                                     ========       ========       ========

---------------

(a) Includes notes collateralized by restaurant and other properties with a net book value of $5.0 million and $0.8 million at December 27, 2000 and September 26, 2001, respectively.
(b) Collateralized by equipment with a net book value of $0.6 million and $0.4 million at December 27, 2000 and September 26, 2001, respectively.

     Aggregate annual maturities of long-term debt at December 27, 2000 during the next five years and thereafter are as follows:

                            YEAR
                            ----
                       (In thousands)
  2001......................................................     $ 11,596
  2002......................................................        5,447
  2003......................................................        4,734
  2004......................................................        3,944
  2005......................................................        3,484
  Thereafter................................................      558,375
                                                                 --------
                                                                 $587,580
                                                                 ========

                        ADVANTICA RESTAURANT GROUP, INC.

     The Company has a senior revolving credit facility with The Chase Manhattan Bank and other lenders named therein, providing the Company (excluding FRD) with a working capital and letter of credit facility of up to a total of $200 million (as amended to date, the "Advantica Credit Facility"). The Advantica Credit Facility is used for working capital advances, letters of credit and general corporate purposes by certain of Advantica's operating subsidiaries which are borrowers thereunder. The Advantica Credit Facility is guaranteed by Advantica and, subject to certain exceptions, by Advantica's subsidiaries that are not borrowers thereunder and generally is secured by liens on the same collateral that formerly secured Flagstar's obligations under the Credit Agreement (with additional liens on the Company's corporate headquarters in Spartanburg, South Carolina and accounts receivable).

     At December 27, 2000, the Company had no working capital advances outstanding under the Advantica Credit Facility; however, letters of credit outstanding were $65.3 million, leaving net availability of $134.7 million. At September 26, 2001, the Company had working capital advances of $73.3 million and letters of credit outstanding of $52.6 million under the Advantica Credit Facility, leaving net availability of $74.1 million. Advances under the Advantica Credit Facility accrue interest at a variable rate (approximately 6.7% at September 26, 2001) based on the prime rate or an adjusted Eurodollar rate.

     The Advantica Credit Facility contains covenants customarily found in credit agreements for leveraged financings that, among other things, prohibit dividends on capital stock and place limitations on (1) redemptions and repurchases of capital stock; (2) prepayments, redemptions and repurchases of debt (other than loans under the Advantica Credit Facility); (3) liens and sale-leaseback transactions; (4) loans and investments; (5) incurrence of debt;
(6) capital expenditures; (7) operating leases; (8) mergers and acquisitions;
(9) asset sales; (10) transactions with affiliates; (11) changes in the business conducted by Advantica and its subsidiaries and (12) amendment of debt and other material agreements. The Advantica Credit Facility also contains covenants that require Advantica and its subsidiaries on a consolidated basis to meet certain financial ratios and tests including provisions for the maintenance of a minimum level of interest coverage (as defined) and a minimum level of fixed charges coverage (as defined), limitations on ratios of indebtedness (as defined) to earnings before interest, taxes, depreciation and amortization (EBITDA) (as defined), and limitations on annual capital expenditures. The Advantica Credit Facility was amended in June 2000 to allow the Company the flexibility to execute its recently announced strategic plan, including the divestiture of FRD and the refranchising of several hundred Denny's restaurants. An amendment of the Advantica Credit Facility, dated December 26, 2000, provided, among other things, a modification of certain cross-default provisions related to its FRD subsidiary.

     The Company was in compliance with the terms of the Advantica Credit Facility at December 27, 2000. Under the most restrictive provision of the Advantica Credit Facility (the fixed charge coverage ratio), for the four quarters ended December 27, 2000, the Company's EBITDA could have been approximately $32.1 million less and the Company would still have been in compliance. The Company was also in compliance with the terms of the revolving credit facility at September 26, 2001. Under the most restrictive provision (the total debt to EBITDA ratio), the Company could have borrowed an additional $3.7 million and the Company would still have been in compliance. However, the total debt to EBITDA covenant was to become more restrictive as of and for the quarter ending December 26, 2001. Accordingly, effective October 18, 2001, the Company obtained an amendment to the Advantica Credit Facility increasing the maximum ratio of total debt to EBITDA for the remaining term of the Facility. Also pursuant to that amendment, certain covenants and other provisions were modified, permitting the Company to undertake an exchange offer relating to Advantica's currently outstanding senior notes under certain terms and conditions. In addition, as a result of the amendment, commitments under the Advantica Credit Facility shall be reduced from $200.0 million to an amount not less than $150.0 million upon receipt of cash payments, if any, related to Denny's receivable and deposits securing outstanding letters of credit under the Coco's/Carrows Credit Facility.

                        ADVANTICA RESTAURANT GROUP, INC.

     On July 12, 2000, the Company repaid in full the outstanding balance of the mortgage notes secured by a pool of cross-collateralized mortgages on the land, buildings, equipment and improvements of 239 Denny's restaurant properties (the "Denny's Mortgage Notes"). The repayment or refinancing of the Denny's Mortgage Notes was required to maintain the Advantica Credit Facility in effect and available to the Company.

     Certain of FRD's operating subsidiaries have a $70.0 million senior secured credit facility (the "Coco's/Carrows Credit Facility"), which consists of a $30.0 million term loan and a $40.0 million revolving credit facility. At December 27, 2000, the lenders under the Coco's/Carrows Credit Facility were Credit Lyonnais New York Branch and other lenders named therein (the "Lenders"), and the facility was guaranteed by Advantica. FRD obtained from the Lenders a waiver of compliance from certain third quarter financial covenants until January 8, 2001. On January 8, 2001, Advantica paid $70.0 million to the Lenders in full and complete satisfaction of Advantica's guarantee of the Coco's/Carrows Credit Facility with a combination of cash on hand and an advance under the Advantica Credit Facility. As a result of its satisfaction of obligations under its guarantee, Advantica was subrogated to the rights and collateral of the Lenders. Immediately after obtaining its subrogation rights, Advantica assigned such rights to its wholly owned subsidiary, Denny's, Inc. In addition, immediately upon satisfaction of the guarantee, Advantica designated FRD an "unrestricted subsidiary" pursuant to the indenture for the Advantica Senior Notes, which limits Advantica's ability to make further investments in FRD.

     At September 26, 2001, FRD's operating subsidiaries had $28.0 million outstanding term loan borrowings, working capital borrowings of $24.7 million and letters of credit outstanding of $9.6 million. Denny's, Inc. has deposited cash collateral with one of the former lenders to secure the Coco's/Carrows Credit Facility's outstanding letters of credit. At September 26, 2001, the balance of such deposit was $9.8 million, which is reflected in other current assets in the Consolidated Balance Sheets. Denny's Inc.'s receivable of $53.9 million, including accrued interest of $1.2 million at September 26, 2001 (see
Note 4 to the Consolidated Financial Statements), relates to borrowings under the Coco's/Carrows Credit Facility. This receivable eliminates in consolidation, thereby reducing the net liabilities of discontinued operations on the Company's Consolidated Balance Sheet at September 26, 2001.

     All advances under the Coco's/Carrows Credit Facility due to Denny's, Inc. accrue interest at a variable rate (approximately 8.0% at September 26, 2001) based on the prime rate or an adjusted Eurodollar rate. The advances are secured by substantially all of the assets of FRD and its subsidiaries and by the issued and outstanding stock of FRD's subsidiaries.

     The Coco's/Carrows Credit Facility contains a number of restrictive covenants which, among other things, limit (subject to certain exceptions) FRD and its subsidiaries with respect to the incurrence of debt, existence of liens, investments and joint ventures, the declaration or payment of dividends, the making of guarantees and other contingent obligations, mergers, the sale of assets, capital expenditures and material change in their business. In addition, the Coco's/Carrows Credit Facility contains certain financial covenants including provisions for the maintenance of a minimum level of interest coverage (as defined), limitations on ratios of indebtedness (as defined) to earnings before interest, taxes, depreciation and amortization (EBITDA) (as defined) and limitations on annual capital expenditures. On January 16, 2001, FRD elected not to make the scheduled interest payment due on its 12.5% Senior Notes due July 15, 2004 (the "FRD Notes"). On February 14, 2001, to facilitate the divestiture of its Coco's and Carrows brands and to preserve their going concern value, FRD filed for protection under Chapter 11 of the Bankruptcy Code. FRD's operating subsidiaries have received certain waivers of default from Denny's, Inc., as lender under the Coco's/Carrows Credit Facility, with respect to FRD's Chapter 11 Filing and to certain covenants for the quarters ended September 27, 2000 and December 27, 2000. FRD's operating subsidiaries were not in compliance with certain financial covenants under the Coco's/Carrows Credit Facility for the quarter ended September 26, 2001. In light of, among other things, the operating results and financial condition of FRD and the

                        ADVANTICA RESTAURANT GROUP, INC.

uncertainties as to the outcome of the FRD divestiture process and bankruptcy proceeding, there can be no assurance that the Company will be able to recover all or any part of the secured obligations owed to it under the Coco's/Carrows Credit Facility. For additional information concerning the FRD Notes and the Chapter 11 filing, see Notes 4 and 20.


     The estimated fair value of the Company's long-term debt (excluding capital lease obligations) was approximately $253 million at December 27, 2000 and approximately $329 million at September 26, 2001. Such computations are based on market quotations for the same or similar debt issues or the estimated borrowing rates available to the Company at the time the estimated fair value was calculated. The decrease in estimated fair value of long-term debt compared to its historical cost relates primarily to market quotations for the 11 1/4% Senior Notes at December 27, 2000 and September 26, 2001.

NOTE 12.  LEASES AND RELATED GUARANTEES

     The Company's operations utilize property, facilities, equipment and vehicles leased from others. In addition, certain owned and leased property, facilities and equipment are leased to others.

     Buildings and facilities leased from others primarily are for restaurants and support facilities. Restaurants are operated under lease arrangements which generally provide for a fixed basic rent, and, in some instances, contingent rent based on a percentage of gross operating profit or gross revenues. Initial terms of land and restaurant building leases generally are not less than 20 years exclusive of options to renew. Leases of other equipment primarily consist of restaurant equipment, computer systems and vehicles.

     Information regarding the Company's leasing activities at December 27, 2000 is as follows:

                                                  CAPITAL LEASES       OPERATING LEASES
                                                -------------------   -------------------
                                                MINIMUM    MINIMUM    MINIMUM    MINIMUM
                                                 LEASE     SUBLEASE    LEASE     SUBLEASE
YEAR                                            PAYMENTS   RECEIPTS   PAYMENT    RECEIPTS
----                                            --------   --------   --------   --------
(In thousands)
2001..........................................  $16,680    $ 3,979    $ 43,589   $ 18,571
2002..........................................    9,881      3,663      40,716     17,987
2003..........................................    8,764      3,524      37,121     17,247
2004..........................................    7,520      3,316      32,670     16,805
2005..........................................    7,040      3,265      29,859     16,564
Subsequent years..............................   46,788     37,501     182,355    190,955
                                                -------    -------    --------   --------
Total.........................................   96,673    $55,248    $366,310   $278,129
                                                           =======    ========   ========
Less imputed interest.........................   46,183
                                                -------

Present value of capital lease obligations....  $50,490
                                                =======

     The total rental expense included in the determination of operating income for continuing operations is as follows:

                        ONE WEEK     FIFTY-ONE          FISCAL YEAR ENDED            THREE QUARTERS ENDED
                         ENDED      WEEKS ENDED    ---------------------------   -----------------------------
                       JANUARY 7,   DECEMBER 30,   DECEMBER 29,   DECEMBER 27,   SEPTEMBER 27,   SEPTEMBER 26,
                          1998          1998           1999           2000           2000            2001
                       ----------   ------------   ------------   ------------   -------------   -------------
(IN THOUSANDS)                                                                    (UNAUDITED)     (UNAUDITED)
Base rents...........   $   653       $33,523        $37,046        $47,322         $35,301         $36,038
Contingent rents.....       169         8,174          8,379          6,562           5,186           4,980
                        -------       -------        -------        -------         -------         -------
                        $   822       $41,697        $45,425        $53,884         $40,487         $41,018
                        =======       =======        =======        =======         =======         =======

     Total rental expense does not reflect sublease rental income of $0.2 million, $11.5 million, $14.1 million, $20.1 million, $13.3 million and $22.2 million for the one week ended January 7, 1998, the fifty-one weeks ended December 30, 1998, the fiscal years ended December 29, 1999 and December 27, 2000 and the three quarters ended September 27, 2000 and September 26, 2001, respectively.

                        ADVANTICA RESTAURANT GROUP, INC.

NOTE 13.  INCOME TAXES

     A summary of the provision for (benefit from) income taxes attributable to the loss before discontinued operations and extraordinary items is as follows:

                                          ONE WEEK       FIFTY-ONE          FISCAL YEAR ENDED
                                            ENDED       WEEKS ENDED    ---------------------------
                                         JANUARY 7,    DECEMBER 30,    DECEMBER 29,   DECEMBER 27,
                                            1998           1998            1999           2000
(In thousands)                           -----------   -------------   ------------   ------------
Current:
  Federal..............................   $     --        $(2,924)        $   --        $    --
  State, foreign and other.............         27            799            814          1,802
                                          --------        -------         ------        -------
                                                27         (2,125)           814          1,802
                                          --------        -------         ------        -------
Deferred:
  Federal..............................    (12,513)            --             --             --
  State, foreign and other.............     (1,343)            84             --             --
                                          --------        -------         ------        -------
                                           (13,856)            84             --             --
                                          --------        -------         ------        -------
Provision for (benefit from) income
  taxes................................   $(13,829)       $(2,041)        $  814        $ 1,802
                                          ========        =======         ======        =======
The total provision for (benefit from)
  income taxes related to:
  Loss before discontinued
     operations........................   $(13,829)       $(2,041)        $  814        $ 1,802
  Discontinued operations..............      7,509            247            445         (1,416)
                                          --------        -------         ------        -------
          Total provision for (benefit
            from) income taxes.........   $ (6,320)       $(1,794)        $1,259        $   386
                                          ========        =======         ======        =======

     The following represents the approximate tax effect of each significant type of temporary difference giving rise to deferred income tax assets or liabilities:

                                                              DECEMBER 29,   DECEMBER 27,
                                                                  1999           2000
(In thousands)                                                ------------   ------------
Deferred tax assets:
  Deferred income...........................................    $ 12,129      $   6,960
  Debt premium..............................................      11,893          7,851
  Lease reserves............................................       4,601          4,206
  Self-insurance reserves...................................      18,757         18,155
  Capitalized leases........................................       5,142          6,034
  Fixed assets..............................................         934         23,530
  Other accruals and reserves...............................      12,107         14,185
  Alternative minimum tax credit carryforwards..............      12,451         12,451
  Capital loss carryforwards................................       1,491
  General business credit carryforwards.....................      55,871         61,862
  Net operating loss carryforwards..........................       2,955            744
  Less: valuation allowance.................................     (90,309)      (113,498)
                                                                --------      ---------
          Total deferred tax assets.........................      48,022         42,480
                                                                --------      ---------
Deferred tax liabilities:
  Intangible assets.........................................     (48,022)       (42,480)
                                                                --------      ---------
          Total deferred tax liabilities....................     (48,022)       (42,480)
                                                                --------      ---------
Net deferred tax liability..................................    $     --      $      --
                                                                ========      =========

                        ADVANTICA RESTAURANT GROUP, INC.

     The Company has provided a valuation allowance for the portion of the deferred tax assets for which it is more likely than not that a tax benefit will not be realized. Any subsequent reversal of the valuation allowance of approximately $59 million established in connection with fresh start reporting on January 7, 1998 will be applied first to reduce reorganization value in excess of amounts allocable to identifiable assets, then to reduce other identifiable intangible assets followed by a credit directly to equity. In 1999, the Company reversed approximately $5 million of the valuation allowance and recorded a corresponding reduction in reorganization value in excess of amounts allocable to identifiable assets. In 2000, the Company reversed approximately $25.4 million of income tax reserves and recorded a corresponding $23.6 million reduction in reorganization value in excess of amounts allocable to identifiable assets and a $1.8 million reduction to loss from discontinued operations. In the first quarter of 2001, the Company reversed an additional $3.0 million of income tax liabilities and recorded a corresponding reduction in reorganization value in excess of amounts allocable to identifiable assets. These reserve reversals relate to the settlement of the IRS litigation (see Note 15) along with the settlement and revaluation of other income tax reserves established on January 7, 1998 in connection with the Company's reorganization.

     The difference between the statutory federal income tax rate and the effective tax rate on loss from continuing operations before discontinued operations and extraordinary items is as follows:

                                           ONE WEEK     FIFTY-ONE          FISCAL YEAR ENDED
                                            ENDED      WEEKS ENDED    ---------------------------
                                          JANUARY 7,   DECEMBER 30,   DECEMBER 29,   DECEMBER 27,
                                             1998          1998           1999           2000
                                          ----------   ------------   ------------   ------------
Statutory tax (benefit) rate............      35%          (35)%          (35)%          (35)%
Differences:............................      --            --             --             --
  State, foreign, and other taxes, net
     of federal income tax benefit......      --             1             --              1
  Amortization of reorganization value
     in excess of amounts allocable to
     identifiable assets................      --            27             13             19
  Impairment charge of excess
     reorganization value...............      --            --             18             --
  Nontaxable income related to the
     reorganization.....................     (29)           --             --             --
  Nondeductible wages related to the
     FICA tip credit and work
     opportunity tax credit.............      --             1              1              3
  Portion of losses and income tax
     credits not benefited from as a
     result of the establishment of a
     valuation allowance................      (8)            7              5             13
  Other.................................      --            (3)            (2)             1
                                             ---           ---            ---            ---
  Effective tax (benefit) rate..........      (2)%          (2)%           --%             2%
                                             ===           ===            ===            ===

     The Company utilized substantially all of its pre-1999 net operating loss ("NOL") carryforwards and portions of certain other pre-1999 carryforwards to offset taxable income principally generated from the sale of its discontinued operations during 1998.

     In connection with the reorganization, the Company realized a gain from the extinguishment of certain indebtedness (see Note 18). This gain is not taxable since the gain resulted from a reorganization under the Bankruptcy Code. However, the Company is required, beginning with its 1999 taxable year, to reduce certain tax attributes related to Advantica, exclusive of its operating subsidiaries, including (1) NOL carryforwards, (2) certain tax credits and (3) tax bases in assets in an amount equal to such gain on extinguishment.

                        ADVANTICA RESTAURANT GROUP, INC.

     At December 27, 2000, the Company has available, on a consolidated basis, general business credit carryforwards of approximately $73 million, most of which expire in 2004 through 2020, and alternative minimum tax ("AMT") credit carryforwards of approximately $12 million, which never expire. In addition, the Company has available regular NOL and AMT NOL carryforwards of approximately $2 million and $45 million, respectively, which expire in 2012 through 2020. Due to the reorganization of the Company on January 7, 1998, the Company's ability to utilize the general business credit carryforwards, AMT credit carryforwards, and NOL carryforwards which arose prior to the reorganization is limited to a specified annual amount. The annual limitation for the utilization of these carryforwards is approximately $21 million for NOL carryforwards or $7 million for tax credits. The annual limitation may also be increased for the recognition of certain built-in gains. General business credits of approximately $23 million, regular NOL carryforwards of approximately $2 million and AMT NOL carryforwards of approximately $19 million that arose subsequent to the reorganization are not subject to any limitation as of the end of 2000. A portion of the carryforwards may be reduced or lost based upon the ultimate disposition of FRD's operating subsidiaries.

     In connection with the purchase of FRI-M in May 1996, the Company acquired certain income tax attributes which, prior to 1999, could be used only to offset the separate taxable income of FRI-M and its subsidiaries. Approximately $23 million of regular NOL carryforwards are available at December 27, 2000 to reduce the future taxable income of the Company and its subsidiaries, subject to certain limitations. Due to FRI-M's prior ownership changes in January 1994 and May 1996, the ability to utilize these carryforwards is limited. The annual limitation for the utilization of FRI-M's NOL carryforwards which were generated after January 1994 and before May 1996 is approximately $4 million, plus the recognition of certain built-in gains. These NOL carryforwards expire principally in 2009 through 2011. Utilization of FRI-M's loss carryforwards are also subject to the Company's overall annual limitation of $21 million. FRI-M and the Company utilized capital loss carry over of approximately $4 million in 1997, $7 million in 1998, $4 million in 1999 and $4 million in 2000 to offset capital gains recognized during 1997 through 2000. A portion of the carryforwards may be reduced or lost based upon the ultimate disposition of FRD's operating subsidiaries.

NOTE 14.  EMPLOYEE BENEFIT PLANS

  Pension and Other Defined Benefit and Contribution Plans

     The Company maintains several defined benefit plans for continuing operations which cover a substantial number of employees. Benefits are based upon each employee's years of service and average salary. The Company's funding policy is based on the minimum amount required under the Employee Retirement Income Security Act of 1974. The Company also maintains defined contribution plans.

                        ADVANTICA RESTAURANT GROUP, INC.

     The components of net pension cost of the pension plan and other defined benefit plans as determined under SFAS No. 87 are as follows:

                                         ONE WEEK     FIFTY-ONE          FISCAL YEAR ENDED
                                          ENDED      WEEKS ENDED    ---------------------------
                                        JANUARY 7,   DECEMBER 30,   DECEMBER 29,   DECEMBER 27,
                                           1998          1998           1999           2000
(In thousands)                          ----------   ------------   ------------   ------------
PENSION PLAN:
Service cost..........................   $    70       $ 1,040        $   758        $   459
Interest cost.........................        63         2,861          2,700          2,608
Expected return on plan assets........       (71)       (3,658)        (3,307)        (3,225)
Amortization of prior service cost....        --            --             --             --
Recognized net actuarial loss.........        --            --             --             --
                                         -------       -------        -------        -------
Net periodic benefit cost.............   $    62       $   243        $   151        $  (158)
                                         =======       =======        =======        =======
Purchase accounting...................   $11,633       $    --        $    --        $    --
Curtailment gains.....................        --        (6,338)          (796)            --
Settlement loss.......................        --           119             --             --
Other comprehensive income............        --            --             --          2,444
OTHER DEFINED BENEFIT PLANS:
Service cost..........................   $     2       $   125        $   370        $   681
Interest cost.........................         3           166            176            236
Expected return on plan assets........        --            --             --             --
Amortization of prior service cost....        --            27             --             --
Recognized net actuarial gain.........        --            (1)            96             (1)
                                         -------       -------        -------        -------
Net periodic benefit cost.............   $     5       $   317        $   642        $   916
                                         =======       =======        =======        =======
Curtailment loss......................   $    --       $    --        $   702        $    --

     Net pension and other defined benefit plan costs charged to continuing operations for the fifty-one weeks ended December 30, 1998, the fiscal years ended December 29, 1999 and December 27, 2000 and the three quarters ended September 27, 2000 and September 26, 2001 were $0.7 million, $0.6 million and $1.1 million, $0.8 million and $0.6 million, respectively. Costs charged to continuing operations for the one week ended January 7, 1998 were not significant.

                        ADVANTICA RESTAURANT GROUP, INC.

     The following table sets forth the funded status and amounts recognized in the Company's balance sheet for its pension plan and other defined benefit plans:

                                               PENSION PLAN           OTHER DEFINED BENEFIT PLANS
                                        ---------------------------   ---------------------------
                                        DECEMBER 29,   DECEMBER 27,   DECEMBER 29,   DECEMBER 27,
                                            1999           2000           1999           2000
(In thousands)                          ------------   ------------   ------------   ------------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of
  year................................    $41,123        $37,026        $ 2,498        $ 3,340
Service cost..........................        758            459            370            680
Interest cost.........................      2,700          2,608            176            236
Actuarial losses (gains)..............     (2,002)          (617)           476           (342)
Curtailment gains.....................     (1,539)            --             (2)            --
Settlement............................     (1,775)            --             --             --
Benefits paid.........................     (2,239)        (2,211)          (178)          (222)
                                          -------        -------        -------        -------
Benefit obligation at end of year.....    $37,026        $37,265        $ 3,340        $ 3,692
                                          =======        =======        =======        =======
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning
  of year.............................    $37,043        $34,883        $    --        $    --
Actual return on plan assets..........      1,854           (182)            --             --
Employer contributions................         --            591            178            222
Settlement............................     (1,775)            --             --             --
Benefits paid.........................     (2,239)        (2,211)          (178)          (222)
                                          -------        -------        -------        -------
Fair value of plan assets at end of
  year................................    $34,883        $33,081        $    --        $    --
                                          =======        =======        =======        =======
RECONCILIATION OF FUNDED STATUS
Funded Status.........................    $(2,143)       $(4,184)       $(3,340)       $(3,692)
Unrecognized actuarial losses
  (gains).............................         --          2,790           (190)          (531)
Unrecognized transition amount........         --             --             (1)            (1)
Unrecognized prior service cost.......         --             --             --             --
Fourth quarter contribution...........         --             --             --             --
                                          -------        -------        -------        -------
Net amount recognized.................    $(2,143)       $(1,394)       $(3,531)       $(4,224)
                                          =======        =======        =======        =======
AMOUNTS RECOGNIZED IN THE CONSOLIDATED
  BALANCE SHEET CONSIST OF:
Accrued benefit liability.............    $(2,143)       $(3,838)       $(3,531)       $(4,224)
Accumulated other comprehensive
  income..............................         --          2,444             --             --
                                          -------        -------        -------        -------
Net amount recognized.................    $(2,143)       $(1,394)       $(3,531)       $(4,224)
                                          =======        =======        =======        =======

     Assets held by the Company's plans are invested in money market and other fixed income funds as well as equity funds.

     Significant assumptions used in determining net pension cost and funded status information for all the periods shown above are as follows:

                                                                1998    1999    2000
                                                                ----    ----    ----
Discount rate...............................................     6.8%   7.3%    7.5%
Rates of salary progression.................................     4.0%   4.0%    4.0%
Long-term rates of return on assets.........................    10.0%   9.5%    9.5%

     In addition, the Company has defined contribution plans whereby eligible employees can elect to contribute from 1% to 15% of their compensation to the plans. Under these plans, the Company makes

                        ADVANTICA RESTAURANT GROUP, INC.

matching contributions, subject to certain limitations. Amounts charged to income under these plans for continuing operations were $2.0 million, $2.0 million and $1.9 million, $1.5 million and $1.4 million for the fifty-one weeks ended December 30, 1998, the fiscal years ended December 29, 1999 and December 27, 2000 and the three quarters ended September 27, 2000 and September 26, 2001, respectively. Matching contributions related to the one week ended January 7, 1998 were not significant.

  Stock Option Plans

     The Company has two stock-based compensation plans, which are described below. The Company has adopted the disclosure-only provisions of Financial Accounting Standards Board Statement 123, "Accounting for Stock Based Compensation" ("SFAS 123"), while continuing to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for its stock-based compensation plans. Under APB 25, because the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pursuant to the Plan, and shortly after the Effective Date, the Company adopted the Advantica Restaurant Group Stock Option Plan (the "Non-Officer Plan") and the Advantica Restaurant Group Officer Stock Option Plan (the "Officer Plan"). Effective March 15, 1999, the Non-Officer Plan and the Officer Plan were merged together and the surviving plan's name was changed to the Advantica Stock Option Plan (the "Company Plan"). All participants in the Non-Officer Plan and Officer Plan on the effective date of the plan merger continued to be participants in the Company Plan and retained all options previously issued to participants under the Officer Plan and the Non-Officer Plan under the same terms and conditions existing at the time of grant.

     The Company Plan permits the Compensation and Incentives Committee of the Advantica Board (the "Committee") to award stock options as incentives to employees and consultants of Advantica. The Committee has sole discretion to determine the exercise price, term and vesting schedule of options awarded under such plans. A total of 7,388,888 shares of Advantica common stock are authorized to be issued under the Company Plan. Under the terms of the Company Plan, optionees who terminate for any reason other than cause, disability, retirement or death will be allowed 60 days after the termination date to exercise vested options. Vested options are exercisable for one year when termination is by a reason of disability, retirement or death. If termination is for cause, no option shall be exercisable after the termination date.

     In addition to the Company Plan, the Company has adopted the Advantica Restaurant Group Director Stock Option Plan (the "Director Plan"), the terms of which are substantially similar to the terms of the Company Plan. A total of 200,000 shares of Advantica common stock are authorized to be issued under the Director Plan.

     Under each plan, options granted to date generally vest evenly over three to five years, have a 10-year life and are issued at the market value at the date of grant.

     Pro forma information regarding net income and earnings per share is required by SFAS 123 and has been determined as if the Company had accounted for its employee stock options granted under the fair value method of that statement. Prior to its emergence from bankruptcy the Company had two stock-based compensation plans, the 1989 Stock Option Plan (the "1989 Plan") and the 1990 Non-qualified Stock Option Plan (the "1990 Plan"). On the Effective Date, pursuant to the Plan, FCI's Old Common Stock was canceled, extinguished and retired. As a result, all stock options outstanding as of that date, including those under both the 1989 Plan and the 1990 Plan, were effectively canceled. Due to the fact that all options under the 1989 Plan and the 1990 Plan were canceled, extinguished and retired on the Effective Date, the effect on the accompanying Statement of Consolidated Operations of the compensation expense calculated under SFAS 123 related to such plans is not included in the pro forma information presented below. The fair value of the

                        ADVANTICA RESTAURANT GROUP, INC.

stock options granted in 1998 and 1999 was estimated at the date of grant using the Black-Scholes option pricing model. No options were granted in 2000. The following weighted average assumptions were used for such grants:

                                                           1998      1999
                                                           ----      ----
Dividend yield...........................................  0.0%      0.0%
Expected volatility......................................  0.64      0.72
Risk-free interest rate..................................  4.6%      6.4%
Weighted average expected life...........................  9.0 years 9.0 years

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                    FIFTY-ONE          FISCAL YEAR ENDED
                                                   WEEKS ENDED    ---------------------------
                                                   DECEMBER 30,   DECEMBER 29,   DECEMBER 27,
                                                       1998           1999           2000
(In millions, except per share data)               ------------   ------------   ------------
Pro forma net loss...............................    $(189.6)       $(386.3)        $(99.9)
Pro forma loss per share:
  Basic and diluted..............................      (4.73)         (9.63)         (2.49)

     A summary of the Company's stock option plans is presented below.

                                     1998                        1999                       2000
                           -------------------------   ------------------------   ------------------------
                                         WEIGHTED                   WEIGHTED                   WEIGHTED
                                         AVERAGE                    AVERAGE                    AVERAGE
                           OPTIONS    EXERCISE PRICE   OPTIONS   EXERCISE PRICE   OPTIONS   EXERCISE PRICE
                           -------    --------------   -------   --------------   -------   --------------
(Option amounts in thousands)
Outstanding, beginning of
  year...................      --(a)      $   --(a)     3,092        $8.32         4,768        $6.37
Granted..................   3,380           8.45        2,063         3.66            --           --
Exercised................      (1)         10.00           --           --            --           --
Forfeited/Expired........    (287)          9.75         (387)        7.50        (2,277)        8.08
                            -----                       -----                     ------
Outstanding, end of
  year...................   3,092           8.32        4,768         6.37         2,491         4.81
                            =====                       =====                     ======
Exercisable at year
  end....................     637          10.00        1,210         8.99         1,002         5.66

---------------

(a) Outstanding as of the Effective Date.

     The following table summarizes information about stock options outstanding at December 27, 2000 (option amounts in thousands):

                                                    WEIGHTED-
                                                     AVERAGE     WEIGHTED-                 WEIGHTED-
                                       NUMBER       REMAINING     AVERAGE      NUMBER       AVERAGE
                                     OUTSTANDING   CONTRACTUAL   EXERCISE    EXERCISABLE   EXERCISE
EXERCISE PRICES                      AT 12/27/00      LIFE         PRICE     AT 12/27/00     PRICE
---------------                      -----------   -----------   ---------   -----------   ---------
$ 3.50.............................     1,411         8.50        $ 3.50          385       $ 3.50
  4.69.............................       659         7.71          4.69          336         4.69
  6.31.............................        20         8.02          6.31            5         6.31
  7.00.............................        60         8.10          7.00           15         7.00
 10.00.............................       341         7.09         10.00          261        10.00
                                        -----                                   -----
                                        2,491         8.08          4.81        1,002         5.66
                                        =====                                   =====

                        ADVANTICA RESTAURANT GROUP, INC.

     The weighted average fair value per option of options granted during the fiscal year ended December 29, 1999 was $2.78. No options were granted during 2000.

NOTE 15.  COMMITMENTS AND CONTINGENCIES

     There are various claims and pending legal actions against or indirectly involving the Company, including actions concerned with civil rights of employees and customers, other employment related matters, taxes, sales of franchise rights and businesses and other matters. Certain of these are seeking damages in substantial amounts. The amounts of liability, if any, on these direct or indirect claims and actions at December 27, 2000, over and above any insurance coverage in respect to certain of them, are not specifically determinable at this time.

     In 1994, the Company was advised by the Internal Revenue Service of proposed deficiencies for federal income taxes totaling approximately $12.7 million. The proposed deficiencies relate to examinations of certain income tax returns filed by the Company for the seven taxable periods ended December 31, 1992. In the third quarter of 1996, this proposed deficiency was reduced by approximately $7.0 million as a direct result of the passage of the Small Business Jobs Protection Act (the "Act") in August 1996. The Act included a provision that clarified Internal Revenue Code Section 162(k) to allow for the amortization of borrowing costs incurred by a corporation in connection with a redemption of its stock. Because the Company believed the remaining proposed deficiencies were substantially incorrect, it contested such proposed deficiencies in 1998 by filing petitions in the United States Tax Court. The Company settled all the issues in these petitions with the IRS in the fourth quarter of 2000, and, accordingly, adjusted its income tax liabilities established in connection with these issues (see Note 13). The Company and the IRS completed the final computations of the federal income taxes and interest in the first quarter of 2001, and as a result, the Company reversed an additional $3.0 million of income tax liabilities and recorded a corresponding reduction in reorganization value in excess of amounts allocable to identifiable assets.

     One current and two former managers of Denny's restaurant units initiated, in the Superior Court of Los Angeles County, California, a class action lawsuit seeking, among other things, overtime compensation. The action was originally filed on September 2, 1997. The suit alleged that Denny's requires its managers to work more than 50% of their time performing nonmanagement related tasks, thus entitling them to overtime compensation. Denny's contends that it properly classifies its managers as salaried employees, thereby exempting them from the payment of overtime compensation. During the third quarter of 2000, the parties reached an agreement to resolve the claims of individuals who were employed as managers of Denny's in California between September 2, 1994 and July 21, 2000. While continuing to deny liability, the Company elected to resolve the case to avoid the expense of continued litigation and the risk of loss. The total settlement of $4.0 million was approved by the court on October 27, 2000, was included in accrued liabilities at December 26, 2001 and paid in the first quarter of 2001.

     Four former managers of Denny's restaurant units have initiated, in the Superior Court for King County, Washington, a class action lawsuit seeking, among other things, overtime compensation. The action, which was originally filed on May 16, 2000, was certified on July 31, 2001 as a class action with all managers and general managers who worked for company-owned Denny's restaurants in Washington since January 1, 1997 being identified as class members. The suit alleges that managers at Denny's are not exempt "executive" employees because they supposedly spend most of their time on non-exempt tasks, thus entitling them to overtime compensation. Denny's contends that it properly classifies its managers as salaried employees, thereby exempting them from the payment of overtime compensation. Denny's has been and will continue to vigorously defend this lawsuit.

     Other proceedings are pending against the Company, in many cases involving ordinary and routine claims incidental to the business of the Company, and in others presenting allegations that are nonroutine and include compensatory or punitive damage claims. The ultimate legal and financial liability of the Company

                        ADVANTICA RESTAURANT GROUP, INC.

with respect to the matters mentioned above and these other proceedings cannot be estimated with certainty. However, the Company believes, based on its examination of these matters and its experience to date, that the ultimate disposition of these matters will not significantly affect the financial position or results of operations of the Company.

     In conjunction with the sales of Portion-Trol Foods, Inc. and the Mother Butler Pies division of Denny's, the Company entered into five-year purchasing agreements with the acquirers under which the Company is required to make minimum annual purchases over the contract terms. The aggregate estimated commitments remaining at December 27, 2000 relative to Portion-Trol Foods, Inc. and Mother Butler Pies, respectively, are approximately $62.0 million and $14.0 million.

     On January 25, 2000, the Company entered into a three-year agreement with Affiliated Computer Services, Inc. ("ACS") to manage and operate the Company's information technology for its corporate headquarters, restaurants and field management. This agreement replaced the IBM Global Services contract which had been in existence since 1996. ACS oversees data center operations, applications development and maintenance, desktop support, data networking, help desk operations and POS hardware maintenance. The Company spent $11.4 million in 2000 under the agreement and anticipates spending approximately $16.0 million in each of the next two years.

NOTE 16.  SHAREHOLDERS' EQUITY (DEFICIT)

                                                                            ACCUMULATED
                                                                               OTHER       SHAREHOLDERS'
                                                 TOTAL                     COMPREHENSIVE      EQUITY/
                                              OTHER EQUITY     DEFICIT     INCOME (LOSS)     (DEFICIT)
(In thousands)                                ------------   -----------   -------------   -------------
Balance December 31, 1997...................    $745,800     $(2,107,815)     $  (435)      $(1,362,450)
                                                --------     -----------      -------       -----------
  Comprehensive loss:
     Net income excluding adjustments for
       reorganization and fresh start
       reporting............................          --          (3,087)          --            (3,087)
                                                --------     -----------      -------       -----------
  Comprehensive loss........................          --          (3,087)          --            (3,087)
  Adjustments for reorganization............     383,464         612,845           --           996,309
  Adjustments for fresh start reporting.....    (711,937)      1,498,057          435           786,555
                                                --------     -----------      -------       -----------
Balance January 7, 1998.....................     417,327              --           --           417,327
                                                --------     -----------      -------       -----------
  Comprehensive loss:
     Net loss...............................          --        (181,419)          --          (181,419)
     Other comprehensive income:
       Foreign currency translation
          adjustments.......................          --              --           47                47
                                                --------     -----------      -------       -----------
  Comprehensive loss........................          --        (181,419)          47          (181,372)
  Issuance of common stock..................          89              --           --                89
                                                --------     -----------      -------       -----------
Balance December 30, 1998...................     417,416        (181,419)          47           236,044
                                                --------     -----------      -------       -----------
  Comprehensive loss:
     Net loss...............................          --        (381,904)          --          (381,904)
     Other comprehensive loss:
       Foreign currency translation
          adjustments.......................          --              --          (87)              (87)
                                                --------     -----------      -------       -----------
  Comprehensive loss........................          --        (381,904)         (87)         (381,991)
  Issuance of common stock..................         107              --           --               107
                                                --------     -----------      -------       -----------

                        ADVANTICA RESTAURANT GROUP, INC.

                                                                            ACCUMULATED
                                                                               OTHER       SHAREHOLDERS'
                                                 TOTAL                     COMPREHENSIVE      EQUITY/
                                              OTHER EQUITY     DEFICIT     INCOME (LOSS)     (DEFICIT)
(In thousands)                                ------------   -----------   -------------   -------------
Balance December 29, 1999...................     417,523        (563,323)         (40)         (145,840)
                                                --------     -----------      -------       -----------
  Comprehensive loss:
     Net loss...............................          --         (98,002)          --           (98,002)
     Other comprehensive loss:
       Foreign currency translation
          adjustments.......................          --              --          (56)              (56)
       Additional minimum pension
          liability.........................          --              --       (2,444)           (2,444)
                                                --------     -----------      -------       -----------
  Comprehensive loss........................          --         (98,002)      (2,500)         (100,502)
  Issuance of common stock..................          81              --           --                81
                                                --------     -----------      -------       -----------
Balance December 27, 2000...................     417,604        (661,325)      (2,540)         (246,261)
                                                --------     -----------      -------       -----------
  Comprehensive loss (unaudited):
     Net loss (unaudited)...................          --         (49,007)          --           (49,070)
     Other comprehensive income (unaudited):
       Foreign currency translation
          adjustments (unaudited)...........          --              --          (63)              (63)
                                                --------     -----------      -------       -----------
  Comprehensive loss (unaudited)............          --         (49,007)         (63)          (49,007)
  Issuance of common stock (unaudited)......          89              --           --                89
                                                --------     -----------      -------       -----------
Balance September 26, 2001 (unaudited)......    $417,693     $  (710,332)     $(2,603)      $  (295,242)
                                                ========     ===========      =======       ===========

     Pursuant to the Plan, Flagstar's convertible debentures, FCI's preferred stock and FCI's common stock were canceled, extinguished and retired as of the Effective Date. In addition, the warrants related to such common stock were also canceled.

     Pursuant to the Plan and as of the Effective Date, the Company is deemed to have issued warrants to purchase, in the aggregate, four million shares of common stock. Each warrant, when exercised, will entitle the holder thereof to purchase one share of common stock at an exercise price of $14.60 per share, subject to adjustment for certain events. Such warrants may be exercised through January 7, 2005. There were approximately 4.0 million warrants outstanding at December 30, 1998, December 29, 1999 and December 27, 2000.

  Stockholder Rights Plan

     The Company's Board of Directors adopted a stockholder rights plan (the "Rights Plan") on December 14, 1998, which is designed to provide protection for the Company's shareholders against coercive or unfair takeover tactics. The Rights Plan is also designed to prevent an acquirer from gaining control of the Company without offering a fair price to all shareholders. The Rights Plan was not adopted in response to any specific proposal or inquiry to gain control of the Company.

     The rights, until exercised, do not entitle the holder to vote or receive dividends. The Company has the option to redeem the rights at a price of $.01 per right, at any time prior to the earlier of (1) the time the rights become exercisable or (2) December 30, 2008, the date the rights expire. Until the rights become exercisable, they have no dilutive effect on earnings per share.

                        ADVANTICA RESTAURANT GROUP, INC.

NOTE 17.  EARNINGS (LOSS) PER SHARE APPLICABLE TO COMMON SHAREHOLDERS

     The following table sets forth the computation of basic and diluted loss per share:

                                         PREDECESSOR
                                           COMPANY                                 SUCCESSOR COMPANY
                                         -----------   --------------------------------------------------------------------------
                                          ONE WEEK      FIFTY-ONE          FISCAL YEAR ENDED            THREE QUARTERS ENDED
                                            ENDED      WEEKS ENDED    ---------------------------   -----------------------------
                                         JANUARY 7,    DECEMBER 30,   DECEMBER 29,   DECEMBER 27,   SEPTEMBER 27,   SEPTEMBER 26,
                                            1998           1998           1999           2000           2000            2001
                                         -----------   ------------   ------------   ------------   -------------   -------------
(IN THOUSANDS)                                                                                       (UNAUDITED)     (UNAUDITED)
Numerator:
  Income (loss) from continuing
    operations.........................   $602,873      $(127,019)     $(275,802)      $(82,472)      $(55,881)       $(56,785)
  Preferred stock dividends............       (273)            --             --             --             --              --
                                          --------      ---------      ---------       --------       --------        --------
  Numerator for basic earnings (loss)
    per share -- income (loss) from
    continuing operations available to
    common shareholders................    602,600       (127,019)      (275,802)       (82,472)       (55,881)        (56,785)
                                          --------      ---------      ---------       --------       --------        --------
  Effect of dilutive securities:
    $2.25 Series A Cumulative
      Convertible Exchangeable
      Preferred Stock..................        273             --             --             --             --              --
    10% Convertible Junior Subordinated
      Debentures.......................         --             --             --             --             --              --
                                          --------      ---------      ---------       --------       --------        --------
                                               273             --             --             --             --              --
                                          --------      ---------      ---------       --------       --------        --------
  Numerator for diluted earnings (loss)
    per share -- income (loss) from
    continuing operations available to
    common shareholders after assumed
    conversions........................   $602,873      $(127,019)     $(275,802)      $(82,472)      $(55,881)       $(56,785)
                                          ========      =========      =========       ========       ========        ========
Denominator:
  Denominator for basic earnings per
    share -- weighted average shares...     42,434         40,006         40,024         40,070         40,073          40,134
                                          --------      ---------      ---------       --------       --------        --------
  Effect of dilutive securities:
    $2.25 Series A Cumulative
      Convertible Exchangeable
      Preferred Stock..................      8,562             --             --             --             --              --
    10% Convertible Junior Subordinated
      Debentures.......................      4,136             --             --             --             --              --
                                          --------      ---------      ---------       --------       --------        --------
  Dilutive potential common shares.....     12,698             --             --             --             --              --
                                          --------      ---------      ---------       --------       --------        --------
  Denominator for diluted earnings
    (loss) per share -- adjusted
    weighted average shares and assumed
    conversions........................     55,132         40,006         40,024         40,070         40,073          40,134
                                          ========      =========      =========       ========       ========        ========
  Basic earnings (loss) per share from
    continuing operations..............   $  14.21      $   (3.17)     $   (6.89)      $  (2.06)      $  (1.39)       $  (1.41)
                                          ========      =========      =========       ========       ========        ========
  Diluted earnings (loss) per share
    from continuing operations.........   $  10.93      $   (3.17)     $   (6.89)      $  (2.06)         (1.39)          (1.41)
                                          ========      =========      =========       ========       ========        ========

     The calculations of basic and diluted loss per share have been based on the weighted average number of Company shares outstanding. The warrants and options of the Successor Company have been omitted from the calculations for the fifty-one weeks ended December 30, 1998, the fiscal years ended December 29, 1999 and December 27, 2000, and the three quarters ended September 27, 2000 and September 26, 2001 because they have an antidilutive effect on loss per share. See Notes 14 and 16 for the number of options and warrants outstanding.

NOTE 18.  EXTRAORDINARY ITEMS

     The implementation of the Plan resulted in the exchange of Advantica's predecessors' senior subordinated debentures and the convertible debentures for 40 million shares of Advantica's common stock and warrants to purchase 4 million shares of Advantica's common stock. The difference between the carrying

                        ADVANTICA RESTAURANT GROUP, INC.

value of such debt (including principal, accrued interest and deferred financing costs of $946.7 million, $74.9 million and $25.6 million, respectively) and the fair value of the common stock and warrants resulted in a gain on debt adjustment of $612.8 million which was recorded as an extraordinary item. On July 31, 1998, Advantica extended to the holders of the Senior Notes an offer to purchase up to $100.0 million of the outstanding Senior Notes. As a result of this offer, $42.4 million of such securities were tendered and not withdrawn. Such securities, plus accrued and unpaid interest of $1.1 million, were retired on October 5, 1998, resulting in an extraordinary gain of $1.0 million.

     During the first quarter of 2001, as a result of the settlement of the remaining issues related to the Company's former information systems outsourcing contract with IBM, approximately $7.8 million of capital lease obligations were forgiven and an extraordinary gain was recorded.

NOTE 19.  SEGMENT INFORMATION

     Advantica operates entirely in the food service industry with substantially all revenues resulting from the sale of menu products at restaurants operated by the Company, franchisees or licensees. The Company operates one restaurant concept which is considered a reportable segment. Therefore, revenues, assets, depreciation and amortization and capital expenditures have been reported in the Consolidated Financial Statements.

     Advantica evaluates performance based on several factors, of which the primary financial measure is business segment income before interest, taxes, depreciation, amortization and charges for restructuring and impairment ("EBITDA as defined"). EBITDA as defined is a key internal measure used to evaluate the amount of cash flow available for debt repayment and funding of additional investments; however, it is not a measure defined by generally accepted accounting principles and should not be considered as an alternative to net income or cash flow data prepared in accordance with generally accepted accounting principles. The Company's measure of EBITDA as defined may not be comparable to similarly titled measures reported by other companies. The accounting policies of the business segment are the same as those described in the summary of significant accounting policies in Note 3.

                                                 PREDECESSOR
                                                   COMPANY                 SUCCESSOR COMPANY
                                                 -----------   ------------------------------------------
                                                  ONE WEEK      FIFTY-ONE          FISCAL YEAR ENDED
                                                    ENDED      WEEKS ENDED    ---------------------------
                                                 JANUARY 7,    DECEMBER 30,   DECEMBER 29,   DECEMBER 27,
                                                    1998           1998           1999           2000
(In thousands)                                   -----------   ------------   ------------   ------------
EBITDA AS DEFINED
EBITDA as defined from continuing operations...   $  9,720      $ 140,015      $ 160,386      $ 172,290
Depreciation and amortization expense..........       (993)      (191,165)      (219,771)      (153,582)
Impairment charges.............................         --             --       (136,500)        (6,416)
Restructuring charges..........................         --             --             --        (12,556)
Other charges:
  Interest expense, net........................     (1,984)       (75,988)       (79,435)       (81,821)
     Other, net................................        313         (1,922)           302          1,415
Reorganization items...........................    581,988             --             --             --
                                                  --------      ---------      ---------      ---------
Consolidated income (loss) from continuing
  operations before income taxes and
  extraordinary items..........................   $589,044      $(129,060)     $(275,018)     $ (80,670)
                                                  ========      =========      =========      =========

     Revenues and long-lived assets of the company-owned, franchised and licensed restaurants operated outside the United States are not material.

                        ADVANTICA RESTAURANT GROUP, INC.

NOTE 20.  SUBSEQUENT EVENTS


     On January 16, 2001, FRD elected not to make the scheduled interest payment due on the FRD Notes. On February 14, 2001, FRD filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware, Case No. 01-0436-PJW, to facilitate the divestiture of its Coco's and Carrows brands and to preserve their going concern value. FRD is the debtor-in-possession in the proceeding which excludes FRD's subsidiaries. Consequently, all of its subsidiaries, including the operating concepts Coco's and Carrows, are not part of FRD's Chapter 11 case and are operating in the normal course of business. The final selection of a buyer and completion of the divestiture will take place in the bankruptcy court (see Note 4). It is possible that some or all of FRD's subsidiaries may have to commence Chapter 11 cases in the future. This Chapter 11 filing does not include Advantica or Denny's, Inc.; however, on January 8, 2001, Denny's, Inc. became the lender under the FRD Credit Facility (see Note 11).


NOTE 21.  QUARTERLY DATA (UNAUDITED)

     The results for each quarter include all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for interim periods. All such adjustments are of a normal and recurring nature.

     Selected consolidated financial data for each quarter of 1999 and 2000 and for the first and second quarters of 2001 are set forth below. Certain amounts have been reclassified to conform to the current year presentation.

                                                  FIRST       SECOND      THIRD       FOURTH
                                                 QUARTER     QUARTER     QUARTER      QUARTER
(In thousands, except per share data)            --------    --------    --------    ---------
YEAR ENDED DECEMBER 29, 1999:
Revenue:
  Company restaurant sales...................    $276,049    $292,256    $297,674    $ 274,359
  Franchise and license revenue..............      13,249      14,527      16,164       15,971
                                                 --------    --------    --------    ---------
          Total operating revenue............     289,298     306,783     313,838      290,330
                                                 --------    --------    --------    ---------
Cost of company restaurant sales:
  Product costs..............................      72,348      75,243      75,975       70,294
  Payroll and benefits.......................     111,495     114,312     114,719      105,971
  Occupancy..................................      15,457      16,472      16,363       12,643
  Other operating expenses...................      40,028      38,820      39,692       37,926
                                                 --------    --------    --------    ---------
          Total costs of company restaurant
            sales............................     239,328     244,847     246,749      226,834
Franchise restaurant costs...................       6,360       8,116       7,290        6,971
General and administrative expenses..........      21,041      19,455      18,516       15,840
Amortization of reorganization value in
  excess of amounts allocable to identifiable
  assets.....................................      22,191      22,136      22,229       22,433
Depreciation and other amortization..........      24,419      27,944      37,189       41,230
Impairment charges...........................          --          --          --      136,500
Gains on refranchising and other, net........      (3,172)     (4,784)     (3,832)      (9,726)
                                                 --------    --------    --------    ---------
          Total costs and expenses...........     310,167     317,714     328,141      440,082
                                                 --------    --------    --------    ---------
Operating loss...............................    $(20,869)   $(10,931)   $(14,303)   $(149,752)
                                                 ========    ========    ========    =========
Net loss.....................................    $(61,680)   $(41,206)   $(45,215)   $(233,803)
Basic and diluted net loss per share.........       (1.54)      (1.03)      (1.13)       (5.84)

                        ADVANTICA RESTAURANT GROUP, INC.

                                                  FIRST       SECOND      THIRD       FOURTH
                                                 QUARTER     QUARTER     QUARTER      QUARTER
(In thousands, except per share data)            --------    --------    --------    ---------
YEAR ENDED DECEMBER 27, 2000:
Revenue:
  Company restaurant sales...................    $267,627    $279,412    $282,619    $ 250,983
  Franchise and license revenue..............      16,033      17,521      20,023       21,031
                                                 --------    --------    --------    ---------
          Total operating revenue............     283,660     296,933     302,642      272,014
                                                 --------    --------    --------    ---------
Cost of company restaurant sales:
  Product costs..............................      68,633      73,360      73,568       64,912
  Payroll and benefits.......................     109,102     110,432     111,341       96,347
  Occupancy..................................      15,941      16,341      15,359       11,670
  Other operating expenses...................      39,364      40,972      41,848       40,697
                                                 --------    --------    --------    ---------
          Total costs of company restaurant
            sales............................     233,040     241,105     242,116      213,626
Franchise restaurant costs...................       7,189       8,419       9,014       13,378
General and administrative expenses..........      19,171      16,629      15,850       14,641
Amortization of reorganization value in
  excess of amounts allocable to identifiable
  assets.....................................      10,731      10,564      10,342       10,496
Depreciation and other amortization..........      27,148      28,516      28,274       27,511
Impairment charges...........................          --          --          --        6,416
Restructuring charges........................       7,248          --          --        5,308
Gains on refranchising and other, net........      (4,678)    (17,346)    (16,315)     (12,880)
                                                 --------    --------    --------    ---------
          Total costs and expenses...........     299,849     287,887     289,281      278,496
                                                 --------    --------    --------    ---------
Operating (loss) income......................    $(16,189)   $  9,046    $ 13,361    $  (6,482)
                                                 ========    ========    ========    =========
Net loss.....................................    $(46,475)   $(19,459)   $ (7,277)   $ (24,791)
Basic and diluted net loss per share.........       (1.16)      (0.49)      (0.18)       (0.62)

                                                  FIRST       SECOND      THIRD
                                                 QUARTER     QUARTER     QUARTER
(In thousands, except per share data)            --------    --------    --------
THREE QUARTERS ENDED SEPTEMBER 26, 2001
Revenue:
  Company restaurant sales...................    $236,787    $242,122    $245,870
  Franchise and license revenue..............      21,564      22,270      24,202
                                                 --------    --------    --------
          Total operating revenue............     258,351     264,392     270,072
                                                 --------    --------    --------
Cost of company restaurant sales:
  Product costs..............................      59,672      60,435      60,504
  Payroll and benefits.......................      97,139      97,955      96,266
  Occupancy..................................      15,069      14,979      13,246
  Other operating expenses...................      35,875      35,425      36,248
                                                 --------    --------    --------
          Total costs of company restaurant
            sales............................     207,755     208,794     206,264
Franchise restaurant costs...................       9,723      10,565       9,115
General and administrative expenses..........      16,030      15,031      13,608
Amortization of reorganization value in
  excess of amounts allocable to identifiable
  assets.....................................       7,574       7,151       7,067
Depreciation and other amortization..........      23,837      24,196      22,151
Impairment charges...........................          --       8,343          --
Restructuring charges........................          --       8,495          --
Gains on refranchising and other, net........      (4,400)     (5,896)     (1,827)
                                                 --------    --------    --------
          Total costs and expenses...........     260,519     276,679     256,378
                                                 --------    --------    --------
Operating (loss) income......................    $ (2,168)   $(12,287)   $ 13,694
                                                 ========    ========    ========

                        ADVANTICA RESTAURANT GROUP, INC.

                                                  FIRST       SECOND      THIRD
                                                 QUARTER     QUARTER     QUARTER
(In thousands, except per share data)            --------    --------    --------
Loss before extraordinary gain...............    $(21,154)   $(30,851)   $ (4,780)
Net loss.....................................     (13,376)    (30,851)   $ (4,780)
Basic and diluted loss per share before
  extraordinary gain.........................       (0.53)      (0.77)      (0.12)
Basic and diluted net loss per share.........       (0.33)      (0.77)      (0.12)

                 The exchange agent for the exchange offer is:

                         U.S. BANK NATIONAL ASSOCIATION

               By Mail:                     By Hand or Overnight Courier:
        U.S. Bank Trust Center                  U.S. Bank Trust Center
        180 East Fifth Street                   180 East Fifth Street
      St. Paul, Minnesota 55101               St. Paul, Minnesota 55101
    Attention: Specialized Finance          Attention: Specialized Finance
               Department                             Department

                 By Facsimile (for Eligible Institutions only):
                        (651) 244-1537 or (651) 244-8883

                                 Confirmation:
                                 (800) 934-6802

  QUESTIONS, REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE
     PROSPECTUS AND ASSOCIATED LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT OR THE DEALER MANAGER AT THEIR RESPECTIVE ADDRESSES. YOU MAY
   ALSO CONTACT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER
             NOMINEE FOR ASSISTANCE CONCERNING THE EXCHANGE OFFER.

                The information agent for the exchange offer is:

                        (Mackenzie Partners, Inc. Logo)


                               105 Madison Avenue


                            New York, New York 10016

                         (212) 929-5500 (Call Collect)
                                       or
                         CALL TOLL-FREE (800) 322-2885

                      E-mail: proxy@mackenziepartners.com

                 The dealer manager for the exchange offer is:

                               (UBS WARBURG LOGO)

                       101 California Street, 25th Floor
                        San Francisco, California 94111
                            Attention: Brian Taylor
                           Telephone: (415) 352-6085

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Advantica Restaurant Group, Inc.

     Advantica Restaurant Group, Inc. ("Advantica") is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

     Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer, director, employee or agent actually and reasonably incurs.

     Advantica's Restated Certificate of Incorporation and By-Laws provide for indemnification of its officers and directors to the full extent permitted under Delaware law. Specifically, Articles Sixth and Seventh of the Restated Certificate of Incorporation provide for indemnification of officers and directors to the extent permitted by Section 145 of the DGCL and the elimination of liability of directors to the extent permitted by Section 102(b)(7) of the DGCL, and Article 5, Section 14 of the By-Laws provides for indemnification of officers and directors to the extent permitted by Section 145 of the DGCL. Consequently, Advantica maintains officers' and directors' liability insurance for the benefit of its officers and directors. The Employment Agreement dated as of January 7, 1998 between Advantica and James B. Adamson and the Employment Agreement dated January 2, 2001 between Advantica and Nelson J. Marchioli also provide for the indemnification of Messrs. Adamson and Marchioli by Advantica to the extent permitted by Delaware law and, in connection therewith, calls for the advancement of attorneys' fees and expenses (subject to repayment in certain circumstances). The Registration Rights Agreement, dated as of January 7, 1998, among Advantica and each of the holders of registrable securities named therein, provides for indemnification by Advantica of the holder of registrable securities that is a party thereto for control person liability, if any, in respect of certain claims under the Securities Act of 1933, as amended.

  Denny's Holdings, Inc.

     Denny's Holdings, Inc. is a New York corporation. Article 7, Section 722 of the New York Business Corporation Law (the "Business Corporation Law") states that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     Section 722 also states that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Officers and directors of Denny's Holdings, Inc. are covered by the officers' and directors' liability insurance maintained by Advantica. Officers and directors of Denny's Holdings, Inc. are also covered by the indemnification provisions of Advantica's Restated Certificate of Incorporation and By-Laws (as described above) by virtue of the fact that such persons are serving in such capacities at the request of the Advantica.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


    EXHIBIT
      NO.                                  DESCRIPTION
    -------                                -----------
       2.1    --   Joint Plan of Reorganization of FCI and Flagstar, as amended
                   November 7, 1997 and as confirmed by order of the United
                   States Bankruptcy Court for the District of South Carolina
                   entered November 12, 1997 (incorporated by reference to
                   Exhibit 2.1 to FCI's Form 8-K, dated November 12, 1997).
       3.1    --   Restated Certificate of Incorporation of Advantica dated
                   January 7, 1998.
       3.2    --   Certificate of Ownership and Merger of FCI filed January 7,
                   1998.
       3.2A   --   Certificate of Designation, Preferences, and Rights of
                   Series A Junior Participating Preferred Stock of Advantica
                   dated December 16, 1998.
       3.2B   --   Certificate of Ownership and Merger Merging TWS Funding,
                   Inc. into Advantica dated December 17, 2001.
       3.3    --   By-Laws of Advantica, as amended through January 24, 2001.
                   (incorporated by reference to Exhibit 3.1 to Advantica's
                   Quarterly Report on Form 10-Q for the quarter ended March
                   31, 2001 (the "2001 First Quarter Form 10-Q")).
       3.4    --   Certificate of Incorporation of Denny's Holdings, Inc. dated
                   October 3, 1989, as amended to date.
      +3.5    --   Amended and Restated By-Laws of Denny's Holdings, Inc., as
                   amended.

    EXHIBIT
      NO.                                  DESCRIPTION
    -------                                -----------
       4.1    --   Indenture dated as of May 23, 1996 between FRD and the Bank of New York, as Trustee (the "FRD Indenture") (incorporated by reference to Exhibit 4.1 to Registration Statements on
                   Forms S-1 and S-4 dated as of September 6, 1996 (No.
                   333-07601) of FRD (the "FRD Form S-1/S-4")).
       4.2    --   Form of First Supplemental Indenture to the FRD Indenture
                   dated as of August 23, 1996 (incorporated by reference to
                   Exhibit 4.1.1 to the FRD Form S-l/S-4).
       4.3    --   Indenture relating to the Old Notes (including the form of security) dated as of January 7, 1998, between Advantica and
                   First Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Advantica's Form 8-K filed
                   January 15, 1998 (the "1998 Form 8-K")).
       4.4    --   Warrant Agreement (including the form of Warrant)
                   (incorporated by reference to Exhibit 10.1 to the Form 8-A of Advantica filed January 7, 1998 relating to Advantica's common stock warrants).
       4.5    --   Rights Agreement, dated as of December 15, 1998, between
                   Advantica and Continental Stock Transfer and Trust Company,
                   as Rights Agent (including Form of Right Certificate)
                   (incorporated by reference to Exhibit 1 to the Form 8-A of
                   Advantica filed December 15, 1998 relating to preferred
                   stock purchase rights).
       4.6    --   Form of Indenture relating to the New Notes (including the form of security) among Advantica and Denny's Holdings, Inc.
                   and U.S. Bank National Association, as Trustee.
       5.1    --   Opinion of Alston & Bird LLP regarding legality of the New
                   Notes.
       8.1    --   Opinion of Alston & Bird LLP regarding tax matters.
      10.1    --   Consent Order dated March 26, 1993 between the U.S.
                   Department of Justice, Flagstar and Denny's, Inc.
                   (incorporated by reference to Exhibit 10.42 to the
                   Registration Statement on Form S-2 (No. 33-49843) of
                   Flagstar (the "Form S-2")).
      10.2    --   Fair Share Agreement dated July 1, 1993 between Flagstar and the NAACP (incorporated by reference to Exhibit 10.43 to the
                   Form S-2).
      10.3    --   Employment Agreement, dated as of January 10, 1995, between
                   FCI and James B. Adamson (incorporated by reference to
                   Exhibit 10.42 to FCI's Annual Report on Form 10-K for the
                   year ended December 31, 1994 (the "1994 Form 10-K")).
      10.4    --   Amendment to Employment Agreement, dated as of February 27,
                   1995, between FCI and James B. Adamson (incorporated by
                   reference to Exhibit 10.44 to the 1994 Form 10-K).
      10.5    --   Amendment, dated February 6, 2001, to Addendum Agreement
                   between Advantica and James B. Adamson dated April 7, 2000
                   (incorporated by reference to Exhibit 10.2 to the 2001 First
                   Quarter Form 10-Q).
      10.6    --   Amended Consent Decree dated May 24, 1994 (incorporated by reference to Exhibit 10.50 to the 1994 Form 10-K).
      10.7    --   Consent Decree dated May 24, 1994 among certain named
                   claimants, individually and on behalf of all others
                   similarly situated, Flagstar and Denny's, Inc. (incorporated by reference to Exhibit 10.51 to the 1994 Form 10-K).
      10.8    --   Second Amendment to Employment Agreement, dated December 31,
                   1996, between FCI and James B. Adamson (incorporated by
                   reference to Exhibit 10.47 to FCI's Annual Report on Form
                   10-K for the year ended December 31, 1996 (the "1996 Form
                   10-K")).
      10.9    --   Form of Agreement dated December 3, 1997 providing certain retention incentives and severance benefits for Company
                   management (incorporated by reference to Exhibit 10.2 to
                   Advantica's Quarterly Report on Form 10-Q for the quarter
                   ended March 31, 1999 (the "1999 First Quarter Form 10-Q").
      10.10   --   Information Systems Management Agreement, dated February 22,
                   1996, between Flagstar and Integrated Systems Solutions
                   Corporation (incorporated by reference to Exhibit 10.49 to the 1996 Form 10-K).
      10.11   --   Employment Agreement between Advantica and James B. Adamson, amended and restated as of January 7, 1998 (incorporated by reference to Exhibit 10.1 to the 1999 First Quarter Form
                   10-Q).

    EXHIBIT
      NO.                                  DESCRIPTION
    -------                                -----------
      10.12   --   Credit Agreement, dated January 7, 1998, among Denny's,
                   Inc., El Pollo Loco, Inc., Flagstar Enterprises, Inc.,
                   Flagstar Systems, Inc. and Quincy's Restaurants, Inc., as
                   borrowers, Advantica, as a guarantor, the lenders named
                   therein, and The Chase Manhattan Bank, as administrative
                   agent (the "Advantica Credit Agreement") (incorporated by
                   reference to Exhibit 10.1 to the 1998 Form 8-K).
      10.13   --   Amendment No. 1 and Waiver, dated as of March 16, 1998,
                   relating to the Advantica Credit Agreement (incorporated by reference to Exhibit 10.53 to the Registration Statement
                   (No. 333-4581) of Advantica).
      10.14   --   Amendment No. 2 and Waiver, dated as of May 21, 1998,
                   relating to the Advantica Credit Agreement (incorporated by reference to Exhibit 10.1 to Advantica's Quarterly Report on
                   Form 10-Q for the quarter ended July 1, 1998).
      10.15   --   Amendment No. 3 and Waiver, dated as of July 16, 1998, to
                   the Advantica Credit Agreement (incorporated by reference to
                   Exhibit 10.1 to Advantica's Quarterly Report on Form 10-Q
                   for the Quarter ended September 30, 1998).
      10.16   --   Amendment No. 4, dated as of November 12, 1998, to the
                   Advantica Credit Agreement (incorporated by reference to
                   Exhibit 10.35 to Advantica's Annual Report on Form 10-K for
                   the year ended December 30, 1998).
      10.17   --   Advantica Restaurant Group Director Stock Option Plan, as
                   amended through January 24, 2001 (incorporated by reference to Exhibit 10.1 to the 2001 First Quarter 10-Q).
      10.18   --   Amendment No. 5, dated March 12, 1999, to the Advantica
                   Credit Agreement (incorporated by reference to Exhibit 10.3 to the 1999 First Quarter Form 10-Q).
      10.19   --   Amendment No. 6, dated December 20, 1999, to the Advantica
                   Credit Agreement (incorporated by reference to Exhibit 10.37 to Advantica's Annual Report on Form 10-K for the year ended
                   December 29, 1999).
      10.20   --   Merger Amendment, dated March 15, 1999, to the Advantica
                   Restaurant Group Stock Option Plan and the Advantica
                   Restaurant Group Officer Stock Option Plan (incorporated by reference to Exhibit 10.4 to the 1999 First Quarter Form
                   10-Q).
      10.21   --   Advantica Stock Option Plan as amended through May 19, 1999
                   (incorporated by reference to Exhibit 10.2 to Advantica's
                   Quarterly Report on Form 10-Q for the quarter ended June 28,
                   2000 (the "2000 Second Quarter Form 10-Q")).
      10.22   --   Credit Agreement, dated May 14, 1999, among Coco's
                   Restaurants, Inc., Carrows Restaurants, Inc., and jojo's
                   Restaurants, Inc., as borrowers, FRD Acquisition Co. and FRD
                   Corporation, as guarantors, the lenders named therein,
                   Credit Lyonnais New York Branch as administrative agent, and
                   The Chase Manhattan Bank, as documentation agent and
                   syndication agent (incorporated by reference to Exhibit 10.1 to Advantica's Quarterly Report on Form 10-Q for the period ended June 30, 1999).
      10.23   --   Addendum Agreement, dated April 7, 2000, between Advantica and James B. Adamson (incorporated by reference to Exhibit
                   10.1 to Advantica's Quarterly Report on Form 10-Q for the
                   quarter ended March 29, 2000 (the "2000 First Quarter Form
                   10-Q")).
      10.24   --   Form of Agreement, dated February 9, 2000, providing certain retention incentives and severance benefits for Company
                   management (incorporated by reference to Exhibit 10.2 to the
                   2000 First Quarter Form 10-Q).
      10.25   --   Master Service Agreement for Information Technology
                   Services, dated January 25, 2000, between Advantica and
                   Affiliated Computer Services, Inc. (incorporated by
                   reference to Exhibit 10.1 to the 2000 Second Quarter Form
                   10-Q).
      10.26   --   Amendment No. 7, dated as of June 20, 2000, to the Advantica
                   Credit Agreement (incorporated by reference to Exhibit 10.3 to the 2000 Second Quarter Form 10-Q).
      10.27   --   Amendment No. 8, dated as of December 26, 2000, to the
                   Advantica Credit Agreement (incorporated by reference to
                   Exhibit 10.26 to Advantica's Annual Report on Form 10-K for
                   the year ended December 27, 2000 (the "2000 Form 10-K").
      10.28   --   Employment Agreement dated January 2, 2001 between Advantica and Nelson J. Marchioli. (incorporated by reference to
                   Exhibit 10.3 to the 2001 First Quarter Form 10-Q).
      10.29   --   Amendment No. 9, dated October 18, 2001, to the Advantica
                   Credit Agreement.
    ++12.1    --   Computation of Ratio of Earnings to Fixed Charges.
      21.1    --   Subsidiaries of Advantica (incorporated by reference to
                   Exhibit 21 to the 2000 Form 10-K).

    EXHIBIT
      NO.                                  DESCRIPTION
    -------                                -----------
      23.1    --   Consent of Deloitte & Touche LLP.
      23.2    --   Consent of Alston & Bird LLP (included in Exhibits 5.1 and
                   8.1).
    ++24.1    --   Powers of Attorney.
    ++25.1    --   Statement of Eligibility of Trustee on Form T-1.
      99.1    --   Form of Letter of Transmittal for the Old Notes.
      99.2    --   Form of Notice of Guaranteed Delivery for the Old Notes.
      99.3    --   Form of Letter to Clients.
      99.4    --   Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                   Companies and other Nominees.
      99.5    --   Form of Guidelines for Certification of Taxpayer
                   Identification Number or Substitute Form W-9.


---------------


 + Previously filed in the Registration Statement on Form S-4 dated November 1,
   2001.



++Previously filed in Amendment No. 1 to the Registration Statement on Form S-4 dated December 6, 2001.


     (b) Financial Statement Schedules:

     None.

ITEM 22.  UNDERTAKINGS

     Each of the undersigned Registrants hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Amendment No. 2 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina and the City of New York, State of New York, respectively, on December 28, 2001.


                                          ADVANTICA RESTAURANT GROUP, INC.

                                          By:       /s/ RHONDA J. PARISH
                                            ------------------------------------
                                              Rhonda J. Parish
                                              Executive Vice President,
                                              General Counsel and Secretary

                                          DENNY'S HOLDINGS, INC.

                                          By:        /s/ JAMES H. ALLYN
                                            ------------------------------------
                                              James H. Allyn
                                              Vice President and Secretary

                        ADVANTICA RESTAURANT GROUP, INC.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on December 28, 2001.


                  SIGNATURE                                        TITLE
                  ---------                                        -----




                      *                        Chairman of the Board
---------------------------------------------
              James B. Adamson




                      *                        President and Chief Executive Officer,
---------------------------------------------    Director (Principal Executive Officer)
             Nelson J. Marchioli




             /s/ ANDREW F. GREEN               Senior Vice President (Principal Financial
---------------------------------------------    Officer and Principal Accounting Officer)
               Andrew F. Green




                      *                        Director
---------------------------------------------
               Vera K. Farris




                      *                        Director
---------------------------------------------
              James J. Gaffney




                      *                        Director
---------------------------------------------
               Robert E. Marks




                      *                        Director
---------------------------------------------
            Lloyd I. Miller, III




                      *                        Director
---------------------------------------------
              Charles F. Moran




                      *                        Director
---------------------------------------------
            Elizabeth A. Sanders




                      *                        Director
---------------------------------------------
             Donald R. Shepherd

---------------

* The undersigned, by signing her name hereto, does sign and execute this Amendment No. 2 to the Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors and filed herewith.


                                                   /s/ RHONDA J. PARISH
                                          --------------------------------------
                                                     Rhonda J. Parish
                                                     Attorney-in-Fact

                             DENNY'S HOLDINGS, INC.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on December 28, 2001.


                    SIGNATURE                                              TITLE
                    ---------                                              -----


                        *                            President and Treasurer, Director (Principal
 ------------------------------------------------      Executive Officer, Principal Financial Officer
                 Samuel S. Sontag                      and Principal Accounting Officer)


                /s/ JAMES H. ALLYN                   Director
 ------------------------------------------------
                  James H. Allyn

---------------

* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 2 to the Registration Statement pursuant to the Power of Attorney executed by the above-named director and filed herewith.


                                                    /s/ JAMES H. ALLYN
                                          --------------------------------------
                                                      James H. Allyn
                                                     Attorney-in-Fact

                                 EXHIBIT INDEX


    EXHIBIT
      NO.                                  DESCRIPTION
    -------                                -----------
       2.1    --   Joint Plan of Reorganization of FCI and Flagstar, as amended
                   November 7, 1997 and as confirmed by order of the United
                   States Bankruptcy Court for the District of South Carolina
                   entered November 12, 1997 (incorporated by reference to
                   Exhibit 2.1 to FCI's Form 8-K, dated November 12, 1997).
       3.1    --   Restated Certificate of Incorporation of Advantica dated
                   January 7, 1998.
       3.2    --   Certificate of Ownership and Merger of FCI filed January 7,
                   1998.
       3.2A   --   Certificate of Designation, Preferences and Rights of Series
                   A Junior Participating Preferred Stock of Advantica dated
                   December 16, 1998.
       3.2B   --   Certificate of Ownership and Merger Merging TWS Funding,
                   Inc. into Advantica dated December 17, 2001.
       3.3    --   By-Laws of Advantica, as amended through January 24, 2001.
                   (incorporated by reference to Exhibit 3.1 to Advantica's
                   Quarterly Report on Form 10-Q for the quarter ended March
                   31, 2001 (the "2001 First Quarter Form 10-Q")).
       3.4    --   Certificate of Incorporation of Denny's Holdings, Inc. dated
                   October 3, 1989, as amended to date.
      +3.5    --   Amended and Restated By-Laws of Denny's Holdings, Inc., as
                   amended.
       4.1    --   Indenture dated as of May 23, 1996 between FRD and the Bank of New York, as Trustee (the "FRD Indenture") (incorporated by reference to Exhibit 4.1 to Registration Statements on
                   Forms S-1 and S-4 dated as of September 6, 1996 (No.
                   333-07601) of FRD (the "FRD Form S-1/S-4")).
       4.2    --   Form of First Supplemental Indenture to the FRD Indenture
                   dated as of August 23, 1996 (incorporated by reference to
                   Exhibit 4.1.1 to the FRD Form S-l/S-4).
       4.3    --   Indenture relating to the Old Notes (including the form of security) dated as of January 7, 1998, between Advantica and
                   First Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Advantica's Form 8-K filed
                   January 15, 1998 (the "1998 Form 8-K")).
       4.4    --   Warrant Agreement (including the form of Warrant)
                   (incorporated by reference to Exhibit 10.1 to the Form 8-A of Advantica filed January 7, 1998 relating to Advantica's common stock warrants).
       4.5    --   Rights Agreement, dated as of December 15, 1998, between
                   Advantica and Continental Stock Transfer and Trust Company,
                   as Rights Agent (including Form of Right Certificate)
                   (incorporated by reference to Exhibit 1 to the Form 8-A of
                   Advantica filed December 15, 1998 relating to preferred
                   stock purchase rights).
       4.6    --   Form of Indenture relating to the New Notes (including the form of security) among Advantica and Denny's Holdings, Inc.
                   and U.S. Bank National Association, as Trustee.
       5.1    --   Opinion of Alston & Bird LLP regarding legality of the New
                   Notes.
       8.1    --   Opinion of Alston & Bird LLP regarding tax matters.
      10.1    --   Consent Order dated March 26, 1993 between the U.S.
                   Department of Justice, Flagstar and Denny's, Inc.
                   (incorporated by reference to Exhibit 10.42 to the
                   Registration Statement on Form S-2 (No. 33-49843) of
                   Flagstar (the "Form S-2")).
      10.2    --   Fair Share Agreement dated July 1, 1993 between Flagstar and the NAACP (incorporated by reference to Exhibit 10.43 to the
                   Form S-2).
      10.3    --   Employment Agreement, dated as of January 10, 1995, between
                   FCI and James B. Adamson (incorporated by reference to
                   Exhibit 10.42 to FCI's Annual Report on Form 10-K for the
                   year ended December 31, 1994 (the "1994 Form 10-K")).
      10.4    --   Amendment to Employment Agreement, dated as of February 27,
                   1995, between FCI and James B. Adamson (incorporated by
                   reference to Exhibit 10.44 to the 1994 Form 10-K).
      10.5    --   Amendment, dated February 6, 2001, to Addendum Agreement
                   between Advantica and James B. Adamson dated April 7, 2000
                   (incorporated by reference to Exhibit 10.2 to the 2001 First
                   Quarter Form 10-Q).
      10.6    --   Amended Consent Decree dated May 24, 1994 (incorporated by reference to Exhibit 10.50 to the 1994 Form 10-K).

    EXHIBIT
      NO.                                  DESCRIPTION
    -------                                -----------
      10.7    --   Consent Decree dated May 24, 1994 among certain named
                   claimants, individually and on behalf of all others
                   similarly situated, Flagstar and Denny's, Inc. (incorporated by reference to Exhibit 10.51 to the 1994 Form 10-K).
      10.8    --   Second Amendment to Employment Agreement, dated December 31,
                   1996, between FCI and James B. Adamson (incorporated by
                   reference to Exhibit 10.47 to FCI's Annual Report on Form
                   10-K for the year ended December 31, 1996 (the "1996 Form
                   10-K")).
      10.9    --   Form of Agreement dated December 3, 1997 providing certain retention incentives and severance benefits for Company
                   management (incorporated by reference to Exhibit 10.2 to
                   Advantica Quarterly Report on Form 10-Q for the quarter
                   ended March 31, 1999 (the "1999 First Quarter Form 10-Q").
      10.10   --   Information Systems Management Agreement, dated February 22,
                   1996, between Flagstar and Integrated Systems Solutions
                   Corporation (incorporated by reference to Exhibit 10.49 to the 1996 Form 10-K).
      10.11   --   Employment Agreement between Advantica and James B. Adamson, amended and restated as of January 7, 1998 (incorporated by reference to Exhibit 10.1 to the 1999 First Quarter Form
                   10-Q).
      10.12   --   Credit Agreement, dated January 7, 1998, among Denny's,
                   Inc., El Pollo Loco, Inc., Flagstar Enterprises, Inc.,
                   Flagstar Systems, Inc. and Quincy's Restaurants, Inc., as
                   borrowers, Advantica, as a guarantor, the lenders named
                   therein, and The Chase Manhattan Bank, as administrative
                   agent (the "Advantica Credit Agreement") (incorporated by
                   reference to Exhibit 10.1 to the 1998 Form 8-K).
      10.13   --   Amendment No. 1 and Waiver, dated as of March 16, 1998,
                   relating to the Advantica Credit Agreement (incorporated by reference to Exhibit 10.53 to the Registration Statement
                   (No. 333-4581) of Advantica.
      10.14   --   Amendment No. 2 and Waiver, dated as of May 21, 1998,
                   relating to the Advantica Credit Agreement (incorporated by reference to Exhibit 10.1 to Advantica's Quarterly Report on
                   Form 10-Q for the quarter ended July 1, 1998).
      10.15   --   Amendment No. 3 and Waiver, dated as of July 16, 1998, to
                   the Advantica Credit Agreement (incorporated by reference to
                   Exhibit 10.1 to Advantica's Quarterly Report on Form 10-Q
                   for the Quarter ended September 30, 1998).
      10.16   --   Amendment No. 4, dated as of November 12, 1998, to the
                   Advantica Credit Agreement (incorporated by reference to
                   Exhibit 10.35 to Advantica's Annual Report on Form 10-K for
                   the year ended December 30, 1998).
      10.17   --   Advantica Restaurant Group Director Stock Option Plan, as
                   adopted January 28, 1998 and amended through January 24,
                   2001 (incorporated by reference to Exhibit 10.1 to the 2001
                   First Quarter 10-Q).
      10.18   --   Amendment No. 5, dated March 12, 1999, to the Advantica
                   Credit Agreement (incorporated by reference to Exhibit 10.3 to the 1999 First Quarter Form 10-Q).
      10.19   --   Amendment No. 6, dated December 20, 1999, to the Advantica
                   Credit Agreement (incorporated by reference to Exhibit 10.37 to Advantica's Annual Report on Form 10-K for the year ended
                   December 29, 1999).
      10.20   --   Merger Amendment, dated March 15, 1999, to the Advantica
                   Restaurant Group Stock Option Plan and the Advantica
                   Restaurant Group Officer Stock Option Plan (incorporated by reference to Exhibit 10.4 to the 1999 First Quarter Form
                   10-Q).
      10.21   --   Advantica Stock Option Plan as amended through May 19, 1999
                   (incorporated by reference to Exhibit 10.2 to Advantica's
                   Quarterly Report on Form 10-Q for the quarter ended June 28,
                   2000 (the "2000 Second Quarter Form 10-Q")).
      10.22   --   Credit Agreement, dated May 14, 1999, among Coco's
                   Restaurants, Inc., Carrows Restaurants, Inc., and jojo's
                   Restaurants, Inc., as borrowers, FRD Acquisition Co. and FRD
                   Corporation, as guarantors, the lenders named therein,
                   Credit Lyonnais New York Branch as administrative agent, and
                   The Chase Manhattan Bank, as documentation agent and
                   syndication agent (incorporated by reference to Exhibit 10.1 to Advantica's Quarterly Report on Form 10-Q for the period ended June 30, 1999).
      10.23   --   Addendum Agreement, dated April 7, 2000, between Advantica and James B. Adamson (incorporated by reference to Exhibit
                   10.1 to Advantica's Quarterly Report on Form 10-Q for the
                   quarter ended March 29, 2000 (the "2000 First Quarter Form
                   10-Q")).

    EXHIBIT
      NO.                                  DESCRIPTION
    -------                                -----------
      10.24   --   Form of Agreement, dated February 9, 2000, providing certain retention incentives and severance benefits for Company
                   management (incorporated by reference to Exhibit 10.2 to the
                   2000 First Quarter Form 10-Q).
      10.25   --   Master Service Agreement for Information Technology
                   Services, dated January 25, 2000, between Advantica and
                   Affiliated Computer Services, Inc. (incorporated by
                   reference to Exhibit 10.1 to the 2000 Second Quarter Form
                   10-Q).
      10.26   --   Amendment No. 7, dated as of June 20, 2000, to the Advantica
                   Credit Agreement (incorporated by reference to Exhibit 10.3 to the 2000 Second Quarter Form 10-Q).
      10.27   --   Amendment No. 8, dated as of December 26, 2000, to the
                   Advantica Credit Agreement (incorporated by reference to
                   Exhibit 10.26 to Advantica's Annual Report on Form 10-K for
                   the year ended December 27, 2000 (the "2000 Form 10-K").
      10.28   --   Employment Agreement dated January 2, 2001 between Advantica and Nelson J. Marchioli. (incorporated by reference to
                   Exhibit 10.3 to the 2001 First Quarter Form 10-Q).
      10.29   --   Amendment No. 9, dated October 18, 2001, to the Advantica
                   Credit Agreement.
    ++12.1    --   Computation of Ratio of Earnings to Fixed Charges.
      21.1    --   Subsidiaries of Advantica (incorporated by reference to
                   Exhibit 21 to the 2000 Form 10-K).
      23.1    --   Consent of Deloitte & Touche LLP.
      23.2    --   Consent of Alston & Bird LLP (included in Exhibits 5.1 and
                   8.1).
    ++24.1    --   Powers of Attorney.
    ++25.1    --   Statement of Eligibility of Trustee on Form T-1.
      99.1    --   Form of Letter of Transmittal for the Old Notes.
      99.2    --   Form of Notice of Guaranteed Delivery for the Old Notes.
      99.3    --   Form of Letter to Clients.
      99.4    --   Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                   Companies and other Nominees.
      99.5    --   Form of Guidelines for Certification of Taxpayer
                   Identification Number or Substitute Form W-9.


---------------


 + Previously filed in the Registration Statement on Form S-4 dated November 1,
   2001.



++Previously filed in Amendment No. 1 to the Registration Statement on Form S-4 dated December 6, 2001.